===============================================================================


                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.,
                                    DEPOSITOR


                         GE CAPITAL LOAN SERVICES, INC.
                                    SERVICER


                          GE CAPITAL REALTY GROUP, INC.
                                SPECIAL SERVICER


                             LASALLE NATIONAL BANK,
                                     TRUSTEE


                                       AND


                               ABN AMRO BANK N.V.
                                  FISCAL AGENT

                         POOLING AND SERVICING AGREEMENT

                          DATED AS OF FEBRUARY 1, 1999

                                  $478,003,982

                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES

                                 SERIES 1999-C1


===============================================================================

                                              TABLE OF CONTENTS
                                                                                                          PAGE

                                                  ARTICLE I

                                                 DEFINITIONS
       SECTION 1.01.       Defined Terms....................................................................4
       SECTION 1.02.       Certain Calculations............................................................55

                                   ARTICLE II

               CONVEYANCE OF MORTGAGE LOANS; ORIGINAL ISSUANCE OF
                                  CERTIFICATES

       SECTION 2.01.       Conveyance of Mortgage Loans....................................................56
       SECTION 2.02.       Acceptance by Trustee...........................................................59
       SECTION 2.03.       Representations, Warranties and Covenants of the Depositor; Mortgage Loan
                           Seller's Repurchase of Mortgage Loans for Defects in Mortgage Files and
                           Breaches of Representations and Warranties......................................60
       SECTION 2.04.       Execution of Certificates.......................................................63

                                                 ARTICLE III

                 ADMINISTRATION AND SERVICING OF THE TRUST FUND

       SECTION 3.01.       Servicer to Act as Servicer; Special Servicer to Act as Special Servicer;
                           Administration of the Mortgage Loans............................................63
       SECTION 3.02.       Collection of Payments..........................................................66
       SECTION 3.03.       Collection of Taxes, Assessments and Similar Items; Servicing Accounts..........68
       SECTION 3.04.       The Certificate Account, Pari Passu Account and the Lower-Tier and
                           Upper-Tier Distribution Accounts................................................70
       SECTION 3.05.       Permitted Withdrawals From the Certificate Account, Pari Passu Account
                           and the Distribution Accounts...................................................73
       SECTION 3.06.       Investment of Funds in the Certificate Account, Pari Passu Account the
                           Interest Reserve Accounts or REO Accounts.......................................78
       SECTION 3.07.       Maintenance of Insurance Policies; Errors and Omissions and Fidelity
                           Coverage........................................................................79
       SECTION 3.08.       Enforcement of Due-On-Sale Clauses; Assumption Agreements.......................83
       SECTION 3.09.       Realization Upon Defaulted Mortgage Loans.......................................85
       SECTION 3.10.       Trustee to Cooperate; Release of Mortgage Files.................................88
       SECTION 3.11.       Servicing Compensation..........................................................89
       SECTION 3.12.       Inspections; Collection of Financial Statements.................................92
       SECTION 3.13.       Annual Statement as to Compliance...............................................94
       SECTION 3.14.       Reports by Independent Public Accountants.......................................94
       SECTION 3.15.       Access to Certain Information...................................................95



                                      -i-

                               TABLE OF CONTENTS
                                  (CONTINUED)


       SECTION 3.16.       Title to REO Property; REO Account..............................................95
       SECTION 3.17.       Management of REO Property......................................................97
       SECTION 3.18.       Sale of Defaulted Mortgage Loans and REO Properties.............................99
       SECTION 3.19.       [Intentionally Omitted]........................................................101
       SECTION 3.20.       Modifications, Waivers, Amendments and Consents................................101
       SECTION 3.21.       Transfer of Servicing Between Servicer and Special Servicer; Record
                           Keeping; Asset Status Report...................................................105
       SECTION 3.22.       Sub-Servicing Agreements.......................................................109
       SECTION 3.23.       Representations and Warranties of the Servicer.................................112
       SECTION 3.24.       Representations and Warranties of the Special Servicer.........................114
       SECTION 3.25.       Interest Reserve Account.......................................................116

                                   ARTICLE IV

                         PAYMENTS TO CERTIFICATEHOLDERS

       SECTION 4.01.       Distributions..................................................................116
       SECTION 4.02.       Statements to Certificateholders; CSSA Standard Information Package............125
       SECTION 4.03.       P&I Advances...................................................................131
       SECTION 4.04.       Allocation of Collateral Support Deficit.......................................133
       SECTION 4.05.       Appraisal Reductions...........................................................133
       SECTION 4.06.       Certificate Deferred Interest..................................................133

                                    ARTICLE V

                                THE CERTIFICATES

       SECTION 5.01.       The Certificates...............................................................134
       SECTION 5.02.       Registration of Transfer and Exchange of Certificates..........................136
       SECTION 5.03.       Book-Entry Certificates........................................................145
       SECTION 5.04.       Mutilated, Destroyed, Lost or Stolen Certificates..............................147
       SECTION 5.05.       Persons Deemed Owners..........................................................148
       SECTION 5.06.       Appointment of Paying Agent....................................................148

                                   ARTICLE VI

              THE DEPOSITOR, THE SERVICER AND THE SPECIAL SERVICER

       SECTION 6.01.       Liability of the Depositor, the Servicer and the Special Servicer..............148
       SECTION 6.02.       Merger, Consolidation or Conversion of the Depositor, the Servicer or the
                           Special Servicer...............................................................149



                                      -ii-

                               TABLE OF CONTENTS
                                  (CONTINUED)


       SECTION 6.03.       Limitation on Liability of the Depositor, the Servicer, the Special
                           Servicer and Others............................................................149
       SECTION 6.04.       Depositor, Servicer and Special Servicer Not to Resign.........................151
       SECTION 6.05.       Rights of the Depositor in Respect of the Servicer and the Special
                           Servicer.......................................................................152

                                   ARTICLE VII

                                     DEFAULT

       SECTION 7.01.       Events of Default; Servicer and Special Servicer Termination...................152
       SECTION 7.02.       Trustee to Act; Appointment of Successor.......................................156
       SECTION 7.03.       Notification to Certificateholders.............................................157
       SECTION 7.04.       Waiver of Events of Default....................................................157
       SECTION 7.05.       Trustee and Fiscal Agent as Makers of Advances.................................157

                                  ARTICLE VIII

                     CONCERNING THE TRUSTEE AND FISCAL AGENT

       SECTION 8.01.       Duties of Trustee..............................................................158
       SECTION 8.02.       Certain Matters Affecting the Trustee..........................................159
       SECTION 8.03.       Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of
                           Certificates or Mortgage Loans.................................................161
       SECTION 8.04.       Trustee and Fiscal Agent May Own Certificates..................................161
       SECTION 8.05.       Payment of Trustee's Fees; Indemnification of Trustee..........................161
       SECTION 8.06.       Eligibility Requirements for Trustee...........................................162
       SECTION 8.07.       Resignation and Removal of the Trustee and the Fiscal Agent....................163
       SECTION 8.08.       Successor Trustee and Fiscal Agent.............................................165
       SECTION 8.09.       Merger or Consolidation of Trustee or Fiscal Agent.............................165
       SECTION 8.12.       Appointment of Custodians......................................................167
       SECTION 8.13.       Access to Certain Information..................................................167
       SECTION 8.14.       Representations and Warranties of the Trustee and the Fiscal Agent.............169

                                   ARTICLE IX

                                   TERMINATION

       SECTION 9.01.       Termination Upon Repurchase or Liquidation of All Mortgage Loans...............172
       SECTION 9.02.       Additional Termination Requirements............................................175


                                     -iii-

                               TABLE OF CONTENTS
                                  (CONTINUED)

                                    ARTICLE X

                           ADDITIONAL REMIC PROVISIONS

       SECTION 10.01.  REMIC Administration...............................................................176
       SECTION 10.02.  Depositor, Special Servicer, Paying Agent and Trustee
                       to Cooperate with Servicer.........................................................179
       SECTION 10.03.  Use of Agents......................................................................180

                                   ARTICLE XI

                            MISCELLANEOUS PROVISIONS

       SECTION 11.01.  Amendment..........................................................................180
       SECTION 11.02.  Recordation of Agreement; Counterparts.............................................182
       SECTION 11.03.  Limitation on Rights of Certificateholders.........................................183
       SECTION 11.04.  Governing Law......................................................................184
       SECTION 11.05.  Notices............................................................................184
       SECTION 11.06.  Severability of Provisions.........................................................185
       SECTION 11.07.  Confirmation of Intent: Grant of a Security Interest...............................185
       SECTION 11.08.  Successors and Assigns; Beneficiaries..............................................185
       SECTION 11.09.  Article and Section Headings.......................................................185
       SECTION 11.10.  Notices to the Rating Agencies.....................................................185

EXHIBITS

       Exhibit A-1          Form of Class A-1 Certificate
       Exhibit A-2          Form of Class A-2 Certificate
       Exhibit A-3          Form of Class B Certificate
       Exhibit A-4          Form of Class C Certificate
       Exhibit A-5          Form of Class D Certificate
       Exhibit A-6          Form of Class E Certificate
       Exhibit A-7          Form of Class F Certificate
       Exhibit A-8          Form of Class G Certificate
       Exhibit A-9          Form of Class H Certificate
       Exhibit A-10         Form of Class I Certificate
       Exhibit A-11         Form of Class J Certificate
       Exhibit A-12         Form of Class K Certificate
       Exhibit A-13         Form of Class L Certificate
       Exhibit A-14         Form of Class X Certificate
       Exhibit A-15         Form of Class R Certificate
       Exhibit A-16         Form of Class LR Certificate
       Exhibit B            Mortgage Loan Schedule
       Exhibit C            Form of Investment Representation Letter
       Exhibit D-1          Form of Transfer Affidavit
       Exhibit D-2          Form of Transferor Letter
       Exhibit E            [Intentionally Omitted]
       Exhibit F            Form of Request for Release
       Exhibit G            Form of ERISA Representation Letter
       Exhibit H            Form of Distribution Date Statement
       Exhibit I-1          Form of Comparative Financial Status Report
       Exhibit I-2          Form of Delinquent Loan Status Report
       Exhibit I-3          Form of Historical Loan Modification Report
       Exhibit I-4          Form of Historical Loss Estimate Report
       Exhibit I-5          Form of REO Status Report
       Exhibit I-6          Form of Watch List Report
       Exhibit I-7          Form of Operating Statement Analysis Report
       Exhibit I-8          Form of NOI Adjustment Worksheet
       Exhibit I-9          Form of CSSA Loan Set-up File
       Exhibit I-10         Form of CSSA Periodic Loan Update File
       Exhibit I-11         Form of CSSA Property Data File
       Exhibit J            Form of Payments After Determination Report
       Exhibit K            Certificate of Insurance of Servicer and Special
                            Servicer

       SCHEDULES

       Schedule 1           Mortgage Loans Containing Additional Debt
       Schedule 2           Mortgage Loans Which Initially Pay Interest Only
       Schedule 3           Mortgage Loans Without Defeasance Provisions
       Schedule 4           Interest Reserve Loans

         This Pooling and Servicing Agreement (the "Agreement"), is dated and effective as of February 1, 1999 by and among BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC. as Depositor, GE Capital Loan Services, Inc., as Servicer, GE Capital Realty Group, Inc., as Special Servicer, ABN AMRO Bank N.V. as Fiscal Agent and LaSalle National Bank, as Trustee.

                             PRELIMINARY STATEMENT:

                  The Depositor intends to sell commercial mortgage pass-through certificates (collectively, the "Certificates"), to be issued hereunder in multiple classes (each, a "Class"), which in the aggregate will evidence the entire beneficial ownership interest in the trust fund (the "Trust Fund") to be created hereunder, the primary assets of which will be a pool of commercial, multifamily, congregate care, and manufactured housing community mortgage loans (the "Mortgage Loans"). GE Capital Loan Services, Inc. is purchasing the initial right to be the Servicer of the Mortgage Loans pursuant to a Servicing Rights Purchase Agreement dated January __, 1999 (the "Servicing Rights Purchase Agreement"), by and between Depositor, as Seller, and GE Capital Loan Services, Inc., as Purchaser. As provided herein, the Trustee shall elect or shall cause an election to be made that each of the Upper-Tier REMIC and the Lower-Tier REMIC be treated for federal income tax purposes as a real estate mortgage investment conduit (a "REMIC").

                  The following table sets forth the designation, the pass-through rate (the "Pass-Through Rate"), the aggregate initial principal amount (the "Original Certificate Balance") or Notional Amount ("Original Notional Amount"), as applicable, and the initial ratings given each Class by the Rating Agencies (the "Original Ratings") for each Class of Certificates comprising the interests in the Upper-Tier REMIC created hereunder:

                             [ Next Page is Page 2 ]

                                UPPER-TIER REMIC

Class                                  Pass-                      Original                      Original Rating (1)
Designation                        Through Rate              Certificate Balance                ---------------
-----------                        ------------              -------------------
Class A-1                              5.91%                       $  89,632,000                      "Aaa"/"AAA"
Class A-2                              6.02%                       $ 280,821,086                      "Aaa"/"AAA"
Class B                                6.20%                       $  23,900,199                       "Aa2"/"AA"
Class C                                6.53%                       $  17,925,149                         "A2"/"A"
Class D                                6.53%                       $  21,510,179                       "Baa2"/NR*
Class E                                6.53%                       $   5,975,050                       "Baa3"/NR*
Class F                                5.64%                       $  13,145,110                         NR/"BB+"
Class G                                5.64%                       $   4,780,040                        "Ba2"/NR*
Class H                                5.64%                       $   3,585,030                        "Ba3"/NR*
Class I                                5.64%                       $   9,560,080                         "B2"/NR*
Class J                                5.64%                       $   2,390,020                         "B3"/NR*
Class K                                5.64%                       $   4,780,039                           NR/NR*
Class X                                 (2)                                  (3)                     "Aaa"/"AAAr"
Class R                                None                                  (4)                            NR/NR

(1) MOODY'S INVESTORS SERVICE, INC/ STANDARD AND POOR'S RATINGS SERVICES, A DIVISION OF THE MCGRAW-HILL COMPANIES, INC. THE CERTIFICATES MARKED WITH AN ASTERISK HAVE NOT BEEN RATED BY THE APPLICABLE RATING AGENCY.

(2) THE CLASS X CERTIFICATES WILL NOT HAVE A PASS-THROUGH RATE BUT WILL BEAR INTEREST IN AN AMOUNT FOR ANY DISTRIBUTION DATE EQUAL TO THE SUM OF ONE-MONTH'S INTEREST AT THE THEN APPLICABLE PASS-THROUGH RATE ON THE NOTIONAL AMOUNT OF EACH OF THE A-1 COMPONENT, THE A-2 COMPONENT, THE B COMPONENT, THE C-E COMPONENT AND THE F-K COMPONENT IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE. THE PASS-THROUGH RATE FOR THE A-1 COMPONENT FOR ANY DISTRIBUTION DATE WILL EQUAL THE EXCESS, IF ANY, OF THE WEIGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD OVER THE CLASS A-1 PASS-THROUGH RATE. THE PASS-THROUGH RATE FOR THE A-2 COMPONENT FOR ANY DISTRIBUTION DATE WILL EQUAL THE EXCESS, IF ANY, OF THE WEIGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD OVER THE CLASS A-2 PASS-THROUGH RATE. THE PASS-THROUGH RATE FOR THE B COMPONENT FOR ANY DISTRIBUTION DATE WILL EQUAL THE EXCESS, IF ANY, OF THE WEIGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD OVER THE CLASS B PASS-THROUGH RATE. THE PASS-THROUGH RATE FOR THE C-E COMPONENT FOR ANY DISTRIBUTION DATE WILL EQUAL THE EXCESS, IF ANY, OF THE WEIGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD OVER THE WEIGHTED AVERAGE OF THE CLASS C PASS-THROUGH RATE, THE CLASS D PASS THROUGH RATE AND THE CLASS E PASS-THROUGH RATE, WEIGHTED ON THE BASIS OF THE RESPECTIVE CERTIFICATE BALANCES OF SUCH CLASSES IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE. THE PASS-THROUGH RATE FOR THE F-K COMPONENT FOR ANY DISTRIBUTION DATE WILL EQUAL THE EXCESS, IF ANY, OF THE WEIGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD OVER THE WEIGHTED AVERAGE OF THE CLASS F PASS-THROUGH RATE, THE CLASS G PASS THROUGH RATE, THE CLASS H PASS-THROUGH RATE, THE CLASS I PASS-THROUGH RATE, THE CLASS J PASS-THROUGH RATE AND THE CLASS K PASS-THROUGH RATE, WEIGHTED ON THE BASIS OF THE RESPECTIVE CERTIFICATE BALANCES OF SUCH CLASSES IMMEDIATELY PRIOR TO SUCH DISTRIBUTION DATE. THE RATE AT WHICH THE CLASS X CERTIFICATES WILL BEAR INTEREST FOR THE FIRST DISTRIBUTION DATE IS EXPECTED TO BE APPROXIMATELY .58342% PER ANNUM.

(3) THE CLASS X CERTIFICATES WILL NOT HAVE A CERTIFICATE BALANCE AND WILL NOT BE ENTITLED TO RECEIVE DISTRIBUTIONS OF PRINCIPAL. THE NOTIONAL AMOUNT OF THE A-1 COMPONENT, THE A-2 COMPONENT AND THE B COMPONENT, RESPECTIVELY, IS EQUAL TO THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LA-1 UNCERTIFICATED INTEREST, THE CLASS LA-2 UNCERTIFICATED INTEREST OR THE CLASS LB UNCERTIFICATED INTEREST, RESPECTIVELY, AS OF THE PRECEDING DISTRIBUTION DATE (AFTER GIVING EFFECT TO THE DISTRIBUTION OF PRINCIPAL AND ALLOCATION OF COLLATERAL SUPPORT DEFICIT ON SUCH DISTRIBUTION DATE) OR IN THE CASE OF THE FIRST DISTRIBUTION DATE, THE ORIGINAL LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LA-1 UNCERTIFICATED INTEREST, THE CLASS LA-2 UNCERTIFICATED INTEREST OR THE CLASS LB UNCERTIFICATED INTEREST, RESPECTIVELY. THE NOTIONAL AMOUNT OF THE C-E COMPONENT IS AN AMOUNT EQUAL TO THE SUM OF (A) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LC UNCERTIFICATED INTEREST, (B) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LD UNCERTIFICATED INTEREST AND (C) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LE UNCERTIFICATED INTEREST, IN EACH CASE AS OF THE PRECEDING DISTRIBUTION DATE (IN EACH CASE AFTER GIVING EFFECT TO THE DISTRIBUTION OF PRINCIPAL AND ALLOCATION OF COLLATERAL SUPPORT DEFICIT ON SUCH DISTRIBUTION DATE). THE NOTIONAL AMOUNT OF THE F-K COMPONENT FOR ANY DISTRIBUTION DATE WILL BE EQUAL TO (I) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LF UNCERTIFICATED INTEREST, (II) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LG UNCERTIFICATED INTEREST, (III) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LH UNCERTIFICATED INTEREST,
         (IV) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LI UNCERTIFICATED INTEREST, (V) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LJ UNCERTIFICATED INTEREST AND (VI) THE LOWER-TIER PRINCIPAL AMOUNT OF THE CLASS LK UNCERTIFICATED INTEREST, RESPECTIVELY, AS OF THE PRECEDING DISTRIBUTION DATE (IN EACH CASE AFTER GIVING EFFECT TO THE DISTRIBUTION OF PRINCIPAL AND ALLOCATION OF COLLATERAL SUPPORT DEFICIT ON SUCH DISTRIBUTION DATE). THE ORIGINAL NOTIONAL AMOUNT OF THE A-1 COMPONENT IS $89,632,000. THE ORIGINAL NOTIONAL AMOUNT OF THE A-2 COMPONENT IS $280,821,086. THE ORIGINAL NOTIONAL AMOUNT OF THE B COMPONENT IS $23,900,199. THE ORIGINAL NOTIONAL AMOUNT OF THE C-E COMPONENT IS $45,410,378. THE ORIGINAL NOTIONAL AMOUNT OF THE F-K COMPONENT IS $38,240,320.

(4) THE CLASS R CERTIFICATES DO NOT HAVE A CERTIFICATE BALANCE OR NOTIONAL AMOUNT, DO NOT BEAR INTEREST AND WILL NOT BE ENTITLED TO DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. ANY AVAILABLE DISTRIBUTION AMOUNT REMAINING IN THE UPPER-TIER DISTRIBUTION ACCOUNT, AFTER ALL REQUIRED DISTRIBUTIONS UNDER THIS AGREEMENT HAVE BEEN MADE TO EACH OTHER CLASS OF CERTIFICATES, WILL BE DISTRIBUTED TO THE HOLDERS OF THE CLASS R CERTIFICATES.

* AS USED HEREIN, "NR" MEANS THAT THE RELATED RATING AGENCY HAS NOT ASSIGNED A RATING AT THE REQUEST OF THE DEPOSITOR.

                  The Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates will evidence "regular interests" in the Upper-Tier REMIC created hereunder. The sole Class of "residual interests" in the Upper-Tier REMIC created hereunder will be evidenced by the Class R Certificates. The Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ and Class LK Uncertificated Interests will evidence "regular interests" in the Lower-Tier REMIC created hereunder. The sole Class of "residual interests" in the Lower-Tier REMIC created hereunder will be evidenced by the Class LR Certificates.

                  The following table sets forth the initial Lower-Tier Principal Amounts and per annum rates of interest for the Uncertificated Lower-Tier Interests:

                                LOWER-TIER REMIC

Class Designation         Interest Rate    Original Lower-Tier Principal Amount
-----------------         -------------            or Notional Amount
                                           ------------------------------------
Class LA-1                     (1)                       $89,632,000
Class LA-2                     (1)                       $280,821,086
Class LB                       (1)                       $23,900,199
Class LC                       (1)                       $17,925,149
Class LD                       (1)                       $21,510,179
Class LE                       (1)                        $5,975,050
Class LF                       (1)                       $13,145,110
Class LG                       (1)                        $4,780,040
Class LH                       (1)                        $3,585,030
Class LI                       (1)                        $9,560,080
Class LJ                       (1)                        $2,390,020
Class LK                       (1)                        $4,780,039
Class LR                       None                        None(2)

(1) PASS-THROUGH RATE WILL BE THE WIEGHTED AVERAGE NET MORTGAGE RATE OF ALL OF THE MORTGAGE LOANS OUTSTANDING ON THE FIRST DAY OF THE RELATED INTEREST ACCRUAL PERIOD.
(2) THE CLASS LR CERTIFICATES DO NOT HAVE A CERTIFICATE BALANCE OR NOTIONAL AMOUNT, DO NOT BEAR INTEREST AND WILL NOT BE ENTITLED TO DISTRIBUTIONS OF YIELD MAINTENANCE CHARGES. ANY AVAILABLE DISTRIBUTION AMOUNT REMAINING IN THE LOWER-TIER DISTRIBUTION ACCOUNT AFTER DISTRIBUTING THE LOWER-TIER DISTRIBUTION AMOUNT SHALL BE DISTRIBUTED TO THE HOLDERS OF THE CLASS LR CERTIFICATES (BUT ONLY TO THE EXTENT OF THE AVAILABLE DISTRIBUTION AMOUNT FOR SUCH DISTRIBUTION DATE REMAINING IN THE LOWER-TIER DISTRIBUTION ACCOUNT, IF ANY).

                  As of the close of business on the Cut-off Date, the Mortgage Loans had an aggregate principal balance, after application of all payments of principal due on or before such date, whether or not received, equal to $478,003,982.08.

                  In consideration of the mutual agreements herein contained, the Depositor, the Servicer, the Special Servicer, the Fiscal Agent and the Trustee agree as follows:

                                   ARTICLE I

                                   DEFINITIONS

                  SECTION 1.01.  Defined Terms

                  Whenever used in this Agreement, including in the Preliminary Statement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

                  "A-1 Component": One of the 5 components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LA-1 Uncertificated Interest.

                  "A-1 Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the A-1 Component Pass-Through Rate, accrued on the A-1 Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

                  "A-1 Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class A-1 Pass-Through Rate.

                  "A-1 Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LA-1 Uncertificated Interest as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

                  "A-2 Component": One of the 5 components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LA-2 Uncertificated Interest.

                  "A-2 Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the A-2 Component Pass-Through Rate, accrued on the A-2 Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

                  "A-2 Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class A-2 Pass-Through Rate.

                  "A-2 Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LA-2 Uncertificated Interest as of the preceding

Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

                  "Accrued Certificate Interest": (a) With respect to each Distribution Date and each Class of Certificates (other than the Class X Certificates and the Residual Certificates), an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate applicable to such Class of Certificates for such Distribution Date, accrued on the related Certificate Balance of such Class outstanding immediately prior to such Distribution Date (i.e., such Certificate Balance is to be used for accrual of interest during the related Interest Accrual Period notwithstanding the fact that such Certificate Balance may be different than the actual Certificate Balance at the start of such Interest Accrual Period) commencing in the month of the Closing Date; (b) with respect to each Distribution Date and the Class X Certificates, the Class X Interest Accrual Amount. Accrued Certificate Interest shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  "Actual/360 Mortgage Loans": The Mortgage Loans indicated as such in the Mortgage Loan Schedule.

                  "Additional Debt": With respect to any Mortgage Loan, any debt owed by the related Mortgagor to a party other than the lender under such Mortgage Loan as of the Closing Date as set forth on Schedule 1 hereto, as increased or decreased from time to time pursuant to the terms of the related subordinate loan documents (including any subordination agreement) or, in the case of the Pari Passu Loan, the Pari Passu Intercreditor Agreement.

                  "Advance": Any P&I Advance or Servicing Advance.

                  "Adverse REMIC Event": As defined in Section 10.01(f).

                  "Affiliate": With respect to any specified Person, any other Person controlling or controlled by or under common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

                  "Agent": As defined in Section 5.02(d)(i)(A).

                  "Agreement": This Pooling and Servicing Agreement and all amendments hereof and supplements hereto.

                  "Anticipated Repayment Date": With respect to any Mortgage Loan that is indicated on the Mortgage Loan Schedule as having a Revised Rate, the date upon which such Mortgage Loan commences accruing interest at such Revised Rate.

                  "Appraisal": An appraisal prepared by an Independent MAI appraiser with at least five years experience in properties of like kind and in the same area reasonably acceptable to the Servicer or Special Servicer, as applicable, prepared in accordance with 12 C.F.R. 225.64, or, in connection with an Appraisal Reduction, an appraisal meeting the requirements of clause
(b)(i)(A) or (b)(i)(B) in the definition of Appraisal Reduction.

                  "Appraisal Reduction": For any Distribution Date and for any Mortgage Loan as to which an Appraisal Reduction Event has occurred, an amount equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan over (b) the excess of (i) 90% of the Appraised Value of the related Mortgaged Property as determined (A) by one or more Appraisals with respect to any Mortgage Loan with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which shall be paid by the Servicer or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable, as a Servicing Advance), and (B) by an internal valuation performed by the Special Servicer with respect to any Mortgage Loan with an outstanding principal balance less than $2,000,000, over (ii) the sum of, as of the Due Date occurring in the month of such Distribution Date, (A) to the extent not previously advanced by the Servicer or the Trustee or the Fiscal Agent, as applicable, all unpaid interest on such Mortgage Loan at a per annum rate equal to its Mortgage Rate,
(B) all unreimbursed Advances and interest thereon at the Reimbursement Rate in respect of such Mortgage Loan and (C) all currently due and unpaid real estate taxes, assessments, insurance premiums and ground rents and all other amounts due and unpaid with respect to such Mortgage Loan, net of any amounts currently escrowed for such amounts (which taxes, premiums, ground rents and other amounts have not been subject to an Advance by the Servicer, the Trustee or the Fiscal Agent, as applicable); provided, however, that without limiting the Special Servicer's obligation to order and obtain such Appraisal Reduction, if the Special Servicer has not obtained the appraisal referred to in clause (b)(i)(A) or (b)(i)(B) above within 60 days of the Appraisal Reduction Event, the amount of the Appraisal Reduction shall be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan until such time as the Appraisal referred to in clause (b)(i)(A) or (b)(i)(B) above is received and the Appraisal Reduction is calculated. Within 60 days after the Appraisal Reduction Event, the Special Servicer shall order and receive an Appraisal (the cost of which shall be paid as a Servicing Advance by the Servicer); provided, however, that with respect to an Appraisal Reduction Event as set forth in clause (ii) of the definition of Appraisal Reduction Event, the Special Servicer shall order and receive such Appraisal within the 120 day period set forth in such clause (ii), which Appraisal shall be delivered by the Special Servicer to the Servicer, and the Servicer shall deliver such Appraisal to the Trustee, who shall deliver such appraisal to the Paying Agent and each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate within 15 days of receipt by the Trustee of such Appraisal from the Special Servicer.

                  Notwithstanding the foregoing, the Directing Certificateholder shall have the right, at any time within six months of the date of its receipt of any Appraisal of any Mortgaged Property required to be obtained pursuant to the immediately preceding paragraph (or, in the case of the Servicing Retained Mortgage Loan, pursuant to the first paragraph of the definition of "Appraisal Reduction" set forth in the Servicing Retained Servicing Agreement), to require that the Special Servicer (or the Retained Servicing Special Servicer under the Servicing Retained

Servicing Agreement as the special servicer of the Servicing Retained Mortgage
Loan) obtain a new Appraisal of such Mortgaged Property from an Independent Appraiser, the cost of which shall be paid by the Controlling Class Certificateholders without right of reimbursement; provided, however, that the Special Servicer shall not be required to obtain any such Appraisal unless the Special Servicer shall have received reasonable assurance of payment of the costs of such Appraisal and of any expenses related thereto. Upon receipt of the Appraisal obtained pursuant to the immediately preceding sentence, the Special Servicer shall redetermine and report to the Servicer, the Trustee and the Directing Certificateholder the amount of the Appraisal Reduction with respect to such Mortgage Loan, and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

                  With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred, the Special Servicer shall, within 30 days of each annual anniversary of the related Appraisal Reduction Event or sooner if a material event has occurred that the Special Servicer reasonably believes will positively or negatively affect the valuation of the related Mortgaged Property, order a new Appraisal (which may be an update of the preceding Appraisal that is not a letter update but includes a current assessment of relevant market conditions), the cost of which shall be paid by the Servicer (or, if required by
Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Based upon such Appraisal or update, the Special Servicer shall redetermine and report to the Servicer and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan and such redetermined Appraisal Reduction shall replace the prior Appraisal Reduction with respect to such Mortgage Loan.

                  With respect to each Mortgage Loan as to which an Appraisal Reduction has occurred and which has become a Corrected Mortgage Loan and has remained current for twelve consecutive Monthly Payments (for such purposes taking into account any amendment or modification of such Mortgage Loan), and with respect to which no other Appraisal Reduction Event has occurred and is continuing, the Special Servicer may within 30 days of the date of such twelfth Monthly Payment, order a new Appraisal (which may be an update of the preceding Appraisal that is not a letter update but includes a current assessment of relevant market conditions), the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Based upon such Appraisal or update, the Special Servicer shall redetermine and report to the Paying Agent and the Trustee the amount of the Appraisal Reduction with respect to such Mortgage Loan. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an Appraisal with respect to a Mortgage Loan which is the subject of an Appraisal Reduction Event to the extent that the Special Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the occurrence of such Appraisal Reduction Event and there has been no material change to the Mortgaged Property that would affect the validity of such Appraisal. Instead, the Special Servicer may use such prior Appraisal in calculating any Appraisal Reduction with respect to such Mortgage Loan.

                  Notwithstanding anything herein to the contrary, the aggregate Appraisal Reduction related to a Mortgage Loan or the related REO Property will be reduced to zero as of the date such Mortgage Loan is paid in full, liquidated, repurchased or otherwise removed from the Trust Fund.

                  "Appraisal Reduction Amount": With respect to any Distribution Date, an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated and
(b) the sum of all Appraisal Reductions with respect to such Distribution Date or (ii) (when used in order to determine the Appraisal Reduction Amount on a Mortgage Loan-by-Mortgage Loan basis) with respect to each Mortgage Loan for such Distribution Date, an amount equal to the product of (a) one twelfth of the Pass-Through Rate for each Class of Certificates to which an Appraisal Reduction is allocated, and (b) the Appraisal Reduction with respect to such Mortgage Loan with respect to such Distribution Date

                  "Appraisal Reduction Event": With respect to any Mortgage Loan, the earliest of (i) the third anniversary of the date on which an extension of the Maturity Date of such Mortgage Loan becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer pursuant to the terms hereof, which extension does not change the amount of Monthly Payments on the Mortgage Loan, (ii) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of such Mortgage Loan, (iii) 20 days after the Maturity Date of any Balloon Loan if the related Balloon Payment was not made on such date; (iv) the date on which a reduction in the amount of Monthly Payments on such Mortgage Loan, or a change in any other material economic term of such Mortgage Loan (other than an extension of the Maturity Date), becomes effective as a result of a modification of such Mortgage Loan by the Special Servicer, (v) the date on which a receiver has been appointed, (vi) the date on which a Mortgagor declares bankruptcy and
(vii) immediately after a Mortgage Loan becomes an REO Loan; provided, however, that an Appraisal Reduction Event shall not occur at any time when the aggregate Certificate Balances of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero. The Special Servicer shall notify the Servicer promptly upon the occurrence of any of the foregoing events.

                  "Appraised Value": With respect to any Mortgaged Property, the appraised value thereof as determined by an Appraisal of the Mortgaged Property securing such Mortgage Loan made by an Independent Appraiser selected by the Servicer or Special Servicer, as applicable. Notwithstanding the foregoing, with respect to the Mortgaged Property securing each Related Trust Fund Mortgage Loan and the related Pari Passu Loan, for purposes of determining the portion of (a) P&I Advances to made in respect thereof, or (b) the proceeds of the repurchase or liquidation thereof, that are allocable and payable to the Trust Fund, the Appraised Value of such Mortgaged Property will be determined as described in the preceding sentence and then multiplied by a fraction, the numerator of which is equal to the principal amount of the Related Trust Fund Mortgage Loan and the denominator of which is equal to the sum of the principal amounts of such Related Trust Fund Mortgage Loan and the related Pari Passu Loan.

                  "ARD Loan": Any Mortgage Loan that, by its original terms or by virtue of any modification entered into as of the Closing Date, provides for the automatic imposition of rapid amortization and negative amortization features and the imposition of a lock-box arrangement with respect to rent collections if the Mortgage Loan is not prepaid in full on a specified date (the "Anticipated Repayment Date").

                  "Asset Status Report":  As defined in Section 3.21(e).

                  "Assignment of Leases": With respect to any Mortgaged Property, any assignment of leases, rents and profits or similar instrument executed by the Mortgagor, assigning to the mortgagee all of the income, rents and profits derived from the ownership, operation, leasing or disposition of all or a portion of such Mortgaged Property, in the form which was duly executed, acknowledged and delivered, as amended, modified, renewed or extended through the date hereof and from time to time hereafter.

                  "Assumed Scheduled Payment": For any Due Period and with respect to any Mortgage Loan that is delinquent in respect of its Balloon Payment (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Mortgage Note or the original amortization schedule thereof (as calculated with interest at the related Mortgage Rate), if applicable, assuming such Balloon Payment has not become due, after giving effect to any modification of such Mortgage Loan, and
(b) interest on the Stated Principal Balance of such Mortgage Loan at the applicable Mortgage Rate (net of interest at the Servicing Fee Rate).

                  "Authenticating Agent": Any agent of the Trustee appointed to act as Authenticating Agent pursuant to Section 5.01.

                  "Available Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (without duplication):

                  (a) the aggregate amount relating to the Trust Fund on deposit in the Certificate Account and the Lower-Tier Distribution Account (exclusive of any investment income contained therein) as of the close of business on the Business Day preceding the related Servicer Remittance Date, exclusive of (without duplication):

                           (i) all Monthly Payments paid by the Mortgagors that
                  are due on a Due Date following the end of the related Due Period;

                           (ii) all Principal Prepayments (together with any
                  related payments of interest allocable to the period following the Due Date for the related Mortgage Loan during the related Due Period), Balloon Payments, Liquidation Proceeds or Insurance and Condemnation Proceeds received after the end of the related Due Period;

                           (iii) all amounts payable or reimbursable to any
                  Person from the Certificate Account pursuant to clauses (ii) -
                  (xvi), inclusive, of Section 3.05(a);

                           (iv) all amounts payable or reimbursable to any
                  Person from the Lower-Tier Distribution Account pursuant to clauses (ii) - (v), inclusive, of Section 3.05(b);

                           (v) all Yield Maintenance Charges;

                           (vi) all Excess Interest;

                           (vii) all amounts deposited in the Certificate
                  Account or the Lower-Tier Distribution Account, as the case may be, in error;

                           (viii) with respect to the Interest Reserve Loans and
                  (a) any Distribution Date relating to each Interest Accrual Period ending in (1) each January or (2) any December in a year immediately preceding a year which is not a leap year, and (b) the first Distribution Date, an amount equal to one day of interest on the Stated Principal Balance of such Mortgage Loan as of the Due Date in the month preceding the month in which such Distribution Date occurs at the related Mortgage Rate to the extent such amounts are to be deposited in the Interest Reserve Account and held for future distribution pursuant to Section 3.25; and

                           (ix) all amounts received with respect to a Pari
                  Passu Loan that are required to be paid to the lender thereunder pursuant to the terms of such Pari Passu Loan, the related Pari Passu Intercreditor Agreement and Section 3.02(d) of this Agreement (which amounts will be deposited into the Pari Passu Account and withdrawn from such account pursuant to
                  Section 3.02(d)).

                  (b) if and to the extent not already included in clause (a) hereof, the aggregate amount transferred from the REO Account to the Certificate Account for such Distribution Date pursuant to Section 3.16(c), less all amounts payable or reimbursable to any Person from the Certificate Account pursuant to clauses (ii) - (xvi), inclusive, of Section 3.05(a);

                  (c) the aggregate amount of any P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, for such Distribution Date pursuant to Section 4.03 or 7.05; and

                  (d) for the Distribution Date occurring in each March, the Withheld Amounts remitted to the Lower-Tier Distribution Account pursuant to
Section 3.25(b).

Notwithstanding the investment of funds held in the Certificate
Account or the Lower-Tier Distribution Account pursuant to Section 3.06, for purposes of calculating the Available Distribution Amount, the amounts so invested shall be deemed to remain on deposit in such account.

                  "B Component": One of the 5 components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LB Uncertificated Interest.

                  "B Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the B Component Pass-Through Rate, accrued on the B Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

                  "B Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the Class B Pass-Through Rate.

                  "B Notional Amount": With respect to any Distribution Date, an amount equal to the Lower-Tier Principal Amount of the Class LB Uncertificated Interest as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit losses on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

                  "Balloon Mortgage Loan": Any Mortgage Loan that by its original terms or by virtue of any modification entered into as of the Closing Date provides for an amortization schedule extending beyond its Maturity Date, other than any Mortgage Loan identified on the Mortgage Loan Schedule as having interest calculated on the basis of the actual number of days in the periods between due dates and a year assumed to consist of 360 days and being fully amortizing.

                  "Balloon Payment": With respect to any Balloon Mortgage Loan as of any date of determination, the Monthly Payment payable on the Maturity Date of such Mortgage Loan.

                  "Bankruptcy Code": The federal Bankruptcy Code, as amended from time to time (Title 11 of the United States Code).

                  "Base Interest Fraction": With respect to any Principal Prepayment on any Mortgage Loan and with respect to any of the Class A, Class B, Class C, Class D and Class E Certificates, a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Offered Certificates and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such Principal Prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related Mortgage Loan and (ii) the Yield Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances shall the Base Interest Fraction be greater than one. If such Yield Rate or Discount Rate, as the case may be, is greater than the Mortgage Rate on the related Mortgage Loan, then the Base Interest Fraction shall equal zero.

                  "Book-Entry Certificate": Any Certificate registered in the name of the Depository or its nominee.

                  "Breach":  As defined in Section 2.03(b).

                  "Business Day": Any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York, Chicago, Illinois (or such other city and state in which the Corporate Trust Office of the Trustee is located) or Dallas, Texas (or such other city and state in which the principal place of business of the Servicer or the Special Servicer is located) are authorized or obligated by law or executive order to remain closed.

                  "C-E Component": One of the 5 components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-1(a)(2)(i)(C)) of the interest payments on the Class LC Uncertificated Interest, the Class LD Uncertificated Interest and the Class LE Uncertificated Interest.

                  "C-E Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the related Interest Accrual Period at the C-E Component Pass-Through Rate, accrued on the C-E Notional Amount outstanding immediately prior to such Distribution Date commencing in the month of the Closing Date.

                  "C-E Component Pass-Through Rate": With respect to any Distribution Date, the excess, if any, of (i) the Weighted Average Net Mortgage Rate of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the weighted average of (x) the Class C Pass-Through Rate, (y) the Class D Pass-Through Rate and (z) the Class E Pass-Through Rate, weighted on the basis of the respective Certificate Balances of such Classes immediately prior to such Distribution Date.

                  "C-E Notional Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Lower-Tier Principal Amount of the Class LC Uncertificated Interest, (b) the Lower-Tier Principal Amount of the Class LD Uncertificated Interest and (c) the Lower-Tier Principal Amount of the Class LE Uncertificated Interest, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit losses on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

                  "CERCLA": The Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

                  "Certificate": Any one of the Depositor's Commercial Mortgage Pass-Through Certificates, Series 1999-C1, as executed and delivered by the Certificate Registrar and authenticated and delivered hereunder by the Authenticating Agent.

                  "Certificate Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the Certificateholders, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "Certificate Balance": With respect to any Class of Certificates (other than the Residual Certificates and the Class X Certificates), (i) on or prior to the first Distribution Date, an amount equal to the Original Certificate Balance of such Class as specified in the Preliminary

Statement hereto, and (ii) as of any date of determination after the first Distribution Date, the Certificate Balance of such Class on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iv)).

                  "Certificate Deferred Interest": For any Distribution Date with respect to any Class of Certificates, the amount of Mortgage Deferred Interest allocated to such Class pursuant to Section 4.06(a).

                  "Certificate Factor": With respect to any Class of Certificates, as of any date of determination, a fraction, expressed as a decimal carried to 8 places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related Original Certificate Balance.

                  "Certificateholder" or "Holder": The Person in whose name a Certificate is registered in the Certificate Register; provided, however, that solely for the purposes of giving any consent, approval or waiver pursuant to this Agreement, any Certificate registered in the name of the Servicer, the Special Servicer, the Depositor or any Affiliate of either shall be deemed not to be outstanding, and the Voting Rights to which it is entitled shall not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent, approval or waiver has been obtained, if such consent, approval or waiver sought from such party would in any way increase its compensation or limit its obligations as Servicer, Special Servicer or Depositor, as applicable, hereunder; further provided, however, that so long as there is no Event of Default with respect to the Servicer or the Special Servicer, the Servicer, Special Servicer and any Affiliates thereof shall be entitled to exercise such Voting Rights with respect to any issue which could reasonably be believed to adversely affect such party's compensation or increase its obligations or liabilities hereunder; and further provided, however, that such restrictions will not apply to the exercise of the Special Servicer's rights (if applicable) as a member of the Controlling Class or to the exercise of the Controlling Class Certificateholders or the Directing Certificateholder of their rights even if such Certificateholders are Affiliates of the Servicer or Special Servicer. The Trustee shall be entitled to request and rely upon a certificate of the Servicer, the Special Servicer or the Depositor in determining whether a Certificate is registered in the name of an Affiliate of such Person. All references herein to "Holders" or "Certificateholders" shall reflect the rights of Certificate Owners as they may indirectly exercise such rights through the Depository and the Depository Participants, except as otherwise specified herein; provided, however, that the parties hereto shall be required to recognize as a "Holder" or "Certificateholder" only the Person in whose name a Certificate is registered in the Certificate Register.

                  "Certificate Owner": With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Certificate as reflected on the books of the Depository or on the books of a Depository Participant or on the books of an indirect participating brokerage firm for which a Depository Participant acts as agent.

                  "Certificate Register" and "Certificate Registrar": The register maintained and registrar appointed pursuant to Section 5.02.

                  "Class": With respect to any Certificates or Uncertificated Lower-Tier Interests, all of the Certificates or Uncertificated Lower-Tier Interests bearing the same alphabetical (and, if applicable, numerical) Class designation.

                  "Class A Certificate": Any Class A-1 or Class A-2 Certificate.

                  "Class A-1 Certificate": A Certificate designated as "Class A-1" on the face thereof, in the form of Exhibit A-1 hereto.

                  "Class A-1 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal the lesser of (a) 5.91% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class A-2 Certificate": A Certificate designated as "Class A-2" on the face thereof, in the form of Exhibit A-2 hereto.

                  "Class A-2 Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.02% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class B Certificate": A Certificate designated as "Class B" on the face thereof, in the form of Exhibit A-3 hereto.

                  "Class B Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.20% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class C Certificate": A Certificate designated as "Class C" on the face thereof, in the form of Exhibit A-4 hereto.

                  "Class C Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.53% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class D Certificate": A Certificate designated as "Class D" on the face thereof, in the form of Exhibit A-5 hereto.

                  "Class D Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.53% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class E Certificate": A Certificate designated as "Class E" on the face thereof, in the form of Exhibit A-6 hereto.

                  "Class E Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 6.53% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class F Certificate": A Certificate designated as "Class F" on the face thereof, in the form of Exhibit A-7 hereto.

                  "Class F Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class G Certificate": A Certificate designated as "Class G" on the face thereof, in the form of Exhibit A-8 hereto.

                  "Class G Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class H Certificate": A Certificate designated as "Class H" on the face thereof, in the form of Exhibit A-9 hereto.

                  "Class H Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class I Certificate": A Certificate designated as "Class I" on the face thereof, in the form of Exhibit A-10 hereto.

                  "Class I Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class J Certificate": A Certificate designated as "Class J" on the face thereof, in the form of Exhibit A-11 hereto.

                  "Class J Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class K Certificate": A Certificate designated as "Class K" on the face thereof, in the form of Exhibit A-12 hereto.

                  "Class K Pass-Through Rate": With respect to any Distribution Date, a rate per annum equal to the lesser of (a) 5.64% and (b) the Weighted Average Net Mortgage Rate; provided, however, that for purposes of defining the Weighted Average Net Mortgage Rate in the preceding clause (b), the Net Mortgage Rates of the Mortgage Loans shall be determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-off Date.

                  "Class L Certificate": A Certificate designated as "Class L" on the face thereof in the form of Exhibit A-B hereto. The Class L Certificates do not represent interests in a REMIC.

                  "Class LA-1 Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the A-1 Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

                  "Class LA-1 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LA-2 Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the A-2 Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

                  "Class LA-2 Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LB Interest Fraction": With respect to any Distribution Date, a fraction, the numerator of which is the B Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

                  "Class LB Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LC Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LC Uncertificated Interest and the denominator of which is the C-E Notional Amount.

                  "Class LC Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LD Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LD Uncertificated Interest and the denominator of which is the C-E Notional Amount.

                  "Class LD Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LE Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the C-E Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LE Uncertificated Interest and the denominator of which is the C-E Notional Amount.

                  "Class LE Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LF Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LF Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LF Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LG Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LG Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LG Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LH Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal

Amount of the Class LH Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LH Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LI Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LI Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LI Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Statement hereto.

                  "Class LJ Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LJ Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LJ Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LK Interest Fraction": With respect to any Distribution Date, a fraction that is equal to the product of (a) a fraction, the numerator of which is the F-K Component Interest Accrual Amount and the denominator of which is the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount and (b) a fraction, the numerator of which is the Lower-Tier Principal Amount of the Class LK Uncertificated Interest and the denominator of which is the F-K Notional Amount.

                  "Class LK Uncertificated Interest": A regular interest in the Lower-Tier REMIC which is held as an asset of the Upper-Tier REMIC and has the Original Lower-Tier Principal Amount and per annum rate of interest set forth in the Preliminary Statement hereto.

                  "Class LR Certificate": A Certificate designated as "Class LR" on the face thereof, in the form of Exhibit A-14 hereto.

                  "Class R Certificate": A Certificate designated as "Class R" on the face thereof, in the form of Exhibit A-13 hereto.

                  "Class Unpaid Interest Shortfall": As to any Distribution Date and any Class of Regular Certificates, the excess, if any, of (a) the sum of (i) the Distributable Certificate Interest in respect of such Class for the immediately preceding Distribution Date and (ii) any outstanding Class Unpaid Interest Shortfall payable to such Class on such preceding Distribution Date over (b) the aggregate amount in respect of interest actually distributed to such Class on such immediately preceding Distribution Date. The Class Unpaid Interest Shortfall with respect to any Class of Certificates as of the initial Distribution Date is zero. No interest shall accrue on Class Unpaid Interest Shortfalls.

                  "Class X Certificate": A Certificate designated as "Class X" on the face thereof, in the form of Exhibit A-12 hereto.

                  "Class X Interest Accrual Amount": With respect to any Distribution Date, the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, the C-E Component Interest Accrual Amount and the F-K Component Interest Accrual Amount.

                  "Closing Date":  February 10, 1999.

                  "Code": The Internal Revenue Code of 1986, as amended from time to time, and applicable final or temporary regulations of the U.S. Department of the Treasury issued pursuant thereto.

                  "Collateral Support Deficit":  As defined in Section 4.04.

                  "Collateral Tabulation Report":  As defined in
Section 4.02(a).

                  "Commission":  The Securities and Exchange Commission.

                  "Component": The A-1 Component, the A-2 Component, the B Component, the C-E Component or the F-K Component.

                  "Controlling Class": As of any date of determination, the most subordinate Class of Regular Certificates then outstanding that has a then aggregate Certificate Balance at least equal to the lesser of (a) 1% of the outstanding aggregate principal balance of the Mortgage Loans as of the Closing Date, (b) 50% of the Original Certificate Balance of such Class in the case of the Class A, Class B, Class C, Class D and Class E Certificates and (c) 25% of the Original Certificate Balance in the case of any other Class of Regular Certificates. As of the Closing Date, the Controlling Class will be the Class K Certificates. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions relating to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received.

                  "Controlling Class Certificateholders": Each Holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Trustee from time to time by such Holder (or Certificate Owner).

                  "Corporate Trust Office": The principal corporate trust office of the Trustee at which at any particular time its corporate trust business with respect to this Agreement shall be administered, which office at the date of the execution of this Agreement is located at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107, Attention: Asset-Backed Securities Trust Services Group - Bear Stearns Commercial Mortgage Securities Inc. Series 1999-C1, telecopy number: (312) 904-2084.

                  "Corrected Mortgage Loan": Any Specially Serviced Mortgage Loan that has become current and remained current for three consecutive Monthly Payments (for such purposes taking into account any modification or amendment of such Mortgage Loan) and (provided that no additional default is foreseeable in the reasonable judgment of the Special Servicer) as to which the Special Servicer has returned servicing of such Mortgage Loan to the Servicer pursuant to Section 3.21(a).

                  "Credit File": Any documents, other than documents required to be part of the related Mortgage File, in the possession of the Servicer and relating to the origination and servicing of any Mortgage Loan.

                  "CSSA": The Commercial Real Estate Secondary Market And Securitization Association.

                  "CSSA Data Files": With respect to the Mortgage Loans, the files specified in Exhibits I-9, I-10 and I-11, each in `ASCII comma delineated' format, as modified from time to time with the consent of the Servicer and the Trustee, which consent shall not be unreasonably withheld.

                  "CSSA Standard Information Package": With respect to the Mortgage Loans, the CSSA Data Files and the CSSA Surveillance Reports, as modified from time to time with the consent of the Servicer and the Trustee, which consent shall not be unreasonably withheld.

                  "CSSA Surveillance Reports": With respect to the Mortgage Loans, the files specified in Exhibits I-1 through I-8, each in Microsoft Corporation Excel program format, as modified from time to time with the consent of the Servicer and Trustee, which consent shall not be unreasonably withheld.

                  "Custodian": A Person who is at any time appointed by the Trustee pursuant to Section 8.11 as a document custodian for the Mortgage Files, which Person shall not be the

Depositor, the Mortgage Loan Seller or an Affiliate of either of them. State Street Bank and Trust Company shall be the initial Custodian pursuant to a separate agreement with the Trustee.

                  "Cut-off Date":  February 1, 1999.

                  "Cut-off Date Principal Balance": With respect to any Mortgage Loan, the outstanding principal balance of such Mortgage Loan as of the Cut-off Date, after application of all payments of principal due on or before such date, whether or not received.

                  "Debt Service Coverage Ratio": With respect to any Mortgage Loan for any twelve month period covered by an annual operating statement for the related Mortgaged Property, the ratio of (i) Net Operating Income produced by the related Mortgaged Property during such period to (ii) the aggregate amount of Monthly Payments (other than any Balloon Payment) due under such Mortgage Loan during such period; provided, however, that with respect to the Mortgage Loans indicated on Schedule 2, which initially pay interest only, the related Monthly Payment will be calculated (for purposes of this definition only) to include interest and principal (based on the amortization schedule length indicated on Schedule 2); provided, however, that in the case of the Servicing Retained Mortgage Loan or a Related Trust Fund Mortgage Loan, the amount in the preceding clause (i) shall be an amount equal to the product of
(A) the amount that would be in such clause (i) without giving effect to this proviso and (B) a fraction, the numerator of which is equal to the principal amount of the Servicing Retained Mortgage Loan or such Related Trust Fund Mortgage Loan, as applicable, and the denominator of which is equal to the sum of such numerator and (a) the principal amount of the Servicing Retained Paired Loan in the case of the Servicing Retained Mortgage Loan, or the related Pari Passu Loan in the case of such Related Trust Fund Mortgage Loan.

                  "Default Interest": With respect to any defaulted Mortgage Loan for any related Due Period, all interest accrued in respect of such Mortgage Loan during such Due Period provided for in the related Mortgage Note or Mortgage as a result of the related default (exclusive of late payment charges) that is in excess of interest at the related Mortgage Rate accrued on the unpaid principal balance of such Mortgage Loan outstanding from time to time during such Due Period.

                  "Defaulted Mortgage Loan": A Mortgage Loan that is delinquent at least sixty days in respect of its Monthly Payments or more than thirty days delinquent in respect of its Balloon Payment, if any, such delinquency to be determined in either case without giving effect to any grace period permitted by the related Mortgage or Mortgage Note and without regard to any acceleration of payments under the related Mortgage and Mortgage Note.

                  "Defaulting Party":  As defined in Section 7.01(b).

                  "Defect":  As defined in Section 2.02(e).

                  "Deficient Valuation": With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction, in an amount less than the then outstanding principal balance of the Mortgage Loan, which amount results from a proceeding initiated under the Bankruptcy Code.

                  "Definitive Certificate":  As defined in Section 5.01(a).

                  "Denomination":  As defined in Section 5.01(a).

                  "Depositor": Bear Stearns Commercial Mortgage Securities Inc., a Delaware corporation, or its successor in interest.

                  "Depository": The Depository Trust Company, or any successor Depository hereafter named. The nominee of the initial Depository, for purposes of registering those Certificates that are to be Book-Entry Certificates, is Cede & Co. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(5) of the Uniform Commercial Code of the State of New York and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

                  "Depository Participant": A broker, dealer, bank or other financial institution or other Person for whom from time to time the Depository effects book-entry transfers and pledges of securities deposited with the Depository.

                  "Depository Rules":  As defined in Section 5.02(b).

                  "Determination Date": With respect to any Distribution Date, the 5th Business Day preceding such Distribution Date.

                  "Directing Certificateholder": The Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (i) absent such selection,
(ii) until a Directing Certificateholder is so selected or (iii) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class, as certified by the Certificate Registrar from time to time, will be the Directing Certificateholder.

                  "Directly Operate": With respect to any REO Property, the furnishing or rendering of services to the tenants thereof that are not customarily provided to tenants in connection with the rental of space "for occupancy only" within the meaning of Treasury Regulations Section 1.512(b)-1(c)(5), the management or operation of such REO Property, the holding of such REO Property primarily for sale to customers, the use of such REO Property in a trade or business conducted by the Trust Fund or the performance of any construction work on such REO Property (other than the completion of a building or improvement, where more than 10% of the construction of such building or improvement was completed before default became imminent), other than through an Independent Contractor; provided, however, that the Trustee (or the Special Servicer on behalf of the Trustee) shall not be considered to Directly Operate an REO Property solely because the Trustee (or the Special Servicer on behalf of the Trustee) establishes rental terms, chooses tenants, enters into or renews leases, deals with taxes and insurance or makes decisions as to repairs or capital expenditures with respect to such REO Property or takes other actions consistent with Treasury Regulations Section 1.856-4(b)(5)(ii).

                  "Discount Rate": A rate which, when compounded monthly, is equivalent to the Yield Rate when compounded semi-annually.

                  "Disqualified Organization": Any of (i) the United States, any State or political subdivision thereof, any possession of the United States or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions.

                  "Distributable Certificate Interest": With respect to any Distribution Date, as to any Class of Regular Certificates, the Accrued Certificate Interest in respect of such Class of Regular Certificates for such Distribution Date, reduced (to not less than zero) by an allocation to such Class of Certificates (other than in the case of the Class X Certificates) of any Certificate Deferred Interest for such Distribution Date.

                  "Distribution Accounts": Collectively, the Upper-Tier Distribution Account and the Lower-Tier Distribution Account.

                  "Distribution Date": The 14th day of any month, or if such 14th day is not a Business Day, the Business Day immediately following, commencing in March, 1999.

                  "Distribution Date Statement":  As defined in Section 4.02(a).

                  "Due Date": With respect to any Distribution Date and/or any Mortgage Loan (or REO Loan), as the case may be, the 1st day of the month in which such Distribution Date occurs.

                  "Due Period": With respect to any Distribution Date and any Mortgage Loan (or REO Loan), the period commencing on the second day of the month preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs. Notwithstanding the foregoing, in the event that the last day of a Due

Period is not a Business Day, any payments received with respect to the Mortgage Loans relating to such Due Period on the Business Day immediately following such day shall be deemed to have been received during such Due Period and not during any other Due Period.

                  "EDGAR": The Electronic Data Gathering and Retrieval System of the Commission.

                  "Eligible Account": Either (i) an account or accounts maintained with a federal or state chartered depository institution or trust company (including the Trustee) the long-term unsecured debt obligations of which are rated (A) not more than two rating levels below the rating then assigned to the most highly rated Class of Certificates then outstanding (but in no event less than "BBB") by S&P if the short-term unsecured debt obligations thereof are rated at least A-1 by S&P, and, if the short-term debt obligations thereof have not been rated by S&P, at least "AA" by S&P, and (B) at least (1) "Aa2" by Moody's if the deposits are to be held in such account for over 180 days, (2) "Aa3" by Moody's if the deposits are to be held in such account for more than 90 days but not more than 180 days, (3) "A1" by Moody's if the deposits are to be held in such account for more than 30 days but not more than 90 days and (4) "A2" by Moody's if the deposits are to be held in such account for 30 days or less, or as has been confirmed in writing by both Rating Agencies that such account would not cause a qualification, withdrawal or downgrade of the then current ratings assigned to any of the Certificates that are then currently being rated by them, if the deposits are to be held in such account 30 days or more or the short-term debt obligations of which have a short-term rating of not less than "P-1" by Moody's and "A-1" by S&P if the deposits are to be held in such account for less than 30 days, or such other account or accounts with respect to which each of the Rating Agencies shall have confirmed in writing that the then current rating assigned to any of the Certificates that are currently being rated by such Rating Agency will not be qualified, downgraded or withdrawn by reason thereof or (ii) a segregated trust account or accounts maintained with the corporate trust department of a federal or state chartered depository institution or trust company that, in either case, has a combined capital and surplus of at least $50,000,000 and has corporate trust powers, acting in its fiduciary capacity, provided that any state chartered depository institution or trust company is subject to regulation regarding fiduciary funds substantially similar to 12 C.F.R. ss. 9.10(b). Eligible Accounts may bear interest. No Eligible Account shall be evidenced by a certificate of deposit, passbook or other similar instrument.

                  "Eligible Investor": Either (i) a Qualified Institutional Buyer that is purchasing for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the offer, sale or transfer is being made in reliance on Rule 144A or (ii) an Institutional Accredited Investor.

                  "Environmental Assessment": A "Phase I assessment" as described in, and meeting the criteria of, (i) Chapter 5 of the FNMA Multifamily Guide or any successor provisions covering the same subject matter, in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a multifamily property or (ii) the American Society for Testing and Materials in the case of Specially Serviced Mortgage Loans as to which the related Mortgaged Property is a non-multifamily property.

                  "ERISA": The Employee Retirement Income Security Act of 1974, as amended.

                  "ERISA Prohibited Holder": As defined in Section
5.02(d)(i)(A).

                  "Escrow Payment": Any payment received by the Servicer or the Special Servicer for the account of any Mortgagor for application toward the payment of real estate taxes, assessments, insurance premiums and similar items in respect of the related Mortgaged Property, including amounts for deposit to any reserve account.

                  "Event of Default": One or more of the events described in
Section 7.01(a).

                  "Exchange Act": The Securities Exchange Act of 1934, as amended from time to time.

                  "Exchange Act Report": A Current Report on Form 8-K or an Annual Report on Form 10-K respecting the Trust Fund and/or the Certificates, and containing as exhibits the monthly Distribution Date Statement and the CSSA Standard Information Package and in each case under cover of the related form required by the Exchange Act and such other information that is required or specifically provided herein to be filed on behalf of the Trust under the Exchange Act pursuant to Section 4.02.

                  "Excess Interest": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, interest accrued on such Mortgage Loan allocable to the Excess Rate, including all interest accrued thereon. Excess Interest is an asset of the Trust Fund, but not of a REMIC.

                  "Excess Rate": With respect to each of the Mortgage Loans indicated on the Mortgage Loan Schedule as having a Revised Rate, the excess of
(i) the applicable Revised Rate over (ii) the applicable Mortgage Rate, each as set forth in the Mortgage Loan Schedule.

                  "F-K Component": One of the 5 components comprising the Class X Certificates, representing a "specified portion" (within the meaning of Treasury Regulations Section 1.860G-(1)(a)(2)(i)(C)) of the interest payments on the Class LF Uncertificated Interest, the Class LG Uncertificated Interest, the Class LH Uncertificated Interest, the Class LI Uncertificated Interest, the Class LJ Uncertificated Interest and the Class LK Uncertificated Interest.

                  "F-K Component Interest Accrual Amount": With respect to each Distribution Date, an amount equal to interest for the Related Interest Accrual Period at the F-K Component Pass-Through Rate accrued on the F-K Notional Amount outstanding immediately prior to such Distribution Date, commencing in the month of the Closing Date.

                  "F-K Component Pass-Through Rate": A rate equal to the excess, if any, of (i) the Weighted Average Net Mortgage Rate with respect to such Distribution Date of the Mortgage Loans of all of the Mortgage Loans outstanding as of the first day of the related Interest Accrual Period over (ii) the weighted average of (u) the Class F Pass-Through Rate, (v) the Class G Pass-Through Rate, (w) the Class H Pass-Through Rate, (x) the Class I Pass-Through Rate, (y) the Class J Pass-Through Rate and (z) the Class K Pass-Through Rate, weighted on the basis of the respective Certificate Balances of such Classes immediately prior to such Distribution Date.

                  "F-K Notional Amount": With respect to any Distribution Date, an amount equal to the (i) the Lower-Tier Principal Amount of the Class LF Uncertificated Interest, (ii) the Lower-Tier Principal Amount of the Class LG Uncertificated Interest, (iii) the Lower-Tier Principal Amount of the Class LH Uncertificated Interest, (iv) the Lower-Tier Principal Amount of the Class LI Uncertificated Interest, (v) the Lower-Tier Principal Amount of the Class LJ Uncertified Interest and (vi) the Lower-Tier Principal Amount of the Class LK Uncertificated Interest, in each case as of the preceding Distribution Date (after giving effect to the distribution of principal and allocation of Collateral Support Deficit on such Distribution Date), or the Cut-off Date in the case of the first Distribution Date.

                  "FDIC": Federal Deposit Insurance Corporation or any successor thereto.

                  "FHLMC": Federal Home Loan Mortgage Corporation or any successor thereto.

                  "Final Recovery Determination": A determination by the Special Servicer with respect to any Defaulted Mortgage Loan or REO Property (other than a Mortgage Loan or REO Property, as the case may be, that was purchased by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, by the Servicer, the Special Servicer or the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates pursuant to Section 9.01) that there has been a recovery of all Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenue and other payments or recoveries that, in the Special Servicer's judgment, exercised without regard to any obligation of the Special Servicer to make payments from its own funds pursuant to Section 3.07(b), will ultimately be recoverable.

                  "Fiscal Agent": ABN AMRO Bank N.V., a Netherlands Banking Corporation and its successors and assigns.

                  "FNMA": Federal National Mortgage Association or any successor thereto.

                  "Hazardous Materials": Any dangerous, toxic or hazardous pollutants, chemicals, wastes or substances, including, without limitation, those so identified pursuant to CERCLA or any other federal, state or local environmental related laws and regulations, and specifically including, without limitation, asbestos and asbestos-containing materials, polychlorinated biphenyls, radon gas, petroleum and petroleum products, urea formaldehyde and any substances classified as being "in inventory," "usable work in process" or similar classification which would, if classified as unusable, be included in the foregoing definition.

                  "Independent": When used with respect to any specified Person, any such Person who (i) is in fact independent of the Depositor, the Servicer, the Special Servicer, the Directing

Certificateholder and any and all Affiliates thereof, (ii) does not have any material direct financial interest in or any material indirect financial interest in any of the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof and (iii) is not connected with the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof as an officer, employee, promoter, underwriter, trustee, partner, director or Person performing similar functions; provided, however, that a Person shall not fail to be Independent of the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder or any Affiliate thereof merely because such Person is the beneficial owner of 1% or less of any class of securities issued by the Depositor, the Servicer, the Special Servicer or any Affiliate thereof, as the case may be.

                  "Independent Appraiser": An Independent, as that term is defined herein, MAI.

                  "Independent Contractor": Either (i) any Person that would be an "independent contractor" with respect to the Trust within the meaning of section 856(d)(3) of the Code if the Trust were a real estate investment trust (except that the ownership test set forth in that Section shall be considered to be met by any Person that owns, directly or indirectly, 35% or more of any Class of Certificates, or such other interest in any Class of Certificates as is set forth in an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, delivered to the Trustee and the Servicer), so long as the Trust does not receive or derive any income from such Person and provided that the relationship between such Person and the Trust is at arm's length, all within the meaning of Treasury Regulation Section 1.856-4(b)(5) (except that the Servicer or the Special Servicer shall not be considered to be an Independent Contractor under the definition in this clause (i) unless an Opinion of Counsel has been delivered to the Trustee to that effect) or (ii) any other Person (including the Servicer and the Special Servicer) upon receipt by the Trustee and the Servicer of an Opinion of Counsel, which shall be at no expense to the Trustee, the Servicer or the Trust Fund, to the effect that the taking of any action in respect of any REO Property by such Person, subject to any conditions therein specified, that is otherwise herein contemplated to be taken by an Independent Contractor will not cause such REO Property to cease to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or cause any income realized in respect of such REO Property to fail to qualify as Rents from Real Property.

                  "Institutional Accredited Investor": As defined in Section 5.02(b).

                  "Insurance Policy": With respect to any Mortgage Loan, any fire and hazard insurance policy with extended coverage, title policy or other insurance policy that is maintained from time to time in respect of such Mortgage Loan or the related Mortgaged Property.

                  "Insurance and Condemnation Proceeds": All proceeds paid under any Insurance Policy or in connection with the full or partial condemnation of a Mortgaged Property, in either case, to the extent such proceeds are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor, in either case, in accordance with the Servicing Standard.

                  "Interest Accrual Period": With respect to any Class of Regular Certificates or Uncertificated Lower-Tier Interests and any Distribution Date, the period beginning on the first day of the calendar month preceding the calendar month in which the related Distribution Date occurs and ending on the last day of the calendar month preceding the calendar month in which such Distribution Date occurs.

                  "Interest Distribution Amount": With respect to any Class of Regular Certificates for any Distribution Date, an amount equal to the sum of the Distributable Certificate Interest and the Class Unpaid Interest Shortfall with respect to such Class of Regular Certificates for such Distribution Date.

                  "Interest Reserve Account": The trust account created and maintained by the Servicer pursuant to Section 3.25 on behalf of the Certificateholders, into which the amounts set forth in Section 3.25 shall be deposited directly, and which must be an Eligible Account.

                  "Interest Reserve Loans": The Mortgage Loans identified as such on Schedule 4.

                  "Interested Person": The Depositor, the Servicer, the Special Servicer, the Directing Certificateholder, any Independent Contractor engaged by the Special Servicer, any Holder of a Certificate or any Affiliate of any such Person.

                  "Investment Account": As defined in Section 3.06(a).

                  "Investment Representation Letter": As defined in Section 5.02(b).

                  "Issue Price": With respect to each Class of Certificates, the "issue price" as defined in the REMIC Provisions.

                  "Late Collections": With respect to any Mortgage Loan, all amounts received thereon during any Due Period, whether as Monthly Payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal or interest due in respect of such Mortgage Loan (without regard to any acceleration of amounts due thereunder by reason of default) on a Due Date in a previous Due Period and not previously recovered. With respect to any REO Loan, all amounts received in connection with the related REO Property during any Due Period, whether as Insurance and Condemnation Proceeds, Liquidation Proceeds, REO Revenues or otherwise, which represent late collections of principal or interest due or deemed due in respect of such REO Loan or the predecessor Mortgage Loan (without regard to any acceleration of amounts due under the predecessor Mortgage Loan by reason of default) on a Due Date in a previous Due Period and not previously recovered. The term "Late Collections" shall specifically exclude Penalty Charges.

                  "Liquidation Event": With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made with respect to such Mortgage Loan; (iii) such Mortgage Loan is repurchased by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; (iv) such Mortgage Loan is purchased by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b); or (v) such Mortgage Loan is purchased by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the

Class LR Certificates pursuant to Section 9.01. With respect to any REO Property (and the related REO Loan), any of the following events: (i) a Final Recovery Determination is made with respect to such REO Property or (ii) such REO Property is purchased by the Controlling Class Certificateholders, the Servicer, the Special Servicer or the Holders of the Class LR Certificates pursuant to
Section 9.01.

                  "Liquidation Fee": A fee payable to the Special Servicer with respect to each Specially Serviced Mortgage Loan (other than the Servicing Retained Mortgage Loan as to which no such fee shall be payable) as to which the Special Servicer receives a full or discounted payoff with respect thereto from the related Mortgagor or any Liquidation Proceeds with respect thereto, equal to the product of the Liquidation Fee Rate and the proceeds of such full or discounted payoff or the Liquidation Proceeds (net of the costs and expenses associated with the related liquidation) related to such liquidated Specially Serviced Mortgage Loan, as the case may be; provided, however, that no Liquidation Fee shall be payable with respect to clauses (iii)-(v) of the definition of Liquidation Proceeds.

                  "Liquidation Fee Rate":  A rate equal to 1.00%.

                  "Liquidation Proceeds": Cash amounts (other than Insurance and Condemnation Proceeds and REO Revenues) received or paid by the Servicer in connection with: (i) the liquidation of a Mortgaged Property or other collateral constituting security for a Defaulted Mortgage Loan, through trustee's sale, foreclosure sale, REO Disposition or otherwise, exclusive of any portion thereof required to be released to the related Mortgagor in accordance with applicable law and the terms and conditions of the related Mortgage Note and Mortgage; (ii) the realization upon any deficiency judgment obtained against a Mortgagor; (iii) the purchase of a Defaulted Mortgage Loan by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b) or any other sale thereof pursuant to Section 3.18(c); (iv) the repurchase of a Mortgage Loan by the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; or (v) the purchase of a Mortgage Loan or REO Property by the Controlling Class Certificateholders, the Special Servicer or the Holders of the Class LR Certificates pursuant to Section 9.01; provided that "Liquidation Proceeds" will not include the portion of any such proceeds allocable to a Pari Passu Mortgage pursuant to the related Pari Passu Inter-Creditor Agreement or the portion of the Mortgage securing the Servicing Retained Mortgage Loan that is allocable to the Servicing Retained Paired Loan pursuant to the Servicing Retained Mortgage Loan Inter-Creditor Agreement.

                  "Loan Documents": With respect to each Mortgage Loan, the related Mortgage, Mortgage Note, all other documents in the related Mortgage File and any related agreements.

                  "Loan-to-Value Ratio": With respect to any Mortgage Loan, as of any date of determination, the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of such Mortgage Loan at the time of determination (assuming no defaults on or Principal Prepayments of the Mortgage Loans), and the denominator of which is the Original Value of the related Mortgaged Property.

                  "Lower-Tier Distribution Account": The segregated account or accounts (or sub-account) created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for the Certificateholders, which shall be entitled "LaSalle National Bank, as Trustee, in trust for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Lower-Tier Distribution Account". Any such account or accounts (or sub-account) shall be an Eligible Account.

                  "Lower-Tier Distribution Amount": As defined in Section
4.01(b).

                  "Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interests, (i) on or prior to the first Distribution Date, an amount equal to the Original Lower-Tier Principal Amount of such Class as specified in the Preliminary Statement hereto, and (ii) as of any date of determination after the first Distribution Date, an amount equal to the Certificate Balance of the Class of Related Certificates on the Distribution Date immediately prior to such date of determination (determined as adjusted pursuant to Section 1.02(iv)).

                  "Lower-Tier REMIC": One of two separate REMICs comprising the Trust Fund, the assets of which consist of the Mortgage Loans, any REO Property with respect thereto, such amounts as shall from time to time be held in the Certificate Account, the REO Account, if any, and the Lower-Tier Distribution Account, and all other property included in the Trust Fund that is not in the Upper-Tier REMIC, in each case excluding any Excess Interest paid or payable on an ARD Loan.

                  "MAI":  Member of the Appraisal Institute.

                  "Maturity Date": With respect to any Mortgage Loan as of any date of determination, the date on which the last payment of principal is due and payable under the related Mortgage Note or Mortgage Notes, after taking into account all Principal Prepayments received prior to such date of determination, but without giving effect to (i) any acceleration of the principal of such Mortgage Loan by reason of default thereunder, (ii) any grace period permitted by the related Mortgage Note or Mortgage Notes, or (iii) any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer pursuant to Section 3.20 occurring prior to such date of determination.

                  "Monthly Payment": With respect to any Mortgage Loan, the scheduled monthly payment of principal and/or interest on such Mortgage Loan, including any Balloon Payment, but excluding any Excess Interest in the case of an ARD Loan following its Anticipated Repayment Date, which is payable by a Mortgagor from time to time under the related Mortgage Note and applicable law, without regard to any acceleration of principal of such Mortgage Loan by reason of default thereunder or any modification, waiver or amendment of such Mortgage Loan granted or agreed to by the Servicer or the Special Servicer pursuant to
Section 3.20.

                  "Moody's": Moody's Investors Service, Inc. and its successors and assigns.

                  "Mortgage": With respect to any Mortgage Loan, the mortgage, deed of trust or other instrument securing a Mortgage Note and creating a lien on the fee or leasehold interest in the related Mortgaged Property.

                  "Mortgage Deferred Interest": With respect to any Mortgage Loan as of any Due Date that has been modified to reduce the rate at which interest is paid currently below the Mortgage Rate, the excess, if any, of (a) interest accrued on the Stated Principal Balance thereof during the one-month interest accrual period set forth in the related Mortgage Note at the related Mortgage Rate over (b) the interest portion of the related Monthly Payment, as so modified or reduced, or, if applicable, the Assumed Scheduled Payment due on such Due Date.

                  "Mortgage File": With respect to any Mortgage Loan, but subject to Section 2.01, collectively the following documents:

                           (i) each original Mortgage Note, bearing, or
                  accompanied by, all prior and intervening endorsements or assignments showing a complete chain of endorsement or assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, and further endorsed (at the direction of the Depositor given pursuant to the Mortgage Loan Purchase and Sale Agreement), on its face or by allonge attached thereto, without recourse, to the order of the Trustee in the following form: "Pay to the order of LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, without recourse, representation or warranty, express or implied";

                           (ii) the original Mortgage (or a certified copy
                  thereof from the applicable recording office) and originals (or certified copies from the applicable recording office) of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording indicated thereon;

                           (iii) an original assignment of the Mortgage, in
                  recordable form, to "LaSalle National Bank, as trustee for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1"; provided that, with respect to the Servicing Retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                           (iv) an original or copy of any related Assignment of
                  Leases (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                           (v) an original assignment of any related Assignment
                  of Leases (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity); provided that, with respect to the Servicing Retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                           (vi) an original or copy of any related Security
                  Agreement (if such item is a document separate from the Mortgage) and the originals or copies of any intervening assignments thereof showing a complete chain of assignment from the originator of the Mortgage Loan to the Mortgage Loan Seller, in each case with evidence of recording thereon;

                           (vii) an original assignment of any related Security
                  Agreement (if such item is a document separate from the Mortgage), in recordable form, executed by the Mortgage Loan Seller in favor of the Trustee (in such capacity); provided that, with respect to the Servicing retained Mortgage Loan, a copy of the equivalent delivered to the Trustee under the Servicing Retained Servicing Agreement shall be delivered hereunder;

                           (viii) originals or copies of all consolidation,
                  assumption, modification, written assurance and substitution agreements, with evidence of recording thereon, where appropriate, in those instances where the terms or provisions of the Mortgage, Mortgage Note or any related security document have been consolidated or modified or the Mortgage Loan has been assumed;

                           (ix) the original lender's title insurance policy or
                  a copy thereof effective as of the date of the recordation of the Mortgage Loan, together with all endorsements or riders that were issued with or subsequent to the issuance of such policy, insuring the priority of the Mortgage as a first lien on the Mortgagor's fee interest in the Mortgaged Property, or if the policy has not yet been issued, an original or copy of a written commitment, interim binder or the pro forma title insurance policy, dated as of the date on which the related Mortgage Loan was funded;

                           (x) the original or a copy of any guaranty of the
                  obligations of the Mortgagor under the Mortgage Loan;

                           (xi) all UCC Financing Statements and continuation
                  statements or copies thereof sufficient to perfect (and maintain the perfection of) the security interest held by the originator of the Mortgage Loan (and each assignee prior to the Trustee) in and to the personalty of the Mortgagor at the Mortgaged Property (in each case with evidence of filing thereon), and to transfer such security interest to the Trustee;

                           (xii) the original power of attorney or a copy
                  thereof (with evidence of recording thereon) granted by the Mortgagor if the Mortgage, any Mortgage Note or other document or instrument referred to above was not signed by the Mortgagor;

                           (xiii) with respect to any Mortgage Loan with
                  Additional Debt that is subordinate to such Mortgage Loan, a subordination agreement, pursuant to which such Additional Debt is subordinated to such Mortgage Loan; with respect to each Related Trust Fund Mortgage Loan, the related Pari Passu Intercreditor Agreement, a copy of the note evidencing the related Pari Passu Loan and a copy of the Pari Passu LC, if any; and with respect to the Servicing Retained Mortgage Loan, a copy of the Servicing Retained Servicing Agreement and the Servicing Retained Mortgage Loan Intercreditor Agreement; and

                           (xiv) a survey of the related Mortgaged Property; and

                           (xv) any additional documents required to be added to
                  the Mortgage File pursuant to this Agreement;

provided, however, that whenever the term "Mortgage File" is used to refer to documents actually received by the Trustee, or a Custodian appointed thereby, such term shall not be deemed to include such documents and instruments required to be included therein unless they are actually so received.

                  "Mortgage Loan": Each of the mortgage loans transferred and assigned to the Trustee pursuant to Section 2.01 and from time to time held in the Trust Fund; it being understood that the Pari Passu Loan and the Servicing Retained Paired Mortgage Loan are not Mortgage Loans.

                  "Mortgage Loan Purchase and Sale Agreement": The agreement between the Depositor and the Mortgage Loan Seller, relating to the transfer of all of the Mortgage Loan Seller's right, title and interest in and to the Mortgage Loans.

                  "Mortgage Loan Schedule": The list of Mortgage Loans transferred on the Closing Date to the Trustee as part of the Trust Fund, attached hereto as Exhibit B, which list sets forth the following information with respect to each Mortgage Loan:

                           (i) the loan I.D. number (as specified in Annex A to
                  the Prospectus);

                           (ii) the name of the related Mortgaged Property;

                           (iii) the street address (including city, state and
                  zip code) of the related Mortgaged Property;

                           (iv) the Mortgage Rate in effect at origination;

                           (v) the Net Mortgage Rate in effect at the Cut-off
                  Date;

                           (vi) the original principal balance;

                           (vii) the Cut-off Date Principal Balance;

                           (viii) the Maturity Date principal balance based on
                  information contained in such Mortgage;

                           (ix) the (a) original term to stated maturity, (b)
                  remaining term to stated maturity and (c) Maturity Date;

                           (x) the Anticipated Repayment Date, and the Revised
                  Rate, if applicable;

                           (xi) the original amortization term;

                           (xii) the first Due Date;

                           (xiii) the amount of the Monthly Payment due on the
                  first Due Date following the Cut-off Date;

                           (xiv) the Original Value of the related Mortgaged
                  Property;

                           (xv) the Loan-to-Value Ratio at the Cut-off Date;

                           (xvi) the Underwritten Debt Service Coverage Ratio;

                           (xvii) the applicable Servicing Fee Rate;

                           (xviii) whether the Mortgage Loan is an Actual/360
                  Mortgage Loan;

                           (xix) whether the Mortgage Loan is a 30/360 Mortgage
                  Loan;

                           (xx) the nature of the borrower's interest in the
                  related Mortgaged Property (i.e. fee, leasehold or both);

                           (xxi) the lien position of the Mortgage Loan (i.e.
                  first or second mortgage); and

                           (xxii) a brief description of provisions governing
                  prepayment penalties, yield maintenance charges and related lockout periods.

                  Such Mortgage Loan Schedule shall also set forth the aggregate of the amounts described under clause (vii) above for all of the Mortgage Loans. Such list may be in the form of more than one list, collectively setting forth all of the information required.

                  "Mortgage Loan Seller": Bear, Stearns Funding, Inc., a Delaware corporation or its successors in interest.

                  "Mortgage Note": The original executed note evidencing all or a portion of the indebtedness of a Mortgagor under a Mortgage Loan, together with any rider, addendum or amendment thereto.

                  "Mortgage Rate": With respect to: (i) any Mortgage Loan on or prior to its Maturity Date, the annualized rate at which interest is scheduled (in the absence of a default) to accrue on such Mortgage Loan from time to time in accordance with the related Mortgage Note and applicable law, exclusive of the Revised Rate and, in the case of the Servicing Retained Mortgage Loan, exclusive of the Servicing Retained Mortgage Loan Servicing Fee Rate; (ii) any Mortgage Loan after its Maturity Date, the annualized rate described in clause
(i) above determined without regard to the passage of such Maturity Date; provided, however, for purposes of the preceding clause (i) and (ii) that if any Mortgage Loan does not accrue interest on the basis of a 360-day year consisting of twelve 30-day months, then, solely for purposes of calculating the Class X Pass-Through Rate and the limit on the Pass-Through Rate of each other Class of Regular Certificates contained in the proviso to the definition of the Pass-Through Rate for each Class Regular Certificates (other than the Class X Certificates), the Mortgage Rate of such Mortgage Loan for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of such Mortgage Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually accrued (exclusive of Default Interest or Excess Interest) in respect of such Mortgage Loan during such one-month period at the related Mortgage Rate; further provided, that, except with respect to the first Distribution Date occurring in March 1999, with respect to each Interest Reserve Loan, the Mortgage Rate for the one month period (A) preceding the Due Dates that occur in January and February in any year which is not a leap year (other than 1999) or preceding the Due Date that occurs in February in any year which is a leap year, and (B) preceding the Due Date in March in any year (other than 1999), will be the per annum rate stated in the related Mortgage Note or Mortgage Notes; and provided further, that with respect to the Mortgage Rate for each Interest Reserve Loan for the month of February 1999, because no Withheld Amount will be set aside for February 1999, the Mortgage Rate for such month will be deemed to be the annual rate calculated on the basis of a 360 day year comprised of twelve 30 day months necessary to produce the amount of interest that actually did accrue thereon during such month (i.e., 28 days of interest); and (iii) any REO Loan, the annualized rate described in clause (i) or (ii), as applicable, above determined as if the predecessor Mortgage Loan had remained outstanding.

                  "Mortgaged Property": The real property subject to the lien of a Mortgage.

                  "Mortgagor": The obligor or obligors on a Mortgage Note, including without limitation, any Person that has acquired the related Mortgaged Property and assumed the obligations of the original obligor under the Mortgage Note.

                  "Net Investment Earnings": With respect to either the Certificate Account, the Interest Reserve Account or any REO Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date, the amount, if any, by which the aggregate of all interest and other income realized during such period on funds relating to the Trust Fund held in such account, exceeds the aggregate of all losses, if any, incurred during such period in connection with the investment of such funds in accordance with
Section 3.06.

                  "Net Investment Loss": With respect to either the Certificate Account, the Interest Reserve Account or any REO Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date, the amount by which the aggregate of all losses, if any, incurred during such period in connection with the investment of funds relating to the Trust Fund held in such account in accordance with Section 3.06, exceeds the aggregate of all interest and other income realized during such period on such funds.

                  "Net Mortgage Rate": With respect to any Mortgage Loan or REO Loan, as of any date of determination, a rate per annum equal to the related Mortgage Rate minus the Servicing Fee Rate.

                  "Net Operating Income": With respect to any Mortgaged Property, for any Mortgagor's fiscal year end, the total operating revenues derived from such Mortgaged Property during such period, minus the total operating expenses incurred in respect of such Mortgaged Property during such period, other than (i) non-cash items such as depreciation, (ii) amortization,
(iii) actual capital expenditures and (iv) debt service on the related Mortgage Loan.

                  "New Lease": Any lease of REO Property entered into at the direction of the Special Servicer on behalf of the Trust, including any lease renewed, modified or extended on behalf of the Trust, if the Trust has the right to renegotiate the terms of such lease.

                  "Non-Public Certificate": Unless and until registered under the Securities Act, any Class F, Class G, Class H, Class I, Class J, Class K, Class L, Class R or Class LR Certificate.

                  "Nonrecoverable Advance": Any Nonrecoverable P&I Advance, Nonrecoverable Servicing Advance, Servicing Retained Nonrecoverable P&I Advance or Servicing Retained Nonrecoverable Servicing Advance.

                  "Nonrecoverable P&I Advance": Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Loan which, in the judgment of the Servicer, the Trustee or the Fiscal Agent, as applicable, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Loan. The determination by the Servicer, the Trustee or the Fiscal Agent, as applicable, that it has made a Nonrecoverable P&I Advance or that any proposed P&I Advance, if made, would constitute a Nonrecoverable P&I Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee and the Depositor, in the case of the Servicer or the Fiscal Agent, and to the Depositor, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance). The Trustee shall be entitled to conclusively rely on the Servicer's determination that a P&I Advance is nonrecoverable and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's and/or Trustee's determination that a P&I Advance is nonrecoverable.

                  "Nonrecoverable Servicing Advance": Any Servicing Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property which, in the judgment of the Servicer, the Trustee or the Fiscal Agent, as the case may be, will not be ultimately recoverable, together with any accrued and unpaid interest thereon, from Late Collections or any other recovery on or in respect of such Mortgage Loan or REO Property. The determination by the Servicer, the Trustee or the Fiscal Agent, as the case may be, that it has made a Nonrecoverable Servicing Advance or that any proposed Servicing Advance, if made, would constitute a Nonrecoverable Servicing Advance, shall be evidenced by an Officer's Certificate delivered to the Trustee, the Depositor and the Fiscal Agent, in the case of the Servicer, and to the Depositor and the Fiscal Agent, in the case of the Trustee. The Officer's Certificate shall set forth such determination of nonrecoverability and the considerations of the Servicer, the Trustee or the Fiscal Agent, as applicable, forming the basis of such determination (which shall include but shall not be limited to information, to the extent available, such as related income and expense statements, rent rolls, occupancy status and property inspections, and shall include an Appraisal of the related Mortgage Loan or Mortgaged Property, the cost of which Appraisal shall be advanced by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance). The Trustee will be entitled to conclusively rely on the Servicer's determination that a Servicing Advance is nonrecoverable and the Fiscal Agent shall be entitled to conclusively rely on the Servicer's and/or the Trustee's determination that a Servicing Advance is nonrecoverable.

                  "Non-U.S. Person": Any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or
(ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

                  "Notional Amount": The A-1 Component Notional Amount, the A-2 Component Notional Amount, the B Component Notional Amount, the C-E Component Notional Amount or the F-K Notional Amount, as the case may be.

                  "NRSRO": A nationally recognized statistical rating organization.

                  "Offered Certificates": The Class A, Class B, Class C, Class D Class E and Class X Certificates.

                  "Officer's Certificate": A certificate signed by a Servicing Officer of the Servicer or the Special Servicer, as the case may be, or a Responsible Officer of the Trustee or the Fiscal Agent, as the case may be.

                  "Opinion of Counsel": A written opinion of counsel, who may, without limitation, be salaried counsel for or counsel routinely retained by the Depositor, the Servicer or the Special Servicer, acceptable in form and delivered to the Trustee, except that any opinion of counsel relating to (a) the qualification of the Upper-Tier REMIC or Lower-Tier REMIC as a REMIC or the imposition of a tax thereon, (b) compliance with the REMIC Provisions, (c) the resignation of the Servicer, the Special Servicer or the Depositor pursuant to
Section 6.04, (d) the determination of who is an Independent Contractor for purposes of Section 856(d)(3) of the Code, (e) whether REO Property will constitute "foreclosure property" for purposes of Section 860G(a)(8) of the Code, (f) whether an extension of a Mortgage Loan would constitute a "significant modification" within the meaning of Treasury Regulations Section 1.860G-2(b) or (g) whether the liquidation of assets of the Trust constitutes a "qualified liquidation" for purposes of Section 860F(a)(4) of the Code, must be an opinion of counsel who is in fact Independent of the Depositor, the Servicer, the Special Servicer or the Directing Certificateholder, as applicable.

                  "Original Certificate Balance": With respect to any Class of Regular Certificates (other than the Class X Certificates), the initial aggregate principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "Original Lower-Tier Principal Amount": With respect to any Class of Uncertificated Lower-Tier Interest, the initial principal amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "Original Notional Amount": With respect to the A-1 Component, the A-2 Component, the B Component, the C-E Component or the F-K Component, the respective initial aggregate Notional Amount thereof as of the Closing Date, in each case as specified in the Preliminary Statement.

                  "Original Value": The Appraised Value of a Mortgaged Property based upon the Appraisal conducted in connection with the origination of the related Mortgage Loan.

                  "OTS": The Office of Thrift Supervision or any successor thereto.

                  "Ownership Interest": As to any Certificate, any ownership or security interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

                  "P&I Advance": As to any Mortgage Loan, Pari Passu Loan or REO Loan, any advance made by the Servicer, the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 or Section 7.05.

                  "P&I Advance Determination Date": With respect to any Distribution Date, the Second Business Day prior to such Distribution Date.

                  "Pari Passu Account": The custodial account or accounts created and maintained by the Servicer pursuant to Section 3.04(a) in the name of the Trustee on behalf of the owner or holder of the Pari Passu Loan, into which the amounts set forth in Section 3.04(a) shall be deposited directly. Any such account or accounts shall be an Eligible Account.

                  "Pari Passu Intercreditor Agreement": That certain intercreditor agreement, dated August 7, 1998 by and between the Mortgage Loan Seller and the initial holder of the Pari Passu Loan relating to the relative rights of the holder of the Related Trust Fund Mortgage Loan and the holder of such Pari Passu Loan, as the same may be amended from time to time.

                  "Pari Passu LC": A letter of credit that may be drawn and applied to the repayment of the Pari Passu Loan related to Mortgage Loan No. 11969 if the conditions to mandatory prepayment of such Pari Passu Loan contained in the related loan documentation are satisfied.

                  "Pari Passu Loan": The mortgage loan secured by the Pari Passu Mortgage on a pari passu basis with the Related Trust Fund Mortgage Loan pursuant to the terms of the Pari Passu Intercreditor Agreement. The Pari Passu Loan is not a Mortgage Loan.

                  "Pari Passu Mortgage": Collectively, the Mortgages securing the Pari Passu Loan.

                  "Pass-Through Rate": Any of the Class A-1 Pass-Through Rate, the Class A-2 Pass-Through Rate, the Class B Pass-Through Rate, the Class C Pass-Through Rate, the Class D Pass-Through Rate, the Class E Pass-Through Rate, the Class F Pass-Through Rate, the Class G Pass-Through Rate, the Class H Pass-Through Rate, the Class I Pass-Through Rate, the Class J Pass-Through Rate, the Class K Pass-Through Rate, the A-1 Component Pass-Through Rate, the A-2 Component Pass-Through Rate, the B Component Pass-Through Rate, the C-E Component Pass-Through Rate and the F-K Component Pass-Through Rate.

                  "Paying Agent": The paying agent appointed pursuant to Section 5.06.

                  "Penalty Charges": With respect to any Mortgage Loan (or successor REO Loan), any amounts actually collected thereon from the Mortgagor that represent late payment charges or Default Interest, other than a Yield Maintenance Charge or Excess Interest.

                  "Percentage Interest": As to any Certificate, the percentage interest evidenced thereby in distributions required to be made with respect to the related Class. With respect to any Regular Certificate, the percentage interest is equal to the Denomination of such Certificate divided by the Original Certificate Balance or initial Notional Amount, as applicable, of such Class of Certificates as of the Closing Date. With respect to a Residual Certificate, the Percentage Interest is set forth on the face thereof.

                  "Permitted Investments": Any one or more of the following obligations or securities, regardless of whether issued by the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent or any of their respective Affiliates and having the required ratings, if any, provided for in this definition:

                  (xxiii) direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, FNMA, FHLMC or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America that mature in one year or less after the date of issuance; provided that any obligation of, or guarantee by, FNMA or FHLMC, other than an unsecured senior debt obligation of FNMA or FHLMC, shall be a Permitted Investment only if such investment would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as evidenced in writing;

                  (xxiv) time deposits, unsecured certificates of deposit, or bankers' acceptances that mature in 1 year or less after the date of issuance and are issued or held by any depository institution or trust company (including the Trustee) incorporated or organized under the laws of the United States of America or any State thereof and subject to supervision and examination by federal or state banking authorities, so long as the commercial paper or other short-term debt obligations of such depository institution or trust company are rated at least P-1 by Moody's and A-1+ by S&P or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate, as evidenced in writing;

                  (xxv) repurchase agreements or obligations with respect to any security described in clause (i) above where such security has a remaining maturity of 1 year or less and where such repurchase obligation has been entered into with a depository institution or trust company (acting as principal) described in clause (ii) above;

                  (xxvi) debt obligations bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof which mature in one year or less from the date of issuance, which debt obligations are rated at least "AA-" by S&P and either (A) are rated P-1 by Moody's or (B) have the following long-term ratings from Moody's (1) Aaa if such obligations mature in more than 180 days from the date of issuance, (2) Aa3 if such obligations mature in more than 90 days but less than 180 days from the date of issuance, (3) Aa2 if such obligations mature in 90 days from the date of issuance and (4) A2 if such obligations mature in 30 days or less from the date of issuance, or such other rating as would not result in the downgrading, withdrawal or qualification of the then-current rating assigned by each Rating Agency to any Certificate as specified in writing by each of the Rating Agencies; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investment therein will cause the then-outstanding principal amount of securities issued by such corporation and held in the accounts established hereunder to exceed 10% of the sum of the aggregate principal balance and the aggregate principal amount of all Permitted Investments in such accounts;

                  (xxvii) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations) payable on demand or on a specified date maturing in 1 year or less after the date of issuance thereof and which is rated at least P-1 by Moody's and A-1+ by S&P;

                  (xxviii) money market funds, rated Aaa by Moody's and rated AAAm or AAAmG by S&P; (xxix) any other demand, money market or time deposit, obligation, security or investment, (a) with respect to which each Rating Agency shall have confirmed in writing that such investment will not result in a downgrade, qualification or withdrawal of the then-current rating of the Certificates that are currently being rated by such Rating Agency and (b) which qualifies as a "cash flow investment" pursuant to Section 860G(a)(6) of the Code;

provided, however, that in each case, if the investment is rated by S&P, (a) it shall not have an "r" highlighter affixed to its rating from S&P, (b) it shall have a predetermined fixed dollar of principal due at maturity that cannot vary or change and (c) any such investment that provides for a variable rate of interest must have an interest rate that is tied to a single interest rate index plus a fixed spread, if any, and move proportionately with such index; and provided, further, however, that no such instrument shall be a Permitted Investment (a) if such instrument evidences principal and interest payments derived from obligations underlying such instrument and the interest payments with respect to such instrument provide a yield to maturity at the time of acquisition of greater than 120% of the yield to maturity at par of such underlying obligations or (b) if such instrument may be redeemed at a price below the purchase price; provided, further, that no amount beneficially owned by either the Upper-Tier REMIC or the Lower-Tier REMIC (even if not yet deposited in the Trust) may be invested in investments (other than money market funds) treated as equity interests for federal income tax purposes, unless the Servicer receives an Opinion of Counsel, at its own expense, to the effect that such investment will not adversely affect the status of either the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC under the Code or result in the imposition of a tax on such Upper-Tier REMIC or Lower-Tier REMIC. Permitted Investments that are subject to prepayment or call may not be purchased at a price in excess of par.

                  "Person": Any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

                  "Placement Agent":  Bear, Stearns & Co. Inc.

                  "Plan":  As defined in Section 5.02(c).

                  "Prepayment Assumption": A "constant prepayment rate" of 0% used for determining the accrual of original issue discount, market discount and premium, if any, on the Certificates for federal income tax purposes, assuming that each Mortgage Loan with an Anticipated Repayment Date prepays on such date.

                  "Principal Distribution Amount": With respect to any Distribution Date, an amount equal to the sum of (a) the Scheduled Principal Distribution Amount for such Distribution Date, (b) the Unscheduled Principal Distribution Amount for such Distribution Date and (c) the Principal Shortfall for such Distribution Date.

                  "Principal Prepayment": Any payment of principal made by the Mortgagor on a Mortgage Loan which is received in advance of its scheduled Due Date and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

                  "Principal Shortfall": For any Distribution Date after the initial Distribution Date, the amount, if any, by which (a) the related Principal Distribution Amount for the preceding Distribution Date, exceeded (b) the aggregate amount distributed in respect of principal on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates for such preceding Distribution Date pursuant to Section 4.01(a) on such preceding Distribution Date. The Principal Shortfall for the initial Distribution Date will be zero.

                  "Prospectus": The Prospectus dated August 18, 1998, as supplemented by the Prospectus Supplement dated January 27, 1999 relating to the offering of the Offered Certificates.

                  "Purchase Price": With respect to any Mortgage Loan to be purchased by the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement, by the Servicer, the Special Servicer or the Controlling Class Certificateholders pursuant to Section 3.18(b), or by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates pursuant to Section 9.01 or to be otherwise sold pursuant to
Section 3.18(c), a price equal to:

                           (xxx) the outstanding principal balance of such
                  Mortgage Loan as of the date of purchase; plus

                           (xxxi) all accrued and unpaid interest on such
                  Mortgage Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of purchase; plus

                           (xxxii) all related unreimbursed Servicing Advances
                  and accrued and unpaid interest on related Advances at the Reimbursement Rate (except where the Servicer is the purchaser), and unpaid Special Servicing Fees allocable to such Mortgage Loan; plus

                           (xxxiii) if such Mortgage Loan is being purchased by
                  the Mortgage Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor and the Trustee in respect of the Breach or Defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation.

With respect to any REO Property to be sold pursuant to Section 3.18(c), the amount calculated in accordance with the preceding sentence in respect of the related REO Loan.

                  "Qualified Institutional Buyer": As defined in Section
5.02(b).

                  "Qualified Insurer": (i) With respect to any Mortgage Loan, REO Loan or REO Property, an insurance company or security or bonding company qualified to write the related Insurance Policy in the relevant jurisdiction with a minimum insurance financial strength rating of at least "Baa2" by Moody's and a minimum claims paying ability rating of at least "A" by S&P, or, if not rated by either, as has been confirmed in writing by each would not cause a downgrade of the then current ratings assigned to any of the Certificates that are then currently being rated by them and (ii) with respect to the fidelity bond and errors and omissions Insurance Policy required to be maintained pursuant to Section 3.07(c), an insurance company that has (A) an insurance financial strength rating by Moody's that is no lower than two ratings below the rating assigned to the then highest rated outstanding Certificate, but in no event lower than "Baa2", and that has a claims paying ability rating of at least "A" by S&P, or, in the case of clauses (i) and (ii), such other rating as each Rating Agency shall have confirmed in writing will not cause such Rating Agency to downgrade, qualify or withdraw the then-current rating assigned to any of the Certificates that are then currently being rated by such Rating Agency.

                  "Rated Final Distribution Date": As to each Class of Certificates, February 14, 2031, the first Distribution Date after the 24th month following the end of the amortization term for the Mortgage Loan that, as of the Cut-off Date, has the longest remaining amortization term.

                  "Rating Agency": Each of Moody's and S&P or their respective successors in interest. If neither such rating agency nor any successor remains in existence, "Rating Agency" shall be deemed to refer to such other NRSRO or other comparable Person designated by the Depositor, notice of which designation shall be given to the Trustee, the Fiscal Agent, the Servicer and the Special Servicer, and specific ratings of Moody's and S&P herein referenced shall be deemed to refer to the equivalent ratings of the party so designated.

                  "Record Date": With respect to any Distribution Date, the last Business Day of the month immediately preceding the month in which such Distribution Date occurs.

                  "Registrar Office":  As defined in Section 5.02(a).

                  "Regular Certificate": Any of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates.

                  "Reimbursement Rate": The rate per annum (compounded monthly) applicable to the accrual of interest on Servicing Advances in accordance with
Section 3.03(d) and P&I Advances in accordance with Section 4.03(d), which rate per annum shall equal the "Prime Rate" published in the "Money Rates" section of the New York edition of "The Wall Street Journal" (or, if such section or publication is no longer available, such other comparable publication as determined by the Trustee in its reasonable discretion) as may be in effect from time to time, or, if the "Prime Rate" no longer exists, such other comparable rate (as determined by the Trustee in its reasonable discretion) as may be in effect from time to time.

                  "Related Certificates" and "Related Uncertificated Lower-Tier Interest": For the following Classes of Uncertificated Lower-Tier Interests, the related Class of Certificates set forth below and for the following Classes of Certificates, the related Class of Uncertificated Lower-Tier Interests set forth below:

                                         Related Uncertificated
  Related Certificate                    Lower-Tier Interest

  Class A-1 Certificate                  Class LA-1 Uncertificated Interest
  Class A-2 Certificate                  Class LA-2 Uncertificated Interest
  Class B Certificate                    Class LB Uncertificated Interest
  Class C Certificate                    Class LC Uncertificated Interest
  Class D Certificate                    Class LD Uncertificated Interest
  Class E Certificate                    Class LE Uncertificated Interest
  Class F Certificate                    Class LF Uncertificated Interest
  Class G Certificate                    Class LG Uncertificated Interest
  Class H Certificate                    Class LH Uncertificated Interest
  Class I Certificate                    Class LI Uncertificated Interest
  Class J Certificate                    Class LJ Uncertificated Interest
  Class K Certificate                    Class LK Uncertificated Interest

                  "Related Trust Fund Mortgage Loan": The Mortgage Loans designated as Mortgage Loan ID number 11969A and 11969B on the Mortgage Loan Schedule which are secured by liens co-equal to the liens securing the related Pari Passu Loan pursuant to the Pari Passu Mortgage.

                  "REMIC": A "real estate mortgage investment conduit" as defined in Section 860D of the Code (or any successor thereto).

                  "REMIC Provisions": Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and temporary and final Treasury Regulations (or proposed regulations that would apply by reason of their proposed effective date to the extent not inconsistent with temporary or final regulations) and any rulings promulgated thereunder, as the foregoing may be in effect from time to time.

                  "Rents from Real Property": With respect to any REO Property, gross income of the character described in Section 856(d) of the Code.

                  "REO Account": A segregated custodial account or accounts (or subaccounts) created and maintained by the Special Servicer pursuant to Section
3.16 on behalf of the Trustee in trust for the Certificateholders, which shall be entitled "GE Capital Realty Group, Inc, as Special Servicer, in trust for registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, REO Account." Any such account or accounts shall be an Eligible Account.

                  "REO Acquisition": The acquisition for federal income tax purposes of any REO Property pursuant to Section 3.09.

                  "REO Disposition": The sale or other disposition of the REO Property pursuant to Section 3.18(d).

                  "REO Extension":  As defined in Section 3.16(a).

                  "REO Loan": The Mortgage Loan deemed for purposes hereof to be outstanding with respect to each REO Property. Each REO Loan shall be deemed to be outstanding for so long as the related REO Property (or, with respect to the Servicing Retained Mortgage Loan, an interest therein) remains part of the Trust Fund, as providing for Assumed Scheduled Payments on each Due Date therefor, and otherwise as having the same terms and conditions as its predecessor Mortgage Loan, including, without limitation, with respect to the calculation of the Mortgage Rate in effect from time to time (such terms and conditions to be applied without regard to the default on such predecessor Mortgage Loan). Each REO Loan shall be deemed to have an initial outstanding principal balance and Stated Principal Balance equal to the outstanding principal balance and Stated Principal Balance, respectively, of its predecessor Mortgage Loan as of the date of the related REO Acquisition. All amounts due and owing in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, accrued and unpaid interest, shall continue to be due and owing in respect of an REO Loan. All amounts payable or reimbursable to the Servicer, the Special Servicer, the Fiscal Agent or the Trustee, as applicable, in respect of the predecessor Mortgage Loan as of the date of the related REO Acquisition, including, without limitation, any unpaid Special Servicing Fees and Servicing Fees and any unreimbursed Advances, together with any interest accrued and payable to the Servicer, the Fiscal Agent or the Trustee in respect of such Advances in accordance with Section 3.03(d) or
Section 4.03(d), shall continue to be payable or reimbursable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of an REO Loan. Collections in respect of each REO Loan (exclusive of amounts to be applied to the payment of, or to be reimbursed to the Servicer or the Special Servicer for the payment of, the costs of operating, managing and maintaining the related REO Property) shall be treated: first, as a recovery of accrued and unpaid interest on such REO Loan at the related Mortgage Rate in effect from time to time to but not including the Due Date in the Due Period of receipt; second, as a recovery of principal of such REO Loan to the extent of its entire unpaid principal balance; and third, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing in respect of such REO Loan, including, without limitation, (i) Yield Maintenance Charges and Penalty Charges and (ii) Excess Interest and other amounts, in that order.

                  "REO Loan Accrual Period": With respect to any REO Loan and any Due Date therefor, the one-month period immediately preceding such Due Date.

                  "REO Property": A Mortgaged Property acquired by the Special Servicer on behalf of, and in the name of, the Trustee for the benefit of the Certificateholders through foreclosure, acceptance of a deed-in-lieu of foreclosure or otherwise in accordance with applicable law in connection with the default or imminent default of a Mortgage Loan.

                  "REO Revenues": All income, rents and profits derived from the ownership, operation or leasing of any REO Property.

                  "Request for Release": A release signed by a Servicing Officer of the Servicer or the Special Servicer, as applicable, in the form of Exhibit F attached hereto.

                  "Residual Certificate": Any Class R Certificate or Class LR Certificate issued, authenticated and delivered hereunder.

                  "Responsible Officer": When used with respect to the initial Trustee or Fiscal Agent, any vice president, assistant vice president, corporate trust officer or assistant corporate trust officer in the Asset-Backed Securities Trust Services Group of LaSalle National Bank or ABN AMRO Bank NV, as the case may be, and with respect to any successor Trustee or Fiscal Agent, any officer in the corporate trust department of the Trustee or Fiscal Agent, as the case may be, or any other officer of the Trustee or Fiscal Agent customarily performing functions similar to those performed by any of the above designated officers to whom a particular matter is referred by the Trustee or Fiscal Agent because of such officer's knowledge of and familiarity with the particular subject.

                  "Retained Servicing Fiscal Agent": The fiscal agent under and pursuant to the Servicing Retained Servicing Agreement.

                  "Retained Servicing Servicer": The "Servicer" under and pursuant to the Servicing Retained Servicing Agreement.

                  "Retained Servicing Special Servicer": The "Special Servicer" under and pursuant to the Servicing Retained Servicing Agreement.

                  "Retained Servicing Trustee": The trustee under and pursuant to the Servicing Retained Servicing Agreement.

                  "Revised Rate": With respect to the Mortgage Loans, the increased interest rate after the Anticipated Repayment Date (in the absence of a default) for each applicable Mortgage Loan, as calculated and as set forth in the related Mortgage Loan.

                  "S&P": Standard & Poor's Ratings Services, a division of McGraw-Hill Co., Inc. and its successors and assigns.

                  "S&P List of Approved Servicers": List of approved Servicers and Special Servicers published by S&P.

                  "Scheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of the principal portions of (a) all Monthly Payments (excluding Balloon Payments) due in respect of the Mortgage Loans during or, if and to the extent not previously received or advanced pursuant to
Section 4.03 in respect of a preceding Distribution Date, prior to the related Due Period, and all Assumed Scheduled Payments for the related Due Period, in each case to the extent either (i) paid by the Mortgagor as of the Business Day preceding the related Servicer Remittance Date (and not previously distributed to Certificateholders) or (ii) advanced by the Servicer. the Trustee or the Fiscal Agent, as applicable, pursuant to Section 4.03 in respect of such Distribution Date, and (b) all Balloon Payments to the extent received during the related Due Period, and to the extent not included in clause (a) above.

                  "Securities Act":  The Securities Act of 1933, as amended.

                  "Security Agreement": With respect to any Mortgage Loan, any security agreement or equivalent instrument, whether contained in the related Mortgage or executed separately, creating in favor of the holder of such Mortgage a security interest in the personal property constituting security for repayment of such Mortgage Loan.

                  "Senior Principal Distribution Cross-Over Date": The first Distribution Date as of which the aggregate Certificate Balance of the Class A-1 Certificates and the Class A-2 Certificates, without giving effect to any distributions in respect of principal on such Distribution Date, exceeds the sum of (a) the aggregate Stated Principal Balance of the Mortgage Loans that will be outstanding immediately following such Distribution Date and (b) the portion of the Available Distribution Amount for such Distribution Date that will remain after the distribution of interest has been made on the Class A Certificates on such Distribution Date.

                  "Servicer": GE Capital Loan Services, Inc. a Delaware corporation, and its successor in interest and assigns, or any successor Servicer appointed as herein provided.

                  "Servicer Remittance Date": With respect to any Distribution Date, the Business Day preceding such Distribution Date.

                  "Servicing Account": The account or accounts created and maintained pursuant to Section 3.03.

                  "Servicing Advances": All customary, reasonable and necessary "out of pocket" costs and expenses (including attorneys' fees and expenses and fees of real estate brokers) incurred by the Servicer, the Trustee or the Fiscal Agent, as applicable, in connection with the servicing and administering of (a) a Mortgage Loan (or Pari Passu Mortgage Loan) in respect of which a default, delinquency or other unanticipated event has occurred or as to which a default is reasonably foreseeable or (b) an REO Property, including, but not limited to, the cost of (i) compliance with the Servicer's obligations set forth in Section 3.03(c), (ii) the preservation, restoration and protection of a Mortgaged Property, (iii) obtaining any Insurance and

Condemnation Proceeds or any Liquidation Proceeds of the nature described in clauses (i) - (iv) of the definition of "Liquidation Proceeds," (iv) any enforcement or judicial proceedings with respect to a Mortgaged Property, including foreclosures, and (v) the operation, leasing, management, maintenance and liquidation of any REO Property. With respect to the Pari Passu Loan and the Related Trust Fund Mortgage Loan, and with respect to the Servicing Retained Mortgage Loan and the Servicing Retained Paired Mortgage Loan, Servicing Advances will be allocated on the basis specified in the definition of "Appraised Value."

                  "Servicing Fee": With respect to each Mortgage Loan and REO Loan, the fee payable to the Servicer pursuant to the first paragraph of Section 3.11(a).

                  "Servicing Fee Rate": With respect to any Distribution Date and (x) each Mortgage Loan other than the Servicing Retained Mortgage Loans, and with respect to the Pari Passu Loan, a rate equal to 0.057% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a year assumed to consist of 360 days and twelve 30-day months as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date), and (y) the Servicing Retained Mortgage Loan, a rate equal to 0.055% per annum.

                  "Servicing Officer": Any officer and/or employee of the Servicer or the Special Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans, whose name and specimen signature appear on a list of servicing officers furnished by the Servicer and the Special Servicer to the Trustee and the Depositor on the Closing Date, as such list may be amended from time to time thereafter.

                  "Servicing Retained Mortgage Loan": The Mortgage Loan designated as Mortgage Loan ID number 16393 on the Mortgage Loan Schedule.

                  "Servicing Retained Mortgage Loan Intercreditor Agreement":
That certain intercreditor agreement, dated as of June 29, 1998 by and between the Mortgage Loan Seller and the initial holder of the Servicing Retained Mortgage Loan and the holder of the Servicing Retained Paired Loan.

                  "Servicing Retained Mortgage Loan Servicing Fee Rate": The "Servicing Fee Rate" applicable to the Servicing Retained Mortgage Loan as defined in the Servicing Retained Servicing Agreement.

                  "Servicing Retained Mortgage Loan Special Servicing Fee Rate":
The "Special Servicing Fee Rate" applicable to the Servicing Retained Mortgage Loan as defined in the Servicing Retained Servicing Agreement.

                  "Servicing Retained Nonrecoverable P&I Advance": Any "Nonrecoverable P&I Advance" (as defined in the Servicing Retained Servicing Agreement) made with respect to the Servicing Retained Mortgage Loan pursuant to and in accordance with the Servicing Retained Servicing Agreement.

                  "Servicing Retained Nonrecoverable Servicing Advance": Any "Nonrecoverable Servicing Advance" (as defined in the Servicing Retained Servicing Agreement) made with respect to the Servicing Retained Mortgage Loan pursuant to and in accordance with the Servicing Retained Servicing Agreement; provided that if the Retained Servicing Servicer shall have made a "Servicing Advance" (as defined in the Servicing Retained Servicing Agreement) in the nature of an expenditure benefiting the related Mortgaged Property generally, the portion thereof attributable to the Servicing Retained Mortgage Loan shall be determined based on the outstanding balances of the Servicing Retained Mortgage Loan and the Servicing Retained Paired Mortgage Loan on the date such advance was made.

                  "Servicing Retained Paired Mortgage Loan" means the mortgage loan identified on the Schedule G attached to the Servicing Retained Servicing Agreement. The Servicing Retained Paired Mortgage Loan is not a Mortgage Loan.

                  "Servicing Retained Servicing Agreement": That certain pooling and servicing agreement, dated as of June 1, 1998 by and among the Depositor, Banc One Mortgage Capital Markets, LLC, as servicer, AMRESCO Management, Inc., as special servicer, LaSalle National Bank, as trustee and ABN AMRO Bank N.V., as fiscal agent.

                  "Servicing Standard":  As defined in Section 3.01(a).

                  "Servicing Transfer Event": With respect to any Mortgage Loan, the occurrence of any of the following events:

                           (xxxiv) a payment default shall have occurred on such
                  Mortgage Loan at its original maturity date, or if the maturity date of such Mortgage Loan has been extended, a payment default occurs on such Mortgage Loan at its extended maturity date; or

                           (xxxv) any Monthly Payment (other than a Balloon
                  Payment) is 60 days or more delinquent; or

                           (xxxvi) the date upon which the Servicer determines
                  that a payment default has occurred or is imminent or is reasonably likely to occur and is not likely to be cured by the related Mortgagor within 60 days; or

                           (xxxvii) the date upon which a decree or order of a
                  court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs being entered against the related Mortgagor; provided, however, that if such decree or order is discharged or stayed within 60 days of being entered, such Mortgage Loan shall not be a Specially Serviced Mortgage Loan (and no Special Servicing Fees, Workout Fees or Liquidation Fees will be payable with respect thereto); or

                           (xxxviii) the related Mortgagor shall consent to the
                  appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such Mortgagor or of or relating to all or substantially all of its property; or

                           (xxxix) the related Mortgagor shall admit in writing
                  its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                           (xl) a default of which the Servicer has actual
                  notice (other than a failure by such Mortgagor to pay principal or interest) and which in the opinion of the Servicer materially and adversely affects the interests of the Certificateholders has occurred and remained unremedied for the applicable grace period specified in such Mortgage Loan (or if no grace period is specified, 60 days); or

                           (xli) the Servicer has received actual notice of the
                  foreclosure or proposed foreclosure of any lien on the related Mortgaged Property.

                  "Similar Law":  As defined in Section 5.02 (c).

                  "Special Servicer": GE Capital Realty Group, Inc., a Texas corporation, or any successor special servicer appointed as herein provided.

                  "Special Servicing Fee": With respect to each Specially Serviced Mortgage Loan and REO Loan, the fee payable to the Special Servicer pursuant to the first paragraph of Section 3.11(b).

                  "Special Servicing Fee Rate": With respect to each Specially Serviced Mortgage Loan and each REO Loan, (other than the Servicing Retained Mortgage Loan), and the Pari Passu Loan (during such period as it would be a Specially Serviced Mortgage Loan if it were a Mortgage Loan), 0.25% per annum computed on the basis of the Stated Principal Balance of the related Mortgage Loan and on the basis of a 360-day year with twelve 30-day months, and with respect to the Servicing Retained Mortgage Loan, 0.125% per annum computed on the basis of the Stated Principal Balance thereof and on the basis of a 360-day year with twelve 30-day months.

                  "Specially Serviced Mortgage Loan": As defined in Section 3.01(a).

                  "Startup Day": The day designated as such in Section 10.10(b).

                  "State Street Bank and Trust Company": State Street Bank and Trust Company and its successors and assigns.

                  "Stated Principal Balance": With respect to any Mortgage Loan, as of any date of determination, an amount equal to (x) the Cut-off Date Principal Balance of such Mortgage

Loan, plus (y) any Mortgage Deferred Interest added to the principal balance of such Mortgage Loan on or before the end of the immediately preceding Due Period minus (z) the sum of:

                           (xlii) the principal portion of each Monthly Payment
                  due on such Mortgage Loan after the Cut-off Date, to the extent received from the Mortgagor or advanced by the Servicer and distributed to Certificateholders on or before such date of determination;

                           (xliii) all Principal Prepayments received with
                  respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination;

                           (xliv) the principal portion of all Insurance and
                  Condemnation Proceeds and Liquidation Proceeds received with respect to such Mortgage Loan after the Cut-off Date, to the extent distributed to Certificateholders on or before such date of determination; and

                           (xlv) any reduction in the outstanding principal
                  balance of such Mortgage Loan resulting from a Deficient Valuation that occurred prior to the end of the Due Period for the most recent Distribution Date.

                  With respect to any REO Loan, as of any date of determination, an amount equal to (x) the Stated Principal Balance of the predecessor Mortgage Loan as of the date of the related REO Acquisition, minus (y) the sum of:

                           (xlvi) the principal portion of any P&I Advance made
                  with respect to the predecessor Mortgage Loan on or after the date of the related REO Acquisition, to the extent distributed to Certificateholders on or before such date of determination; and

                           (xlvii) the principal portion of all Insurance and
                  Condemnation Proceeds, Liquidation Proceeds and REO Revenues received with respect to such REO Loan, to the extent distributed to Certificateholders on or before such date of determination.

                  A Mortgage Loan or an REO Loan shall be deemed to be part of the Trust Fund and to have an outstanding Stated Principal Balance greater than zero until the Distribution Date on which the payments or other proceeds, if any, received in connection with a Liquidation Event in respect thereof are to be (or, if no such payments or other proceeds are received in connection with such Liquidation Event, would have been) distributed to Certificateholders, following which Distribution Date, the Stated Principal Balance of such Mortgage Loan will be zero.

                  "Subordinate Certificate": Any Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J or Class K Certificate.

                  "Sub-Servicer": Any Person with which the Servicer or the Special Servicer has entered into a Sub-Servicing Agreement.

                  "Sub-Servicing Agreement": The written contract between the Servicer or the Special Servicer, as the case may be, and any Sub-Servicer relating to servicing and administration of Mortgage Loans as provided in
Section 3.22.

                  "Tax Returns": The federal income tax returns on Internal Revenue Service Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return, including Schedule Q thereto, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation, or any successor forms, to be filed on behalf of each of the Upper-Tier REMIC and the Lower-Tier REMIC due to its classification as a REMIC under the REMIC Provisions, together with any and all other information, reports or returns that may be required to be furnished to the Certificateholders or filed with the Internal Revenue Service or any other governmental taxing authority under any applicable provisions of federal, state or local tax laws.

                  "30/360 Mortgage Loans": The Mortgage Loans indicated as such on the Mortgage Loan Schedule.

                  "Transfer": Any direct or indirect transfer, sale, pledge, hypothecation, or other form of assignment of any Ownership Interest in a Certificate.

                  "Transfer Affidavit": As defined in Section 5.02(d).

                  "Transferee": Any Person who is acquiring by Transfer any Ownership Interest in a Certificate.

                  "Transferor": Any Person who is disposing by Transfer any Ownership Interest in a Certificate.

                  "Transferor Letter": As defined in Section 5.02(d).

                  "Trust": The trust created hereby and to be administered hereunder.

                  "Trust Fund": The segregated pool of assets subject hereto, constituting the Trust, consisting of: (i) the Mortgage Loans as from time to time are subject to this Agreement and all payments under and proceeds of such Mortgage Loans received after the Cut-off Date (other than payments of principal and interest due and payable on such Mortgage Loans on or before the Cut-off
Date), together with all documents included in the related Mortgage Files; (ii) such funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, any Servicing Accounts, and, if established, the REO Account; (iii) any REO Property; (iv) the rights of the mortgagee under all Insurance Policies with respect to the Mortgage Loans and (v) the rights of the Depositor under Sections 2, 3.2, 3.3, 3.4, 3.5, 3.6 and 5 of the Mortgage Loan Purchase and Sale Agreement.

                  "Trustee": LaSalle National bank, a national bank chartered under the laws of the United States of America, in its capacity as trustee and its successors in interest, or any successor trustee appointed as herein provided.

                  "Trustee Exception Report":  As defined in Section 2.02(e).

                  "Trustee Fee": With respect to each Mortgage Loan and for any Distribution Date, the fee to be paid to the Trustee pursuant to Section 8.05 as compensation for the Trustee's activities under this Agreement. The Trustee Fee shall be paid by the Servicer on each Distribution Date. Subject to Section 3.11 hereof, no Trustee Fee will be payable hereunder with respect to the Pari Passu Loan.

                  "UCC": The Uniform Commercial Code, as enacted in each applicable state.

                  "UCC Financing Statement": A financing statement executed and filed pursuant to the UCC, as in effect in the relevant jurisdiction.

                  "Uncertificated Lower-Tier Interests": Any of the Class LA-1, Class LA-2, Class LB, Class LC, Class LD, Class LE, Class LF, Class LG, Class LH, Class LI, Class LJ and Class LK Uncertificated Interests.

                  "Underwritten Debt Service Coverage Ratio": With respect to any Mortgage Loan, the ratio of (i) Underwritten Net Cash Flow with respect to the related Mortgaged Property to (ii) the aggregate amount of the Monthly Payments due for the 12-month period immediately following the Cut-off Date, except with respect to those Mortgage Loans identified on Schedule 2 where Monthly Payments initially pay interest only, but for purposes of this definition only, shall be assumed to include interest and principal (based upon the amortization schedule length indicated on Schedule 2); provided, however, that in the case of a Servicing Retained Mortgage Loan or the Related Trust Fund Mortgage Loan, the amount in the preceding clause (i) shall be an amount equal to the product of (A) the amount that would be in such clause (i) without giving effect to this proviso and (B) a fraction, the numerator of which is equal to the principal amount of such Servicing Retained Mortgage Loan or Related Trust Fund Mortgage Loan, as applicable, and the denominator of which is equal to the sum of such numerator and the principal amount of (a) the Servicing Retained Paired loan in the case of the Servicing Retained Mortgage Loan, or (b) the related Pari Passu Loan in the case of a Related Trust Fund Mortgage Loan.

                  "Underwritten Net Cash Flow": With respect to any Mortgage Loan, the estimated annual revenue derived from the use and operation of such Mortgaged Property, less (i) estimated variable annual expenses, including operating expenses (such as utilities, administrative expenses, repairs and maintenance, management fees and advertising), (ii) fixed expenses (such as insurance and real estate taxes) and (iii) capital expenditures for annual estimated replacement reserves, tenant improvements and leasing commissions, in each case excluding certain non-operating expenses as depreciation, amortization, partnership distributions and financing fees; provided, however, that in the case of the Servicing Retained Mortgage Loan or the Related Trust Fund Mortgage Loan, the amount in the preceding clause shall be an amount equal to the product of (A) the amount that would be in such clause without giving effect to this proviso and (B) a fraction, the numerator of which is equal to the principal amount of such Servicing Retained Mortgage Loan or Related Trust Fund Mortgage Loan, as applicable, and the denominator of which is equal to the sum of such numerator and the principal amount of (a) the Servicing Retained Paired Loan in the case of the Servicing Retained Mortgage Loan, or (b) related the Pari Passu Loan in the case of a Related Trust Fund Mortgage Loan.

                  "Underwriter":  Bear, Stearns & Co. Inc.

                  "Uninsured Cause": Any cause of damage to property subject to a Mortgage such that the complete restoration of such property is not fully reimbursable by the hazard insurance policies or flood insurance policies required to be maintained pursuant to Section 3.07.

                  "Unscheduled Principal Distribution Amount": With respect to any Distribution Date, the aggregate of:

                  (a) all Principal Prepayments received on the Mortgage Loans during the related Due Period; and

                  (b) the principal portions of all Liquidation Proceeds, Insurance and Condemnation Proceeds and, if applicable, REO Revenues received with respect to the Mortgage Loans and any REO Loans during the related Due Period, but in each case only to the extent that such principal portion represents a recovery of principal for which no advance was previously made pursuant to Section 4.03 in respect of a preceding Distribution Date.

                  "Upper-Tier Distribution Account": The segregated account or accounts (or sub-account) created and maintained by the Trustee pursuant to
Section 3.04(c) in trust for the Certificateholders, which shall be entitled LaSalle National Bank, as Trustee, in trust for the registered Holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Upper-Tier Distribution Account". Any such account or accounts (or subaccount) shall be an Eligible Account.

                  "Upper-Tier REMIC": One of the two separate REMICs comprising the Trust Fund, the assets of which consist of the Uncertificated Lower-Tier Interests and such amounts as shall from time to time be held in the Upper-Tier Distribution Account.

                  "U.S. Person": A citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury Regulations) or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof, an estate whose income is subject to United States federal income tax regardless of its source or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more such U.S. Persons have the authority to control all substantial decisions of such trust, (or, to the extent provided in applicable Treasury Regulations, certain trusts in existence on August 20, 1996 which are eligible to be treated as U.S. Persons).

                  "Voting Rights": The portion of the voting rights of all of the Certificates, which is allocated to any Certificate. At all times during the term of this Agreement, the Voting Rights shall be allocated among the various Classes of Certificateholders as follows: (i) 4% in the case of the Class X Certificates, and (ii) in the case of any other Class of Regular Certificates a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of such Class, in each case, determined as of the Distribution Date immediately preceding such time, and the denominator of which is equal to the aggregate Certificate Balance of the Regular Certificates, each determined as of the Distribution Date immediately preceding such time. Neither the Class R Certificates nor the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of any Class shall be deemed to be reduced by the amount allocated to such Class of any Appraisal Reductions related to Mortgage Loans as to which Liquidation Proceeds or other final payment has not yet been received. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates.

                  "Weighted Average Net Mortgage Rate": With respect to any Distribution Date, the weighted average of the applicable Net Mortgage Rates of the Mortgage Loans as of the first day of the related Interest Accrual Period, weighted on the basis of their respective Stated Principal Balances as of the preceding Distribution Date (after giving effect to the distribution of principal on such Distribution Date), or, in the case of the first Distribution Date, the Cut-off Date.

                  "Withheld Amounts":  As defined in Section 3.25(a).

                  "Workout Fee": The fee paid to the Special Servicer with respect to each Corrected Mortgage Loan other than with respect to the Servicing Retained Mortgage Loan as to which no such fee shall be payable.

                  "Workout Fee Rate": A fee of 1.00% of each collection of interest and principal, including (i) Monthly Payments, (ii) Balloon Payments and (iii) payments (other than those included in clause (i) or (ii) of this definition) at maturity, received on each Corrected Mortgage Loan (other than with respect to the Servicing Retained Mortgage Loan) for so long as it remains a Corrected Mortgage Loan.

                  "Yield Maintenance Charge": With respect to any Mortgage Loan, the yield maintenance charge set forth in the related Mortgage Loan documents.

                  "Yield Rate": With respect to any Mortgage Loan, the yield rate set forth in the related Mortgage Loan documents and applied to determine the amount of any Yield Maintenance Charge with respect to such Mortgage Loan.

SECTION 1.02.     Certain Calculations.

                  Unless otherwise specified herein, for purposes of determining amounts with respect to the Certificates and the rights and obligations of the parties hereto, the following provisions shall apply:

                  (a) All calculations of interest (other than as provided in the Mortgage Loan documents) provided for herein shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                  (b) All Servicing Fees and Special Servicing Fees shall be calculated on the basis of a 360-day year consisting of twelve 30-day months.

                  (c) Any Mortgage Loan payment is deemed to be received on the date such payment is actually received by the Servicer, the Special Servicer or the Trustee; provided, however, that for purposes of calculating distributions on the Certificates, Principal Prepayments with respect to any Mortgage Loan are deemed to be received on the date they are applied in accordance with the Servicing Standard consistent with the terms of the related Mortgage Note and Mortgage to reduce the outstanding principal balance of such Mortgage Loan on which interest accrues.

                  (d) Any reference to the Certificate Balance of any Class of Certificates on or as of a Distribution Date shall refer to the Certificate Balance of such Class of Certificates on such Distribution Date after giving effect to (a) any distributions made on such Distribution Date pursuant to
Section 4.01(a), (b) any Collateral Support Deficit allocated to such Class on such Distribution Date pursuant to Section 4.04 and (c) the addition of any Certificate Deferred Interest allocated to such Class and added to such Certificate Balance pursuant to Section 4.06(b).

                                   ARTICLE II
                          CONVEYANCE OF MORTGAGE LOANS;
                        ORIGINAL ISSUANCE OF CERTIFICATES

SECTION 2.01.     Conveyance of Mortgage Loans.

                  (a) The Depositor, concurrently with the execution and delivery hereof, does hereby assign, transfer and convey to the Trustee, without recourse, in trust for the benefit of the Certificateholders all the right, title and interest of the Depositor, including any security interest therein for the benefit of the Depositor, in, to and under (i) the Mortgage Loans identified on the Mortgage Loan Schedule, (ii) Sections 2, 3.2, 3.3, 3.4, 3.5, 3.6 and 5 of the Mortgage Loan Purchase and Sale Agreement, (iii) its rights under the Servicing Retained Servicing Agreement with respect to the Servicing of the Servicing Retained Mortgage Loan, and (iv) all other assets included or to be included in the Trust Fund. Such assignment includes all interest and principal received or receivable on or with respect to the Mortgage Loans (other than payments of principal and interest due and payable on the Mortgage Loans on or before the Cut-off Date). The transfer of the Mortgage Loans and the related rights and property accomplished hereby is absolute and, notwithstanding Section 11.07, is intended by the parties to constitute a sale. In connection with the assignment to the Trustee of Sections 2, 3.2, 3.3, 3.4, 3.5, 3.6 and 5 of the Mortgage Loan Purchase and Sale Agreement, it is intended that the Trustee get the benefit of Section 5 thereof in connection with any exercise of rights thereunder, and the Depositor shall use its reasonable best efforts to make available to the Trustee the benefits of
Section 5 thereof in connection with such exercise of rights.

                  In connection with the transfer and assignment of the Related Trust Fund Mortgage Loan to the Trustee, the Depositor does hereby deliver to the Trustee, with a copy to the Servicer and the Special Servicer, a copy of the Pari Passu Intercreditor Agreement, and assigns to the Trustee its rights as holder of the Related Trust Fund Mortgage Loan under the Pari Passu Intercreditor Agreement. The transfer and assignment of the Servicing Retained Mortgage Loan to the Trustee and the right to service such Mortgage Loan is subject to the terms and conditions of the Servicing Retained Servicing Agreement. In connection with the transfer and assignment of the Servicing Retained Mortgage Loan to the Trustee, the Depositor does hereby deliver to the Trustee, with a copy to the Servicer and Special Servicer, a copy of the Servicing Retained Servicing Agreement and the Servicing Retained Mortgage Loan Intercreditor Agreement, and assigns to the Trustee its rights as holder of the Servicing Retained Mortgage Loan under the Servicing Retained Mortgage Loan Intercreditor Agreement.

                  (b) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall direct, and hereby represents and warrants that it has directed, the Mortgage Loan Seller pursuant to the Mortgage Loan Purchase and Sale Agreement to deliver to and deposit with, or cause to be delivered to and deposited with, the Trustee or a Custodian appointed thereby, on or before the Closing Date, the Mortgage File for each Mortgage Loan so assigned. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any original Mortgage Note, the Mortgage Loan Seller shall deliver a copy or duplicate original of such Mortgage Note, together with an affidavit certifying that the original thereof has been lost or destroyed. If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents or instruments referred to in clauses (ii),
(iv), (vi), (viii), (xi) and (xii) of the definition of "Mortgage File," with evidence of recording thereon, solely because of a delay caused by the public recording office where such document or instrument has been delivered for recordation, the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (certified by the Mortgage Loan Seller to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, and either the original of such non-delivered document or instrument, or a photocopy thereof (certified by the appropriate county recorder's office, in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File," to be a true and complete copy of the original thereof submitted for recording), with evidence of recording thereon, is delivered to the Trustee or such Custodian within 120 days of the Closing Date (or within such longer period after the Closing Date as the Trustee may consent to, which consent shall not be unreasonably withheld so long as the Mortgage Loan Seller is, as certified in writing to the Trustee no less often than every 90 days, in good faith attempting to obtain from the appropriate county recorder's office such original or photocopy). If the Mortgage Loan Seller cannot deliver, or cause to be delivered, as to any Mortgage Loan, any of the documents and/or instruments referred to in the definition of "Mortgage File," with evidence of recording thereon, if applicable, for any other reason, including, without limitation, that such non-delivered document or instrument has been lost, the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b) shall be deemed to have been satisfied as to such non-delivered document or instrument, and such non-delivered document or instrument shall be deemed to have been included in the Mortgage File, provided that a photocopy of such non-delivered document or instrument (with evidence of recording thereon and certified in the case of the documents and/or instruments referred to in clause (ii) of the definition of "Mortgage File" by the appropriate county recorder's office to be a true and complete copy of the original thereof submitted for recording) is delivered to the Trustee or a Custodian appointed thereby on or before the Closing Date, together with an affidavit certifying that the original thereof has been lost or destroyed. Neither the Trustee nor any Custodian shall in any way be liable for any failure by the Mortgage Loan Seller or the Depositor to comply with the delivery requirements of the Mortgage Loan Purchase and Sale Agreement and this Section 2.01(b). With respect to any Mortgage Loan and notwithstanding the foregoing or the definition of "Mortgage File," the Mortgage Loan Seller may deliver a UCC-3 on or before the Closing Date that does not contain the filing information for the related UCC-1 and/or UCC-2 if such UCC-1 and/or UCC-2 has not been returned to the Mortgage Loan Seller by the applicable filing office, and the Mortgage Loan Seller may deliver an assignment referred to in clauses (iii), (v) or (vii) of the definition of "Mortgage File" that does not contain the recording information for the related Mortgage, Assignment of Leases or Security Agreement, as applicable, if such Mortgage, Assignment of Leases or Security Agreement has not been returned to the Mortgage Loan Seller by the applicable recording office. The Depositor shall obtain such filing or recording information from the Mortgage Loan Seller for such Mortgage Loans and cause such filing or recording information to be inserted into the applicable document.

(c) Except under the circumstances provided for in the last sentence of this subsection (c), the Mortgage Loan Seller shall as to each Mortgage Loan, promptly (and in any event within 30 days of the later of the Closing Date and the Trustee's or Custodian's actual receipt of the related documents) cause to be filed or recorded, as the case may be, in the appropriate public office for real property records or UCC Financing Statements, as appropriate, each assignment to the Trustee referred to in clauses (iii), (v) and (vii) of the definition of "Mortgage File" and each UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File." Each such assignment shall reflect that it should be returned by the public recording office to the Trustee or the Custodian following recording, and each such UCC-3 shall reflect that the file copy thereof should be returned to the Trustee or the Custodian following filing. Subject to Section 2.01(b), if any such document or instrument is lost or returned unrecorded or unfiled, as the case may be, because of a defect therein, the Mortgage Loan Seller shall prepare or cause to be prepared a substitute therefor or cure such defect, as the case may be, and shall cause the same to be duly recorded or filed, as appropriate, and thereafter to be delivered to the Custodian. The Depositor shall execute, or cause the Mortgage Loan Seller to execute, any replacement document or instrument being filed in substitution for any such lost or returned unrecorded or unfiled document or instrument and assist the Trustee or a Custodian or its agent by recording or filing such documents or instruments. Notwithstanding the foregoing, there shall be no requirement to record any assignment to the Trustee referred to in clause (iii),
(v) or (vii) of the definition of "Mortgage File," or to file any UCC-3 to the Trustee referred to in clause (xi) of the definition of "Mortgage File," in those jurisdictions where, in the written opinion of local counsel (which opinion shall not be an expense of the Trust Fund) acceptable to the Depositor and the Trustee, such recordation and/or filing is not required to protect the Trustee's interest in the related Mortgage Loans against sale, further assignment, satisfaction or discharge by the Mortgage Loan Seller, the Servicer, the Special Servicer, any Sub-Servicer or the Depositor.

                  (d) All documents and records in the Depositor's or the Mortgage Loan Seller's possession relating to the Mortgage Loans (including financial statements, operating statements and any other information provided by the respective Mortgagor from time to time), or copies thereof, that are not required to be a part of a Mortgage File in accordance with the definition thereof shall be delivered to the Servicer on or before the Closing Date (subject to Section 2.01(b) and shall be held by the Servicer on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  (e) In connection with the Depositor's assignment pursuant to subsection (a) above, the Depositor shall deliver, and hereby represents and warrants that it has delivered, to the Trustee and the Servicer, on or before the Closing Date, a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement, as in full force and effect, without amendment or modification, on the Closing Date.

                  (f) The Depositor shall use its reasonable best efforts to require that, promptly after the Closing Date, but in all events within three Business Days after the Closing Date, the Mortgage Loan Seller shall cause all funds on deposit in escrow accounts maintained with respect to the Mortgage Loans in the name of the Mortgage Loan Seller or any other name to be transferred to the Servicer (or a Sub-Servicer) for deposit into Servicing Accounts.

                  SECTION 2.02. Acceptance by Trustee.

                  (a) The Trustee, by the execution and delivery of this Agreement, acknowledges receipt by it or a Custodian on its behalf (but subject to (i) the provisions of Section 2.01, (ii) the further review provided for in this Section 2.02 and (iii) any exceptions noted on the Trustee Exception Report) of the applicable documents specified in the definition of "Mortgage File" with respect to each Mortgage Loan (including without limitation each related Mortgage Note), of a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement and of all other assets included in the Trust Fund, in good faith and without notice of any adverse claim, and declares that it or a Custodian on its behalf holds and will hold such documents and the other documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files, and that it holds and will hold such other assets included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders.



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

                  (b) Within 60 days of the Closing Date, the Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files; and, promptly following such review (but in no event later than 90 days after the Closing Date), the Trustee shall certify in writing to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer, the Directing Certificateholder (provided it shall have identified itself, and furnished to the Trustee a notice address for the delivery of such certification) and the Mortgage Loan Seller that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in the definition of "Mortgage File," as applicable, are in its possession, (ii) all documents delivered or caused to be delivered by the Mortgage Loan Seller constituting the Mortgage Files have been reviewed by it or by a Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan, and (iii) based on such examination and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses (i), (ii), (iii), (iv), (vi) and (ix)(c) in the definition of "Mortgage Loan Schedule" is correct.

                  (c) The Trustee or a Custodian on its behalf shall review each of the Mortgage Loan documents received thereby subsequent to the Closing Date; and, on or about the first anniversary of the Closing Date, the Trustee shall certify in writing to each of the Rating Agencies, the Depositor, the Servicer, the Special Servicer and the Mortgage Loan Seller that, as to each Mortgage Loan listed on the Mortgage Loan Schedule (other than any Mortgage Loan as to which a Liquidation Event has occurred or any Mortgage Loan specifically identified in any exception report annexed thereto as not being covered by such certification), (i) all documents specified in the definition of "Mortgage File," as applicable, are in its possession, (ii) all Mortgage Loan documents received by it or any Custodian have been reviewed by it or by such Custodian on its behalf and appear regular on their face and relate to such Mortgage Loan and
(iii) based on the examinations referred to in subsection (b) above and this subsection (c) and only as to the foregoing documents, the information set forth in the Mortgage Loan Schedule with respect to the items specified in clauses
(i), (ii), (iii), (iv), (vi) and (ix)(c) of the definition of "Mortgage Loan Schedule" is correct.

                  (d) It is herein acknowledged that neither the Trustee nor any Custodian is under any duty or obligation (i) to determine whether any of the documents specified in clauses (iv) - (viii), (x) and (xiv) of the definition of "Mortgage File" exist or are required to be delivered by the Depositor, the Mortgage Loan Seller or any other Person or (ii) to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are genuine, enforceable or appropriate for the represented purpose or that they are other than what they purport to be on their face.

                  (e) If, in the process of reviewing the Mortgage Files or at any time thereafter, the Trustee or any Custodian finds any document or documents constituting a part of the Mortgage File not to have been properly executed or, subject to Section 2.01(b), not to have been delivered, to contain information that does not conform in any material respect with the corresponding information set forth in the Mortgage Loan Schedule or to be defective on its face (each, a

"Defect" in the related Mortgage File), the Trustee shall promptly so notify the Depositor, the Servicer, the Special Servicer the Directing Certificateholder and the Mortgage Loan Seller (and in no event later than 90 days after the Closing Date and every 90 days thereafter until June 1, 2000, and annually thereafter), by providing a written report ( the "Trustee Exception Report") setting forth with particularity for each affected Mortgage Loan the nature of such Defect.

                  SECTION 2.03. Representations, Warranties and Covenants of the Depositor; Mortgage Loan Seller's Repurchase of Mortgage Loans for Defects in Mortgage Files and Breaches of Representations and Warranties.

                  (a) The Depositor hereby represents and warrants that:

                           (i) The Depositor is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and the Depositor has taken all necessary corporate action to authorize the execution, delivery and performance of this Agreement by it, and has the power and authority to execute, deliver and perform this Agreement and all the transactions contemplated hereby, including, but not limited to, the power and authority to sell, assign and transfer the Mortgage Loans in accordance with this Agreement;

                           (ii) Assuming the due authorization, execution and
                  delivery of this Agreement by each other party hereto, this Agreement and all of the obligations of the Depositor hereunder are the legal, valid and binding obligations of the Depositor, enforceable against the Depositor in accordance with the terms of this Agreement, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors' rights generally, and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                           (iii) The execution and delivery of this Agreement
                  and the performance of its obligations hereunder by the Depositor will not conflict with any provisions of any law or regulation to which the Depositor is subject, or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of the certificate of incorporation or the by-laws of the Depositor or any indenture, agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement; the Depositor has obtained any consent, approval, authorization or order of any court or governmental agency or body required for the execution, delivery and performance by the Depositor of this Agreement;

                           (iv) There is no action, suit or proceeding pending
                  or, to the Depositor's knowledge, threatened against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially


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

                  and adversely affect the validity of the Mortgage Loans or the ability of the Depositor to carry out the transactions contemplated by this Agreement;

                           (v) The transfer of the Mortgage Loans to the Trustee
                  as contemplated herein requires no regulatory approval, other than any such approvals as have been obtained, and is not subject to any bulk transfer or similar law in effect in any applicable jurisdiction except for any such approvals that have been received and copies of which have been provided to the Trustee and the Underwriter;

                           (vi) The Depositor is the lawful owner of the
                  Mortgage Loans with the full right and authority to sell, assign and transfer the Mortgage Loans to the Trust; and

                           (vii) The Depositor is transferring the Mortgage
                  Loans to the Trustee for the benefit of the Certificateholders free and clear of any and all liens, pledges, charges and security interests.

                  The representations and warranties of the Depositor set forth in this Section 2.03(a) shall survive the execution and delivery of this Agreement and shall inure to the benefit of the Persons for whose benefit they were made for so long as the Trust remains in existence. Upon discovery by any party hereto of any breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice thereof to the other parties hereto.

(b) If any Certificateholder, the Servicer, the Special Servicer (in the case of a Specially Serviced Mortgage Loan) or the Trustee discovers or receives notice of a Defect in any Mortgage File or a breach of any representation or warranty set forth in, or required to be made with respect to a Mortgage Loan by the Mortgage Loan Seller pursuant to, the Mortgage Loan Purchase and Sale Agreement (a "Breach"), which Defect or Breach, as the case may be, materially and adversely affects the value of any Mortgage Loan (or Pari Passu Loan) or the interests of the Certificateholders therein, such Certificateholder, the Servicer, the Special Servicer or the Trustee, as applicable, shall give prompt written notice of such Defect or Breach, as the case may be, to the Trustee, the Depositor, the Servicer, the Special Servicer, each Rating Agency, the Mortgage Loan Seller and shall request that the Mortgage Loan Seller, not later than the earlier of 90 days from the Mortgage Loan Seller's receipt of such notice or the Mortgage Loan Seller's discovery of such Breach, cure such Defect or Breach, as the case may be, in all material respects or repurchase the affected Mortgage Loan at the applicable Purchase Price or in conformity with the Mortgage Loan Purchase and Sale Agreement. Any Defect or Breach which causes any Mortgage Loan not to be a "qualified mortgage" (within the meaning of Section 860G(a)(3) of the Code) shall be deemed to materially and adversely affect the interest of Certificateholders therein. If a Defect or Breach has not been cured (or the related Mortgage Loan has not been repurchased) within the 90 day period specified above, the Servicer, the Special Servicer or the Trustee, as applicable, shall notify the Directing Certificateholder as to such Defect or Breach promptly following the expiration of such period.

If the affected Mortgage Loan is to be repurchased, the Trustee shall designate the Certificate Account as the account into which funds in the amount of the Purchase Price are to be deposited by wire transfer.

                  (c) In connection with any repurchase of a Mortgage Loan contemplated by this Section 2.03, the Trustee, the Servicer and the Special Servicer shall each tender to the Mortgage Loan Seller, upon delivery to each of the Trustee, the Servicer and the Special Servicer of a trust receipt executed by the Mortgage Loan Seller, all portions of the Mortgage File and other documents pertaining to such Mortgage Loan possessed by it, and each document that constitutes a part of the Mortgage File that was endorsed or assigned to the Trustee shall be endorsed or assigned, as the case may be, to the Mortgage Loan Seller in the same manner as provided in Section 3.3 of the Mortgage Loan Purchase and Sale Agreement.

                  (d) Section 3.3 of the Mortgage Loan Purchase and Sale Agreement provides the sole remedy available to the Certificateholders, or the Trustee on behalf of the Certificateholders, respecting any Defect in a Mortgage File or any Breach of any representation or warranty set forth in or required to be made pursuant to Section 3.2 of such Mortgage Loan Purchase and Sale Agreement.

                  (e) The Trustee and the Special Servicer (in the case of Specially Serviced Mortgage Loans) shall, for the benefit of the Certificateholders, enforce the obligations of the Mortgage Loan Seller under
Section 3.3 of the Mortgage Loan Purchase and Sale Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, shall be carried out in such form, to such extent and at such time as the Trustee or the Special Servicer, as the case may be, would require were it, in its individual capacity, the owner of the affected Mortgage Loan(s). The Trustee and the Special Servicer, as the case may be, shall be reimbursed for the reasonable costs of such enforcement: first, from a specific recovery of costs, expenses or attorneys' fees against the Mortgage Loan Seller; second, pursuant to Section 3.05(a)(vii), out of the related Purchase Price, to the extent that such expenses are a specific component thereof; and third, if at the conclusion of such enforcement action it is determined that the amounts described in clauses first and second are insufficient, then pursuant to Section 3.05(a)(viii), out of general collections on the Mortgage Loans on deposit in the Certificate Account.

                  SECTION 2.04. Execution of Certificates.

                  The Trustee hereby acknowledges the assignment to it of the Mortgage Loans and, subject to Sections 2.01 and 2.02, the delivery to it or a Custodian on its behalf of the Mortgage Files and a fully executed original counterpart of the Mortgage Loan Purchase and Sale Agreement, together with the assignment to it of all other assets included in the Trust Fund. Concurrently with such assignment and delivery and in exchange therefor, the Trustee acknowledges the issuance of the Uncertificated Lower-Tier Interests to the Depositor and the authentication and delivery of the Class LR Certificates to or upon the order of the Depositor, in exchange for the Mortgage Loans, receipt of which is hereby acknowledged, and immediately thereafter, the Trustee acknowledges that it has executed and caused the Authenticating Agent to authenticate and to deliver to or upon the order of the Depositor, in exchange for the Uncertificated Lower-Tier Interests, the Regular Certificates and the Class R Certificates, and the

Depositor hereby acknowledges the receipt by it or its designees, of such Certificates in authorized Denominations evidencing the entire beneficial ownership of the Upper-Tier REMIC.

                                  ARTICLE III
                 ADMINISTRATION AND SERVICING OF THE TRUST FUND


                  SECTION 3.01. Servicer to Act as Servicer; Special Servicer to Act as Special Servicer; Administration of the Mortgage Loans.

                  (a) Each of the Servicer and the Special Servicer shall diligently service and administer the Mortgage Loans and Pari Passu Loan which it is obligated to service pursuant to this Agreement on behalf of the Trustee for the benefit of the Certificateholders or for the benefit of the holder of such Pari Passu Loan (in each case as determined by the Servicer or the Special Servicer, as the case may be, in its good faith and reasonable business judgment) in accordance with applicable law, the terms of this Agreement and the terms of the respective Mortgage Loans or Pari Passu Loan and, to the extent consistent with the foregoing, with the same care, skill, prudence and diligence with which the Servicer or Special Servicer, as the case may be: (1) services and administers similar mortgage loans for other third-party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional, multifamily and commercial mortgage lenders servicing their own mortgage loans, or (2) services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Servicer or Special Servicer, as the case may be, whichever standard is higher, and with a view to the maximization of timely recovery of principal and interest on a present value basis on the Mortgage Loans, Pari Passu Loan or Specially Serviced Mortgage Loans or specially serviced Pari Passu Loan, as applicable, and the best interests of the Trust and the Certificateholders or for the benefit of the holder of such Pari Passu Loan, as determined by the Servicer or Special Servicer, as the case may be, in its reasonable judgment, notwithstanding:

                           (i) any relationship that the Servicer or the Special
Servicer, as the case may be, or any Affiliate thereof may have with the related Mortgagor or any other party to this Agreement;

                           (ii) the ownership of any Certificate by the Servicer
or the Special Servicer, as the case may be, or any Affiliate thereof;

                           (iii) the Servicer's obligation to make Advances;

                           (iv) the Servicer's or Special Servicer's, as the
case may be, right to receive compensation for its services hereunder or with respect to any particular transaction; and

                           (v) owning or managing any other mortgage loans or
mortgaged properties for third parties (the foregoing, collectively referred to as the "Servicing Standard").

                  Without limiting the foregoing, subject to Section 3.21 (other than with respect to any Pari Passu Loan), the Special Servicer shall be obligated to service and administer (i) any Mortgage Loans (or Pari Passu Loan) as to which a Servicing Transfer Event has occurred and is continuing (the "Specially Serviced Mortgage Loans") and (ii) any REO Properties; provided, however, that the Servicer shall continue to make all calculations, and prepare, or cause to be prepared, all reports to the Certificateholders required hereunder with respect to the Specially Serviced Mortgage Loans as if no Servicing Transfer Event had occurred and with respect to the REO Properties (and the related REO Loans) as if no REO Acquisition had occurred, and to render such incidental services with respect to such Specially Serviced Mortgage Loans and REO Properties as are specifically provided for herein; provided, further, however, that the Servicer shall not be liable for failure to comply with such duties insofar as such failure results from a failure of the Special Servicer to provide sufficient information to the Servicer to comply with such duties. Each Mortgage Loan (or Pari Passu Loan) that becomes a Specially Serviced Mortgage Loan shall continue as such until satisfaction of the conditions specified in
Section 3.21(a). Without limiting the foregoing, subject to Section 3.21 (other than with respect to any Pari Passu Loan), the Servicer shall be obligated to service and administer all Mortgage Loans (or Pari Passu Loan) which are not Specially Serviced Mortgage Loans; provided, however, that the Special Servicer shall make the inspections, use its reasonable best efforts consistent with the Servicing Standard to collect the statements and shall prepare the reports in respect of the related Mortgaged Properties with respect to Specially Serviced Mortgage Loans in accordance with Section 3.12 and, at its option, the Special Servicer may, provided it provides notice to the Servicer of its intention, perform inspections and use its reasonable best efforts consistent with the Servicing Standard to collect statements and prepare reports with respect to any other Mortgaged Property, all at no additional expense to the Trust, and if the Special Servicer takes such actions in compliance with the Servicing Standard and on the terms set forth herein and provides an Officer's Certificate certifying that it has done so on or before the date on which the Servicer otherwise would have been required to take such action, the Servicer shall be relieved of such obligations with respect to such Mortgaged Properties during such period.

                           (b) Subject only to the Servicing Standard and the
terms of this Agreement and of the respective Mortgage Loans (and to the terms of the Pari Passu Intercreditor Agreement in connection with the Pari Passu
Loan) the Servicer and the Special Servicer each shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, with respect to each Mortgage Loan (or Pari Passu Loan) it is obligated to service under this Agreement, each of the Servicer and the Special Servicer, in its own name, is hereby authorized and empowered by the Trustee and obligated to execute and deliver, on behalf of the Certificateholders and the Trustee or any of them, or on behalf of the holder of a Pari Passu Loan, any and all financing statements, continuation statements and other documents or instruments necessary to maintain the lien created by the related Mortgage (or Pari Passu Mortgage) or other security document in the related Mortgage File on the related Mortgaged Property and related collateral; subject to Section 3.20, any and all modifications, waivers, amendments or consents to or with respect to any documents contained in the related Mortgage File; and any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments. Subject to Section 3.10, the Trustee

(and related holder of any Pari Passu Loan) shall furnish, or cause to be furnished, to the Servicer or the Special Servicer any powers of attorney and other documents necessary or appropriate to enable the Servicer or the Special Servicer, as the case may be, to carry out its servicing and administrative duties hereunder; provided, however, that the Trustee shall not be held liable for any negligence with respect to, or misuse of, any such power of attorney by the Servicer or the Special Servicer.

                  Notwithstanding the foregoing, the rights and obligations of the Servicer and Special Servicer with respect to the Servicing Retained Mortgage Loan are subject to the rights and obligations of the Retained Servicing Servicer and Retained Servicing Special Servicer under and pursuant to the Servicing Retained Servicing Agreement. The Servicer shall use reasonable best efforts consistent with the Servicing Standard to monitor the servicing, and the Special Servicer shall use reasonable best efforts consistent with the Servicing Standard to monitor the Special Servicing, of the Servicing Retained Mortgage Loan pursuant to the Servicing Retained Servicing Agreement and shall enforce the rights of the Trust (as holder of the Servicing Retained Mortgage
Loan) under the Servicing Retained Servicing Agreement.

                  (c) The relationship of the Servicer to the Trustee under this Agreement is intended by the parties to be that of an independent contractor and not that of a joint venturer, partner or agent and neither the Servicer nor the Special Servicer shall have any liability for the action or inaction of any other party pursuant to this Agreement unless the other party's action or inaction triggered a duty by such party or such party specifically undertook to perform such action. Except as set forth in this Agreement, the Trustee shall not have any liability for the action or inaction of any other party pursuant to this Agreement.

                  SECTION 3.02. Collection of Payments.

                  (a) Each of the Servicer and the Special Servicer shall make reasonable best efforts consistent with the Servicing Standard to collect all payments called for under the terms and provisions of the Mortgage Loans and Pari Passu Loan it is obligated to service hereunder, and shall follow such collection procedures as are consistent with this Agreement (including, without limitation, the Servicing Standard). Notwithstanding anything to the contrary contained in this Agreement, the Servicer or Special Servicer, as the case may be, may take action to enforce the Trust Fund's right to apply excess cash flow to principal in accordance with the terms of the Loan Documents. Consistent with the foregoing, the Servicer or the Special Servicer each may in its discretion waive any Penalty Charge in connection with any delinquent payment on a Mortgage Loan it is obligated to service hereunder.

                  (b) All amounts collected on any Mortgage Loan (or Pari Passu
Loan) in the form of payments from Mortgagors, Insurance and Condemnation Proceeds or Liquidation Proceeds shall be applied to amounts due and owing under the related Mortgage Note or Mortgage Notes and Mortgage (including, without limitation, for principal and accrued and unpaid interest) in accordance with the express provisions of each related Mortgage Note and the related Mortgage (or the related mortgage note and Pari Passu Mortgage, in the case of a Pari Passu Loan) and, in the absence of such express provisions, shall be applied (after reimbursement to the Servicer, the



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Trustee and/or the Fiscal Agent for any related Advances and interest thereon at the Reimbursement Rate as provided herein):

         first, as a recovery of accrued and unpaid interest on such Mortgage Loan (or Pari Passu Loan) at the related Mortgage Rate (or the equivalent, in the case of a Pari Passu Loan) in effect from time to time to but not including the Due Date in the Due Period of receipt;

         second, as a recovery of principal of such Mortgage Loan (or Pari Passu
         Loan) to the extent of its entire unpaid principal balance; and

         third, in accordance with the Servicing Standard, as a recovery of any other amounts due and owing on such Mortgage Loan (or Pari Passu Loan), including, without limitation, Yield Maintenance Charges, Penalty Charges and Excess Interest. Amounts collected on any REO Loan shall be deemed to be applied in accordance with the definition thereof.

                  (c) To the extent consistent with the terms of the Mortgage Loans (or Pari Passu Loan) and applicable law, the Servicer shall apply all Insurance and Condemnation Proceeds it receives on a day other than the first day of a month to amounts due and owing under the related Mortgage Loan as if such Insurance and Condemnation Proceeds were received on the first day of the calendar month immediately succeeding the month in which such Insurance and Condemnation Proceeds were received.

(d) Notwithstanding anything herein to the contrary, the Servicer and the Special Servicer, as applicable, shall service a Pari Passu Loan for the benefit of the owner thereof in accordance with this Agreement as if it were a Mortgage Loan, and in connection therewith, the Servicer and the Special Servicer, as applicable, shall without limitation (i) receive all payments made with respect to a Pari Passu Loan and deposit such payments into the Pari Passu Account in accordance with Section 3.04 of this Agreement or the REO Account in accordance with Section 3.06 of this Agreement, (ii) subject to the first two provisos to this subsection (d), withdraw from the Pari Passu Account (no later than 10 days after the date of deposit therein pursuant to clause (i) above) and pay to the holder of the Pari Passu Loan, in accordance with the Pari Passu Loan and a Pari Passu Intercreditor Agreement, such amounts as are deposited therein pursuant to clause (i) above, (iii) determine, on behalf of the Trustee as holder of the Related Trust Fund Mortgage Loan, whether the conditions relating to a mandatory prepayment of a Pari Passu Loan have been satisfied or whether any consent requested pursuant to Section 2.1 of the Pari Passu Intercreditor Agreement should be withheld or granted, (iv) exercise, on behalf of the Trustee as the holder of the Related Trust Fund Mortgage Loan (which is entitled, pursuant to Section 3.3 of the Pari Passu Intercreditor Agreement, to exercise remedial rights with respect to the Pari Passu Loan), all remedial rights with respect to the Pari Passu Loan in accordance with the Pari Passu Intercreditor Agreement and otherwise in substantially the same way that it would exercise such rights with respect to the Related Trust Fund Mortgage Loan pursuant to the terms of this Agreement, (v) subject to the proviso to this subsection (d), make P&I Advances and Servicing Advances with respect to the Pari Passu Loan and the related Mortgaged Property in the same manner and on the same terms as are provided for in Section 4.03 of this Agreement with respect to the Mortgage Loans (except that references herein to the making of deposits into and withdrawals from the Certificate Account will, in the case of the Pari Passu Loan, be deemed


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

to refer instead to the making of deposits into and withdrawals from the Pari Passu Account), (vi) deliver reports and other information with respect to the Pari Passu Loan that is substantially similar to the information and reports that are required to be delivered with respect to the Mortgage Loans pursuant to
Section 4.02 of this Agreement and (vii) take such other actions with respect thereto as shall be required in accordance with the Servicing Standard, this Agreement and the Pari Passu Intercreditor Agreement; provided, however, that any withdrawals from the Pari Passu Account pursuant to clause (ii) above shall be net of any amounts that are payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent in respect of the Pari Passu Loan pursuant to this Agreement (including without limitation any Servicing Fees, Special Servicing Fees or other compensation payable to the Servicer or the Special Servicer in respect of the Pari Passu Loan and reimbursement of any P&I Advances or Servicing Advances made with respect to the Pari Passu Loan pursuant to clause (v) above) and other amounts payable in respect of the Pari Passu Loan; provided, further, that any withdrawals pursuant to clause (ii) above shall be made only from amounts received with respect to the Pari Passu Loan, and no amounts received with respect to any Mortgage Loans (including the Related Trust Fund Mortgage Loan) shall under any circumstance be paid to the holder of the Pari Passu Loan; provided, further, that the Servicer and Special Servicer shall be entitled to (i) reimbursement of Advances made with respect to the Pari Passu Loan, (ii) reimbursement of other expenses (including without limitation indemnity payments) with respect to the Pari Passu Loan and (iii) the Servicing Fee and the Special Servicing Fee, as applicable, and any other compensation payable to the Servicer and Special Servicer with respect to the Pari Passu Loan, in each case only from amounts received with respect to the Pari Passu Loan which are on deposit in the Pari Passu Account. The holder of a Pari Passu Loan shall not have any claim against the assets of the Trust for breach of any duty by the Servicer or Special Servicer.

                  SECTION 3.03. Collection of Taxes, Assessments and Similar Items; Servicing Accounts.

                  (a) The Servicer shall establish and maintain one or more accounts (the "Servicing Accounts"), into which all Escrow Payments (other than with respect to the Servicing Retained Mortgage Loan) shall be deposited and retained, and shall administer such Servicing Accounts in accordance with the Mortgage Loan documents. Servicing Accounts shall be Eligible Accounts. Withdrawals of amounts so deposited from a Servicing Account may be made only to: (i) effect payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable), repair, remediation, capital improvements, and comparable items for which funds have been escrowed in the Servicing Accounts;
(ii) reimburse the Servicer, the Trustee or the Fiscal Agent for any Servicing Advances; (iii) refund to Mortgagors any sums as may be determined to be overages; (iv) pay interest to Mortgagors on balances in the Servicing Account, if required by applicable law or the terms of the related Mortgage Loan and as described below or, if not so required, to the Servicer; (v) withdraw amounts deposited in error or (vi) clear and terminate the Servicing Account at the termination of this Agreement in accordance with Section 9.01. As part of its servicing duties, the Servicer shall pay or cause to be paid to the Mortgagors interest on funds in Servicing Accounts, to the extent required by law or the terms of the related Mortgage Loan.



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

                  (b) The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall maintain accurate records with respect to each related Mortgaged Property reflecting the status of real estate taxes, assessments and other similar items that are or may become a lien thereon and the status of insurance premiums and any ground rents payable in respect thereof. The Special Servicer, in the case of REO Loans, and the Servicer, in the case of all other Mortgage Loans, shall obtain, from time to time, all bills for the payment of such items (including renewal premiums) and shall effect payment thereof by withdrawal from the related escrow account or REO Account, as applicable, and if no such escrow account or REO Account is available, then by the Servicer as Servicing Advances if such amounts would not constitute Nonrecoverable Advances and otherwise from the REO Account prior to the applicable penalty or termination date, employing for such purpose Escrow Payments (which shall be so applied by the Servicer at the written direction of the Special Servicer in the case of Specially Serviced Mortgage Loans) as allowed under the terms of the related Mortgage Loan. The Servicer shall service and administer any reserve accounts (including monitoring, maintaining or changing the amounts of required escrows) in accordance with the terms of such Mortgage Loan and the Servicing Standard; provided, however, that in the case of a Specially Serviced Mortgage Loan, the Servicer shall obtain the written direction from the Special Servicer prior to changing the amount of escrow required or making any payments out of the related reserve account. To the extent that a Mortgage Loan does not require a Mortgagor to escrow for the payment of real estate taxes, assessments, insurance premiums, ground rents (if applicable) and similar items, the Special Servicer, in the case of Specially Serviced Mortgage Loans, and the Servicer, in the case of all other Mortgage Loans, shall use reasonable best efforts consistent with the Servicing Standard to require that payments in respect of such items be made by the Mortgagor when and as required by the related Mortgage Loan Documents.

                  (c) In accordance with the Servicing Standard and for all Mortgage Loans (and the Pari Passu Loan), the Servicer shall advance with respect to each related Mortgaged Property (including any REO Property) all such funds as are necessary for the purpose of effecting the payment of (i) real estate taxes, assessments and other similar items that are or may become a lien thereon, (ii) ground rents (if applicable) and (iii) premiums on Insurance Policies, in each instance if and to the extent related Escrow Payments collected from the related Mortgagor are insufficient to pay such item when due and the related Mortgagor has failed to pay such item on a timely basis; provided, however, that the particular Servicing Advance would not, if made, constitute a Nonrecoverable Servicing Advance; provided, further, that with respect to the payment of taxes and assessments, the Servicer shall not be required to make such Servicing Advance until the earlier of five Business Days after the Servicer has received confirmation that such item has not been paid or the date prior to the date after which any penalty or interest would accrue in respect of such taxes or assessments. The Special Servicer shall give the Servicer, the Trustee and the Fiscal Agent not less than five Business Days' written (facsimile) notice before the date on which the Servicer is requested to make any Servicing Advance with respect to a given Specially Serviced Mortgage Loan or REO Property; provided, however, that only two Business Days' written (facsimile) notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments). In addition, at the time of such notice, the Special Servicer shall provide the Servicer, the Trustee and the Fiscal Agent



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

with such information in its possession as the Servicer, the Trustee or the Fiscal Agent, as applicable, may reasonably request to enable the Servicer, the Trustee or the Fiscal Agent, as applicable, to determine whether a requested Servicing Advance would constitute a Nonrecoverable Advance. All such advances shall be reimbursable as provided in Section 3.05. Notwithstanding that such costs may ultimately be recovered from the related Mortgagor or otherwise, no costs incurred by the Servicer or the Special Servicer in effecting the payment of real estate taxes, assessments and, if applicable, ground rents on or in respect of the Mortgaged Properties shall, for purposes hereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balances of the related Mortgage Loans (or Pari Passu Loan). The failure by the Servicer to make any required Servicing Advance as and when due (unless such a Servicing Advance would constitute a Nonrecoverable Servicing Advance) shall constitute an Event of Default under
Section 7.01(a)(i) and, to the extent the Trustee has actual knowledge that such Servicing Advance is necessary, the Trustee shall make such Servicing Advance pursuant to Section 7.05. If the Trustee fails to make such Servicing Advance, to the extent the Fiscal Agent has knowledge that such Servicing Advance is necessary, the Fiscal Agent shall make such Servicing Advance pursuant to
Section 7.05.

                  (d) In connection with its recovery of any Advance out of the Certificate Account or Pari Passu Account pursuant to Section 3.05(a), each of the Servicer, the Trustee and the Fiscal Agent, as the case may be, shall be entitled to receive, first out of default interest and Penalty Charges and then, out of any amounts then on deposit in the Certificate Account or Pari Passu Account, as appropriate, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such Servicing Advance from the date made to, but not including, the date of reimbursement. The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding Servicing Advance and any accrued interest thereon as soon as practically possible after funds available for such purpose are deposited in the Certificate Account or Pari Passu Account.

                  (e) To the extent an operations and maintenance plan is required to be established and executed pursuant to the terms of a Mortgage Loan or Pari Passu Loan, the Servicer shall request from the Mortgagor written confirmation thereof within a reasonable time after the later of the Closing Date and the date as of which such plan is required to be established or completed. To the extent any repairs, capital improvements, actions or remediations are required to have been taken or completed pursuant to the terms of the Mortgage Loan or Pari Passu Loan, the Servicer shall request from the Mortgagor written confirmation of such actions and remediations within a reasonable time after the later of the Closing Date and the date as of which such actions or remediations are required to be or to have been taken or completed. To the extent a Mortgagor shall fail to promptly respond to any inquiry described in this Section 3.03(e), the Servicer shall use reasonable best efforts consistent with the Servicing Standard to determine whether the related Mortgagor has failed to perform its obligations under the related Mortgage Loan or Pari Passu Loan and report any such failure to the Special Servicer within a reasonable time after the later of February 1, 1999 and the date as of which such actions or remediations are required to be or to have been taken or completed.



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

                  SECTION 3.04. The Certificate Account, Pari Passu Account and the Lower-Tier and Upper-Tier Distribution Accounts.

                  (a) The Servicer, on behalf of the Trustee, in trust for the benefit of the Certificateholders, shall establish and maintain, or cause to be established and maintained, a Certificate Account into which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the following payments and collections received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Mortgage Loans due and payable on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a period subsequent thereto:

                           (i) all payments on account of principal, including
                  Principal Prepayments, on the Mortgage Loans;

                           (ii) all payments on account of interest on the
                  Mortgage Loans (net of the Servicing Fees), including Excess Interest, Penalty Charges and Yield Maintenance Charges;

                           (iii) all Insurance and Condemnation Proceeds and
                  Liquidation Proceeds received in respect of any Mortgage Loan or REO Property (other than Liquidation Proceeds that are received in connection with the purchase by the Servicer, the Special Servicer, the Controlling Class Certificateholders, or the Holders of the Class LR Certificates of all the Mortgage Loans and any REO Properties in the Trust Fund and that are to be deposited in the Lower-Tier Distribution Account pursuant to Section 9.01);

                           (iv) any amounts required to be transferred from the
                  REO Account pursuant to Section 3.16(c);

                           (v) any amounts required to be deposited by the
                  Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Certificate Account; and

                           (vi) any amounts required to be deposited by the
                  Servicer or the Special Servicer pursuant to Section 3.07(b) in connection with losses resulting from a deductible clause in a blanket hazard or master single interest policy.

                  The Servicer, on behalf of the Trustee, in trust for the benefit of the holders of the Pari Passu Loan, shall establish and maintain, or cause to be established and maintained, a Pari Passu Account into which the Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of available funds), except as otherwise specifically provided herein, the foregoing payments and collections with respect to the Pari Passu Loan received or made by or on behalf of it subsequent to the Cut-off Date (other than in respect of principal and interest on the Pari Passu Loan due and payable on or before the


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

Cut-off Date), or payments (other than Principal Prepayments) received by it with respect to the Pari Passu Loan on or prior to the Cut-off Date but allocable to a period subsequent thereto.

                  The foregoing requirements for deposit in the Certificate Account or Pari Passu Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, actual payments from Mortgagors in the nature of Escrow Payments, charges for beneficiary statements or demands, assumption fees, processing fees, application fees, modification fees, extension fees or amounts collected for mortgagor checks returned for insufficient funds need not be deposited by the Servicer in the Certificate Account or Pari Passu Account. Assumption, extension and modification fees actually received from Mortgagors on Specially Serviced Mortgage Loans shall be promptly delivered to the Special Servicer as additional servicing compensation, but only to the extent the payment of such fees are in accordance with the second paragraph of Section 3.11(b) and any other terms hereof.

                  If the Servicer shall deposit in the Certificate Account or Pari Passu Account any amount not required to be deposited therein, it may at any time withdraw such amount therefrom, any provision herein to the contrary notwithstanding. If the Servicer or Special Servicer shall pay any amount to the holder of a Pari Passu Loan hereunder in the belief or expectation that a payment had been made or would be received or collected that would constitute proceeds of the related Mortgaged Property allocable as between such Pari Passu Loan and the Related Trust Fund Mortgage Loan pursuant to the related Pari Passu Intercreditor Agreement, and such payment is not received or collected, then the holder of such Pari Passu Loan shall promptly return such amount to the Servicer or Special Servicer on demand and the Servicer or Special Servicer, as appropriate, will diligently seek to obtain the recovery of such amounts from such holder. If the Servicer or Special Servicer determines that any amount received or collected thereby must be returned to the related borrower or paid to any other Person pursuant to any bankruptcy or insolvency law or ruling (or the equivalent), the Servicer or Special Servicer shall not be obligated to distribute such amount to the holder of such Pari Passu Loan, and, if so distributed, such holder shall promptly return such amount to the Servicer or Special Servicer on demand and the Servicer or Special Servicer, as appropriate, will diligently seek to obtain the recovery of such amounts from such holder. Each of the duties and obligations specified in the preceding two sentences shall survive any termination of this Agreement.

                  Funds in the Certificate Account or Pari Passu Account may only be invested in Permitted Investments in accordance with the provisions of
Section 3.06. The Servicer shall give notice to the Trustee, the Special Servicer and the Depositor of the location of the Certificate Account and Pari Passu Account as of the Closing Date and of the new location of the Certificate Account and Pari Passu Account prior to any change thereof.

                  (b) Upon receipt of any of the amounts enumerated in Section 3.04(a) with respect to any Specially Serviced Mortgage Loan, the Special Servicer shall remit within one Business Day such amounts to the Servicer for deposit into the Certificate Account or Pari Passu Account in accordance with the Section 3.04(a). Any such amounts received by the Special Servicer with respect to an REO Property shall be deposited by the Special Servicer into the REO Account and remitted to the Servicer for deposit into the Certificate Account or Pari Passu Account pursuant to Section 3.16(c). Any items remitted to the Servicer pursuant to this



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

paragraph shall be accompanied by a copy of the invoice or other posting instructions, if any, received from the related Mortgagor. With respect to any such amounts paid by check to the order of the Special Servicer, the Special Servicer shall endorse without recourse or warranty such check to the order of the Servicer and shall promptly deliver any such check to the Servicer by Federal Express or such other overnight courier as shall be approved by the Servicer. Upon proper endorsement and addressing of package containing such items and delivery to Federal Express or such other nationally recognized overnight courier service, Special Servicer shall be deemed to have acted in good faith pursuant to Section 6.03(a).

                  (c) The Trustee shall establish and maintain the Lower-Tier Distribution Account and the Upper-Tier Distribution Account in trust for the benefit of the Certificateholders. Notwithstanding anything herein to the contrary, the Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be established as sub-accounts of a single trust account, which shall be an Eligible Account. To the extent the Trustee is required to make distributions from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in respect of the Uncertificated Lower-Tier Interests or otherwise, such distributions may be effected through accounting entries on the books of the Trustee.

                  The Servicer shall, by 2:00 p.m. Houston time on each Servicer Remittance Date, deliver to the Trustee for deposit in the Lower-Tier Distribution Account the following amounts (without duplication):

                           (i) all amounts constituting the Available
                  Distribution Amount for the immediately following Distribution Date;

                           (ii) any amounts required to be deposited by the
                  Servicer pursuant to Section 3.06 in connection with losses incurred with respect to Permitted Investments of funds held in the Lower-Tier Distribution Account;

                           (iii) any P&I Advances required to be made by the
                  Servicer in accordance with Section 4.03;

                           (iv) any Liquidation Proceeds paid by the Controlling
                  Class Certificateholders, the Servicer, the Special Servicer, or the Holders of the Class LR Certificates in connection with the purchase of all of the Mortgage Loans and any REO Properties in the Trust Fund pursuant to Section 3.18(b) or
                  Section 9.01 (exclusive of that portion thereof required to be deposited in the Certificate Account pursuant to Section 9.01);

                           (v) any Yield Maintenance Charges; and

                           (vi) any other amounts required to be so delivered
                  for deposit in the Lower-Tier Distribution Account pursuant to any provision of this Agreement.

                  The Trustee shall, upon receipt, deposit in the Lower-Tier Distribution Account any and all amounts received by the Trustee that are required by the terms of this Agreement to


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

be deposited therein. The Trustee shall deposit in the Lower-Tier Distribution Account any P&I Advances required to be made by it or the Fiscal Agent in accordance with Section 7.05.

                  Immediately after the deposit of all funds in the Lower-Tier Distribution Account and prior to the close of business on such Servicer Remittance Date, the Trustee shall deposit in the Upper-Tier Distribution Account an aggregate amount of immediately available funds equal to the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges for such Distribution Date allocated in payment of the Uncertificated Lower-Tier Interests as specified in Sections 4.01(b) and 4.01(d), respectively.

                  Pursuant to Section 3.06, the Servicer shall deliver to the Trustee for deposit in the Upper-Tier Distribution Account any amounts required to be deposited therein in connection with losses incurred with respect to Permitted Investments of funds held in the Upper-Tier Distribution Account.

                  The Trustee shall give notice to the Servicer and the Depositor of the location of the Upper-Tier Distribution Account and the Lower-Tier Distribution Account and of the new location of the Distribution Accounts prior to any change thereof.

                  SECTION 3.05. Permitted Withdrawals From the Certificate Account, Pari Passu Account and the Distribution Accounts.

                  (a) The Servicer may, from time to time, make withdrawals from the Certificate Account (and insofar as such amounts relate to the Pari Passu Loan, from the Pari Passu Account) for any of the following purposes:

                           (i) to deposit in the Lower-Tier Distribution Account
                  the amounts that may be applied to make P&I Advances pursuant to Section 4.03(a);

                           (ii) to pay to itself unpaid Servicing Fees and to
                  pay to the Special Servicer unpaid Special Servicing Fees;

                           (iii) to pay the Special Servicer Liquidation Fees
                  and Workout Fees in respect of each Mortgage Loan or Pari Passu Loan, Specially Serviced Mortgage Loan and REO Loan, as applicable (other than the Servicing Retained Mortgage Loan unless the Servicer has succeeded to the obligations of the Retained Servicing Servicer with respect to such Mortgage
                  Loan), the Servicer's or Special Servicer's, as applicable, rights to payment pursuant to this clause (iii) with respect to any Mortgage Loan, Pari Passu Loan, Specially Serviced Mortgage Loan or REO Loan being limited to amounts received on or in respect of such Mortgage Loan, Specially Serviced Mortgage Loan, Pari Passu Loan or REO Loan;

                           (iv) to reimburse itself, the Trustee or the Fiscal
                  Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or Pari Passu Loan), for unreimbursed P&I Advances (including with respect to the Servicing Retained



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

Mortgage Loan if the Servicer or Special Servicer has succeeded to the Servicing or Special Servicing obligations with respect thereto), the Servicer's, the Trustee's or the Fiscal Agent's right to reimbursement pursuant to this clause
(iv) being limited to amounts received which represent Late Collections of interest (net of the related Servicing Fees) on and principal of the particular Mortgage Loans, Pari Passu Loan or REO Loans with respect to which such P&I Advances were made;

                  (v) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan or Pari Passu Loan), for unreimbursed Servicing Advances (including with respect to the Servicing Retained Mortgage Loan if the Servicer or Special Servicer has succeeded to the Servicing or Special Servicing obligations with respect thereto), the Servicer's, the Trustee's or the Fiscal Agent's respective rights to reimbursement pursuant to this clause (v) with respect to any Mortgage Loan, Pari Passu Loan or REO Property being limited to, as applicable, related payments, Liquidation Proceeds, Insurance and Condemnation Proceeds and REO Revenues;

                  (vi) to reimburse itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan) for Nonrecoverable Advances or, in the case of the Servicing Retained Mortgage Loan to reimburse the Retained Servicing Servicer, the Retained Servicing Trustee or the Retained Servicing Fiscal Agent, as applicable (in reverse of such order with respect to the Servicing Retained Mortgage Loan) for Servicing Retained Nonrecoverable Servicing Advances, in each case out of general collections on the Mortgage Loans and REO Properties;

                  (vii) at such time as it reimburses itself, the Trustee or the Fiscal Agent, as applicable (in reverse of such order with respect to any Mortgage Loan), for (a) any unreimbursed P&I Advance pursuant to clause (iii) above, to pay itself, the Trustee or the Fiscal Agent, as applicable, any interest accrued and payable thereon in accordance with Section 4.03(d) and 3.11(c), (b) any unreimbursed Servicing Advances pursuant to clause (iv) above, to pay itself, the Trustee or the Fiscal Agent, as the case may be, any interest accrued and payable thereon in accordance with Section 3.03(d) or (c) any Nonrecoverable Advances pursuant to clause (v) above, to pay itself, the Trustee or the Fiscal Agent (or, in the case of the Servicing Retained Mortgage Loan, the Retained Servicing Servicer, the Retained Servicing Trustee or the Retained Servicing Fiscal Agent), as the case may be, any interest accrued and payable thereon; provided that, in each such case, such reimbursements will be made from default interest and penalty charges collected during the related Due Period and thereafter (if such amounts are insufficient therefor) from other amounts on deposit on the Certificate Account;

(viii) to reimburse itself, the Special Servicer, the Depositor or the Trustee, as the case may be, for any unreimbursed expenses reasonably incurred by such Person in respect of any Breach or Defect giving rise to a repurchase


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

obligation of the Mortgage Loan Seller under Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, including, without limitation, any expenses arising out of the enforcement of the repurchase obligation, each such Person's right to reimbursement pursuant to this clause (viii) with respect to any Mortgage Loan being limited to that portion of the Purchase Price paid for such Mortgage Loan that represents such expense in accordance with clause (iv) of the definition of Purchase Price;

                  (ix) in accordance with Section 2.03(d), to reimburse itself or the Trustee, as the case may be, out of general collections on the Mortgage Loans and REO Properties for any unreimbursed expense reasonably incurred by such Person in connection with the enforcement of the Mortgage Loan Seller's obligations under Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, but only to the extent that such expenses are not reimbursable pursuant to clause (viii) above or otherwise;

                  (x) to pay for costs and expenses incurred by the Trust Fund pursuant to Section 3.09(c) out of general collections on the Mortgage Loans and REO Properties;

                  (xi) to pay itself, as additional servicing compensation in accordance with Section 3.11(a), to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c), (a) interest and investment income earned in respect of amounts relating to the Trust Fund held in the Certificate Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Certificate Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date) (b) late charges and (c) Penalty Charges (other than late charges) on Mortgage Loans (other than Specially Serviced Mortgage Loans and the Servicing Retained Mortgage Loan); and to pay the Special Servicer, as additional servicing compensation in accordance with the second paragraph of
Section 3.11(b), late charges on Specially Serviced Mortgage Loans and Penalty Charges (other than late charges) on Specially Serviced Mortgage Loans (other than the Servicing Retained Mortgage Loan) (but only to the extent collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Specially Serviced Mortgage Loan have been paid and are not needed to pay interest on Advances in accordance with Section 3.11(c));

                  (xii) to recoup any amounts deposited in the Certificate Account in error;

                  (xiii) to pay itself, the Special Servicer, the Depositor, the Retained Servicing Servicer, the Retained Servicing Special Servicer or any of their respective directors, managers, members, officers, employees and agents, as the


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

case may be, any amounts payable to any such Person pursuant to Sections 6.03(a) or 6.03(b) or to the Trustee pursuant to Section 8.05;

                  (xiv) to pay for (a) the cost of the Opinions of Counsel and any costs not paid by the related Mortgagor contemplated by Sections 3.20(a) and 10.01(f) to the extent payable out of the Trust Fund, (b) the cost of any Opinion of Counsel contemplated by Sections 11.01(a) or 11.01(c) in connection with an amendment to this Agreement requested by the Trustee or the Servicer, which amendment is in furtherance of the rights and interests of Certificateholders and (c) the cost of obtaining the REO Extension contemplated by Section 3.16(a);

                  (xv) to pay out of general collections on the Mortgage Loans and REO Properties any and all federal, state and local taxes imposed on the Upper-Tier REMIC, the Lower-Tier REMIC or either of their assets or transactions, together with all incidental costs and expenses, to the extent that none of the Servicer, the Special Servicer, the Trustee or the Fiscal Agent is liable therefor pursuant to Section 10.01(g);


                  (xvi) to reimburse the Servicer out of general collections on the Mortgage Loans and REO Properties for expenses incurred by and reimbursable to it by the Trust Fund pursuant to Section 10.01(c);

                  (xvii) to pay itself, the Special Servicer, or the Mortgage Loan Seller, as the case may be, with respect to each Mortgage Loan, if any, previously purchased by such Person pursuant to this Agreement, all amounts received thereon subsequent to the date of purchase relating to periods after the date of purchase;

                  (xviii) to remit to the Trustee for deposit in the Interest Reserve Account the amounts required to be deposited in the Interest Reserve Account pursuant to Section 3.25;

                  (xix) to remit to the holder of a Pari Passu Loan the amounts that are required to be paid to it pursuant to the terms of such Pari Passu Loan, the respective Pari Passu Intercreditor Agreement and Section 3.02(d), and to pay itself or the Special Servicer any amount permitted to be paid to the Servicer or Special Servicer pursuant to Section 3.02(d);

                  (xx) deposit in the Lower-Tier Distribution Account the amount required to be deposited therein pursuant to Section 4.01(a); and

                  (xxi) to clear and terminate the Certificate Account at the termination of this Agreement pursuant to Section 9.01.



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

                  The Servicer shall keep and maintain separate accounting records, on a loan-by-loan and property-by-property basis when appropriate, for the purpose of justifying any withdrawal from the Certificate Account.

                  (b) The Trustee, may, from time to time, make withdrawals from the Lower-Tier Distribution Account for any of the following purposes:

                           (i) to make deposits of the Lower-Tier Distribution
                  Amount pursuant to Section 4.01(b) and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) in the Upper-Tier Distribution Account and to make distributions on the Class LR Certificates pursuant to section 4.01(b);

                           (ii) to pay the Servicer, as additional servicing
                  compensation in accordance with the second paragraph of
                  Section 3.11(a), interest and investment income earned in respect of amounts relating to the Trust Fund held in the Lower-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Lower-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date);

                           (iii) [Intentionally Omitted.]

                           (iv) to pay to the Trustee, the Fiscal Agent or any
                  of their directors, officers, employees and agents, as the case may be, any amounts payable or reimbursable to any such Person pursuant to Section 8.05(b); (v) to clear and terminate the Lower-Tier Distribution Account at the termination of this Agreement pursuant to Section 9.01.

                  (c) The Trustee may make withdrawals from the Upper-Tier Distribution Account for any of the following purposes:

                           (i) to make distributions to Certificateholders
                  (other than Holders of the Class LR Certificates) on each Distribution Date pursuant to Section 4.01 or 9.01, as applicable;

                           (ii) to pay the Servicer, as additional servicing
                  compensation in accordance with the second paragraph of
                  Section 3.11(a), interest and investment income earned in respect of amounts held in the Upper-Tier Distribution Account as provided in Section 3.06(b) (but only to the extent of the Net Investment Earnings with respect to the Upper-Tier Distribution Account for any period from any Distribution Date to the immediately succeeding Servicer Remittance Date); and

                           (iii) to clear and terminate the Upper-Tier
                  Distribution Account at the termination of this Agreement pursuant to Section 9.01.



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                  (d) Notwithstanding anything herein to the contrary, with
respect to any Mortgage Loan, if amounts on deposit in the Certificate Account are not sufficient to reimburse the full amount of Advances listed in Sections 3.05(a)(iii), (iv), (v) and (vi), then reimbursements shall be paid first to the Fiscal Agent, second, to the Trustee and third to the Servicer.

                  SECTION 3.06. Investment of Funds in the Certificate Account, Pari Passu Account, the Interest Reserve Accounts or REO Accounts.

                  (a) The Servicer may only direct any depository institution maintaining the Certificate Account, the Pari Passu Account, the Interest Reserve Account and the Special Servicer may direct any depository institution maintaining an REO Account (each, for purposes of this Section 3.06, an "Investment Account") to invest, or if it is such depository institution, may itself invest, the funds held therein only in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand, no later than the Business Day immediately preceding the next succeeding date on which such funds are required to be withdrawn from such account pursuant to this Agreement. All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee (in its capacity as such). The Servicer (in the case of the Certificate Account, Pari Passu Account or Interest Reserve Account) or the Special Servicer (in the case an REO Account), on behalf of the Trustee (or the holder of the related Pari Passu Loan), shall maintain continuous possession of any Permitted Investment of amounts in the Certificate Account, Pari Passu Account, Interest Reserve Account or REO Account that is either (i) a "security," as such term is defined in the UCC or (ii) other property in which a secured party may perfect its security interest by possession under the UCC or any other applicable law. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Servicer or, in the case of an REO Account, the Special Servicer shall:

                           (i) consistent with any notice required to be given
                  thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (a) all amounts then payable thereunder and (b) the amount required to be withdrawn on such date; and

                           (ii) demand payment of all amounts due thereunder
                  promptly upon determination by the Servicer, the Special Servicer or the Trustee, as the case may be, that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

                  (b) Interest and investment income realized on funds deposited in the Certificate Account, Pari Passu Account or Interest Reserve Account, to the extent of the Net Investment Earnings, if any, with respect to such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date, shall be for the sole and exclusive benefit of the Servicer and shall be subject to its withdrawal, or withdrawal at its direction, in accordance with Section 3.05(a), 3.05(b) or 3.05(c), as the case may be. Interest and investment income realized on funds deposited in the REO Account, to the extent of the Net Investment Earnings, if



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

any, with respect to such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date, shall be for the sole and exclusive benefit of the Special Servicer and shall be subject to its withdrawal in accordance with Section 3.16(c). In the event that any loss shall be incurred in respect of any Permitted Investment on deposit in the Certificate Account, Pari Passu Account, Interest Reserve Account or an REO Account, the Servicer or the Special Servicer (in the case of any REO Account) shall deposit therein, no later than the Servicer Remittance Date, without right of reimbursement, the amount of the Net Investment Loss, if any, with respect to such account for the period from the immediately preceding Distribution Date to such Servicer Remittance Date. The Servicer and the Special Servicer shall have no liability for the bankruptcy or insolvency of any institution holding an account or Permitted Investment, if such account or the account in which such Permitted Investment is held, was, at the time of such investment, an Eligible Account.

                  (c) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee may and, subject to Section 8.02, upon the request of Holders of Certificates entitled to a majority of the Voting Rights allocated to any Class shall, take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

                  SECTION 3.07. Maintenance of Insurance Policies; Errors and Omissions and Fidelity Coverage.

                  (a) The Servicer shall use its reasonable best efforts consistent with the Servicing Standard to cause the Mortgagor to maintain, to the extent required by the terms of the related Mortgage Note, all Insurance Policy coverage required under the related Mortgage (to the extent that the Trustee has an insurable interest and such Insurance Policy coverage is available at commercially reasonable rates), or, if the related Mortgagor does not maintain such coverage, the Servicer shall itself maintain such coverage with Qualified Insurers; provided, however, that if the Servicer obtains such insurance, the related Insurance Policy shall include a replacement cost endorsement providing for no deduction for depreciation but in any event in an amount sufficient to avoid the application of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents; provided further, that if any of the related Loan Documents permits the holder thereof to dictate to the Mortgagor the Insurance Policy coverage to be maintained on such Mortgaged Property, the Servicer shall impose such insurance requirements as are consistent with the Servicing Standard. Subject to Section 3.17(a), the Special Servicer shall maintain for each REO Property no less Insurance Policy coverage than was previously required of the Mortgagor under the related Mortgage Loan with Qualified Insurers.

                  All such Insurance Policies shall (i) contain a "standard" mortgagee clause, with loss payable to the Servicer on behalf of the Trustee (in the case of insurance maintained in respect of the Mortgage Loans other than REO Properties), (ii) be in the name of the Special Servicer (in the case of insurance maintained in respect of REO Properties) on behalf of the Trustee,
(iii) include coverage in an amount not less than the lesser of the full replacement cost of the REO Property without reduction for depreciation or the outstanding principal balance owing on the related REO Loan but in any event in an amount sufficient to avoid the application


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

of any co-insurance clause unless otherwise permitted in the related Mortgage Loan documents and (iv) be issued by a Qualified Insurer authorized under applicable law to issue such Insurance Policies.

                  With respect to any other Mortgage Loan that requires or permits the related lender to require that earthquake insurance be maintained, the Directing Certificateholder may request that earthquake insurance be secured for one or more Mortgaged Properties and, upon such request, the Servicer or Special Servicer, as applicable, shall use its reasonable best efforts consistent with the Servicing Standard to enforce such obligations consistent with the terms of the related Loan Documents, provided, however, that the Directing Certificateholder may not make such request with respect to Mortgaged Properties with respect to which earthquake insurance was not required to be maintained at origination unless there is a material adverse change in the facts and circumstances relating to the Mortgaged Property, including a decline in the net operating income or appraised value of the Mortgaged Property by 10%.

                  With respect to any Mortgage Loan (i) that does not require or permit the related lender to require that earthquake insurance be maintained or
(ii) that the Servicer or Special Servicer, as applicable, has been unable to enforce the provisions of the preceding sentence, the Directing Certificateholder may request that earthquake insurance be secured by the Servicer or Special Servicer, as applicable, at the expense of the Directing Certificateholder.

                  Any amounts collected by the Servicer or the Special Servicer under any such Insurance Policies (other than amounts to be applied to the restoration or repair of the related Mortgaged Property or REO Property or amounts to be released to the related Mortgagor, in each case in accordance with the Servicing Standard and the provisions of the related Mortgage Loan) shall be deposited in the Certificate Account or Pari Passu Account, as appropriate, subject to withdrawal pursuant to Section 3.05(a).

                  Any costs incurred by the Servicer in maintaining any such Insurance Policies (other than in respect of REO Properties) (i) shall be advanced by the Servicer (or, if required by Section 3.03(c) the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance (unless determined to be a Nonrecoverable Advance) if the Mortgagor defaults on its obligation to do so, and will be charged to the related Mortgagor, and (ii) shall not, for purposes thereof, including, without limitation, calculating monthly distributions to Certificateholders, be added to the unpaid principal balance of the related Mortgage Loan or Pari Passu Loan, notwithstanding that the terms of such Mortgage Loan or Pari Passu Loan so permit. Any cost incurred by the Special Servicer in maintaining any such Insurance Policies with respect to REO Properties shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, advanced by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance.

(b) If the Servicer or the Special Servicer shall obtain and maintain a blanket Insurance Policy with a Qualified Insurer insuring against fire and hazard losses on all of the Mortgage Loans, Pari Passu Loan or REO Properties, as the case may be, required to be serviced and administered hereunder, then, to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall


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conclusively be deemed to have satisfied its obligation to cause fire and hazard insurance to be maintained on the related Mortgaged Properties or REO
Properties. Such Insurance Policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, if there shall not have been maintained on the related Mortgaged Property or REO Property a fire and hazard Insurance Policy complying with the requirements of Section 3.07(a), and there shall have been one or more losses which would have been covered by such Insurance Policy, promptly deposit into the Certificate Account from its own funds the amount of such loss or losses that would have been covered under the individual policy but are not covered under the blanket Insurance Policy because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or Pari Passu Loan, or in the absence of such deductible limitation, the deductible limitation which is consistent with the Servicing Standard. In connection with its activities as administrator and servicer of the Mortgage Loans and Pari Passu Loan, the Servicer agrees to prepare and present, on behalf of itself, the Trustee and Certificateholders (or the holder of such Pari Passu Loan), claims under any such blanket Insurance Policy in a timely fashion in accordance with the terms of such policy. The Special Servicer, to the extent consistent with the Servicing Standard, may maintain, earthquake insurance on REO Properties, provided coverage is available at commercially reasonable rates, the cost of which shall be a Servicing Advance made by the Servicer.

                  If the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by a blanket insurance policy with a Qualified Insurer naming the Servicer or the Special Servicer on behalf of the Trustee (or the holder of such Pari Passu Loan) as the loss payee, then to the extent such Insurance Policy provides protection equivalent to the individual policies otherwise required, the Servicer or the Special Servicer shall conclusively be deemed to have satisfied its obligation to cause such insurance to be maintained on the related Mortgage Properties and REO Properties. In the event the Servicer or the Special Servicer shall cause any Mortgaged Property or REO Property to be covered by such blanket insurance policy, the incremental costs of such insurance applicable to such Mortgaged Property or REO Property (i.e., other than any minimum or standby premium payable for such policy whether or not any Mortgaged Property or REO Property is covered thereby) shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance. Such blanket insurance policy may contain a deductible clause, in which case the Servicer or the Special Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy otherwise complying with the provisions of Section 3.07(a), and there shall have been one or more losses which would have been covered by such policy had it been maintained, deposit into the Certificate Account or Pari Passu Account, as appropriate, from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause, to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan, or, in the absence of any such deductible limitation, the deductible limitation which is consistent with the Servicing Standard.

                  (c) Each of the Servicer and the Special Servicer shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions Insurance Policy with a Qualified Insurer covering the


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

Servicer's and the Special Servicer's, as applicable, officers and employees and other persons acting on behalf of the Servicer and the Special Servicer in connection with its activities under this Agreement with a deductible clause that in no event exceeds the greater of (i) $100,000 or (ii) 5% of the face amount of the fidelity bond or errors and omissions policy. The Servicer or the Special Servicer, as applicable, shall cause the Trustee, on behalf of the Trust, to be named as a loss payee on each such fidelity bond and errors and omissions policy. Notwithstanding the foregoing, (a) coverage in the form reflected on the attached Exhibit K shall be deemed to satisfy the Servicer's and the Special Servicer's obligations with respect to the maintenance of errors and omissions insurance, and (b) so long as the long term debt or the deposit obligations or claims-paying ability of the Servicer (or its immediate or remote parent) is rated at least "A" by Moody's and "A" by S&P, the Servicer (or the Servicer's immediate or remote parent) shall be allowed to provide self-insurance with respect to a fidelity bond; provided, however, that if such self-insurance is provided by the Servicer's immediate or remote parent, the Servicer shall deliver to each Rating Agency a copy of the agreement pursuant to which such parent is obligated to insure the Servicer with respect to a fidelity bond. The amount of coverage shall be at least equal to the coverage that would be required by FNMA or FHLMC, whichever is greater, with respect to the Servicer or the Special Servicer if the Servicer or the Special Servicer, as applicable, were servicing and administering the Mortgage Loans or Specially Serviced Mortgage Loans, as applicable, for FNMA or FHLMC. Coverage of the Servicer or the Special Servicer under a policy or bond obtained by an Affiliate of the Servicer or the Special Servicer and providing the coverage required by this
Section 3.07(c) shall satisfy the requirements of this Section 3.07(c). The Special Servicer and the Servicer will promptly report in writing to the Trustee any material changes that may occur in their respective fidelity bonds, if any, and/or their respective errors and omissions Insurance Policies, as the case may be, and will furnish to the Trustee copies of all binders and policies or certificates evidencing that such bonds, if any, and insurance policies are in full force and effect.

                  (d) During all such times as any Mortgaged Property shall be in a federally designated special flood hazard area (and such flood insurance has been made available), the Servicer will use its reasonable best efforts consistent with the Servicing Standard to cause the related Mortgagor (in accordance with applicable law and the terms of the Mortgage Loan documents) to maintain, and, if the related Mortgagor shall default in its obligation to so maintain, shall itself maintain to the extent available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standard), flood insurance in respect thereof, but only to the extent the related Mortgage Loan permits the mortgagee to require such coverage and the maintenance of such coverage is consistent with the Servicing Standard. Such flood insurance shall be in an amount not less than the lesser of (i) the unpaid principal balance of the related Mortgage Loan, and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If the cost of any insurance described above is not borne by the Mortgagor, the Servicer shall promptly make a Servicing Advance for such costs, subject to Section 3.03(c).

                  (e) During all such times as any REO Property shall be located in a federally designated special flood hazard area, the Special Servicer will cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in


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

accordance with the Servicing Standard), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. The cost of any such flood insurance with respect to an REO Property shall be an expense of the Trust payable out of the related REO Account pursuant to Section 3.16(c) or, if the amount on deposit therein is insufficient therefor, paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance.

                  SECTION 3.08. Enforcement of Due-On-Sale Clauses; Assumption Agreements.

                  (a) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-sale" clause, which by its terms:

                           (i) provides that such Mortgage Loan or Specially
                  Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property or

                           (ii) provides that such Mortgage Loan or Specially
                  Serviced Mortgage Loan may not be assumed without the consent of the mortgagee in connection with any such sale or other transfer,

for so long as such Mortgage Loan is included in the Trust Fund, the Servicer, and, in the case of any Specially Serviced Mortgage Loan, the Special Servicer, in each case on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect, as applicable, to such Mortgage Loan or Specially Serviced Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to any such sale or other transfer, in a manner consistent with the Servicing Standard.

                  The Servicer shall notify the Special Servicer upon its receipt of any request to permit the proposed assumption of any non-Specially Serviced Mortgage Loan and shall provide the Directing Certificateholder with notice of the proposed assumption five business days before it consents to any assumption, subject to Section 3.08(e). The Servicer in its reasonable discretion and in accordance with the Servicing Standard may consider the advice and comments of the Special Servicer, if any, in deciding whether or not to consent to the proposed assumption. The Servicer will have full discretion, power and authority to determine whether or not to consent to such proposed assumption. The Special Servicer shall not be entitled to receive any fee or compensation for its consultation or advice regarding the assumption of any non-Specially Serviced Mortgage Loan.

                  (b) As to each Mortgage Loan or Specially Serviced Mortgage Loan which contains a provision in the nature of a "due-on-encumbrance" clause, which by its terms:

                           (i) provides that such Mortgage Loan or Specially
                  Serviced Mortgage Loan shall (or may at the mortgagee's option) become due and payable upon the



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

                  creation of any additional lien or other encumbrance on the related Mortgaged Property or

                           (ii) requires the consent of the mortgagee to the
                  creation of any such additional lien or other encumbrance on the related Mortgaged Property,

for so long as such Mortgage Loan or Specially Serviced Mortgage Loan is included in the Trust Fund, the Servicer, as to the Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, on behalf of the Trustee as the mortgagee of record, shall exercise (or waive its right to exercise) any right it may have with respect to such Mortgage Loan (x) to accelerate the payments thereon or (y) to withhold its consent to the creation of any such additional lien or other encumbrance, in a manner consistent with the Servicing Standard.

         The Servicer shall notify the Special Servicer and Directing Certificateholder of any request for consent to the creation of any additional lien or other encumbrance on any non-Specially Serviced Mortgage Loan. The Servicer shall not provide such consent unless it receives written approval from the Special Servicer; provided however, that the Special Servicer shall be deemed to have given the consent required by the preceding part of this sentence if it fails to respond to such notification within 10 business days after receipt, and provided further, the Servicer receives written confirmation of each of the Rating Agencies as provided in Section 3.08(e).

                  (c) Nothing in this Section 3.08 shall constitute a waiver of the Trustee's right, as the mortgagee of record, to receive notice of any assumption of a Mortgage Loan, any sale or other transfer of the related Mortgaged Property or the creation of any additional lien or other encumbrance with respect to such Mortgaged Property.

                  (d) Except as otherwise permitted by Section 3.20, neither the Servicer nor the Special Servicer shall agree to modify, waive or amend any term of any Mortgage Loan in connection with the taking of, or the failure to take, any action pursuant to this Section 3.08, other than the identity, form or structure of the borrower pursuant to an assumption agreement.

                  (e) Notwithstanding anything to the contrary in this Section 3.08, neither the Servicer nor the Special Servicer shall waive any rights under a "due-on-encumbrance" clause or, with respect to any Mortgage Loan whose principal balance is 2% or more of the outstanding pool balance (for such purposes, treating as a single Mortgage Loan all Mortgage Loans made to the same Borrower and all Affiliates of any Borrower) under any "due-on-sale" clause with respect to any Mortgage Loan, unless it obtains from each Rating Agency a written confirmation that such waiver would not cause a downgrading, qualification or withdrawal of the rating then assigned to any of the Certificates; provided, however, that so long as all Holders of each Class of Certificates, the ratings of which would otherwise be downgraded, qualified or withdrawn, consent to such waiver in a writing which acknowledges that such downgrading, qualification or withdrawal can occur, such Rating Agency confirmation will not be required. Each Rating Agency and the Directing Certificateholder shall nevertheless, be provided with copies of all




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

documentation relating to any waiver by the Servicer or the Special Servicer of rights under any "due-on-encumbrance" or "due-on-sale" clause with respect to any Mortgage Loan.

                  (f) For each Mortgage Loan or Specially Serviced Mortgage Loan whose principal balance is 2% or more of the outstanding pool balance (for such purposes, treating as a single Mortgage Loan all Mortgage Loans made to the same Borrower and all Affiliates of any Borrower) that contains a provision which allows the borrower to obtain additional unsecured debt with the consent of the mortgagee of record, the Servicer, as to the Mortgage Loans that are not Specially Serviced Mortgage Loans, or the Special Servicer, as to Specially Serviced Mortgage Loans, on behalf of the Trustee, as the mortgagee of record, may consent to the creation of additional unsecured debt, provided that the Servicer or Special Servicer, as applicable, has provided notice to each of the Rating Agencies of the request to incur additional unsecured debt and has received written confirmation from each of the Rating Agencies that its consent to such request will not cause a downgrading, qualification or withdrawal of the rating then assigned to any of the Certificates.

                  (g) Notwithstanding any other provisions of this Section 3.08, the Servicer may grant (with respect to a Mortgage Loan) and the Special Servicer may grant (with respect to any Specially Serviced Mortgage Loan or REO Property), without any Rating Agency confirmation as provided in clause (e) above or in the case of a Mortgage Loan without Special Servicer approval, a request for consent to subject the related Mortgaged Property or REO Property to an easement or right-of-way for utilities, access, parking, public improvements or another purpose, and may consent to subordination of the related Mortgage Loan to such easement or right-of-way provided the Servicer or Special Servicer, as applicable, shall have determined in accordance with the Servicing Standard that such easement or right-of-way shall not materially interfere with the then-current use of the related Mortgaged Property or REO Property, or the security intended to be provided by such Mortgage, the related Mortgagor's ability to repay the Mortgage Loan, or materially or adversely affect the value of such Mortgaged Property or REO Property.

SECTION 3.09.     Realization Upon Defaulted Mortgage Loans.

                  (a) The Special Servicer shall, subject to (i) subsections (b) through (d) of this Section 3.09 and (ii) the approval of the Directing Certificateholder pursuant to Section 3.21(e), exercise reasonable best efforts consistent with the Servicing Standard, to foreclose upon or otherwise comparably convert (which may include an REO Acquisition) the ownership of property securing such Mortgage Loans, as come into and continue in default as to which no satisfactory arrangements can be made for collection of delinquent payments, and which are not released from the Trust Fund pursuant to any other provision hereof. The foregoing is subject to the provision that, in any case in which a Mortgaged Property shall have suffered damage from an Uninsured Cause, the Servicer shall not be required to make a Servicing Advance and expend funds toward the restoration of such property unless the Special Servicer has determined in its reasonable discretion that such restoration will increase the net proceeds of liquidation of such Mortgaged Property to Certificateholders after reimbursement to the Servicer for such Servicing Advance, and the Servicer has determined that such Servicing Advance together with accrued and unpaid interest thereon will be recoverable by the Servicer out of the proceeds of liquidation of such Mortgaged Property, as contemplated in Section 3.05(a)(iv). To the extent that the


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Servicer (or, if required pursuant to Section 3.03(c), the Trustee or Fiscal
Agent) has determined that the same would not constitute a Nonrecoverable Advance and has made such Advance, the Special Servicer shall be responsible for distributing such Advance to cover all other costs and expenses incurred by it in any such proceedings. To the extent that the Servicer or Special Servicer is a bidder at any foreclosure proceeding, nothing contained in this Section 3.09 shall be construed so as to require the Servicer or the Special Servicer, on behalf of the Trust, to make a bid on any Mortgaged Property at a foreclosure sale or similar proceeding that is in excess of the fair market value of such property, as determined by the Servicer or the Special Servicer in its reasonable and good faith judgment taking into account the factors described in
Section 3.18(d) and the results of any Appraisal obtained pursuant to the following sentence, all such bids to be made in a manner consistent with the Servicing Standard. If and when the Special Servicer or the Servicer deems it necessary and prudent for purposes of establishing the fair market value of any Mortgaged Property securing a Defaulted Mortgage Loan, whether for purposes of bidding at foreclosure or otherwise, the Special Servicer or the Servicer, as the case may be, is authorized to have an Appraisal performed with respect to such property by an Independent Appraiser the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance.

                  (b) The Special Servicer shall not acquire any personal property pursuant to this Section 3.09 unless either:

                           (i) such personal property is incident to real
                  property (within the meaning of Section 856(e)(1) of the Code) so acquired by the Special Servicer; or

                           (ii) the Special Servicer shall have obtained an
                  Opinion of Counsel (the cost of which shall be a Servicing Advance) to the effect that the holding of such personal property by the Trust Fund will not cause the imposition of a tax on the Lower-Tier REMIC or the Upper-Tier REMIC under the REMIC Provisions or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interest or Certificate is outstanding.

                  (c) Notwithstanding the foregoing provisions of this Section 3.09, neither the Special Servicer nor the Servicer shall, on behalf of the Trustee, obtain title to a Mortgaged Property in lieu of foreclosure or otherwise, or take any other action with respect to any Mortgaged Property, if, as a result of any such action, the Trustee, on behalf of the Certificateholders, would be considered to hold title to, to be a "mortgagee-in-possession" of, or to be an "owner" or "operator" of such Mortgaged Property within the meaning of CERCLA or any comparable law, unless (as evidenced by an Officer's Certificate to such effect delivered to the Trustee) the Special Servicer has previously determined in accordance with the Servicing Standard, based on an Environmental Assessment of such Mortgaged Property performed by an Independent Person who regularly conducts Environmental Assessments, that:

                           (i) the Mortgaged Property is in material compliance
                  with applicable environmental laws and regulations or, if not, that taking such actions as are necessary to bring the Mortgaged Property in compliance therewith is reasonably



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                  likely to produce a greater recovery on a present value basis than not taking such actions; and

                           (ii) there are no circumstances or conditions present
                  at the Mortgaged Property relating to the use, management or disposal of Hazardous Materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if such circumstances or conditions are present for which any such action could be required, that taking such actions with respect to such Mortgaged Property is reasonably likely to produce a greater recovery on a present value basis than not taking such actions.


                  The cost of any such Environmental Assessment shall be paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance as the cost of any remedial, corrective or other further action contemplated by clause (i) and/or clause (ii) of the preceding sentence may be withdrawn from the Certificate Account at the direction of the Special Servicer as an expense of the Trust Fund pursuant to Section 3.05(a)(ix); and if any such Environmental Assessment so warrants, the Special Servicer shall, at the expense of the Trust Fund, retain an Independent Person who regularly conducts Environmental Assessments to perform such additional environmental testing as it deems necessary and prudent to determine whether the conditions described in clauses (i) and (ii) of the preceding sentence have been satisfied in each case subject to the Servicer's determination that such Advances, if made would not be a Nonrecoverable Advance.

                  (d) If (i) the environmental testing contemplated by subsection (c) above establishes that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied with respect to any Mortgaged Property securing a Defaulted Mortgage Loan and (ii) there has been no breach of any of the representations and warranties set forth in or required to be made pursuant to Section 3.2 of the Mortgage Loan Purchase and Sale Agreement for which the Mortgage Loan Seller could be required to repurchase such Defaulted Mortgage Loan pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement, then the Special Servicer shall take such action as it deems to be in the best economic interest of the Trust Fund (other than proceeding to acquire title to the Mortgaged Property) and is hereby authorized at such time as it deems appropriate to release such Mortgaged Property from the lien of the related Mortgage if the Special Servicer has obtained an Opinion of Counsel to the effect that such release will not result in the imposition of tax on the Lower-Tier REMIC or the Upper-Tier REMIC or cause either the Lower-Tier REMIC or Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interst or Certificates are outstanding.

                  (e) The Special Servicer shall promptly provide copies of all written reports and any Environmental Assessments received from any Independent Person conducting Environmental Assessments or related testing to the Trustee, the Paying Agent and the Servicer regarding any actions taken or proposed to be taken by the Special Servicer with respect to any Mortgaged Property securing a defaulted Mortgage Loan as to which the environmental testing contemplated in subsection (c) above has revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof has not been satisfied, in each case until the earlier


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to occur of satisfaction of both such conditions, repurchase of the related
Mortgage Loan by the Mortgage Loan Seller or release of the lien of the related Mortgage on such Mortgaged Property. The Trustee shall forward, or cause to be forwarded all such reports to the Certificateholders and each Rating Agency promptly following the receipt thereof. In addition, the Servicer will deliver, or cause to be delivered to the Class F, Class G, Class H, Class I, Class J and Class K Certificateholders a copy of any such written reports and any Environmental Assessments within 15 days after receipt of such written reports and Environmental Assessments from the Special Servicer.

                  (f) The Servicer shall report to the Internal Revenue Service and the related Mortgagor, in the manner required by applicable law, the information required to be reported regarding any Mortgaged Property which is abandoned or foreclosed and the Servicer shall report, via Form 1099C, all forgiveness of indebtedness. The Special Servicer shall provide the Servicer with such information or reports relating to the Specially Serviced Mortgage Loans and REO Property that the Servicer deems necessary to fulfill its obligations under this paragraph (f) promptly upon the Servicer's request therefor. The Servicer shall deliver a copy of any such report to the Trustee and the Special Servicer.

                  (g) The Special Servicer shall have the right to determine, in accordance with the Servicing Standard, the advisability of the maintenance of an action to obtain a deficiency judgment if the state in which the Mortgaged Property is located and the terms of the Mortgage Loan permit such an action.

                  (h) The Special Servicer shall prepare and maintain accurate records of each Final Recovery Determination in respect of a Defaulted Mortgage Loan or REO Property and the basis thereof. Each Final Recovery Determination shall be evidenced by an Officer's Certificate delivered to the Trustee and the Servicer no later than the next succeeding P&I Advance Determination Date.

                  SECTION 3.10. Trustee to Cooperate; Release of Mortgage Files.

                  (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer or the Special Servicer, as the case may be, of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer or Special Servicer, as the case may be, will immediately notify the Trustee and request delivery of the related Mortgage File. Any such notice and request shall be in the form of a Request for Release signed by a Servicing Officer and shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Certificate Account pursuant to Section 3.04(a) or remitted to the Servicer to enable such deposit, have been or will be so deposited. Within seven Business Days (or within such shorter period as release can reasonably be accomplished if the Servicer notifies the Trustee of an exigency) of receipt of such notice and request, the Trustee shall release, or cause any related Custodian to release, the related Mortgage File to the Servicer or Special Servicer, as the case may be. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Certificate Account but shall be payable by the related borrower.



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                  (b) From time to time as is appropriate for servicing or
foreclosure of any Mortgage Loan, the Servicer or the Special Servicer shall deliver to the Trustee a Request for Release signed by a Servicing Officer. Upon receipt of the foregoing, the Trustee shall deliver or cause the related Custodian to deliver, the Mortgage File or any document therein to the Servicer or the Special Servicer (or a designee), as the case may be. Upon return of such Mortgage File or such document to the Trustee or the related Custodian, or the delivery to the Trustee of a certificate of a Servicing Officer of the Servicer or the Special Servicer, as the case may be, stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation which are required to be deposited into the Certificate Account pursuant to Section 3.04(a) have been or will be so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or the Special Servicer (or a designee), as the case may be, with the original being released upon termination of the Trust. The Servicer and Special Servicer also shall take such actions as each of them shall deem reasonably necessary to facilitate the servicing of the Servicing Retained Mortgage Loan including, but not limited to, delivering appropriate Requests for Release to the Trustee in order to deliver any portion of the related Mortgage file to the Servicing Retained Servicer or Servicing Retained Special Servicer under the Servicing Retained Servicing Agreement.

                  (c) Within five Business Days (or within such shorter period as delivery can reasonably be accomplished if the Special Servicer notifies the Trustee of an exigency) of receipt thereof, the Trustee shall execute and deliver to the Special Servicer any court pleadings, requests for trustee's sale or other documents necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity. The Special Servicer shall be responsible for the preparation of all such documents and pleadings. When submitted to the Trustee for signature, such documents or pleadings shall be accompanied by a certificate of a Servicing Officer requesting that such pleadings or documents be executed by the Trustee and certifying as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

                  SECTION 3.11. Servicing Compensation.

(a) As compensation for its activities hereunder, the Servicer shall be entitled to receive the Servicing Fee with respect to each Mortgage Loan and REO Loan. As to each Mortgage Loan and REO Loan, the Servicing Fee shall accrue from time to time at the Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Mortgage Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and a 360-day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Mortgage Loan or deemed to be due on such REO Loan is computed. The Servicing Fee with respect to any


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Mortgage Loan or REO Loan (and any interest on Advances) shall cease to accrue if a Liquidation Event occurs in respect thereof. The Servicing Fee shall be payable monthly, on a loan-by-loan basis, from payments of interest (as may be advanced by a P&I Advance) on each Mortgage Loan and REO Revenues allocable as interest on each REO Loan. The Servicer shall be entitled to recover unpaid Servicing Fees in respect of any Mortgage Loan or REO Loan out of that portion of related payments, Insurance and Condemnation Proceeds, Liquidation Proceeds and REO Revenues (in the case of an REO Loan) allocable as recoveries of interest, to the extent permitted by Section 3.05(a). The right to receive the Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement. The Servicer shall pay, from its own funds, the Trustee Fee and the annual fees of each of the Rating Agencies (such fees not to exceed $25,000 in the aggregate) without being entitled to reimbursement of such amounts as a Servicing Advance or otherwise. Any Rating Agency fee in excess of $25,000 will be the obligation of the Depositor. No Trustee Fee will be payable hereunder with respect to the Pari Passu Loan; provided that trustee fees may be payable with respect to the Pari Passu Loan upon the inclusion of the Pari Passu Loan in a future securitization to the extent specified by the separate pooling and servicing agreement executed in connection therewith. Any such fees with respect to the Pari Passu Loan will be payable by the Servicer to the trustee appointed under any such pooling and servicing agreement from servicing compensation paid hereunder at a rate not in excess of a rate equal to 0.007% per annum computed on the basis of the Stated Principal Balance of the Pari Passu Loan and on the basis of a year assumed to consist of 360 days and twelve 30-day months as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Pari Passu Loan on such Distribution Date).

                  Additional servicing compensation in the form of all assumption fees paid by the Mortgagor on Mortgage Loans (other than the Servicing Retained Mortgage Loan) that are not Specially Serviced Mortgage Loans and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid, and charges for beneficiary statements or demands and amounts collected for checks returned for insufficient funds, processing fees and application fees, in each case only to the extent actually paid by the related Mortgagor, shall be retained by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Servicer shall also be entitled to additional servicing compensation in the form of: (i) Penalty Charges received on the Mortgage Loans (other than the Servicing Retained Mortgage Loan and any Specially Serviced Mortgage Loans), but only to the extent actually paid by the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to any other Mortgage Loan; (ii) interest or other income earned on deposits relating to the Trust Fund in the Certificate Account, the Pari Passu Account and the Interest Reserve Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date); and (iii) interest earned on deposits in the Servicing Account which are not required by applicable law or the related Mortgage Loan to be paid to the Mortgagor. The Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation,


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payment of any amounts due and owing to any of its Sub-Servicers and, except as provided in Section 3.07, the premiums for any blanket Insurance Policy insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account, and the Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (b) As compensation for its activities hereunder, the Special Servicer shall be entitled to receive the Special Servicing Fee with respect to each Specially Serviced Mortgage Loan and REO Loan and interest or other income earned on deposits relating to the Trust Fund in any REO Account in accordance with Section 3.06(b) (but only to the extent of the Net Investment Earnings, if any, with respect to each such account for each period from any Distribution Date to the immediately succeeding Servicer Remittance Date). As to each Specially Serviced Mortgage Loan and REO Loan, the Special Servicing Fee shall accrue from time to time at the Special Servicing Fee Rate and shall be computed on the basis of the Stated Principal Balance of such Specially Serviced Mortgage Loan or REO Loan as of the immediately preceding Distribution Date (in each case, after giving effect to the distribution of principal of such Mortgage Loan on such Distribution Date) and a 360-day year consisting of twelve 30-day months and, in connection with any partial month interest payment, for the same period respecting which any related interest payment due on such Specially Serviced Mortgage Loan or deemed to be due on such REO Loan is computed. The Special Servicing Fee with respect to any Specially Serviced Mortgage Loan or REO Loan shall cease to accrue if a Liquidation Event occurs in respect thereof. The Special Servicing Fee shall be payable monthly, on a loan-by-loan basis, to the extent permitted by Section 3.05(a). The right to receive the Special Servicing Fee may not be transferred in whole or in part except in connection with the transfer of all of the Special Servicer's responsibilities and obligations under this Agreement.

                  Additional servicing compensation in the form of (a) all assumption fees received on Specially Serviced Mortgage Loans and (b) all modification fees received on all Mortgage Loans (other than the Servicing Retained Mortgage Loan), regardless of whether or not such Mortgage Loans are Specially Serviced Mortgage Loans, but only to the extent actually collected from the related Mortgagor and only to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including those payable to the Servicer pursuant to Section 3.11(a)) have been paid, shall be promptly paid to the Special Servicer by the Servicer and shall not be required to be deposited in the Certificate Account pursuant to Section 3.04(a). The Special Servicer shall also be entitled to additional servicing compensation in the form of a Workout Fee with respect to each Corrected Mortgage Loan (other than the Servicing Retained Mortgage Loan) at the Workout Fee Rate on such Mortgage Loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if such loan again becomes a Specially Serviced Mortgage Loan; provided that a new Workout Fee will become payable if and when such Mortgage Loan again becomes a Corrected Mortgage Loan. If the Special Servicer is terminated pursuant to Section 7.01(c) (other than for cause), it shall retain the right to receive any and all Workout Fees payable with respect to Mortgage Loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and were Corrected Mortgage Loans at the time of such termination (and the successor Special Servicer shall not be entitled to any portion of such Workout Fees), in each


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case until the Workout Fee for any such loan ceases to be payable in accordance with the preceding sentence; provided, that at any time that the Directing Certificateholder is the Servicer, Special Servicer or an Affiliate thereof, any termination pursuant to Section 7.01(c) other than for cause will be deemed to be a resignation by the Special Servicer, and, under such circumstances, the Special Servicer will not have any right to any Workout Fees following such termination. A Liquidation Fee will be payable with respect to each Specially Serviced Mortgage Loan (other than the Servicing Retained Mortgage Loan) as to which the Special Servicer receives any Liquidation Proceeds subject to the exceptions set forth in the definition of Liquidation Fee.

                  Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with the repurchase of any Mortgage Loan by the Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient Mortgage Loan documentation, the purchase of any Specially Serviced Mortgage Loan by the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class, the Special Servicer or the Holders of Class LR Certificates or the purchase of all of the Mortgage Loans and REO Properties in connection with an optional termination of the Trust Fund pursuant to Section 9.01. If, however, Liquidation Proceeds are received with respect to any Corrected Mortgage Loan and the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest on such Mortgage Loan.

                  The Special Servicer will also be entitled to additional fees in the form of Penalty Charges on Specially Serviced Mortgage Loans (other than the Servicing Retained Mortgage Loan), but only to the extent actually collected from the related Mortgagor and to the extent that all amounts then due and payable with respect to the related Mortgage Loan (including interest on Advances) have been paid and are not needed to pay interest on Advances with respect to any other Mortgage Loan.

                  The Special Servicer shall be required to pay out of its own funds all expenses incurred by it in connection with its servicing activities hereunder (including, without limitation, payment of any amounts, other than management fees in respect of REO Properties, due and owing to any of its Sub-Servicers and the premiums for any blanket Insurance Policy obtained by it insuring against hazard losses pursuant to Section 3.07), if and to the extent such expenses are not payable directly out of the Certificate Account or the REO Account, and the Special Servicer shall not be entitled to reimbursement therefor except as expressly provided in this Agreement.

                  (c) In determining the compensation of the Servicer or Special Servicer, as applicable, with respect to Penalty Charges, on any Distribution Date, the aggregate Penalty Charges collected during the related Due Period shall first be applied to reimburse the Servicer or the Trustee or Fiscal Agent for interest on Advances due on such Distribution Date, and any Penalty Charges remaining thereafter shall be distributed pro rata to the Servicer and the Special Servicer based upon the amount of Penalty Charges the Servicer or the Special Servicer would otherwise have been entitled to receive during such period without any such application.



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                  SECTION 3.12. Inspections; Collection of Financial Statements.

                  (a) The Servicer shall perform (at its own expense), or shall cause to be performed (at its own expense), a physical inspection of each Mortgaged Property (other than with the Mortgaged Property securing the Servicing Retained Mortgage Loan) at such times and in such manner as are consistent with the Servicing Standard, but in any event shall inspect each Mortgaged Property (other than with the Mortgaged Property securing the Servicing Retained Mortgage Loan) securing a Mortgage Note with a Stated Principal Balance of (a) $2,000,000 or more at least once every 12 months and
(b) less than $2,000,000 at least once every 24 months, in each case commencing in the calendar year 2000; provided, however, that if the Servicer has a reasonable basis to believe that (i) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased by 25% or more from the Debt Service Coverage Ratio as of the Cut-off Date or (ii) the Debt Service Coverage Ratio with respect to any Mortgaged Property has decreased to 1.05x or less, the Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter (the reasonable cost of which inspection shall be at the expense of the Trust Fund); provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related Mortgage Loan, the Special Servicer shall inspect the related Mortgaged Property as soon as practicable thereafter. The cost of such inspection by the Special Servicer shall be an expense of the Trust Fund. The Special Servicer or the Servicer, as applicable, shall prepare or cause to be prepared a written report of each such inspection detailing the condition of the Mortgaged Property and specifying the existence of (i) any vacancy in the Mortgaged Property that the preparer of such report deems material, (ii) any sale, transfer or abandonment of the Mortgaged Property, (iii) any adverse change in the condition of the Mortgaged Property that the preparer of such report deems material and (iv) any visible waste committed on the Mortgaged Property. The Special Servicer shall have the right to inspect or cause to be inspected (at its own expense) every calendar year any Mortgaged Property related to a loan that is not a Specially Serviced Mortgage Loan, provided that the Special Servicer notifies the Servicer prior to such inspection, and provides a copy of such inspection to the Servicer. If the Special Servicer performs such inspection in accordance with the Servicing Standard and other provisions of this paragraph (a) and of the related Loan Documents, such inspection shall satisfy the Servicer's inspection obligations pursuant to this paragraph (a). The Special Servicer and the Servicer shall deliver a copy of each such report prepared by the Special Servicer and the Servicer, respectively, to the other, each of the Rating Agencies and the Trustee, and the Trustee shall deliver such reports to the Paying Agent, the Underwriter, the Placement Agent and, upon request, each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate.

                  (b) The Servicer, or with respect to Specially Serviced Mortgage Loans, the Special Servicer, as applicable, shall make reasonable best efforts consistent with the Servicing Standard to collect promptly from each Mortgagor annual and quarterly operating statements and rent rolls of the related Mortgaged Property, financial statements of such Mortgagor and any other reports required to be delivered under the terms of the Mortgage Loans, if delivery of such items is required pursuant to the terms of the related Mortgage. The Special Servicer or Servicer, as applicable, shall promptly: (i) review all such items as may be collected and (ii) prepare written reports in the form of Exhibits I-7 and I-8 based on such reviews identifying the Debt Service Coverage Ratios for the related Mortgage Loans. The Special Servicer shall deliver


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

copies of the collected items, and the written reports in the form of Exhibits I-7 and I-8 or in a format acceptable to Servicer, in each case within 20 days of its receipt or preparation, as applicable, but in no event less than annually by January 1st of each year. The Servicer shall deliver copies of the collected items, and of reports in the form of Exhibits I-7 and I-8 in respect of the written reports prepared in respect thereof or received from the Special Servicer in an electronic format mutually agreed upon by the Servicer and the Trustee, to the Trustee and the Special Servicer and each of the Rating Agencies. To the extent received from the Servicer, the Trustee shall deliver reports in the form of Exhibits I-7 and I-8 to the Underwriter, the Placement Agent and each Holder of a Class F, Class G, Class H and Class I, Class J and Class K Certificate, via diskette or other electronic transmission and by written report to follow, in each case (other than quarterly operating statements received by the Servicer, which will be provided to the Rating Agencies and the Directing Certificateholder, and otherwise, only upon request (which such request may state that such operating statements be delivered until further notice) within 30 days of its receipt or preparation, as applicable, beginning in June, 1999 but thereafter in no event less frequently than annually by June 30th of each year.

                  SECTION 3.13. Annual Statement as to Compliance.

                  Each of the Servicer and the Special Servicer will deliver to the Trustee, with a copy to the Paying Agent, each Rating Agency and the Depositor and the Directing Certificateholder, on or before April 30th of each year, beginning April 30, 2000, an Officer's Certificate stating, as to each signer thereof, that (i) a review of the activities of the Servicer or the Special Servicer, as the case may be, during the preceding calendar year and of its performance under this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system relating to its servicing of the Mortgage Loans serviced by it and has fulfilled in all material respects its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officer and the nature and status thereof and (iii) the Servicer or the Special Servicer, as the case may be, has received no notice regarding qualification, or challenging the status, of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC from the Internal Revenue Service or any other governmental agency or body or, if it has received any such notice, specifying the details thereof. A copy of such Officer's Certificate may be obtained by Certificateholders upon written request to the Trustee pursuant to Section 8.12 hereof.

                  SECTION 3.14. Reports by Independent Public Accountants.

                  Each of the Servicer and the Special Servicer at their own expense shall cause a nationally recognized firm of independent certified public accountants to furnish to the Servicer or the Special Servicer, as the case may be, the Trustee, the Paying Agent and each Rating Agency, on or before April 30th of each year, commencing with 2000, a report stating that (i) it has obtained from the Servicer or the Special Servicer, as the case may be, a letter of representation regarding certain matters from the management of the Servicer or the Special Servicer, as the case may be, which includes an assertion that the Servicer or the Special Servicer, as the case may be, has maintained an effective internal control system with respect to


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the servicing of the Mortgage Loans and has complied with certain minimum mortgage loan servicing standards (to the extent applicable to commercial, multifamily and manufactured housing community mortgage loans), identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the Servicer's or the Special Servicer's, as the case may be, servicing of commercial, multifamily and manufactured housing community mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such assertion is fairly stated in all material respects, subject to such exceptions and other qualifications that, in the opinion of such firm, such standards require it to report. In rendering its report such firm may rely, as to the matters relating to the direct servicing of commercial, multifamily and manufactured housing community mortgage loans by Sub-Servicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within 1 year of such statement) with respect to those Sub-Servicers.

                  SECTION 3.15. Access to Certain Information.

                  Each of the Servicer and the Special Servicer shall provide or cause to be provided to any Certificateholder or Certificate Owner that is, or is affiliated with, a federally insured financial institution, the Trustee, the Depositor, each Rating Agency, to the Servicer, or to the Special Servicer, as applicable, and to the OTS, the FDIC, the Federal Reserve Board and the supervisory agents and examiners of such boards and such corporations, and any other federal or state banking or insurance regulatory authority that may exercise authority over any Certificateholder, and each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate, access to any documentation regarding the Mortgage Loans and the Trust Fund within its control which may be required by this Agreement or by applicable law. Such access shall be afforded without charge but only upon reasonable prior written request and during normal business hours at the offices of the Servicer or the Special Servicer, as the case may be, designated by it; provided, however, that the Class F, Class G, Class H, Class I, Class J and Class K Certificateholders shall be required to pay a reasonable and customary fee for access to the aforementioned information, shall pay their own photocopying costs and execute a reasonable and customary confidentiality agreement with respect to such information. Nothing in this Section 3.15 shall detract from the obligation of the Servicer and the Special Servicer to observe any applicable law prohibiting disclosure of information with respect to the Mortgagors, and the failure of the Servicer or the Special Servicer to provide access as provided in this Section
3.15 as a result of such obligation shall not constitute a breach of this
Section 3.15. The Servicer and the Special Servicer may each deny any of the foregoing persons access to confidential information or to any intellectual property which the Servicer or the Special Servicer is restricted by license or contract from disclosing. Notwithstanding the foregoing, the Servicer and the Special Servicer shall maintain separate from such confidential information and intellectual property, all documentation regarding the Mortgage Loans that is not confidential.



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                  SECTION 3.16. Title to REO Property; REO Account.

                  (a) If title to any REO Property is acquired, the deed or certificate of sale shall be issued to the Trustee on behalf of the Certificateholders. The Special Servicer, on behalf of the Trust Fund, shall sell any REO Property prior to the close of the third calendar year following the year in which the Trust Fund acquires ownership of such REO Property, within the meaning of Treasury Regulations Section 1.856-6(b)(1), for purposes of
Section 860G(a)(8) of the Code, unless the Special Servicer either (i) is granted an extension of time (an "REO Extension") by the Internal Revenue Service to sell such REO Property or (ii) obtains for the Trustee and the Servicer an Opinion of Counsel (the cost of which shall be paid as a Servicing Advance), addressed to the Trustee and the Servicer, to the effect that the holding by the Trust Fund of such REO Property subsequent to such third anniversary of such acquisition will not result in the imposition of taxes on "prohibited transactions" of the Trust Fund or the Lower-Tier REMIC or the Upper-Tier REMIC constituted thereby as defined in Section 860F of the Code or cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding. If the Special Servicer is granted the REO Extension contemplated by clause (i) of the immediately preceding sentence or obtains the Opinion of Counsel contemplated by clause (ii) of the immediately preceding sentence, the Special Servicer shall sell such REO Property within such longer period as is permitted by such REO Extension or such Opinion of Counsel, as the case may be. Any expense incurred by the Special Servicer in connection with its being granted the REO Extension contemplated by clause (i) of the second preceding sentence shall be an expense of the Trust Fund payable out of the Certificate Account pursuant to Section 3.05(a).

                  (b) The Special Servicer shall segregate and hold all funds collected and received in connection with any REO Property separate and apart from its own funds and general assets. If an REO Acquisition shall occur, the Special Servicer shall establish or cause to be established and maintain or cause to be maintained, one or more REO Accounts, held on behalf of the Trustee in trust for the benefit of the Certificateholders, for the retention of revenues and other proceeds derived from each REO Property. The REO Account shall be an Eligible Account. Subject to Section 3.17, the Special Servicer shall deposit, or cause to be deposited, in the REO Account, within one Business Day after receipt, all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it in respect of an REO Property. Funds in the REO Account may only be invested in Permitted Investments in accordance with
Section 3.06. The Special Servicer shall give notice to the Trustee and the Servicer of the location of the REO Account when first established and of the new location of the REO Account prior to any change thereof.

                  (c) The Special Servicer shall withdraw from the REO Account funds necessary for the proper operation, management, leasing, maintenance and disposition of any REO Property, but only to the extent of amounts on deposit in the REO Account relating to such REO Property. No later than 12:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall deposit into the Certificate Account the aggregate of all amounts received in respect of each REO Property during the most recently ended Due Period, net of any withdrawals made out of such amounts pursuant to the preceding sentence;



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provided, however, that the Special Servicer may retain in such REO Account, in accordance with the Servicing Standard, such portion of such balance as may be necessary to maintain a reasonable reserve for repairs, replacements, leasing, management and tenant improvements and other related expenses for the related REO Property. In addition, no later than 3:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall provide the Servicer with an accounting, on a loan by loan basis in an electronic format reasonably determined by the Servicer, of amounts deposited in the Certificate Account on such date.

                  (d) The Special Servicer shall keep and maintain separate records, on a property-by-property basis, for the purpose of accounting for all deposits to, and withdrawals from, the REO Account pursuant to Section 3.16(b) or (c).

                  SECTION 3.17. Management of REO Property.

                  (a) If title to any REO Property is acquired, the Special Servicer shall manage, conserve, protect, operate and lease such REO Property for the benefit of the Certificateholders solely for the purpose of its timely disposition and sale in a manner that does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by the Trust Fund of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code. Subject to the foregoing, however, the Special Servicer shall have full power and authority to do any and all things in connection therewith as are in the best interests of and for the benefit of the Certificateholders (as determined by the Special Servicer in its good faith and reasonable judgment and in accordance with the Servicing Standard). Subject to this Section 3.17, the Special Servicer may earn "net income from foreclosure property" within the meaning of Code Section 860G(c) if it determines that earning such income is in the best interests of Certificateholders on a net after-tax basis as compared with net leasing such REO Property or operating such REO Property on a different basis. In connection therewith, the Special Servicer shall deposit or cause to be deposited on a daily basis (and in no event later than the Business Day following receipt of such funds) in the applicable REO Account all revenues received by it with respect to each REO Property and the related REO Loan, and shall withdraw or cause to be withdrawn from the REO Account, to the extent of amounts on deposit therein with respect to such REO Property, funds necessary for the proper operation, management, leasing and maintenance of such REO Property, including, without limitation:

                  (i) all insurance premiums due and payable in respect of such REO Property;

                  (ii) all real estate taxes and assessments in respect of such REO Property that may result in the imposition of a lien thereon;

                  (iii) any ground rents in respect of such REO Property, if applicable; and



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

                  (iv) all costs and expenses necessary to maintain and lease such REO Property.

                  To the extent that amounts on deposit in the REO Account in respect of any REO Property are insufficient for the purposes set forth in clauses (i) - (iv) above with respect to such REO Property, the Servicer shall advance from its own funds such amount as is necessary for such purposes unless the Servicer determines (as evidenced by an Officer's Certificate delivered to the Trustee, the Paying Agent and the Depositor) such advances would, if made, constitute Nonrecoverable Servicing Advances. The Special Servicer shall give the Servicer and the Trustee not less than five Business Days' notice, together with all information reasonably requested by the Servicer (upon which the Servicer may conclusively rely) before the date on which the Servicer is requested to make any Servicing Advance with respect to an REO Property; provided, however, that only two Business Days' notice shall be required in respect of Servicing Advances required to be made on an urgent or emergency basis (which may include, without limitation, Servicing Advances required to make tax or insurance payments).

                  (b) Without limiting the generality of the foregoing, the Special Servicer shall not:

                           (i) permit the Trust Fund to enter into, renew or
                  extend any New Lease with respect to any REO Property, if the New Lease by its terms will give rise to any income that does not constitute Rents from Real Property;

                           (ii) permit any amount to be received or accrued
                  under any New Lease other than amounts that will constitute Rents from Real Property;

                           (iii) authorize or permit any construction on any REO
                  Property, other than the completion of a building or other improvement thereon, and then only if more than 10% of the construction of such building or other improvement was completed before default on the related Mortgage Loan became imminent, all within the meaning of Section 856(e)(4)(B) of the Code; or

                           (iv) Directly Operate, or allow any other Person,
                  other than an Independent Contractor, to Directly Operate, any REO Property on any date more than 90 days after its acquisition date;

unless, in any such case, the Special Servicer has obtained an Opinion of Counsel (the cost of which shall be paid by the Servicer (or, if required by Section 3.03(c), the Trustee or the Fiscal Agent, as applicable) as a Servicing Advance) to the effect that such action will not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code at any time that it is held by the Trust Fund, in which case the Special Servicer may take such actions as are specified in such Opinion of Counsel.

                  (c) The Special Servicer shall contract with any Independent Contractor for the operation and management of any REO Property within 90 days of the acquisition date thereof, provided that:



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

                           (i) the terms and conditions of any such contract may
                  not be inconsistent herewith and shall reflect an agreement reached at arm's length;

                           (ii) the fees of such Independent Contractor (which
                  shall be an expense of the Trust Fund) shall be reasonable and customary in light of the nature and locality of the Mortgaged Property;

                           (iii) any such contract shall require, or shall be
                  administered to require, that the Independent Contractor (A) pay all costs and expenses incurred in connection with the operation and management of such REO Property, including, without limitation, those listed in subsection (a) hereof, and
                  (B) remit all related revenues collected (net of its fees and such costs and expenses) to the Special Servicer for deposit in the REO Account no less frequently than monthly;

                           (iv) none of the provisions of this Section 3.17(c)
                  relating to any such contract or to actions taken through any such Independent Contractor shall be deemed to relieve the Special Servicer of any of its duties and obligations hereunder with respect to the operation and management of any such REO Property; and

                           (v) the Special Servicer shall be obligated with
                  respect thereto to the same extent as if it alone were performing all duties and obligations in connection with the operation and management of such REO Property.

                  The Special Servicer shall be entitled to enter into any agreement with any Independent Contractor performing services for it related to its duties and obligations hereunder for indemnification of the Special Servicer and the Trust by such Independent Contractor, and nothing in this Agreement shall be deemed to limit or modify such indemnification.

                  (d) When and as necessary, the Special Servicer shall send to the Trustee and the Servicer a statement prepared by the Special Servicer setting forth the amount of net income or net loss, as determined for federal income tax purposes, resulting from the operation and management of a trade or business on, the furnishing or rendering of a non-customary service to the tenants of, or the receipt of any other amount not constituting Rents from Real Property in respect of, any REO Property in accordance with Sections 3.17(a) and 3.17(b).

                  SECTION 3.18. Sale of Defaulted Mortgage Loans and REO Properties.

                  (a) Each of the Servicer and the Special Servicer may sell or purchase, or permit the sale or purchase of, a Mortgage Loan or REO Property only on the terms and subject to the conditions set forth in this Section 3.18 and Section 3.21(e) or as otherwise expressly provided in or contemplated by
Section 2.03(b) and Section 9.01.

                  (b) In the event that any Mortgage Loan becomes a Defaulted Mortgage Loan and the Special Servicer has determined in good faith that such Defaulted Mortgage Loan will become subject to foreclosure proceedings, the Special Servicer shall promptly so notify in



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writing the Trustee, the Servicer and the Controlling Class Certificateholder
holding the largest Certificate Balance of the Certificates of the Controlling Class. The Special Servicer, the Servicer and the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class may at their respective option purchase such Defaulted Mortgage Loan from the Trust Fund, at a price equal to the Purchase Price; provided, however, that the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class shall have the first right to exercise such option, which first right of refusal shall extend for 15 Business Days following its receipt of notification of the Servicer's determination. The Purchase Price for any Defaulted Mortgage Loan purchased hereunder shall be deposited into the Certificate Account, and the Trustee, upon receipt of an Officer's Certificate from the Special Servicer to the effect that such deposit has been made, shall release or cause to be released to the Special Servicer or the Servicer, as the case may be, the related Mortgage File, and shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Special Servicer or the Servicer (in that order), as the case may be, ownership of such Defaulted Mortgage Loan.

                  (c) The Special Servicer may offer to sell any Defaulted Mortgage Loan not otherwise purchased by the Special Servicer, the Servicer or the Controlling Class Certificateholders pursuant to subsection (b) above, if and when the Special Servicer determines, consistent with the Servicing Standard, that such a sale would produce a greater recovery on a present value basis than would liquidation of the related Mortgaged Property. Such offering shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such Defaulted Mortgage Loan in an amount at least equal to the Purchase Price therefor; provided, that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person (including any Controlling Class Certificateholders) that is determined by the Special Servicer to be a fair price for such Defaulted Mortgage Loan. In the absence of any bid determined (as provided below) to be a fair price, the Special Servicer shall proceed with respect to such Defaulted Mortgage Loan in accordance with Section 3.09.

                  The Special Servicer shall use reasonable best efforts consistent with the Servicing Standard to solicit bids for each REO Property in such manner as will be reasonably likely to realize a fair price within the time period provided for by Section 3.16(a). Such solicitation shall be made in a commercially reasonable manner. The Special Servicer shall accept the highest cash bid received from any Person for such REO Property in an amount at least equal to the Purchase Price therefor; provided that in the absence of any such bid, the Special Servicer shall accept the highest cash bid received from any Person that is determined by the Special Servicer to be a fair price for such REO Property. If the Special Servicer reasonably believes that it will be unable to realize a fair price for any REO Property within the time constraints imposed by Section 3.16(a), then the Special Servicer shall dispose of such REO Property upon such terms and conditions as the Special Servicer shall deem necessary and desirable to maximize the recovery thereon under the circumstances and, in connection therewith, shall accept the highest outstanding cash bid, regardless of from whom received. Notwithstanding the foregoing, the Special Servicer shall not be obligated by the foregoing or otherwise to accept the highest bid if the Special Servicer determines, in accordance with the

Servicing Standard, that rejection of such bid would be in the best interests of the Certificateholders. In the event that the Special Servicer determines with respect to any REO Property that the offers being made with respect thereto are not in the best interests of the Certificateholders and that the end of the period referred to in Section 3.16(a) with respect to such REO Property is approaching, the Special Servicer shall seek an extension of such period in the manner described in Section 3.16(a); provided, however, that the Special Servicer shall use its reasonable best efforts consistent with the Servicing Standard, to sell any REO Property prior to two years prior to the Rated Final Distribution Date.

                  The Special Servicer shall give the Trustee, the Servicer and the Directing Certificateholder not less than three Business Days' prior written notice of its intention to sell any Defaulted Mortgage Loan or REO Property. No Interested Person shall be obligated to submit a bid to purchase any Defaulted Mortgage Loan or REO Property, and notwithstanding anything to the contrary herein, neither the Trustee, in its individual capacity, nor any of its Affiliates may bid for or purchase any Defaulted Mortgage Loan or any REO Property pursuant hereto.

                  (d) Whether any cash bid constitutes a fair price for any Defaulted Mortgage Loan or REO Property, as the case may be, for purposes of
Section 3.18(c), shall be determined by the Special Servicer, if the highest bidder is a Person other than an Interested Person, and by the Trustee, if the highest bidder is an Interested Person. In determining whether any bid received from an Interested Person represents a fair price for any Defaulted Mortgage Loan or any REO Property, the Trustee may conclusively rely on the opinion of an Independent Appraiser or other expert in real estate matters retained by the Special Servicer at the expense of the Trust Fund. In determining whether any bid constitutes a fair price for any Defaulted Mortgage Loan or any REO Property, such appraiser or other expert in real estate matters shall be instructed to take into account, as applicable, among other factors, the period and amount of any delinquency on the affected Defaulted Mortgage Loan, the occupancy level and physical condition of the Mortgaged Property or REO Property, the state of the local economy and the obligation to dispose of any REO Property within the time period specified in Section 3.16(a). The Purchase Price for any Defaulted Mortgage Loan or REO Property shall in all cases be deemed a fair price.

                  (e) Subject to subsections (a) through (d) above, the Special Servicer shall act on behalf of the Trustee in negotiating and taking any other action necessary or appropriate in connection with the sale of any Defaulted Mortgage Loan or REO Property, and the collection of all amounts payable in connection therewith. Any sale of a Defaulted Mortgage Loan or any REO Property shall be final and without recourse to the Trustee or the Trust Fund, and if such sale is consummated in accordance with the terms of this Agreement, neither the Special Servicer nor the Trustee shall have any liability to any Certificateholder with respect to the purchase price therefor accepted by the Special Servicer or the Trustee.


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                  SECTION 3.19. [Intentionally Omitted]

                  SECTION 3.20. Modifications, Waivers, Amendments and Consents.

                  (a) Except as set forth in this Section 3.20(a) and Section 3.08, the Servicer shall not agree to any modification, waiver or amendment of a Mortgage Loan, and, except as provided in the following paragraph, Section 3.08(e), Section 3.08(f) and in Section 3.20(d), no Mortgage Loan that is not a Specially Serviced Mortgage Loan may be modified, waived or amended; provided, however, that subject to Section 3.21(e) the Special Servicer may agree to extend the maturity date of a Mortgage Loan that is not a Specially Serviced Mortgage Loan, provided, further, that no such extension entered into pursuant to this Section 3.20(a) shall be for a period of more than twelve months from the original maturity date of such Mortgage Loan or shall extend the maturity date beyond the earlier of (i) two years prior to the Rated Final Distribution Date and (ii) in the case of a Mortgage Loan secured by a leasehold estate, the date ten years prior to the expiration of such leasehold estate. If such extension would extend the Maturity Date of a Mortgage Loan for more than twelve months from and after the original maturity date of such Mortgage Loan, the Special Servicer may only enter into such extension if it provides the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor) that such extension would not constitute a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b). Any substitution of collateral shall be treated hereunder as a modification or amendment of the applicable Mortgage Loan.

                  Notwithstanding the foregoing, the Servicer may, consistent with the Servicing Standard, modify or amend the terms of any Mortgage Loan without the consent of the Special Servicer in order to (i) cure any ambiguity therein, (ii) correct or supplement any provisions therein which may be inconsistent with any other provisions therein or correct any error (iii) waive defaults with respect to minor covenants (other than financial covenants), including with respect to late financial statements, to the extent such waiver will not have any material adverse affect on the rights or interests of the Certificateholder of any Class, (iv) release parcels of a Mortgaged Property to the extent that any such release will not have any material adverse affect on the rights or interests of the Certificateholders of any Class, if each Rating Agency has been notified by the Servicer of its intent to permit such release and each Rating Agency has provided written notice that such release will not result in the withdrawal, qualification or downgrade of its then current rating of any Class of Certificates (provided that releases as to which the Loan Documents expressly require the mortgagee thereunder to make such releases upon the satisfaction of certain conditions shall be made as required in the Loan Documents), (v) make any other modifications, waivers, or amendments which the Servicer determined, in accordance with the Servicing Standard, are of routine nature and will not have a material adverse affect on the rights or interests of the Certificateholders of any Class, in each casae provided that such modification, waiver or amendment would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), and provided further that the proposed modification, waiver or amendment will not cause (x) either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Upper-Tier REMIC or the Lower-Tier REMIC to be subject to any tax under the REMIC Provisions.

                  Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property (or any portion thereof) at any time the Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan Documents except in accordance with the next sentence. Neither the Servicer nor the Special Servicer shall permit the substitution of any Mortgaged Property pursuant to the defeasance provisions of any Mortgage Loan at any time such Mortgage Loan is not in default pursuant to the terms of the related Mortgage Loan documents unless the Servicer or the Special Servicer, as applicable, has
(a) provided notice to the Rating Agencies of such substitution and has received written confirmation by each of the Rating Agencies that such substitution will not cause the Rating Agency to downgrade, withdraw or qualify any of the ratings assigned by the Rating Agency to any Class of Certificates; and (b) received (i) a certificate of an Independent Certified public accountant (at the expense of the related Mortgagor) to the effect that (A) in the event of a total defeasance such substituted property will provide cash flows sufficient to meet all payments of interest and principal (including payments at maturity) on such Mortgage Loan, (B) in the event of a partial defeasance the remaining Mortgaged Properties will have a Debt Service Coverage Ratio at least equal to the Debt Service Coverage Ratio required by the related Mortgage Loan documents and (C) in either case such defeasance is in compliance with the requirements of the terms of the related Mortgage Loan documents and (ii) one or more Opinions of Counsel (at the expense of the related Mortgagor) to the effect that (1) such substitution will not cause the related Mortgage Loan to fail to qualify as a "qualified mortgage" for REMIC purposes, (2) such substitution will not affect the status as a REMIC of either the Upper-Tier REMIC or the Lower-Tier REMIC,
(3) such substitution will not subject the Trust Fund, the Upper-Tier REMIC or the Lower-Tier REMIC to any tax, and (4) the Trustee, on behalf of the Trust Fund, will have a first priority perfected security interest in such substituted Mortgaged Property and (5) to the extent permitted by the related Mortgage Loan Documents (and to the extent that the lender can require the same), the substituted Mortgaged Property will be held in a special-purpose entity established for this purpose; provided, however, that to the extent the related Mortgage Loan documents provide the lender with discretion, the Servicer or the Special Servicer, as applicable, shall require that the related Mortgagor pay the cost of any such opinion as a condition to granting such defeasance. The Servicer or the Special Servicer, as applicable, shall notify the Directing Certificateholder of each defeasance of a Mortgage Loan pursuant to this paragraph and shall provide each Rating Agency with a copy of each certificate of a certified public accountant received by the Servicer pursuant to clause (i) above and the Opinion of Counsel received by the Servicer pursuant to clause
(ii) above.

                  Notwithstanding anything to the contrary herein, with respect to any Mortgage Loan the outstanding principal balance of which exceeds the lesser of $15,000,000 or 5% of the outstanding aggregate balance of all Mortgage Loans in the Trust Fund, the Servicer will not consent to the removal or replacement of any property manager or (b) consent to or approve of (to the extent the related Loan Documents require the related borrower to obtain the consent to or approval of the related mortgagee) any transfer of equity of (or equivalent ownership interests in) the related borrower or of any equity owner of the borrower that is itself required to be a special purpose entity, if, during the term of such Mortgage Loan, in excess of 49% of such equity (or equivalent) will have been transferred to any other party, in either case unless notice thereof shall have been given to each Rating Agency and each Rating Agency shall have confirmed in writing


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that such action will not, by itself, result in the downgrade, withdrawal or reduction of its then-current rating of any outstanding Class of Certificates.

                  (b) If, but only if, the Special Servicer determines that a modification, waiver or amendment (including, without limitation, the forgiveness or deferral of interest or principal or the substitution of collateral pursuant to the terms of the Mortgage Loan or otherwise, the release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable (as evidenced by an Officer's Certificate of the Special Servicer), and is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of such Specially Serviced Mortgage Loan, then the Special Servicer may agree to a modification, waiver or amendment of such Specially Serviced Mortgage Loan, subject to the provisions of this Section 3.20(b) and Section 3.20(c) and Section 3.21(e).

         The Special Servicer shall use its reasonable best efforts consistent with the Servicing Standard to the extent possible to cause each Specially Serviced Mortgage Loan to fully amortize no later than two years prior to the Rated Final Distribution Date and shall not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if such modification, waiver or amendment would:

                           (i) extend the maturity date of any such Specially
                  Serviced Mortgage Loan to a date occurring later than the earlier of (a) two years prior to the Rated Final Distribution Date and (b) if such Specially Serviced Mortgage Loan is secured by a leasehold estate, the date occurring ten years prior to the expiration of such leasehold;

                           (ii) reduce the related Mortgage Rate on any such
                  Specially Serviced Mortgage Loan to less than the lesser of
                  (a) the Net Mortgage Rate as of the Cut-off Date and (b) the highest Pass-Through Rate on any Class of Certificate (other than the Class X Certificates); or

                           (iii) provide for the deferral of interest unless (a)
                  interest accrues thereon, generally, at the related Mortgage Rate and (b) the aggregate amount of such deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

                  (c) Any provision of this Section 3.20 to the contrary notwithstanding, no fee described in this paragraph shall be collected by any Servicer or Special Servicer from a Mortgagor (or on behalf of the Mortgagor) in conjunction with any consent or any modification, waiver or amendment of a Mortgage Loan (unless the amount thereof is specified in the related Mortgage
Note) if the collection of such fee would cause such consent, modification, waiver or amendment to be a "significant modification" of the Mortgage Note within the meaning of Treasury Regulations Section 1.860G-2(b).



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                  (d) Notwithstanding anything to the contrary in this
Agreement, the Special Servicer may agree to any waiver, modification or amendment of a Mortgage Loan that is not in default or as to which default is not reasonably foreseeable only to the extent that it would not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b), provided that the proposed modification, amendment or waiver will not cause (x) either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC for purposes of the Code or (y) either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to any tax under the REMIC Provisions. With respect to all modifications, amendments and waivers entered into by the Special Servicer pursuant to this Section 3.20(d), the Special Servicer shall provide the Trustee with an Opinion of Counsel (at the expense of the related Mortgagor or such other Person requesting such modification or, if such expense cannot be collected from the related Mortgagor or such other Person, to be paid by the Servicer or the Trustee or Fiscal Agent, as applicable, as a Servicing Advance) to the effect that the contemplated waiver, modification or amendment (i) will not be a "significant modification" of the Mortgage Loan within the meaning of Treasury Regulations Section 1.860G-2(b) and (ii) will not cause either clause (x) or (y) of this Section 3.20(d) to occur. Notwithstanding the foregoing, the Special Servicer may not waive the payment of any Yield Maintenance Charge with respect to any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

                  (e) In the event of a modification to a Mortgage Loan that creates Mortgage Deferred Interest, such Mortgage Deferred Interest will be allocated to reduce the Distributable Certificate Interest of one or more Classes of Certificates pursuant to Section 4.06(a) and will be added to the Certificate Balance of such Class or Classes pursuant to Section 4.06(b).

                  (f) Subject to Section 3.20(c), the Servicer and the Special Servicer each may, as a condition to its granting any request by a Mortgagor for consent, modification, waiver or indulgence or any other matter or thing, the granting of which is within the Servicer's or the Special Servicer's, as the case may be, discretion pursuant to the terms of the instruments evidencing or securing the related Mortgage Loan and is permitted by the terms of this Agreement, require that such Mortgagor pay to the Servicer or the Special Servicer, as the case may be, as additional servicing compensation, a reasonable or customary fee, for the additional services performed in connection with such request; provided, however, that the Special Servicer shall not be entitled to compensation with respect to the assumption of any Mortgage Loan that is not a Specially Serviced Mortgage Loan.

                  (g) All modifications, waivers and amendments of the Mortgage Loans entered into pursuant to this Section 3.20 shall be in writing, signed by the Servicer or the Special Servicer, as the case may be, and the related Mortgagor (and by any guarantor of the related Mortgage Loan, if such guarantor's signature is required by the Servicer or the Special Servicer, as the case may be, in accordance with the Servicing Standard).

                  (h) Each of the Servicer and the Special Servicer shall notify the Rating Agencies, the Trustee and each other and the Directing Certificateholder in writing of any modification, waiver or amendment of any term of any Mortgage Loan and the date thereof, and shall deliver to the Trustee or the related Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver or amendment, promptly (and



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in any event within 10 Business Days) following the execution thereof. In addition, the Special Servicer shall promptly send a copy of such a modification, waiver or amendment to the Servicer. Within 15 days of the Servicer's delivery of the aforesaid modification, waiver or amendment to the Trustee or its receipt from the Special Servicer, as applicable, the Trustee shall forward a copy thereof to each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate.

                  SECTION 3.21. Transfer of Servicing Between Servicer and Special Servicer; Record Keeping; Asset Status Report.

                  (a) Upon determining that a Servicing Transfer Event has occurred with respect to any Mortgage Loan, the Servicer shall immediately give notice thereof, and shall deliver the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts consistent with the Servicing Standard to provide the Special Servicer with all information, documents and records (including records stored electronically on computer tapes, magnetic discs and the like) relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to assume its functions hereunder with respect thereto. The Special Servicer may conclusively rely upon any such documentation or information supplied to it by the Servicer, in the absence of manifest error. The Servicer shall use its reasonable best efforts consistent with the Servicing Standard to comply with the preceding sentence within 5 Business Days of the occurrence of each related Servicing Transfer Event and in any event shall continue to act as Servicer and administrator of such Mortgage Loan until the Special Servicer has commenced the servicing of such Mortgage Loan, which will commence upon receipt by the Special Servicer of the Mortgage File. The Trustee shall deliver to the Paying Agent, the Underwriter, the Placement Agent and to each Holder of a Class F, Class G, Class H, Class I, Class J and Class K Certificate a copy of the notice of such Servicing Transfer Event provided by the Servicer to the Special Servicer pursuant to this Section.

                  Upon determining that a Specially Serviced Mortgage Loan (other than an REO Loan) has become current and has remained current for three consecutive Monthly Payments (provided no additional Servicing Transfer Event is foreseeable in the reasonable judgment of the Special Servicer), and that no other Servicing Transfer Event is continuing with respect thereto, the Special Servicer shall promptly give notice thereof, and shall return the related Mortgage File and Credit File to the Servicer and upon giving such notice, and returning such Mortgage File and Credit File to the Servicer, the Special Servicer's obligation to service such Corrected Mortgage Loan shall terminate and the obligations of the Servicer to fully service and administer such Mortgage Loan shall recommence.

                  (b) In servicing any Specially Serviced Mortgage Loans, the Special Servicer will provide to the Trustee originals of documents included within the definition of "Mortgage File" for inclusion in the related Mortgage File (with a copy of each such original to the Servicer), and provide the Servicer with copies of any additional related Mortgage Loan information including correspondence with the related Mortgagor.

                  (c) No later than 3:00 p.m. Dallas time on the Business Day immediately following each Determination Date, the Special Servicer shall deliver to the Servicer and each


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Rating Agency the CSSA Standard Information Package (upon which the Servicer and the Trustee may conclusively rely) describing, on a loan-by-loan and property-by-property basis, (1) the information described in clause (iv) of
Section 4.02(a) with respect to each Specially Serviced Mortgage Loan and the information described in clause (vii) and (viii) of Section 4.02(a) with respect to each REO Property, (2) the amount of all payments, Insurance and Condemnation Proceeds and Liquidation Proceeds received with respect to each Specially Serviced Mortgage Loan during the related Due Period, and the amount of all REO Revenues, Insurance and Condemnation Proceeds and Liquidation Proceeds received by it with respect to each REO Property during the related Due Period, (3) the amount, purpose and date of all Servicing Advances made by the Servicer with respect to each Specially Serviced Mortgage Loan and REO Property during the related Due Period, (4) the information described in clauses (iii), (iv)(C),
(iv)(D), (v), (xiii) and (xv) of Section 4.02(a) and (5) such additional information relating to the Specially Serviced Mortgage Loans and REO Properties as the Servicer reasonably requests to enable it to produce the CSSA Data Files and CSSA Surveillance Reports and perform its responsibilities under this Agreement which is in the Special Servicer's possession or is reasonably obtainable by the Special Servicer.

                  (d) Notwithstanding the provisions of the preceding clause
(c), the Servicer shall maintain ongoing payment records with respect to each of the Specially Serviced Mortgage Loans and REO Properties and shall provide the Special Servicer with any information in its possession reasonably required by the Special Servicer to perform its duties under this Agreement.

                  (e) No later than 30 days after a Servicing Transfer Event for a Mortgage Loan, the Special Servicer shall deliver to each Rating Agency, the Servicer and the Directing Certificateholder a report (the "Asset Status Report") with respect to such Mortgage Loan and the related Mortgaged Property. Such Asset Status Report shall set forth the following information to the extent reasonably determinable:

                           (i) summary of the status of such Specially Serviced
                  Mortgage Loan and any negotiations with the related Mortgagor;

                           (ii) a discussion of the legal and environmental
                  considerations reasonably known to the Special Servicer, consistent with the Servicing Standard, that are applicable to the exercise of remedies as aforesaid and to the enforcement of any related guaranties or other collateral for the related Mortgage Loan and whether outside legal counsel has been retained;

                           (iii) the most current rent roll and income or
                  operating statement available for the related Mortgaged Property;

                           (iv) the Special Servicer's recommendations on how
                  such Specially Serviced Mortgage Loan might be returned to performing status and returned to the Servicer for regular servicing or otherwise realized upon including any proposed actions pursuant to Section 3.09, 3.18 or 3.20;


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                           (v) the Appraised Value of the Mortgaged Property
                  together with the assumptions used in the calculation thereof; provided, however, that in the event that the Servicer has obtained an Appraisal with respect to the related Mortgaged Property within the 12-month period immediately prior to the Servicing Transfer Event and there has been no material change to the Mortgaged Property that would affect the validity of such Appraisal, the Special Servicer may use such prior Appraisal in determining the Appraised Value of the Mortgaged Property; and

                           (vi) such other information as the Special Servicer
                  reasonably deems relevant in light of the Servicing Standard.

                  If within 10 Business Days of receiving an Asset Status Report, the Directing Certificateholder does not disapprove such Asset Status Report in writing, the Special Servicer shall implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any action that is contrary to applicable law or the terms of the applicable Mortgage Loan documents. If the Directing Certificateholder disapproves such Asset Status Report, the Special Servicer will revise such Asset Status Report and deliver to the Directing Certificateholder, the Rating Agencies and the Servicer a new Asset Status Report as soon as practicable, but in no event later than 30 days after such disapproval. The Special Servicer shall revise such Asset Status Report as described above in this Section 3.21(e) until the Directing Certificateholder shall fail to disapprove such revised Asset Status Report in writing within 10 Business Days of receiving such revised Asset Status Report or until the Special Servicer makes one of the determinations described below. The Special Servicer may, from time to time, modify any Asset Status Report it has previously delivered and implement such report, provided that such report shall have been prepared, reviewed and not rejected pursuant to the terms of this Section; provided, however, that the Special Servicer shall not make any material modifications to any Asset Status Report without first having obtained the Directing Certificateholder's approval as provided above in this paragraph.

                  Notwithstanding the foregoing, the Special Servicer (i) may, following the occurrence of an extraordinary event with respect to the related Mortgaged Property, take any action set forth in such Asset Status Report before the expiration of a 10-Business Day period if the Special Servicer has determined that failure to take such action would materially and adversely affect the interests of the Certificateholders and it has made a reasonable effort to contact the Directing Certificateholder and (ii) in any case, shall determine whether such affirmative disapproval by the Directing Certificateholder is not in the best interest of the Trust pursuant to the Servicing Standard. The Special Servicer shall have the authority to meet with the Mortgagor for any Specially Serviced Mortgage Loan and take action consistent with the Servicing Standard and the related Asset Status Report.

                  No direction of the Directing Certificateholder, under this
Section 3.21 or otherwise under this Agreement, shall (a) require or cause the Special Servicer to violate the terms of a Specially Serviced Mortgage Loan, applicable law or any provision of this Agreement, including the Special Servicer's obligation to act in accordance with the Servicing Standard and to maintain the REMIC status of each of the Lower-Tier REMIC and the Upper-Tier REMIC, or


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

(b) result in the imposition of a "prohibited transaction" or "prohibited contribution" tax under the REMIC Provisions, or (c) expose the Servicer, the Special Servicer, the Depositor, the Mortgage Loan Seller, the Trust Fund, the Trustee, the Fiscal Agent or their officers, directors, employees or agents to any claim, suit or liability, (d) materially expand the scope of the Special Servicer's or the Servicer's responsibilities under this Agreement or cause or direct the Special Servicer to act in a manner contrary to the Servicing Standard or (e) cause or direct the Servicer to act in a manner contrary to the Servicing Standard.

                  (f) Upon receiving notice of (i) the filing of a case under any present or future federal or state bankruptcy, insolvency or similar law or the commencing of any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings with respect to a Mortgage Loan or the related Mortgagor or (ii) the request by a Mortgagor for the amendment or modification of a Mortgage Loan other than an amendment or modification provided for in the second paragraph in Sections 3.20(a) or 3.08(f), the Servicer shall promptly give notice thereof, and shall deliver copies of the related Mortgage File and Credit File to the Special Servicer and shall use its reasonable best efforts consistent with the Servicing Standard to provide the Special Servicer with all information relating to the Mortgage Loan and reasonably requested by the Special Servicer to enable it to negotiate with the related Mortgagor and prepare for any such proceedings. The Servicer shall use its reasonable best efforts consistent with the Servicing Standard to comply with the preceding sentence within 5 Business Days of the occurrence of each such event, and upon receiving such documents and information, the Special Servicer shall use its reasonable best efforts consistent with the Servicing Standard to cause the related Mortgagor to cure any default and/or remedy any such event, work out or modify the Mortgage Loan consistent with the terms of this Agreement, and/or prepare for such proceedings. Notwithstanding the foregoing, the occurrence of any of the above-referenced events shall not in and of itself be considered a Servicing Transfer Event and, unless a Servicing Transfer Event has occurred with respect to a related Mortgage Loan, the Servicer shall continue to act as Servicer and administrator of such Mortgage Loan and no fees shall be payable to the Special Servicer with respect to such Mortgage Loan other than any related modification, assumption or extension fees provided for herein.

                  SECTION 3.22. Sub-Servicing Agreements.

                  (a) The Servicer and the Special Servicer may each enter into Sub-Servicing Agreements to provide for the performance by third parties of any or all of their respective obligations under Articles III and IV hereof; provided, however, that the Sub-Servicing Agreement: (i) is consistent with this Agreement in all material respects and requires the Sub-Servicer to comply with all of the applicable conditions of this Agreement; (ii) provides that if the Servicer or the Special Servicer, as applicable, shall for any reason no longer act in such capacity hereunder (including, without limitation, by reason of an Event of Default), the Trustee or its designee shall thereupon assume all of the rights and, except to the extent they arose prior to the date of assumption, obligations of the Servicer or Special Servicer, as applicable, under such agreement, or, alternatively, may act in accordance with Section
7.02 hereof under the circumstances described therein (subject to the assumption requirements of Section 3.22(g) hereof); (iii) provides that the Trustee for the benefit of the Certificateholders shall be a third


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party beneficiary under such Sub-Servicing Agreement, but that (except to the extent the Trustee or its designee assumes the obligations of the Servicer or Special Servicer, as applicable, thereunder as contemplated by the immediately preceding clause (ii)) none of the Trust Fund, the Trustee, any successor Servicer, any successor Special Servicer or any Certificateholder shall have any duties under such Sub-Servicing Agreement or any liabilities arising therefrom;
(iv) permits any purchaser of a Mortgage Loan pursuant to this Agreement to terminate such Sub-Servicing Agreement with respect to such purchased Mortgage Loan at its option and without penalty, (v) does not permit the Sub-Servicer any direct rights of indemnification that may be satisfied out of assets of the Trust Fund, (vi) does not permit the Sub-Servicer to amend Mortgage Loans without the prior consent of the Servicer or Special Servicer that appointed it; and (vii) provides that the Sub-Servicer cannot foreclose on Mortgaged Property or sell REO Property without the prior consent of the Servicer or Special Servicer that appointed it. Any successor Servicer or Special Servicer hereunder, as applicable, shall, upon becoming successor Servicer or Special Servicer, as applicable, be assigned and shall assume any Sub-Servicing Agreements from the predecessor Servicer or Special Servicer, as applicable (subject to the assumption requirements of Section 3.22(g) hereof). In addition, each Sub-Servicing Agreement entered into by the Servicer may provide that the obligations of the Sub-Servicer thereunder shall terminate with respect to any Mortgage Loan serviced thereunder at the time such Mortgage Loan becomes a Specially Serviced Mortgage Loan. Each of the Servicer and the Special Servicer shall deliver to the Trustee copies of all Sub-Servicing Agreements entered into by them, and any amendments thereto and modifications thereof, entered into by it promptly upon its execution and delivery of such documents. References in this Agreement to actions taken or to be taken by the Servicer or the Special Servicer, as applicable, include actions taken or to be taken by a Sub-Servicer on behalf of the Servicer or the Special Servicer, as the case may be; and, in connection therewith, all amounts advanced by any Sub-Servicer retained by the Servicer to satisfy the obligations of the Servicer hereunder to make Advances shall be deemed to have been advanced by the Servicer out of its own funds and, accordingly, such Advances shall be recoverable by such Sub-Servicer in the same manner and out of the same funds as if such Sub-Servicer were the Servicer, and, for so long as they are outstanding, such Advances shall accrue interest in accordance with Section 3.03(d), such interest to be allocable between the Servicer and such Sub-Servicer retained by the Servicer pursuant to the terms of the Sub-Servicing Agreement. For purposes of this Agreement, the Servicer shall be deemed to have received any payment when a Sub-Servicer retained by it receives such payment. The Servicer or Sub-Servicer (as the case may be) shall notify the other party, the Trustee and the Depositor in writing promptly of the appointment by it of any Sub-Servicer. The Special Servicer shall notify the Servicer, the Trustee, the Depositor and each Rating Agency in writing promptly of the appointment by it of any Sub-Servicer.

                  (b) Each Sub-Servicer shall be authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law.

                  (c) As part of its servicing activities hereunder, the Servicer and the Special Servicer, as applicable, for the benefit of the Trustee and the Certificateholders, shall (at no expense to the Trustee, the Certificateholders or the Trust Fund) monitor the performance and



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enforce the obligations of each Sub-Servicer retained by it under the related
Sub-Servicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Sub-Servicing Agreements in accordance with their respective terms and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer would require were it the owner of the Mortgage Loans. Each of the Servicer and the Special Servicer, as applicable, shall have the right to remove a Sub-Servicer retained by it in accordance with the terms of the related Sub-Servicing Agreement.

                  (d) In the event the Trustee or its designee becomes successor Servicer and assumes the rights and obligations of the Servicer under any Sub-Servicing Agreement, the Servicer, at its expense, shall deliver to the assuming party all documents and records relating to such Sub-Servicing Agreement and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected and held on behalf of it thereunder, and otherwise use reasonable best efforts consistent with the Servicing Standard to effect the orderly and efficient transfer of the Sub-Servicing Agreement to the assuming party.

                  (e) Notwithstanding the provisions of any Sub-Servicing Agreement or agreement described in subparagraph (i) below, each of the Servicer and the Special Servicer represents and warrants that it shall remain obligated and liable to the Trustee and the Certificateholders for the performance of its obligations and duties under this Agreement in accordance with the provisions hereof to the same extent and under the same terms and conditions as if it alone were servicing and administering the Mortgage Loans for which it is responsible, and the Servicer and the Special Servicer shall each pay the respective fees of any Sub-Servicer retained by it thereunder from its own funds. In no event shall the Trust Fund bear any termination fee required to be paid to any Sub-Servicer as a result of such Sub-Servicer's termination under any Sub-Servicing Agreement. In addition, the Servicer and the Special Servicer shall indemnify the Trust Fund against any loss, damage or liability arising by reason of willful misfeasance, bad faith or negligence in the performance of duties by any Sub-Servicer appointed by it or by reason of negligent disregard by such Sub-Servicer of obligations and duties under this Agreement and such Sub-Servicing Agreement; provided, however, that the Servicer and the Special Servicer, as applicable, shall not be required to indemnify any Sub-Servicer that the Servicer or the Special Servicer, as the case may be, has not itself selected for appointment.

                  (f) The Trustee shall furnish to any Sub-Servicer any powers of attorney and other documents necessary or appropriate to enable such Sub-Servicer to carry out its servicing and administrative duties under any Sub-Servicing Agreement; provided, however, that the Trustee shall not be held liable for any negligence, and shall be indemnified by the Sub-Servicer, with respect to, or misuse of, any such power of attorney by a Sub-Servicer.

                  (g) Each Sub-Servicing Agreement shall provide that, in the event the Trustee or any other Person becomes successor Servicer, the Trustee or such successor Servicer shall have the right to terminate such Sub-Servicing Agreement without a fee.

                  (h) Promptly after the execution of any Sub-Servicing Agreement entered into by the Servicer, the Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee, the Special Servicer and the Depositor. The Special Servicer shall comply with the terms of each


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such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Special Servicer's obligations hereunder. With respect to Mortgage Loans subject to a Sub-Servicing Agreement, the Special Servicer shall, among other things, remit amounts, deliver reports and information, and afford access to facilities and information to the related Sub-Servicer that would be required to be remitted, delivered or afforded, as the case may be, to the Servicer pursuant to the terms hereof within a sufficient period of time to allow the Sub-Servicer to fulfill its obligations under such Sub-Servicing Agreement and in no event later than one Business Day prior to the applicable Determination Date (or such other date as specified herein).

                  (i) Notwithstanding anything to the contrary contained herein, to the extent consistent with the Servicing Standard, the Servicer or Special Servicer may retain qualified third parties to perform ministerial functions, including tax monitoring, reconvenyances, inspections and similar functions without requiring such party to execute a Sub-Servicing Agreement; provided that notwithstanding any such appointment and any other provision herein to the contrary, the Servicer or Special Servicer, as appropriate, will remain liable for the performance of such functions hereunder.

                  (j) Promptly after the execution of any Sub-Servicing Agreement entered into by the Special Servicer, the Special Servicer shall forward a copy of such Sub-Servicing Agreement to the Trustee and the Servicer. The Servicer shall comply with the terms of each such Sub-Servicing Agreement to the extent the terms thereof are not inconsistent with the terms of this Agreement and the Servicer's obligations hereunder.

                  SECTION 3.23. Representations and Warranties of the Servicer.

                  (a) The Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor and the Special Servicer and the Fiscal Agent, as of the Closing Date, that:

                           (i) The Servicer is a corporation duly organized,
                  validly existing and in good standing under the laws of the State of Delaware, and the Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                           (ii) The execution and delivery of this Agreement by
                  the Servicer, and the performance and compliance with the terms of this Agreement by the Servicer, will not violate the Servicer's formation documents as amended and restated, and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Servicer or its property is subject;



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                           (iii) The Servicer has the full power and authority
                  to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement and has duly executed and delivered this Agreement;

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by the Trustee and the Depositor, constitutes a valid, legal and binding obligation of the Servicer, enforceable against the Servicer in accordance with the terms hereof, subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally, and general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                           (v) The Servicer is not in default with respect to
                  any law, any order or decree of any court, or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Servicer or its properties or might have consequences that would materially and adversely affect its ability to perform its duties and obligations hereunder;

                           (vi) No litigation is pending or, to the best of the
                  Servicer's knowledge, threatened against the Servicer which would prohibit the Servicer from entering into this Agreement or, in the Servicer's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Servicer to perform its obligations under this Agreement or the financial condition of the Servicer;

                           (vii) The Servicer will examine each Sub-Servicing
                  Agreement and will be familiar with the terms thereof. Any Sub-Servicing Agreements will comply with the provisions of
                  Section 3.22;

                           (viii) No consent, approval, authorization or order
                  of any court or governmental agency or body is required for the execution, delivery and performance by the Servicer, or compliance by the Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Servicer to perform its obligations hereunder; and

                           (ix) The Servicer hereby covenants, to its best
                  knowledge, which may be based upon information obtained from vendors who have responded to Servicer's supplier inquiries and/or from information obtained by Servicer from sources which Servicer reasonably believes are reliable, that by August 31, 1999,



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                  any custom-made software or hardware designed or purchased or licensed by Servicer, which Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Servicer properly exchange date data.

                  (b) The representations and warranties set forth in paragraph
(a) above shall survive the execution and delivery of the Agreement. The Servicer shall indemnify the Trustee, the Fiscal Agent and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Servicer, and any termination of the Agreement.

                  SECTION 3.24. Representations and Warranties of the Special Servicer.

                  (a) The Special Servicer hereby represents and warrants to the Trustee, for its own benefit and the benefit of the Certificateholders, and to the Depositor, the Servicer and the Fiscal Agent, as of the Closing Date, that:

                           (i) The Special Servicer is a corporation duly
                  organized, validly existing and in good standing under the laws of the State of Texas, and the Special Servicer is in compliance with the laws of each State in which any Mortgaged Property is located to the extent necessary to perform its obligations under this Agreement;

                           (ii) The execution and delivery of this Agreement by
                  the Special Servicer, and the performance and compliance with the terms of this Agreement by the Special Servicer, will not violate the Special Servicer's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets, or result in the violation of any law, rule, regulation, order, judgment or decree which the Special Servicer or its property is subject;

                           (iii) The Special Servicer has the full power and
                  authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;



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                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Special Servicer, enforceable against the Special Servicer in accordance with the terms hereof, subject to (A) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and (B) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                           (v) The Special Servicer is not in violation of, and
                  its execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Special Servicer's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                           (vi) No litigation is pending or, to the best of the
                  Special Servicer's knowledge, threatened against the Special Servicer which would prohibit the Special Servicer from entering into this Agreement or, in the Special Servicer's good faith and reasonable judgment is likely to materially and adversely affect either the ability of the Special Servicer to perform its obligations under this Agreement or the financial condition of the Special Servicer;

                           (vii) Each officer, director or employee of the
                  Special Servicer that has or, following the occurrence of a Servicing Transfer Event, would have responsibilities concerning the servicing and administration of Mortgage Loans is covered by errors and omissions insurance in the amounts and with the coverage required by Section 3.07(c). Neither the Special Servicer nor any of its officers, directors or employees that is or, following the occurrence of a Servicing Transfer Event, would be involved in the servicing or administration of Mortgage Loans has been refused such coverage or insurance;

                           (viii) No consent, approval, authorization or order
                  of any court or governmental agency or body is required for the execution, delivery and performance by the Special Servicer, or compliance by the Special Servicer with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Special Servicer of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Special Servicer to perform its obligations hereunder; and

                           (ix) Special Servicer hereby covenants, to its best
                  knowledge, which may be based upon information obtained from vendors who have responded to Special Servicer's supplier inquiries and/or from information obtained by Special



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                  Servicer from sources which Special Servicer reasonably
                  believes are reliable, that by August 31, 1999, any custom-made software or hardware designed or purchased or licensed by Special Servicer, which Special Servicer has identified as being mission-critical to its business for purposes of its operations and for purposes of compiling, reporting or generating data required by this Agreement, will be capable of accurately performing calculations or other processing with respect to dates after August 31, 1999 as a result of the changing of the date from 1999 to 2000, including leap year calculations, when used for the purpose for which it was intended, assuming that all other products, including other software or hardware, when used in combination with such software or hardware designed or purchased or licensed by the Special Servicer properly exchange date data.

                  (b) The representations and warranties set forth in paragraph
(a) above shall survive the execution and delivery of the Agreement. The Special Servicer shall indemnify the Trustee, the Fiscal Agent and the Trust Fund and hold them harmless against any losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from a material breach of the Special Servicer's representations and warranties contained in paragraph (a) above. Such indemnification shall survive any termination or resignation of the Special Servicer, and any termination of the Agreement.

                  SECTION 3.25. Interest Reserve Account.

                  (a) The Servicer shall establish and maintain, or cause to be established and maintained the Interest Reserve Account as an Eligible Account, on behalf of the Trustee in trust for the benefit of the Certificateholders.

                  (b) On each Servicer Remittance Date relating to any Interest Accrual Period ending in any January and on any Servicer Remittance Date relating to any Interest Accrual Period ending in any December of a year immediately preceding a leap year, in respect of the Interest Reserve Loans, the Servicer shall deposit into the Interest Reserve Account an amount equal to one day's interest on the Stated Principal Balance of the Interest Reserve Loans as of the Due Date occurring in the month preceding the month in which such Servicer Remittance Date occurs at the related Mortgage Rate), to the extent a full Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited in any consecutive February and January, "Withheld Amounts").

                  (c) On each Servicer Remittance Date occurring in March, except in the case of the first Servicer Remittance Date, the Servicer shall withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January, if any, and February, if any, and shall remit such amount into the Lower-Tier Distribution Account.

                                   ARTICLE IV
                         PAYMENTS TO CERTIFICATEHOLDERS


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                  SECTION 4.01. Distributions.

                  (a) On each Servicer Remittance Date, to the extent of the Available Distribution Amount for such Distribution Date withdrawn from the Certificate Account pursuant to Section 3.04(c), the Servicer shall transfer to the Lower-Tier Distribution Account, and on each Distribution Date the Trustee shall transfer the Lower-Tier Distribution Amount from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account in the amounts and priorities set forth in Section 4.01(b) with respect to each class of Uncertificated Lower-Tier Interests, and immediately thereafter, shall make distributions thereof from the Upper-Tier Distribution Account in the following order of priority, satisfying in full, to the extent required and possible, each priority before making any distribution with respect to any succeeding priority:

                           (i) first, to the Holders of the Class A-1
                  Certificates, the Class A-2 Certificates and the Class X Certificates, pro rata (based upon their respective entitlements to interest for such Distribution Date), in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Classes of Certificates for such Distribution Date;

                           (ii) second, (A) to the Holders of the Class A-1
                  Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount, until the outstanding Certificate Balance of such Class has been reduced to zero and (B) after the Certificate Balance of the Class A-1 Certificates has been reduced to zero, to the Holders of the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A-1 Certificates on such Distribution Date), until the outstanding Certificate Balance of such Class has been reduced to zero;

                           (iii) third, to the Holders of the Class A-1
                  Certificates and the Class A-2 Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each such Class), until all amounts of Collateral Support Deficit previously allocated to such Classes, but not previously reimbursed, have been reimbursed in full;

                           (iv) fourth, to the Holders of the Class B
                  Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (v) fifth, after the Certificate Balances of the
                  Class A-1 and Class A-2 Certificates have been reduced to zero, to the Holders of the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class B Certificates has been reduced to zero;


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

                           (vi) sixth, to the Holders of the Class B
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

                           (vii) seventh, to the Holders of the Class C
                  Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (viii) eighth, after the Certificate Balances of the
                  Class A-1, Class A-2 and Class B Certificates have been reduced to zero, to the Holders of the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A and Class B Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class C Certificates has been reduced to zero;

                           (ix) ninth, to the Holders of the Class C
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

                           (x) tenth, to the Holders of the Class D
                  Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xi) eleventh, after the Certificate Balances of the
                  Class A-1, Class A-2, Class B and Class C Certificates have been reduced to zero, to the Holders of the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B and Class C Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class D Certificates has been reduced to zero;

                           (xii) twelfth, to the Holders of the Class D
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xiii) thirteenth, to the Holders of the Class E
                  Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xiv) fourteenth, after the Certificate Balances of
                  the Class A-1, Class A-2, Class B, Class C and Class D Certificates have been reduced to zero, to the Holders of the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C and


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                  Class D Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class E Certificates has been reduced to zero;

                           (xv) fifteenth, to the Holders of the Class E
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xvi) sixteenth, to the Holders of the Class F
                  Certificates, in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xvii) seventeenth, after the Certificate Balances of
                  the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have been reduced to zero, to the Holders of the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B. Class C, Class D and Class E Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class F Certificates has been reduced to zero;

                           (xviii) eighteenth, to the Holders of the Class F
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xix) nineteenth, to the Holders of the Class G
                  Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xx) twentieth, after the Certificate Balances of the
                  Class A-1, Class A-2, Class B, Class C, Class D, Class E and Class F Certificates have been reduced to zero, to the Holders of the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E and Class F Certificates on such Distribution
                  Date), until the outstanding Certificate Balance of the Class G Certificates has been reduced to zero;

                           (xxi) twenty-first, to the Holders of the Class G
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xxii) twenty-second, to the Holders of the Class H
                  Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;



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                           (xxiii) twenty-third, after the Certificate Balances
                  of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F and Class G Certificates have been reduced to zero, to the Holders of the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class H Certificates has been reduced to zero;

                           (xxiv) twenty-fourth, to the Holders of the Class H
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xxv) twenty-fifth, to the Holders of the Class I
                  Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxvi) twenty-sixth, after the Certificate Balances
                  of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates have been reduced to zero, to the Holders of the Class I Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class E, Class G and Class H Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class I Certificates has been reduced to zero;

                           (xxvii) twenty-seventh, to the Holders of the Class I
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class I Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xxviii) twenty-eighth, to the Holders of the Class J
                  Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxix) twenty-ninth, after the Certificate Balances
                  of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates have been reduced to zero, to the Holders of the Class J Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class I Certificates on such Distribution
                  Date), until the outstanding Certificate Balance of the Class J Certificates has been reduced to zero;

                           (xxx) thirtieth, to the Holders of the Class J
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;



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                           (xxxi) thirty-first, to the Holders of the Class K
                  Certificates in respect of interest, up to an amount equal to the aggregate Interest Distribution Amount in respect of such Class of Certificates for such Distribution Date;

                           (xxxii) thirty-second, after the Certificate Balances
                  of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates have been reduced to zero, to the Holders of the Class K Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after any distributions in respect of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I and Class J Certificates on such Distribution Date), until the outstanding Certificate Balance of the Class K Certificates has been reduced to zero;

                           (xxxiii) thirty-third, to the Holders of the Class K
                  Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

                           (xxxiv) thirty-fifth, to the Holders of the Class R
                  Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account with respect to such Distribution Date.

                  (b) On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions in respect of principal or reimbursement of Collateral Support Deficit in an amount equal to the amount of principal or reimbursement of Collateral Support Deficit actually distributable to its respective Related Certificates as provided in Sections 4.01(a) and (c).

                  On each Distribution Date, each Uncertificated Lower-Tier Interest shall receive distributions of interest as follows:

                           (A) the Class LA-1 Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class A-1 Certificates and (ii) an amount equal to the product of the Class LA-1 Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (B) the Class LA-2 Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class A-2 Certificates and (ii) an amount equal to the product of the Class LA-2 Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (C) the Class LB Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class B Certificates and (ii) an amount



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                  equal to the product of the Class LB Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (D) the Class LC Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class C Certificates and (ii) an amount equal to the product of the Class LC Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (E) the Class LD Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class D Certificates and (ii) an amount equal to the product of the Class LD Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (F) the Class LE Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class E Certificates and (ii) an amount equal to the product of the Class LE Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (G) the Class LF Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class F Certificates and (ii) an amount equal to the product of the Class LF Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (H) the Class LG Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class G Certificates and (ii) an amount equal to the product of the Class LG Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (I) the Class LH Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class H Certificates and (ii) an amount equal to the product of the Class LH Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (J) the Class LI Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class I Certificates and (ii) an amount equal to the product of the Class LI Interest Fraction and the amount of interest distributable on the Class X Certificates;



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                           (K) the Class LJ Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class J Certificates and (ii) an amount equal to the product of the Class LJ Interest Fraction and the amount of interest distributable on the Class X Certificates;

                           (L) the Class LK Uncertificated Interest shall
                  receive distributions in respect of interest in an amount equal to the sum of (i) the amount of interest actually distributable on the Class K Certificates and (ii) an amount equal to the product of the Class LK Interest Fraction and the amount of interest distributable on the Class X Certificates.

Such amounts distributed to the Uncertificated Lower-Tier Interests in respect of principal and interest with respect to any Distribution Date are referred to herein collectively as the "Lower-Tier Distribution Amount," and shall be made by the Trustee by depositing such Lower-Tier Distribution Amount in the Upper-Tier Distribution Account.

                  As of any date, the principal balance of each Uncertificated Lower-Tier Interest equals the Certificate Balance of the Related Certificates with respect thereto. The initial principal balance of each Uncertificated Lower-Tier Interest equals the respective Original Lower-Tier Principal Amount. The pass-through rate with respect to each Uncertificated Lower-Tier Interest will be the rate per annum set forth in the Preliminary Statement hereto.

                  Any amount that remains in the Lower-Tier Distribution Account on each Distribution Date after distribution of the Lower-Tier Distribution Amount shall be distributed to the Holders of the Class LR Certificates (but only to the extent of the Available Distribution Amount for such Distribution Date remaining in the Lower-Tier Distribution Account, if any).

                  (c) On and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero (without regard to any amounts of Collateral Support Deficit remaining unreimbursed), the Principal Distribution Amount will be distributed, pro rata (based upon Certificate Balances), among the Class A Certificates without regard to the priorities set forth in Section 4.01(a)(ii).

                  (d) On each Distribution Date, the Trustee shall withdraw from the Lower-Tier Distribution Account an aggregate amount equal to all Yield Maintenance Charges actually collected on the Mortgage Loans or any REO Loans during the related Due Period and shall distribute such amount in respect of the Class LA-1 Uncertificated Interest by depositing such amount in the Upper-Tier Distribution Account (notwithstanding that all principal and interest distributable with respect to the Class LA-1 Uncertificated Interest has been paid in full).

                  (e) On each Distribution Date, until the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates have each been reduced to zero, the Trustee shall withdraw any amounts on deposit in the Upper-Tier Distribution Account that represent Yield Maintenance Charges actually collected on Mortgage Loans or REO Loans during the related Due Period and remitted in respect of the Class LA-1 Uncertificated Interest



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pursuant to Section 4.01(d), and shall distribute to each of the Class A, Class
B, Class C, Class D and Class E Certificates, for each such Class an amount equal to the product of (a) a fraction, the numerator of which is the amount of principal distributed with respect to such Class pursuant to Section 4.01(a) on such Distribution Date, and the denominator of which is the total amount of principal distributed to all Classes of Certificates pursuant to Section 4.01(a) on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the aggregate amount of Yield Maintenance Charges collected on such principal prepayment during the related Due Period. Any Yield Maintenance Charges received during the related Due Period with respect to such Mortgage Loans and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to Section 4.01(d) remaining after such distributions shall be distributed on the Class X Certificates.

                  Notwithstanding anything to the contrary in this Agreement, on each Distribution Date on and after the Senior Principal Distribution Cross-Over Date, and in any event on the final Distribution Date in connection with the termination of the Trust Fund, distributions of principal on the Class A-1 Certificates and the Class A-2 Certificates will be paid to holders of such two Classes of Certificates, pro rata in accordance with their respective Certificate Balances outstanding immediately prior to such Distribution Date, until the Certificate Balance of each such Class of Certificates is reduced to zero.

                  Following the reduction of the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D and Class E Certificates to zero, the Trustee shall distribute 100% of any Yield Maintenance Charges actually received during the related Due Period with respect to such Mortgage Loans and remitted in respect of the Class LA-1 Uncertificated Interest pursuant to Section 4.01(d), to the Class X Certificates.

                  (f) On each Distribution Date, any Excess Interest collected by the Servicer during the related Due Period shall be distributed to the Holder of the Class L Certificates.

                  (g) All distributions made with respect to each Class on each Distribution Date shall be allocated pro rata among the outstanding Certificates in such Class based on their respective Percentage Interests. Except as otherwise specifically provided in Sections 4.01(g), 4.01(h) and 9.01, all such distributions with respect to each Class on each Distribution Date shall be made to the Certificateholders of the respective Class of record at the close of business on the related Record Date and shall be made by wire transfer of immediately available funds to the account of any such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have provided the Trustee with wiring instructions no less than 5 Business Days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent Distribution Dates), or otherwise by check mailed to the address of such Certificateholder as it appears in the Certificate Register. The final distribution on each Certificate (determined without regard to any possible future reimbursement of Collateral Support Deficit previously allocated to such Certificate) will be made in like Manner, but only upon presentation and surrender of such Certificate at the offices of the Certificate Registrar or such other location specified in the notice to Certificateholders of such final distribution.



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                  Each distribution with respect to a Book-Entry Certificate shall be paid to the Depository, as Holder thereof, and the Depository shall be responsible for crediting the amount of such distribution to the accounts of its Depository Participants in accordance with its normal procedures. Each Depository Participant shall be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm shall be responsible for disbursing funds to the Certificate Owners that it represents. None of the Trustee, the Paying Agent, the Certificate Registrar, the Depositor, the Servicer, the Special Servicer, the Underwriter, the Placement Agent or the Fiscal Agent shall have any responsibility therefor except as otherwise provided by this Agreement or applicable law.

                  (h) Except as otherwise provided in Section 9.01, whenever the Trustee expects that the final distribution with respect to any Class of Certificates (determined without regard to any possible future reimbursement of any amount of Collateral Support Deficit previously allocated to such Class of Certificates) will be made on the next Distribution Date, the Trustee shall, no later than the related P&I Advance Determination Date, mail to each Holder on such date of such Class of Certificates a notice to the effect that:

                           (i) the Trustee expects that the final distribution
                  with respect to such Class of Certificates will be made on such Distribution Date but only upon presentation and surrender of such Certificates at the offices of the Certificate Registrar or such other location therein specified; and

                           (ii) no interest shall accrue on such Certificates
                  from and after such Distribution Date.

                  Any funds not distributed to any Holder or Holders of Certificates of such Class on such Distribution Date because of the failure of such Holder or Holders to tender their Certificates shall, on such date, be set aside and held uninvested in trust and credited to the account or accounts of the appropriate non-tendering Holder or Holders. If any Certificates as to which notice has been given pursuant to this Section 4.01(g) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning the surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholders shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust hereunder by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with this Section 4.01(g).

                  (i) Distributions in reimbursement of Collateral Support Deficit previously allocated to the Regular Certificates shall be made in the amounts and manner specified in



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Section 4.01(a) to the Holders of the respective Class otherwise entitled to distributions of interest and principal on such Class on the relevant Distribution Date; provided that all distributions in reimbursement of Collateral Support Deficit previously allocated to a Class of Certificates which has since been retired shall be to the prior Holders that surrendered the Certificates of such Class upon retirement thereof and shall be made by check mailed to the address of each such prior Holder last shown in the Certificate Register. Notice of any such distribution to a prior Holder shall be made in accordance with Section 11.05 at such last address. The amount of the distribution to each such prior Holder shall be based upon the aggregate Percentage Interest evidenced by the Certificates surrendered thereby. If the check mailed to any such prior Holder is returned uncashed, then the amount thereof shall be set aside and held uninvested in trust for the benefit of such prior Holder, and the Trustee shall attempt to contact such prior Holder in the manner contemplated by Section 4.01(g) as if such Holder had failed to surrender its Certificates.

                  SECTION 4.02. Statements to Certificateholders; CSSA Standard Information Package.

                  (a) On or before each Distribution Date, the Trustee shall prepare a statement (substantially in the form set forth as Exhibit H hereto) as to the distributions made on such Distribution Date (each, a "Distribution Date Statement") setting forth:

                           (i) the amount of distributions, if any, made on such
                  Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance thereof;

                           (ii) the amount of distributions, if any, made on
                  such Distribution Date to the holders of such Class of Certificates allocable to (A) Distributable Certificate Interest and/or (B) Yield Maintenance Charges;

                           (iii) the number and the aggregate unpaid principal
                  balance of the Mortgage Loans at the close of business on the related Determination Date;

                           (iv) the number and the aggregate unpaid principal
                  balance of the Mortgage Loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are Specially Serviced Mortgage Loans that are not delinquent or (E) as to which foreclosure proceedings have been commenced.

                           (v) with respect to any Mortgage Loans as to which
                  the related Mortgaged Property became an REO Property during the preceding Due Period, the Stated Principal Balance and the unpaid principal balance of such Mortgage Loan as of the date on which such Mortgaged Property became an REO Property;

                           (vi) as to any Mortgage Loan repurchased by the
                  Mortgage Loan Seller or otherwise liquidated or disposed of during the related Due Period, the loan number thereof and the amount of proceeds of any repurchase of a Mortgage

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                  Loan, Liquidation Proceeds and/or other amounts, if any,
                  received thereon during the related Due Period and the portion thereof included in the Available Distribution Amount for such Distribution Date;

                           (vii) with respect to any REO Property included in
                  the Trust Fund as of the end of the related Due Period, the value of such REO Property based on the most recent Appraisal or valuation and the amount of any other income collected with respect to any REO Property net of related expenses and other amounts, if any, received on such REO Property during the related Due Period;

                           (viii) with respect to any REO Property sold or
                  otherwise disposed of during the related Due Period, (A) the loan number of the related Mortgage Loan and the amount of sale proceeds and other amounts, if any, received in respect of such REO Property during the related Due Period and the portion thereof included in the Available Distribution Amount and (B) the date of the related determination by the Special Servicer that it has recovered all payments which it expects to be fully recoverable;

                           (ix) the aggregate Certificate Balance of each Class
                  of Certificates before and after giving effect to the distributions made on such Distribution Date, separately identifying any reduction in the aggregate Certificate Balance of each such Class due to Collateral Support Deficits and any increase in the aggregate Certificate Balance due to allocation of Certificate Deferred Interest;

                           (x) the aggregate amount of Unscheduled Principal
                  Distribution Amount received during the related Due Period;

                           (xi) the Pass-Through Rate for such Class of
                  Certificates for such Distribution Date;

                           (xii) the aggregate amount of the Servicing Fee,
                  Special Servicing Fee, Workout Fee, Liquidation Fee and any other servicing or special servicing compensation retained by or paid to the Servicer or the Special Servicer for the related Due Period.

                           (xiii) the amount of Collateral Support Deficits, if
                  any, incurred with respect to the Mortgage Loans during the related Due Period and in the aggregate for all prior Due Periods (except to the extent reimbursed or paid);

                           (xiv) the aggregate amount of Servicing Advances and
                  P&I Advances outstanding which have been made by the Servicer, the Trustee and the Fiscal Agent and the amounts of interest accrued thereon;

                           (xv) the amount of any Appraisal Reduction allocable
                  to the related Due Period on a loan-by-loan basis and the total Appraisal Reduction Amount as of such Distribution Date; and

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                           (xvi) the amount of any Excess Interest included in
                  any payment on an ARD Loan.

In the case of information furnished pursuant to clauses (i), (ii), (ix) and
(xiii) above, the amounts shall be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per Definitive Certificate.

                  On or before each Distribution Date, the Trustee shall prepare a report in tabular form (the "Collateral Tabulation Report") containing information regarding the Mortgage Loans as of the end of the related Due Period setting forth substantially the categories of information regarding the Mortgage Loans set forth in the charts and tables contained in the Prospectus (calculated, where applicable, on the basis of the most recent relevant information provided by the borrowers to the Servicer or the Special Servicer and by the Servicer or the Special Servicer, as the case may be, to the Trustee).

                  On each Distribution Date, the Trustee shall forward by mail and/or make available via its internet site or electronic bulletin board, the Distribution Date Statement and the Collateral Tabulation Report to all Holders of each Class of Certificates, the Underwriter, each Rating Agency, the Depositor, the Placement Agent, the Servicer, the Special Servicer and the Fiscal Agent. In addition, the Trustee shall make the Distribution Date Statement and the Collateral Tabulation Report available to certain financial market publishers identified to the Trustee from time to time (which initially shall be Intex Solutions, Inc., Trepp Group and Charter Research Corporation) via its electronic bulletin board or its internet site located at http://www.lnbabs.com and shall deliver the Distribution Date Statement and the Collateral Tabulation Report via e-mail to Bloomberg, L.P.

                  Within a reasonable period of time after the end of each calendar year, the Trustee shall furnish to each Person who at any time during the calendar year was a Holder of a Certificate, a statement containing the information set forth in clauses (i), (ii) and (xi) above as to the applicable Class, aggregated for such calendar year or applicable portion thereof during which such person was a Certificateholder, together with such other information as the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for such calendar year. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

                  (b) With respect to each Distribution Date commencing on the Distribution Date occurring in March 1999, the Servicer shall furnish to the Trustee, the Depositor and each Rating Agency an accurate and complete CSSA Standard Information Package no later than 4:00 p.m. Houston time on the second Business Day after the related Determination Date. The CSSA Standard Information Package shall be provided by the Servicer to the Trustee in such formats as the Servicer and the Trustee may agree. The Trustee shall make the CSSA Standard Information Package supplied by the Servicer available on its electronic bulletin board and, as soon as capable, its internet site located at http://www.lnbabs.com.



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                  The Trustee shall have no obligation to recompute, verify or recalculate the information provided thereto by the Servicer in the CSSA Standard Information Package.

                  (c) As soon as reasonably practicable, upon the written request of any Certificateholder, the Trustee shall provide the requesting Certificateholder with such information that is in the Trustee's possession or can reasonably be obtained by the Trustee as is requested by such Certificateholder, for purposes of satisfying applicable reporting requirements under Rule 144A under the Securities Act.

                  (d) The Trustee shall make available to Persons who have obtained an account number on the Trustee's ASAP (Automatic Statements Accessed by Phone) System (or similar system), the reports described above in this
Section 4.02 and a summary report of Certificate Factors via automated facsimile. The Trustee shall make available, upon request, to Certificateholders, Certificate Owners identified to the reasonable satisfaction of the Trustee, the Depositor, the Initial Purchaser, the Servicer, the Special Servicer and the Rating Agencies account numbers on the Trustee's ASAP System (or a similar system). In addition, if the Depositor so directs the Trustee and on terms acceptable to the Trustee, the Trustee will make available through its electronic bulletin board system, on a confidential basis, such information related to the Mortgage Loans as the Depositor may reasonably request. A directory has been set upon on the bulletin board in which an electronic file is stored containing monthly servicer data. All files shall be password protected. Passwords to each file will be released by the Trustee, upon request, to Certificateholders, Certificate Owners identified to the reasonable satisfaction of the Trustee, the Depositor, the Initial Purchaser, the Master Servicer, the Special Servicer and the Rating Agencies. The Trustee also maintains a site on the internet at www.lnbabs.com at which certain of the above information will be available.

                  (e) The Trustee shall prepare, sign and file, on behalf of the Depositor, any and all Exchange Act Reports; provided, however, that the Depositor shall prepare, sign and file with the Commission the initial Form 8-K relating to the Trust Fund. Each Exchange Act Report consisting of a monthly Distribution Date Statement, Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List or report pursuant to Section 4.02(a) shall be prepared as an exhibit or exhibits to a Form 8-K. Each Exchange Act Report consisting of an Annual Report filed on Form 10-K shall identify the aggregate number of Holders of Public Certificates and direct participants of the Depository holding positions in Public Certificates as of December 31 (or the nearest Business Day if such date is not a Business Day) of the related year based on information provided by the Trustee. The Trustee shall provide the Servicer and the Special Servicer with a list of Certificateholders and direct participants of the Depository holding Public Certificates as of December 31 of the related year no later than two Business Days prior to the date on which the Servicer is required to deliver the related Exchange Act Report to the Trustee. For each Exchange Act Report, the Trustee or the Special Servicer, as applicable, shall prepare (i) a manually-signed paper version of such report and (ii) an electronic version of such report, which version shall be prepared as a Microsoft "Word for Windows" file (or in such other format as the Trustee, the Depositor and the Servicer or the Special Servicer may agree), that is suitable for


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filing via EDGAR. Exchange Act Reports consisting of (i) a monthly Distribution
Date Statement, a Comparative Financial Status Report, Delinquent Loan Status Report, Historical Loss Estimate Report, Historical Loan Modification Report, REO Status Report, Operating Statement Analysis, Operating Statement Analysis Worksheet, Watch List, or other report pursuant to Section 4.02 shall be filed within ten days after each Distribution Date; and (ii) an Annual Report on Form 10-K shall be filed on or prior to March 15 of each calendar year. Manually-signed copies of each Exchange Act Report shall be delivered to the Trustee.

                  All reports and notices to be filed by the Trustee, other than the monthly Distribution Date Statements, shall be delivered by the Servicer to the Trustee no later than 8 days after each Distribution Date, and shall be in standard CSSA format or such other format that is mutually agreed by the Trustee and the Servicer from time to time.

                  If information for any Exchange Act Report is incomplete by the date on which such report is required to be filed under the Exchange Act, the Trustee shall prepare and execute a Form 12b-25 under the Exchange Act. The Trustee shall file the related report in electronic form when such information is available.

                  If the requirements of Section 15(d) of the Exchange Act have not been met, the Trustee shall suspend filing reports with the Commission as of fiscal year 2000 and shall file Form 15 with the Commission no later than January 30, 2000.

                  The Trustee shall solicit any and all proxies of the Certificateholders whenever such proxies are required to be solicited pursuant to the Exchange Act.

                  (f) The Servicer shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement be executed, to the extent the Servicer deems such action to be necessary or appropriate, to provide that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates and shall be used in accordance with applicable law governing securities), also make available any additional information relating to the Mortgage Loans, the Mortgaged Properties or the Mortgagors, for review by the Depositor, the Underwriter, Rating Agencies and any other Persons to whom the Servicer believes such disclosure is appropriate, in each case except to the extent doing so is prohibited by applicable law or by any related Loan Documents related to a Mortgage Loan.

                  (g) The Servicer and the Special Servicer shall make available at its offices during normal business hours, or send to the requesting party at the expense of each such requesting party (other than the Rating Agencies and the Depositor) for review by the Depositor, the Trustee, the Rating Agencies, the Underwriter and any other Persons, including any Certificateholder, to whom the Servicer or the Special Servicer, as applicable, believes such disclosure to be appropriate, the following items: (i) all financial statements, occupancy information, rent rolls, retail sales information, average daily room rates and similar information received by the Servicer or the Special Servicer, as applicable, from each Borrower, (ii) the inspection reports prepared by or on behalf of the Servicer or the Special Servicer, as applicable, in connection with the property inspections pursuant to Section 3.12, (iii) any and all



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modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer, as applicable, in accordance with Sections 3.08 and 3.20 and (iv) any and all officer's certificates and other evidence delivered to the Trustee and the Depositor to support the Servicer's determination that any Advance was, or if made would be, a Nonrecoverable Advance. Copies of any and all of the foregoing items shall be available, to the extent in their possession, from the Servicer or the Special Servicer, as applicable, or the Trustee, as applicable, upon request.

                  (h) Notwithstanding the obligations of the Servicer set forth in the preceding provisions of this Section 4.02, the Servicer may withhold any information not yet included in a Form 8-K filed with the Commission or otherwise made publicly available with respect to which the Trustee or the Servicer has determined that such withholding is appropriate.

                  (i) Notwithstanding any provisions in this Agreement to the contrary, the Trustee shall not be required to review the content of any Exchange Act Report for compliance with applicable securities laws or regulations, completeness, accuracy or otherwise, and the Trustee shall have no liability with respect to any Exchange Act Report filed with the Commission or delivered to Certificateholders. None of the Servicer, the Special Servicer and the Trustee shall be responsible for the accuracy or completeness of any information supplied by a Borrower or a third party for inclusion in any Form 8-K, and each of the Servicer, the Special Servicer and the Trustee, and each of their respective directors, officers, employees and agents shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein. None of the Trustee, the Special Servicer and the Servicer shall have any responsibility or liability with respect to any Exchange Act Report filed by or on behalf of the Depositor, and each of the Servicer, the Special Servicer and the Trustee shall be indemnified and held harmless by the Trust Fund against any loss, liability or expense incurred in connection with any legal action relating to any statement or omission or alleged statement or omission therein provided, however, that the Servicer and the Special Servicer may not be so indemnified for any loss, liabilities, damages or expenses caused by its willful misconduct, bad faith or negligence.

                  (j) The Trustee represents that it will use reasonable commercial reasonable best efforts to cure by August 1999 any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 in the internally maintained computer software systems used by the Trustee in the conduct of its trust business which would materially and adversely affect its ability to perform its obligations under this agreement. The Trustee further represents that it will use reasonable commercial reasonable best efforts to obtain reasonable assurance from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 and such systems shall, as of August 1999, contain no deficiencies with regard to the manipulation or calculation of dates beyond December 31, 1999 which would materially and adversely affect the ability of the Trustee to perform its obligations under this agreement.



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                  SECTION 4.03. P&I Advances.

                  (a) On or before 2:00 p.m., Houston time, on each Servicer Remittance Date, the Servicer shall either (i) deposit into the Lower-Tier Distribution Account from its own funds an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the related Distribution Date,
(ii) apply amounts held in the Certificate Account for future distribution to Certificateholders in subsequent months in discharge of any such obligation to make P&I Advances or (iii) make P&I Advances in the form of any combination of
(i) and (ii) aggregating the total amount of P&I Advances to be made. Any amounts held in the Certificate Account for future distribution and so used to make P&I Advances shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Certificate Account on or before the next succeeding P&I Advance Determination Date (to the extent not previously replaced through the deposit of Late Collections of the delinquent principal and/or interest in respect of which such P&I Advances were made). With respect to the Pari Passu Loan and the Related Trust Fund Mortgage Loan, and the Servicing Retained Mortgage Loan and the Servicing Retained Paired Mortgage Loan, P&I Advances will be allocated on the basis specified in the definitions of "Appraised Value." The Servicer shall notify the Trustee and the Fiscal Agent and the holder of the Pari Passu Loan (or the servicer designated by such holder) by a certificate of the Servicing Officer of (i) the amount of any Nonrecoverable P&I Advances for such Distribution Date, and (ii) the aggregate amount of P&I Advances for a Distribution Date on or before the P&I Advance Determination Date. If the Servicer fails to make a required P&I Advance by 2:00 p.m., Houston time, on any Servicer Remittance Date, an Event of Default as set forth in clause (a)(i) of Section 7.01 shall occur and the Trustee shall make such P&I Advance pursuant to Section 7.05, and if the Trustee fails to make such P&I Advance by 11:00 a.m., Houston time, on such Distribution Date, the Fiscal Agent shall make such P&I Advance pursuant to Section 7.05 by the close of business, Houston time, on the Distribution Date. In the event that the Servicer fails to make a required P&I Advance hereunder, the Paying Agent shall notify the Trustee and the Fiscal Agent of such circumstances by 3:00 p.m. Houston time on the related Servicer Remittance Date.

                  (b) Subject to Section 4.03(c) and (e) below, the aggregate amount of P&I Advances to be made by the Servicer with respect to any Distribution Date shall equal the aggregate of: (i) all Monthly Payments (in each case, net of related Servicing Fees) other than Balloon Payments, that were due during the related Due Period and delinquent as of the close of business on the Business Day preceding the related Servicer Remittance Date or, in the case of the Servicing Retained Mortgage Loan not advanced under the Servicing Retained Servicing Agreement and (ii) with respect to each Mortgage Loan as to which the related Balloon Payment was due during or prior to the related Due Period and was delinquent as of the end of the related Due Period (including any REO Loan as to which the Balloon Payment would have been past due), an amount equal to the Assumed Scheduled Payment therefor. Subject to subsection (c) below, the obligation of the Servicer to make such P&I Advances is mandatory, and with respect to any Mortgage Loan or REO Loan, shall continue until the Distribution Date on which the proceeds, if any, received in connection with a Liquidation Event with respect thereto are to be distributed.

                  (c) Notwithstanding anything herein to the contrary, no P&I Advance shall be required to be made hereunder if such P&I Advance would, if made, constitute a Nonrecoverable P&I Advance.

                  (d) In connection with the recovery of any P&I Advance out of the Certificate Account pursuant to Section 3.05(a), the Servicer shall be entitled to pay itself, the Trustee or the Fiscal Agent and as the case may be (in reverse of such order with respect to any Mortgage Loan), out of any amounts then on deposit in the Certificate Account, interest at the Reimbursement Rate in effect from time to time, accrued on the amount of such P&I Advance from the date made to but not including the date of reimbursement. The Servicer shall reimburse itself, the Trustee or the Fiscal Agent, as the case may be, for any outstanding P&I Advance as soon as practicably possible after funds available for such purpose are deposited in the Certificate Account.

                  (e) Notwithstanding the foregoing, (i) none of the Servicer, the Trustee and the Fiscal Agent shall be required to make an Advance for Excess Interest or Yield Maintenance Charges and (ii) the amount required to be advanced in respect of the interest portion of any delinquent Monthly Payment or Assumed Scheduled Payment on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal, with respect to any Distribution Date and any Mortgage Loan, the amount that would be required to be advanced by the Servicer in respect of interest without giving effect to the Appraisal Reduction less the portion of any Appraisal Reduction Amount attributable to the interest component of such Monthly Payment or Assumed Scheduled Payment with respect to such Mortgage Loan for such Distribution Date.

                  SECTION 4.04. Allocation of Collateral Support Deficit.

                  (a) On each Distribution Date, immediately following the distributions to be made on such date pursuant to Section 4.01 and the allocation of Certificate Deferred Interest pursuant to Section 4.06, the Trustee or the Paying Agent shall calculate the amount, if any, by which (i) the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans expected to be outstanding immediately following such Distribution Date, is less than (ii) the then aggregate Certificate Balance of the Regular Certificates after giving effect to distributions of principal on such Distribution Date and the allocation of Certificate Deferred Interest pursuant to Section 4.06 (any such deficit, the "Collateral Support Deficit"). Any allocation of Collateral Support Deficit to a Class of Regular Certificates shall be made by reducing the Certificate Balance thereof by the amount so allocated. Any Collateral Support Deficit allocated to a Class of Regular Certificates shall be allocated among the respective Certificates of such Class in proportion to the Percentage Interests evidenced thereby. The allocation of Collateral Support Deficit shall constitute an allocation of losses and other shortfalls experienced by the Trust Fund. Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which any such reimbursement is made.

                  (b) On each Distribution Date, the Certificate Balances of the Regular Certificates will be reduced without distribution as a write-off to the extent of any Collateral Support Deficit,



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if any, allocable to such Certificates with respect to such Distribution Date.
Any such write-off shall be allocated among the respective Certificates as follows: first, to the Class K Certificates; second to the Class J Certificates; third, to the Class I Certificates; fourth, to the Class H Certificates; fifth, to the Class G Certificates; sixth, to the Class F Certificates; seventh, to the Class E Certificates; eighth, to the Class D Certificates; ninth, to the Class C Certificates; tenth, to the Class B Certificates, in each case, until the remaining Certificate Balance of each such Class of Certificates has been reduced to zero and tenth, to the Class A-1 Certificates and the Class A-2 Certificates, pro rata (based upon Certificate Balance), until the remaining Certificate Balances of such Classes of Certificates have been reduced to zero.

                  (c) With respect to any Distribution Date, any Collateral Support Deficit allocated to a Class of Certificates pursuant to Section 4.04(b) with respect to such Distribution Date shall reduce the Lower-Tier Principal Amount of the Related Uncertificated Lower-Tier Interest with respect thereto as a write-off.

                  SECTION 4.05. Appraisal Reductions.

                  The aggregate Appraisal Reduction will be allocated by the Trustee on each Distribution Date to the Certificate Balance of the Class K, Class J, Class I, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, up to the amount of their respective Certificate Balances. On any Distribution Date, an Appraisal Reduction that otherwise would be allocated to a Class of Certificates will be allocated to the next most subordinate Class to the extent tha the Certificate Balance for such Class of Certificates (prior to taking the Appraisal Reduction into account) is less than the Appraisal Reduction Amount.

                  SECTION 4.06. Certificate Deferred Interest.

                  (a) On each Distribution Date, the amount of interest distributable to a Class of Certificates (other than the Class X Certificates) shall be reduced by an amount equal to the amount of Mortgage Deferred Interest for all Mortgage Loans for the Due Dates occurring in the related Due Period allocated to such Class of Certificates, such Mortgage Deferred Interest to be allocated first to the Class K Certificates, second to the Class J Certificates, third to the Class I Certificates, fourth to the Class H Certificates, fifth to the Class G Certificates, sixth to the Class F Certificates, seventh to the Class E Certificates, eighth to the Class D Certificates; ninth to the Class C Certificates, tenth, to the Class B Certificates, and eleventh, pro rata (based upon Accrued Certificate Interest), to the Class A-1 and Class A-2 Certificates, in each case up to the respective Accrued Certificate Interest for each such Class of Certificates for such Distribution Date.

                  (b) On each Distribution Date, the Certificate Balances of the Class A-1, Class A-2, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J and Class K Certificates shall be increased by the amount of the Certificate Deferred Interest allocated to such Class of Certificates on such Distribution Date pursuant to Section 4.06(a) above.

                  (c) With respect to any Distribution Date, any Certificate Deferred Interest with respect to such Distribution Date allocated pursuant to
Section 4.06(a) to a Class of Certificates


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shall be allocated in reduction of the amount of interest distributable to the
Related Uncertificated Lower-Tier Interest with respect thereto. On each Distribution Date, to the extent provided in Section 4.06(b), Certificate Deferred Interest will be added to the Lower-Tier Principal Amount of the Uncertificated Lower-Tier Interests in the same manner as the interest thereon was reduced pursuant to the preceding sentence.

                                   ARTICLE V
                                THE CERTIFICATES

                  SECTION 5.01. The Certificates.

                  (a) The Certificates will be substantially in the respective forms annexed hereto as Exhibits A-1 through and including A-14. The Certificates will be issuable in registered form only; provided, however, that in accordance with Section 5.03, beneficial ownership interests in the Class A, Class B, Class C, Class D, Class E and Class X Certificates shall initially be held and transferred through the book-entry facilities of the Depository and, if and for so long as they are accepted for trading through the PORTAL System, in accordance with Section 5.03, beneficial interests in the Class F, Class G, Class H, Class I, Class J and Class K Certificates also initially shall be held and transferred through the book-entry facilities of the Depository. The Class L, Class R and Class LR Certificates will each be issuable in one or more registered, definitive physical certificates (each, a "Definitive Certificate") substantially in the form of Certificates of each Class and with such applicable legends as are set forth in the Exhibits hereto corresponding to such Class. Each Certificate will share ratably in all rights of the related Class. The Class X Certificates will be issuable only in minimum Denominations of authorized initial Notional Amount of not less than $1,000,000 and in integral multiples of $1,000 in excess thereof. The Offered Certificates (other than the Class X Certificates) will be issuable only in minimum Denominations of authorized initial Certificate Balance of not less than $25,000, and in integral multiples of $1,000 in excess thereof. The Non-Public Certificates (other than the Class L and Residual Certificates) will be issuable in minimum Denominations of authorized initial Certificate Balance of not less than $250,000, and in integral multiples of $1,000 in excess thereof. If the Original Certificate Balance or initial Notional Amount, as applicable, of any Class does not equal an integral multiple of $1,000, then a single additional Certificate of such Class may be issued in a minimum denomination of authorized initial Certificate Balance or initial Notional Amount, as applicable, that includes the excess of
(i) the Original Certificate Balance or initial Notional Amount, as applicable, of such Class over (ii) the largest integral multiple of $1,000 that does not exceed such amount.

                  (b) The Class L, Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  (c) With respect to any Certificate or any beneficial interest in a Certificate, the "Denomination" thereof shall be (i) the amount (a) set forth on the face thereof or, (b) set forth on a schedule attached thereto or
(c) in the case of any beneficial interest in a Book-Entry Certificate, the interest of the related Certificate Owner in the applicable Class of Certificates as


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

reflected on the books and records of the Depository or related Participants, as applicable, (ii) expressed in terms of initial Certificate Balance or initial Notional Amount, as applicable, and (iii) be in an authorized denomination, as set forth above.

                  (d) The Book-Entry Certificates will be issued as one or more certificates registered in the name of a nominee designated by the Depository, and Certificate Owners will hold interests in the Book-Entry Certificates through the book-entry facilities of the Depository in the minimum Denominations and aggregate Denominations as set forth in the above. No Certificate Owner of a Book-Entry Certificate of any Class thereof will be entitled to receive a Definitive Certificate representing its interest in such Class, except as provided in Section 5.03 herein. Unless and until Definitive Certificates are issued in respect of a Class of Book-Entry Certificates, beneficial ownership interests in such Class of Certificates will be maintained and transferred on the book-entry records of the Depository and Depository Participants, and all references to actions by Holders of such Class of Certificates will refer to action taken by the Depository upon instructions received from the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures and, except as otherwise set forth herein, all references herein to payments, notices, reports and statements to Holders of such Class of Certificates will refer to payments, notices, reports and statements to the Depository or its nominee as the registered Holder thereof, for distribution to the related registered Holders of Certificates through the Depository Participants in accordance with the Depository's procedures.

                  (e) The Certificates shall be executed by manual or facsimile signature on behalf of the Certificate Registrar by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were at any time the authorized officers of the Certificate Registrar shall be entitled to all benefits under this Agreement, subject to the following sentence, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Certificates or did not hold such offices at the date of such Certificates. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, however, unless there appears on such Certificate a certificate of authentication substantially in the form provided for herein executed by the Authenticating Agent by manual signature, and such certificate of authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly authenticated and delivered hereunder. All Certificates shall be dated the date of their authentication. LaSalle National Bank, is hereby initially appointed Authenticating Agent with power to act on the Trustee's behalf in the authentication and delivery of the Certificates in connection with transfers and exchanges as herein provided. If the Authenticating Agent resigns or is terminated, the Trustee shall appoint a successor Authenticating Agent which may be the Trustee or an Affiliate thereof.

                  Any of the Certificates may be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Certificates are admitted to trading, or to conform to general usage.



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

                  SECTION 5.02. Registration of Transfer and Exchange of Certificates.

                  (a) At all times during the term of this Agreement, there shall be maintained at the office of the Certificate Registrar a Certificate Register in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. LaSalle National Bank is hereby initially appointed Certificate Registrar for the purpose of registering Certificates and transfers and exchanges of Certificates as herein provided. The Certificate Registrar may appoint, by a written instrument delivered to the Depositor, the Trustee, the Fiscal Agent, the Special Servicer and the Servicer, any other bank or trust company to act as Certificate Registrar under such conditions as the predecessor Certificate Registrar may prescribe; provided, however, that the predecessor Certificate Registrar shall not be relieved of any of its duties or responsibilities hereunder by reason of such appointment. If the Certificate registrar resigns as Certificate Registrar, the Trustee shall immediately succeed to its predecessor's duties as Certificate Registrar.

                  The Depositor, the Trustee, the Fiscal Agent, the Paying Agent, the Servicer and the Special Servicer shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register. The names and addresses of all Certificateholders and the names and addresses of the transferees of any Certificates shall be registered in the Certificate Register; provided, however, in no event shall the Certificate Registrar be required to maintain in the Certificate Register the names of Certificate Owners.

                  The Person in whose name any Certificate is so registered shall be deemed and treated as the sole owner and Holder thereof for all purposes of this Agreement and the Certificate Registrar, the Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Special Servicer and any agent of any of them shall not be affected by any notice or knowledge to the contrary.

                  A Definitive Certificate is transferable or exchangeable only upon the surrender of such Certificate to the Certificate Registrar at its office maintained at 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674-4107 or at the Corporate Trust Office, if the Trustee is the Certificate Registrar (the "Registrar Office") together with an assignment and transfer (executed by the Holder or his duly authorized attorney). Subject to the requirements of Sections 5.02(b), (c) and (d), the Certificate Registrar shall execute and the Authenticating Agent shall duly authenticate in the name of the designated transferee or transferees, one or more new Certificates in Denominations of a like aggregate Denomination as the Definitive Certificate being surrendered. Such Certificates shall be delivered by the Certificate Registrar in accordance with Section 5.02(e). Each Certificate surrendered for registration of transfer shall be cancelled, and the Certificate Registrar shall hold such cancelled Certificates in accordance with its standard procedures.

                  (b) If a transfer of Non-Public Securities (other than a transfer by the Depositor to an Affiliate thereof) is to be made in reliance upon an exemption from the Securities Act, and under applicable state securities laws, the Certificate Registrar shall require (in the case of a


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

Definitive Certificate) that the transferee deliver to the Certificate Registrar an investment representation letter (the "Investment Representation Letter") substantially in the form of Exhibit C attached hereto, which Investment Representation Letter shall certify, among other things, that (subject to the first proviso to this sentence) the transferee is an institutional "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act or an entity all of the equity owners of which come within such paragraphs (an "Institutional Accredited Investor") or a "qualified institutional buyer" as defined in Rule 144A under the Securities Act (a "Qualified Institutional Buyer"); provided, however, that no transfer of an Ownership Interest in a Residual Certificate may be made to any person other than a Qualified Institutional Buyer and that transfers of Non-Public Certificates other than the Residual Certificates may be made only to Eligible Investors; provided further that a transfer of a Non-Public Certificate may be made to a trust that is otherwise eligible to purchase such Certificate if the transferor provides to the Certificate Registrar and to the Trustee a certification that interests in such trust may only be transferred subject to requirements substantially to the effect set forth in this Section 5.02.

                  None of the Depositor, the Trustee, the Fiscal Agent, the Servicer or the Certificate Registrar is obligated to register or qualify any Class of Non-Public Certificates under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of any Non-Public Certificate without registration or qualification. Any Holder of a Non-Public Certificate desiring to effect such a transfer shall, and does hereby agree to, indemnify the Depositor, the Trustee, the Servicer and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

                  The Servicer will furnish, or cause to be furnished, upon the request of any Holder of Non-Public Certificates, to a prospective purchaser of such Non-Public Certificates who is a Qualified Institutional Buyer, such information as is specified in paragraph (d)(4) of Rule 144A with respect to the Trust Fund, unless, at the time of such request, the entity with respect to which such information is to be provided is subject to the reporting requirements of Section 15(d) of the Exchange Act.

                  Transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Public Certificate may be made to a Qualified Institutional Buyer by means of the PORTAL System, which is an "SRO Rule 144A System" approved for such purpose by the Commission.

                  Unless the Certificate Registrar determines otherwise in accordance with applicable law and the rules and procedures of, or applicable to, the Depository (the "Depository Rules"), transfers of a beneficial interest in a Book-Entry Certificate representing an interest in a Non-Public Certificate that is not rated in one of the top four rating categories by a NRSRO to an Institutional Accredited Investor will require delivery in the form of a Definitive Certificate, and the Certificate Registrar shall register such transfer only upon compliance with the foregoing provisions of this Section 5.02(b).

                  Unless the Non-Public Certificates have been registered under the Securities Act, each of the Non-Public Certificates shall bear a legend substantially to the following effect:

         THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

         THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

                  Unless the Non-Public Certificates (other than the Residual Certificates) have been registered under the Securities Act, each of such Certificates shall bear a legend substantially to the following effect:

         THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR") WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

                  Unless the Residual Certificates have been registered under the Securities Act, each of such Certificates shall bear a legend substantially to the following effect:

         THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE

         EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

                  (c) With respect to the Subordinate Certificates and Class L Certificates, no sale, transfer, pledge or other disposition by any Holder of any such Certificate that is a Definitive Certificate shall be made unless the Certificate Registrar shall have received either (i) a representation letter from the proposed purchaser or transferee of such Certificate substantially in the form of Exhibit G attached hereto, to the effect that such proposed purchaser or transferee is not (a) an employee benefit plan subject to the fiduciary responsibility provisions of ERISA or Section 4975 of the Code, or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Exemption 90-33, as amended by Prohibited Transaction Exemption 97-34 or (ii) if such Certificate is presented for registration in the name of a purchaser or transferee that is any of the foregoing, an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Fiscal Agent, the Certificate Registrar, the Servicer, the Special Servicer, the Paying Agent, the Underwriter, the Placement Agent or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law) in addition to those set forth in the Agreement. The Certificate Registrar shall not register the sale, transfer, pledge or other disposition of any such Definitive Certificate unless the Certificate Registrar has received either the representation letter described in clause (i) above or the Opinion of Counsel described in clause (ii) above. The costs of any of the foregoing representation letters or Opinions of Counsel shall not be borne by any of the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Underwriter, the Placement Agent, the Certificate Registrar or and the Trust Fund. Each Certificate Owner of a Subordinate Certificate shall be deemed to represent that it is not a Person specified in clauses (a) or (b) above. Any transfer, sale, pledge or other disposition of any such Certificates that would


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constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this
Section 5.02(c) shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

                  With respect to the transfer of any Subordinated Certificate that is a Book-Entry Certificate, the transferee or purchaser thereof, or of any beneficial interest therein, by accepting the transfer of such Certificate or interest therein, represents and warrants to the Depositor, Trustee, Fiscal Agent, Paying Agent, Certificate Registrar, Servicer, Special Servicer and transferor thereof that it is not (a) a Plan or (b) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Exemption 90-33, as amended by Prohibited Transaction Exemption 97-34. Any transfer, sale, pledge or other disposition of any such Certificates as to which such representation is false, or that otherwise would constitute or result in a prohibited transaction under ERISA, Section 4975 of the Code or any Similar Law, or would otherwise violate the provisions of this Section 5.02(c), shall be deemed absolutely null and void ab initio, to the extent permitted under applicable law.

                  So long as any of the Class of Certificates remains outstanding, the Servicer will make available, or cause to be made available, upon request, to any Holder and any Person to whom any such Certificate of any such Class of Certificates may be offered or sold, transferred, pledged or otherwise disposed of by such Holder, information with respect to the Servicer, the Special Servicer or the Mortgage Loans necessary to the provision of an Opinion of Counsel described in this Section 5.02(c).

         Each of the Subordinate Certificates and Class L Certificates shall bear a legend substantially to the following effect:

         THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE

         UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

                  (d) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under clause (ii) below to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

                           (A) No Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status;

                           (B) In connection with any proposed Transfer of any
                  Ownership Interest in a Residual Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Residual Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached hereto as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of this Section 5.02(d) and agrees to be bound by them;

                           (C) Notwithstanding the delivery of a Transfer
                  Affidavit by a proposed Transferee under clause (b) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Residual Certificate to such proposed Transferee shall be effected; and

                           (D) Each Person holding or acquiring any Ownership
                  Interest in a Residual Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Residual Certificate and (2) not to transfer its Ownership Interest in such Residual Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached hereto as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

                           (ii) If any purported Transferee shall become a
                  Holder of a Residual Certificate in violation of the provisions of this Section 5.02(d), then the last preceding Holder of such Residual Certificate that was in compliance with the provisions of this Section 5.02(d) shall be restored, to the extent permitted by law, to all rights as Holder thereof retroactive to the date of registration of such Transfer of such Residual Certificate. None of the Trustee, the Servicer, the Authenticating Agent and the Certificate Registrar shall be under any liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by this Section 5.02(d) or for making any payments due on such Certificate to the Holder thereof or for taking any other action with respect to such Holder under the provisions of this Agreement; provided, however, that the Certificate Registrar shall be under such liability for a registration of Transfer of a Residual Certificate if it has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person in violation of Section 5.02(d)(i)(C) above.

                           (iii) The Servicer shall make available to the
                  Internal Revenue Service and those Persons specified by the REMIC Provisions, upon written request of the Trustee, all information in its possession and necessary to compute any tax imposed as a result of the Transfer of an Ownership Interest in a Residual Certificate to any Person who is a Disqualified Organization or Agent thereof,


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

                  including the information described in Treasury Regulations sections 1.860D-1(b)(5) and 1.860E-2(a)(5) with respect to the "excess inclusions" of such Residual Certificate.

                  (e) Subject to the restrictions on transfer and exchange set forth in this Section 5.02, the Holder of any Definitive Certificate may transfer or exchange the same in whole or in part (with a Denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar, together with an instrument of assignment or transfer (executed by the Holder or its duly authorized attorney), in the case of transfer, and a written request for exchange in the case of exchange. Subject to the restrictions on transfer set forth in this Section 5.02 and Depository Rules, any Certificate Owner owning a beneficial interest in a Non-Public Certificate may cause the Certificate Registrar to request that the Depository exchange such Certificate Owner's beneficial interest in a Book-Entry for a Definitive Certificate or Certificates. Following a proper request for transfer or exchange, the Certificate Registrar shall, within 5 Business Days of such request if made at such Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), execute and deliver at such Registrar Office or at the office of such transfer agent, as the case may be, to the transferee (in the case of transfer) or Holder (in the case of exchange) or send by first class mail (at the risk of the transferee in the case of transfer or Holder in the case of exchange) to such address as the transferee or Holder, as applicable, may request, a Definitive Certificate or Certificates, as the case may require, for a like aggregate Denomination and in such Denomination or Denominations as may be requested. The presentation for transfer or exchange of any Definitive Certificate shall not be valid unless made at the Registrar Office or at the office of a transfer agent by the registered Holder in person, or by a duly authorized attorney-in-fact. The Certificate Registrar may decline to accept any request for an exchange or registration of transfer of any Certificate during the period of 15 days preceding any Distribution Date.

                  (f) In the event a Responsible Officer of the Certificate Registrar becomes aware that (i) a Definitive Certificate (other than a Definitive Certificate issued in exchange for a Certificate representing an interest in the Class A-1, Class A-2, Class B, Class C, Class D, Class E or Class X Certificates) is being held by or for the benefit of a Person who is not an Eligible Investor or (ii) that (A) a beneficial interest in a Book-Entry Certificate representing a Non-Public Certificate or (B) any Residual Certificate is held by or for the benefit of a Person who is not a Qualified Institutional Buyer or (iii) that such holding is unlawful under the laws of a relevant jurisdiction, then the Certificate Registrar shall have the right to void such transfer, if permitted under applicable law, or to require the investor to sell such Definitive Certificate or beneficial interest in such Book-Entry Certificate to an Eligible Investor (in the case of a circumstance described in clause (i) or (iii) above) or to a QIB (in the case of a circumstance described in clause (ii) above) within 14 days after notice of such determination and each Certificateholder by its acceptance of a Certificate authorizes the Certificate Registrar to take such action.



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

                  (g) The Certificate Registrar shall provide to the Trustee, the Servicer, the Special Servicer, the Paying Agent and the Depositor, upon request of any such party, an updated copy of the Certificate Register.

                  (h) No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in this Section 5.02 except as provided below. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided herein) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  (i) All Certificates surrendered for transfer and exchange shall be physically cancelled by the Certificate Registrar, and the Certificate Registrar shall hold such cancelled Certificates procedures.

                  SECTION 5.03. Book-Entry Certificates.

                  (a) The Regular Certificates sold to Qualified Institutional Buyers shall initially be issued as one or more Certificates registered in the name of the Depository or its nominee and, except as provided in subsection (c) below, transfer of such Certificates may not be registered by the Certificate Registrar unless such transfer is to a successor Depository that agrees to hold such Certificates for the respective Certificate Owners with Ownership Interests therein. Such Certificate Owners shall hold and transfer their respective Ownership Interests in and to such Certificates through the book-entry facilities of the Depository and, except as provided in Section 5.02(e) above or subsection (c) below, shall not be entitled to Definitive Certificates in respect of such Ownership Interests. All transfers by Certificate Owners of their respective ownership Interests in the Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer the Ownership Interests in the Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

                  (b) The Trustee, the Servicer, the Special Servicer, the Paying Agent, the Fiscal Agent, the Depositor and the Certificate Registrar may for all purposes, including the making of payments due on the Book-Entry Certificates, deal with the Depository as the authorized representative of the Certificate Owners with respect to such Certificates for the purposes of exercising the rights of Certificateholders hereunder. The rights of Certificate Owners with respect to the Book-Entry Certificates shall be limited to those established by law and agreements between such Certificate Owners and the Depository Participants and brokerage firms representing such Certificate Owners. Multiple requests and directions from, and votes of, the Depository as Holder of the Book-Entry Certificates with respect to any particular matter shall not be deemed inconsistent if they are made with respect to different Certificate Owners.



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The Trustee may establish a reasonable record date in connection with solicitations of consents from or voting by Certificateholders and shall give notice to the Depository of such record date.

                  (c) If (i)(A) the Depositor advises the Trustee, the Paying Agent and the Certificate Registrar in writing that the Depository is no longer willing or able to properly discharge its responsibilities with respect to the Book-Entry Certificates and (B) the Depositor is unable to locate a qualified successor, or (ii) the Depositor at its option advises the Trustee, the Paying Agent and the Certificate Registrar in writing that it elects to terminate the book-entry system through the Depository with respect to all, any Class or any portion of any Class of the Certificates or (iii) the Trustee determines that Definitive Certificates are required in accordance with the provisions of
Section 5.03(e), the Paying Agent shall notify the affected Certificate Owners of the occurrence of any such event and of the availability of Definitive Certificates to Certificate Owners requesting the same. Upon surrender to the Certificate Registrar of the Book-Entry Certificates by the Depository or any custodian acting on behalf of the Depository, accompanied by registration instructions from the Depository for registration of transfer, the Certificate Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, within 5 Business Days of such request if made at the Registrar Office, or within 10 Business Days if made at the office of a transfer agent (other than the Certificate Registrar), the Definitive Certificates to the Certificate Owners identified in such instructions. None of the Depositor, the Paying Agent, the Servicer, the Trustee, the Fiscal Agent, the Special Servicer, the Authenticating Agent and the Certificate Registrar shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such instructions. Upon the issuance of Definitive Certificates for purposes of evidencing ownership of any Class of Certificates, the registered Holders of such Definitive Certificates shall be recognized as Certificateholders hereunder and, accordingly, shall be entitled directly to receive payments on, to exercise Voting Rights with respect to, and to transfer and exchange such Definitive Certificates.

                  (d) The Book-Entry Certificates (i) shall be delivered by the Certificate Registrar to the Depository, or pursuant to the Depository's instructions, and shall be registered in the name of Cede & Co. and (ii) shall bear a legend substantially to the following effect:

                  Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to the Certificate Registrar for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                  The Book-Entry Certificates may be deposited with such other Depository as the Certificate Registrar may from time to time designate, and shall bear such legend as may be appropriate.



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

                  (e) If the Trustee has instituted or has been directed to institute any judicial proceeding in a court to enforce the rights of the Certificateholders under the Certificates, and the Trustee has been advised by counsel that in connection with such proceeding it is necessary or appropriate for the Trustee to obtain possession of all or any portion of the Certificates evidenced by Book-Entry Certificates, the Trustee may in its sole discretion determine that such Certificates shall no longer be represented by such Book-Entry Certificates. In such event, the Certificate Registrar will execute, the Authenticating Agent will authenticate and the Certificate Registrar will deliver, in exchange for such Book-Entry Certificates, Definitive Certificates in a Denomination equal to the aggregate Denomination of such Book-Entry Certificates to the party so requesting such Definitive Certificates. In such event, the Trustee shall notify the affected Certificate Owners and make appropriate arrangements for the effectuation of the purpose of this clause.

                  (f) Upon acceptance for exchange or transfer of a beneficial interest in a Book-Entry Certificate for a Definitive Certificate, as provided herein, the Certificate Registrar shall endorse on a schedule affixed to the related Book-Entry Certificate (or on a continuation of such scheduled affixed to such Book-Entry Certificate and made a part thereof) an appropriate notation evidencing the date of such exchange or transfer and a decrease in the Denomination of such Definitive Certificate issued in exchange therefor or upon transfer thereof.

                  (g) If a Holder of a Definitive Certificate wishes at any time to transfer such Certificate to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Book-Entry Certificate, such transfer may be effected only in accordance with Depository Rules and this Section 5.03(g). Upon receipt by the Certificate Registrar at the Registrar Office of
(i) the Definitive Certificate to be transferred with an assignment and transfer pursuant to Section 5.02(a), (ii) written instructions given in accordance with Depository Rules directing the Certificate Registrar to credit or cause to be credited to another account a beneficial interest in the related Book-Entry Certificate, in an amount equal to the Denomination of the Definitive Certificate to be so transferred, (iii) a written order given in accordance with the Depository Rules containing information regarding the account to be credited with such beneficial interest and (iv) if the affected Certificate is a Non-Public Certificate, an Investment Representation Letter from the transferee to the effect that such transferee is a Qualified Institutional Buyer, the Certificate Registrar shall cancel such Definitive Certificate, execute and deliver a new Definitive Certificate for the Denomination of the Definitive Certificate not so transferred, registered in the name of the Holder or the Holder's transferee (as instructed by the Holder), and the Certificate Registrar shall instruct the Depository or the custodian holding such Book-Entry Certificate on behalf of the Depository to increase the Denomination of the related Book-Entry Certificate by the Denomination of the Definitive Certificate to be so transferred, and to credit or cause to be credited to the account of the Person specified in such instructions a corresponding Denomination of such Book-Entry Certificate.

                  SECTION 5.04. Mutilated, Destroyed, Lost or Stolen
Certificates.

                  If (i) any mutilated Certificate is surrendered to the Certificate Registrar, or the Certificate Registrar receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (ii) there is delivered to the Trustee and the Certificate Registrar such security or


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indemnity as may be required by them to save each of them harmless, then, in the absence of actual notice to the Trustee or the Certificate Registrar that such Certificate has been acquired by a bona fide purchaser, the Certificate
Registrar shall execute, and the Authenticating Agent shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of the same Class and of like Percentage Interest. Upon the issuance of any new Certificate under this Section, the Trustee and the Certificate Registrar may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee and the Certificate Registrar) connected therewith. Any replacement Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership in the Trust Fund, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

                  SECTION 5.05. Persons Deemed Owners.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Servicer, the Special Servicer, the Trustee, the Fiscal Agent, the Paying Agent, the Certificate Registrar and any agents of any of them may treat the person in whose name such Certificate is registered as the owner of such Certificate for the purpose of receiving distributions pursuant to
Section 9.01 and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder," and none of the Depositor, the Servicer, the Special Servicer, the Trustee, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d).

                  SECTION 5.06. Appointment of Paying Agent.

                  LaSalle National Bank is hereby initially appointed Paying Agent. If the Paying Agent resigns or is terminated, the Trustee shall appoint a successor Paying Agent which may be an Affiliate thereof; provided, however, that if the Trustee resigns as Paying Agent in connection with its resignation as Trustee pursuant to Section 8.07, the Depositor shall appoint a successor Paying Agent. Any Paying Agent will hold funds it received in such capacity only in Eligible Accounts.

                                   ARTICLE VI
                               THE DEPOSITOR, THE
                        SERVICER AND THE SPECIAL SERVICER

                  SECTION 6.01. Liability of the Depositor, the Servicer and the Special Servicer.

                  The Depositor, the Servicer and the Special Servicer shall be liable in accordance herewith only to the extent of the respective obligations specifically imposed upon and undertaken by the Depositor, the Servicer and the Special Servicer herein.



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                  SECTION 6.02. Merger, Consolidation or Conversion of the
Depositor, the Servicer or the Special Servicer.

                  (a) Subject to subsection (b) below, the Depositor, the Servicer and the Special Servicer each will keep in full effect its existence, rights and franchises as a corporation or limited liability company, as the case may be, under the laws of the jurisdiction of its incorporation or organization, and each will obtain and preserve its qualification to do business as a foreign entity in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, the Certificates or any of the Mortgage Loans and to perform its respective duties under this Agreement.

                  (b) The Depositor, the Servicer and the Special Servicer each may be merged or consolidated with or into any Person, or transfer all or substantially all of its assets to any Person, in which case any Person resulting from any merger or consolidation to which the Depositor, the Servicer or the Special Servicer shall be a party, or any Person succeeding to the business of the Depositor, the Servicer or the Special Servicer, shall be the successor of the Depositor, the Servicer and the Special Servicer, as the case may be, hereunder, without the execution or filing of any paper (other than an assumption agreement wherein the successor shall agree to perform the obligations of and serve as the Depositor, the Servicer or the Special Servicer, as the case may be, in accordance with the terms of this Agreement) or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that such merger, consolidation or succession will not result in a withdrawal, downgrading or qualification of the then-current ratings of the Classes of Certificates that have been so rated (as evidenced by a letter to such effect from each Rating Agency).

                  SECTION 6.03. Limitation on Liability of the Depositor, the Servicer, the Special Servicer and Others.

                  (a) Neither the Depositor, the Servicer, the Special Servicer nor any of the directors, officers, employees or agents of any of the foregoing shall be under any liability to the Trust or the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer, the Special Servicer or any such Person against any breach of warranties or representations made herein or any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of negligent disregard of obligations and duties hereunder. The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of the Depositor, the Servicer or the Special Servicer may rely in good faith on any document of any kind which, prima facie, is properly executed and submitted by any Person respecting any matters arising hereunder.

                  The Depositor, the Servicer, the Special Servicer and any director, officer, manager, member, employee or agent of any of the foregoing shall be indemnified and held harmless by the Trust against any loss, liability, expense, penalties, fines, forfeitures, legal fees and related costs incurred in connection with any legal action or proceeding relating to this Agreement or the Certificates (including any legal action or proceeding arising from the


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performance of its duties hereunder), other than any loss, liability or expense:
(i) specifically required to be borne thereby pursuant to the terms hereof; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it herein; (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties hereunder, or by reason of negligent disregard of such obligations or duties or (iv) in the case of the Depositor and any of its directors, officers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law.

                  The Retained Servicing Servicer, the Retained Servicing Special Servicer and any director, officer, manager, member, employee or agent of either of them shall be indemnified and held harmless by the Trust against any loss, liability or expense incurred in connection with any legal action or proceeding relating to this Agreement and the Servicing Retained Servicing Agreement, and relating to the servicing of the Servicing Retained Mortgage Loan, other than any loss, liability or expense: (i) specifically required to be borne thereby pursuant to the terms of the Servicing Retained Servicing Agreement; (ii) incurred in connection with any breach of a representation, warranty or covenant made by it in the Servicing Retained Servicing Agreement; or (iii) incurred by reason of bad faith, willful misconduct or negligence in the performance of its obligations or duties under the Servicing Retained Servicing Agreement, or by reason of negligent disregard of such obligations or duties, and with respect to any such indemnification relating to both the Servicing Retained Paired Mortgage Loan and the Servicing Retained Mortgage Loan, only to the extent of the pro rata portion of such amounts relating to the Servicing Retained Mortgage Loan (on the basis set forth in the definition of "Appraised Value" herein).

                  (b) None of the Depositor, the Servicer and the Special Servicer shall be under any obligation to appear in, prosecute or defend any legal or administrative action, proceeding, hearing or examination that is not incidental to its respective duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Depositor, the Servicer or the Special Servicer may in its discretion undertake any such action, proceeding, hearing or examination that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto and the interests of the Certificateholders hereunder. In such event, the legal expenses and costs of such action, proceeding, hearing or examination and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, the Servicer and the Special Servicer shall be entitled to be reimbursed therefor out of amounts attributable to the Mortgage Loans on deposit in the Certificate Account as provided in this
Section 6.0 by Section 3.05(a); provided, however, that neither the Depositor, the Servicer nor the Special Servicer may be reimbursed for any expenses in circumstances where they would not otherwise be entitled to indemnification under this Agreement.

                  (c) Each of the Servicer and the Special Servicer agrees to indemnify the Depositor, the Trustee, the Fiscal Agent and the Trust and any director, officer, employee or agent thereof, and hold them harmless, from and against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, liabilities, fees and expenses that any of them may sustain arising from or as a result of any willful misfeasance, bad


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

faith or negligence of the Servicer or the Special Servicer, as the case may be, in the performance of its obligations and duties under this Agreement (including acts or omissions occurring in their capacity as agent for the Trustee) or by reason of reckless disregard by the Servicer or the Special Servicer, as the case may be, of its duties and obligations hereunder or by reason of breach of any representations or warranties made herein. The Trustee, the Depositor or the Fiscal Agent, as the case may be, shall immediately notify the Servicer or the Special Servicer, as applicable, if a claim is made by a third party with respect to this Agreement or the Mortgage Loans entitling it to indemnification hereunder, whereupon the Servicer or the Special Servicer, as the case may be, shall assume the defense of such claim (with counsel reasonably satisfactory to the Trustee, the Depositor or the Fiscal Agent) and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or them in respect of such claim. Any failure to so notify the Servicer or the Special Servicer, as the case may be, shall not affect any rights any of the foregoing Persons may have to indemnification under this Agreement or otherwise, unless the Servicer's, or the Special Servicer's, as the case may be, defense of such claim is materially prejudiced thereby. The indemnification provided in this
Section 6.03 herein shall survive the termination of this Agreement and the termination or resignation of the Servicer, the Trustee, the Fiscal Agent and the Special Servicer.

                  The Directing Certificateholder (only when acting in such capacity) will have no liability to the Certificateholders for any action taken, or for refraining from the taking of any action, in good faith and without negligence pursuant to this Agreement; provided, however, that the Directing Certificateholder will not be protected against any liability which would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the exercise of its rights or by reason of reckless disregard in the exercise of its rights. By its acceptance of a Certificate, each Certificateholder confirms its understanding that the Directing Certificateholder may take actions that favor the interests of one or more Classes of the Certificates over other Classes of the Certificates, and that the Directing Certificateholder may have special relationships and interests that conflict with those of holders of some Classes of the Certificates and, absent willful misfeasance, bad faith or negligence on the part of the Directing Certificateholder, agrees to take no action against the Directing Certificateholder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict, and further agrees that the Directing Certificateholder will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct solely by reason of its having acted in the interests of the Controlling Class Certificateholders, and the Directing Certificateholder shall have no liability whatsoever for having so acted.

                  SECTION 6.04. Depositor, Servicer and Special Servicer Not to Resign.

                  Subject to the provisions of Section 6.02, none of the Depositor, the Servicer and the Special Servicer shall resign from their respective obligations and duties hereby imposed on each of them except (a) upon determination that such party's duties hereunder are no longer permissible under applicable law or are in material conflict with, by reason of applicable law, the other activities carried on by it or (b) in the case of the Servicer or Special Servicer, upon the appointment of, and the acceptance of such designation or appointment by, a successor Servicer


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or Special Servicer, as the case may be, and receipt by the Trustee of written confirmation from each applicable Rating Agency that such resignation and appointment will not cause the Rating Agency to downgrade, withdraw or qualify any of the ratings assigned by the Rating Agency to any Class of Certificates. Any such determination permitting the resignation of the Depositor, the Servicer or the Special Servicer pursuant to clause (a) above shall be evidenced by an Opinion of Counsel (at the expense of the resigning party) to such effect delivered to the Trustee. No such resignation by the Servicer or the Special Servicer shall become effective until the Trustee or a successor Servicer shall have assumed the Servicer's or Special Servicer's, as applicable, responsibilities and obligations in accordance with Section 7.02.

                  SECTION 6.05. Rights of the Depositor in Respect of the Servicer and the Special Servicer.

                  The Depositor may, but is not obligated to, enforce the obligations of the Servicer and the Special Servicer hereunder and may, but is not obligated to, perform, or cause a designee to perform, any defaulted obligation of the Servicer and the Special Servicer hereunder or exercise the rights of the Servicer or Special Servicer, as applicable, hereunder; provided, however, that the Servicer and the Special Servicer shall not be relieved of any of their respective obligations hereunder by virtue of such performance by the Depositor or its designee. The Depositor shall not have any responsibility or liability for any action or failure to act by the Servicer or the Special Servicer and is not obligated to supervise the performance of the Servicer or the Special Servicer under this Agreement or otherwise.

                                  ARTICLE VII
                                     DEFAULT

                  SECTION 7.01. Events of Default; Servicer and Special Servicer Termination.

                  (a) "Event of Defaults" wherever used herein, means any one of the following events:

                           (i) any failure by the Servicer to make any
                  remittance required to be made by the Servicer to the Certificate Account, escrow account or either Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement provided, however, that if such failure to remit occurs only once in any consecutive 12 month period, which failure is corrected by 11:00 a.m. New York City time on the following Business Day and does not result in any delay in any distributions to be made on the related Distribution Date, then, with respect to such one failure only, a default shall not be deemed to have occurred; or

                           (ii) any failure by the Special Servicer to deposit
                  into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Certificate Account or the REO Account, or to deposit into, or to remit to the Trustee or the Paying Agent for deposit into, the Lower-Tier Distribution Account


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

                  any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement provided; however that if such failure to deposit or remit occurs only once in any consecutive 12 month period, which failure is corrected by 11:00 a.m. New York City time on the related Distribution Date and does not result in any delay in any distributions to be made on the related Distribution Date, then with respect to such one failure only, a default shall not be deemed to have occurred; or

                           (iii) any failure on the part of the Servicer or the
                  Special Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer or the Special Servicer contained in this Agreement which continues unremedied for a period of 30 days (15 days in the case of a failure to pay the premium for any insurance policy required to be maintained hereunder) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by any other party hereto, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; provided, however, with respect to any failure which is not reasonably curable within such 30-day period, the Master Servicer and the Special Servicer, as applicable, shall have an additional 30-day period to effect cure, so long as it has provided an Officer's Certificate to the Trustee, certifying that it has diligently pursued and is continuing to diligently pursue, a cure and failure to cure within such 30 day period or such 30 day extension period will not have a material adverse affect on the Certificateholders, and provided further, that the Servicer shall pay interest on any amount not timely remitted at the Reimbursement Rate from and including the day such remittances was required to be made to, but not including, the day on which such remittance was actually made; or

                           (iv) any breach on the part of the Servicer or the
                  Special Servicer of any representation or warranty contained in Section 3.23 or Section 3.24, as applicable, which materially and adversely affects the interests of any Class of Certificateholders and which continues unremedied for a period of 30 days after the date on which notice of such breach, requiring the same to be remedied, shall have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Holders of Certificates of any Class evidencing, as to such Class, Percentage Interests aggregating not less than 25%; or

                           (v) a decree or order of a court or agency or
                  supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy,


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

                  insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer or the Special Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

                           (vi) the Servicer or the Special Servicer shall
                  consent to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to the Servicer or the Special Servicer or of or relating to all or substantially all of its property; or

                           (vii) the Servicer or the Special Servicer shall
                  admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, make an assignment for the benefit of its creditors, voluntarily suspend payment of its obligations or take any corporate action in furtherance of the foregoing; or

                           (viii) the Trustee shall have received notice from
                  Moody's that the continuation of the Servicer or Special Servicer, as the case may be, has resulted, or would result, in and of itself, in a downgrading, qualification (it being understood that the placing of any Class on "negative" credit watch shall constitute a qualification) or withdrawal of the then-current rating on any Class of Certificates that are rated by Moody's if the Servicer or Special Servicer, as the case may be, is not replaced or the Trustee has knowledge that the Servicer or Special Servicer, as the case may be, has been removed from S&P's List of Approved Servicers.

                  (b) If any Event of Default with respect to the Servicer or the Special Servicer (in either case, for purposes of this Section 7.01(b), the "Defaulting Party") shall occur and be continuing, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, and at the written direction of the Holders of Certificates entitled to at least 51% of the Voting Rights, shall, terminate, by notice in writing to the Defaulting Party, with a copy of such notice to the Depositor, all of the rights and obligations of the Defaulting Party under this Agreement and in and to the Mortgage Loans and the proceeds thereof; provided, however, that the Defaulting Party shall be entitled to the payment of accrued and unpaid compensation and reimbursement through the date of such termination as provided for under this Agreement for services rendered and expenses incurred. From and after the receipt by the Defaulting Party of such written notice, all authority and power of the Defaulting Party under this Agreement, whether with respect to the Certificates (other than as a Holder of any Certificate) or the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee pursuant to and under this Section, and, without limitation, the Trustee is hereby authorized and empowered to execute and deliver, on behalf of and at the expense of the Defaulting Party, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. The Servicer and Special Servicer each agree that if


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it is terminated pursuant to this Section 7.01(b), it shall promptly (and in any event no later than 20 Business Days subsequent to its receipt of the notice of termination) provide the Trustee with all documents and records requested by it to enable it to assume the Servicer's or the Special Servicer's, as the case may be, functions hereunder, and shall cooperate with the Trustee in effecting the termination of the Servicer's or the Special Servicer's, as the case may be, responsibilities and rights hereunder, including, without limitation, the transfer within 5 Business Days to the Trustee for administration by it of all cash amounts which shall at the time be or should have been credited by the Servicer to the Certificate Account or any Servicing Account (if it is the Defaulting Party) or by the Special Servicer to the REO Account (if it is the Defaulting Party) or thereafter be received with respect to the Mortgage Loans or any REO Property; provided, however, that the Servicer and the Special Servicer each shall, if terminated pursuant to this Section 7.01(b) or in the case of the Special Servicer, if terminated pursuant to Section 7.01(c) below, continue to be entitled to receive all amounts accrued or owing to it under this Agreement on or prior to the date of such termination (including, without limitation, the Special Servicer's rights to receive and continue to receive accrued Workout Fees (until the date, if any, upon which the Mortgage Loan again becomes a Defaulted Mortgage Loan) whether in respect of Advances (in the case of the Servicer) or otherwise, and it and its directors, officers, employees and agents shall continue to be entitled to the benefits of Section 6.03 notwithstanding any such termination).

                  (c) The Holder or Holders of more than 50% of the aggregate Certificate Balance of the then Controlling Class shall be entitled to terminate the rights and obligations of the Special Servicer under this Agreement, with or without cause, upon 10 Business Days' notice to the Special Servicer, the Servicer and the Trustee, and to appoint a successor Special Servicer; provided, however, that (i) such successor will meet the requirements set forth in Section
7.02 and (ii) as evidenced in writing by each of the Rating Agencies, the proposed successor of such Special Servicer will not, in and of itself, result in a downgrading, withdrawal or qualification of the then current ratings provided by the Rating Agencies in respect to any Class of then outstanding Certificates that is rated. No penalty or fee shall be payable to the Special Servicer with respect to any termination pursuant to this Section 7.01(c).

                  (d) The Servicer and Special Servicer shall, from time to time, take all such actions as are required by them in order to maintain their respective status as an approved servicer and special servicer, as applicable and as pertains to this transaction, with each of the Rating Agencies.

                  (e) In connection with (i) any failure by the Servicer to make any remittance required to be made by the Servicer to the Certificate Account, escrow account or either Distribution Account on the day and by the time such remittance is required to be made under the terms of this Agreement, or (ii) any failure by the Special Servicer to deposit into, or to remit to the Servicer for deposit into, or the Servicer to make a required deposit into the Certificate Account or the REO Account, or to deposit into, or to remit to the Trustee or the Paying Agent for deposit into, the Lower-Tier Distribution Account any amount required to be so deposited or remitted by the Servicer or the Special Servicer, as the case may be, pursuant to, and at the time specified by, the terms of this Agreement, the Servicer or Special Servicer, as appropriate, shall


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

pay to the Trustee for the account of the Trustee interest on any amount not timely remitted at the Reimbursement Rate from and including the day such remittances was required to be made to, but not including, the day on which such remittance was actually made.


                  SECTION 7.02. Trustee to Act; Appointment of Successor.

                  On and after the time the Servicer or the Special Servicer, an the case may be, either resigns pursuant to the first sentence of Section 6.04 or receives a notice of termination for cause pursuant to Section 7.01(a), and; provided that no acceptable successor has been appointed, the Trustee shall be the successor to the Servicer or Special Servicer, as the case may be, in all respects in its capacity as Servicer or Special Servicer under this Agreement and the transactions set forth or provided for herein and shall be subject to all the responsibilities, duties, liabilities and limitations on liability relating thereto and that arise thereafter placed on or for the benefit of the Servicer or Special Servicer by the terms and provisions hereof; provided, however, that any failure to perform such duties or responsibilities caused by the terminated party's failure under Section 7.01 to provide information or moneys required hereunder shall not be considered a default by such successor hereunder. The appointment of a successor Servicer shall not affect any liability of the predecessor Servicer which may have arisen prior to its termination as Servicer, and the appointment of a successor Special Servicer shall not affect any liability of the predecessor Special Servicer which may have arisen prior to its termination as Special Servicer. The Trustee in its capacity as successor to the Servicer or the Special Servicer, as the case may be, shall not be liable for any of the representations and warranties of the Servicer or the Special Servicer, respectively, herein or in any related document or agreement, for any acts or omissions of the predecessor Servicer or Special Servicer or for any losses incurred by the Servicer pursuant to Section
3.06 hereunder, nor shall the Trustee be required to purchase any Mortgage Loan hereunder. As compensation therefor, the Trustee as successor Servicer shall be entitled to the Servicing Fees and all fees relating to the Mortgage Loans which the Servicer would have been entitled to if the Servicer had continued to act hereunder, including but not limited to any income or other benefit from any Permitted Investment pursuant to Section 3.06, and as successor to the Special Servicer shall be entitled to the Special Servicing Fees to which the Special Servicer would have been entitled if the Special Servicer had continued to act hereunder. Should the Trustee succeed to the capacity of the Servicer or the Special Servicer, the Trustee shall be afforded the same standard of care and liability as the Servicer or the Special Servicer, as applicable,


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

hereunder notwithstanding anything in Section 8.01 to the contrary, but only with respect to actions taken by it in its role as successor Servicer or successor Special Servicer, as the case may be, and not with respect to its role as Trustee hereunder. Notwithstanding the above, the Trustee may, if it shall be unwilling to act as successor to the Servicer or Special Servicer, or shall, if it is unable to so act, or if the Trustee is not approved as a servicer or special servicer, as applicable, by each Rating Agency or if the Holders of Certificates entitled to at least 51% of the Voting Rights so request in writing to the Trustee, promptly appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution which meets the criteria set forth in Section 6.04 and otherwise herein, as the successor to the Servicer or the Special Servicer, as applicable, hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer or Special Servicer hereunder. No appointment of a successor to the Servicer or the Special Servicer hereunder shall be effective until the assumption in writing by the successor to the Servicer or the Special Servicer of all its responsibilities, duties and liabilities hereunder that arise thereafter. Pending appointment of a successor to the Servicer or the Special Servicer hereunder, unless the Trustee shall be prohibited by law from so acting, the Trustee shall act in such capacity as herein above provided. In connection with such appointment and assumption of a successor to the Servicer or Special Servicer as described herein, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation with respect to a successor Servicer or successor Special Servicer, as the case may be, shall be in excess of that permitted the terminated Servicer or Special Servicer, as the case may be, hereunder. The Trustee, the Servicer or the Special Servicer (whichever is not the terminated party) and such successor shall take such action, consistent with this Agreement, and shall be necessary to effectuate any such succession. Any costs and expenses associated with the transfer of the servicing function (other than with respect to a termination without cause) under this Agreement shall be borne by the predecessor servicer.

                  SECTION 7.03. .otification to Certificateholders

                  (a) Upon any resignation of the Servicer or the Special Servicer pursuant to Section 6.04, any termination of the Servicer or the Special Servicer pursuant to Section 7.01 or any appointment of a successor to the Servicer or the Special Servicer pursuant to Section 7.02, the Trustee shall give prompt written notice thereof to Certificateholders at their respective addresses appearing in the Certificate Register.

                  (b) Not later than the later of (i) 60 days after the occurrence of any event which constitutes or, with notice or lapse of time or both, would constitute an Event of Default and (ii) 5 days after the Trustee would be deemed to have notice of the occurrence of such an event in accordance with Section 8.02(vii), the Trustee shall transmit by mail to the Depositor and all Certificateholders notice of such occurrence, unless such default shall have been cured.

                  SECTION 7.04. Waiver of Events of Default.

                  The Holders of Certificates representing at least 66 2/3% Rights allocated to each Class of Certificates affected by any Event of Default hereunder may waive such Event of Default within 20 days of the receipt of notice from the Trustee of the occurrence of such Event of Default; provided, however, that an Event of Default under clause (i) of Section 7.01(a) may be waived only by all of the Certificateholders of the affected Classes. Upon any such waiver of an Event of Default, such Event of Default shall cease to exist and shall be deemed to have been remedied for every purpose hereunder. No such waiver shall extend to any subsequent or other Event of Default or impair any right consequent thereon except to the extent expressly so waived. Notwithstanding any other provisions of this Agreement, for purposes of waiving any Event of Default pursuant to this Section 7.04, Certificates registered in the name of the Depositor or any Affiliate of the Depositor shall be entitled to the same Voting Rights with respect to the matters described above as they would if any other Person held such Certificates.



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

                  SECTION 7.05. Trustee and Fiscal Agent as Makers of Advances.

                  (a) In the event that the Servicer fails to fulfill its obligations hereunder to make any Advances, the Trustee shall immediately notify the Fiscal Agent of such circumstances in writing, and the Trustee shall perform such obligations (x) within five Business Days of such failure by the Servicer with respect to Servicing Advances to the extent the Trustee has actual knowledge of such failure with respect to such Servicing Advances and (y) by 11:00 a.m., Houston time, on the Business Day next succeeding the related Servicer Remittance Date with respect to P&I Advances. With respect to any such Advance made by the Trustee, the Trustee shall succeed to all of the Servicer's rights with respect to Advances hereunder, including, without limitation, the Servicer's rights of reimbursement and interest on each Advance at the Reimbursement Rate, and rights to determine that a proposed Advance is a Nonrecoverable P&I Advance or Servicing Advance, as the case may be, (without regard to any impairment of any such rights of reimbursement caused by such Servicer's default in its obligations hereunder); provided, however, that if Advances made by both the Trustee and the Servicer shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and the interest thereon hereunder shall be applied entirely to the Advances outstanding to the Trustee, until such Advances shall have been repaid in full, together with all interest accrued thereon, prior to reimbursement of the Servicer for such Advances. The Trustee shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder. In the event the Fiscal Agent is not the initial Fiscal Agent, with respect to any Distribution Date that the Trustee is required to make any P&I Advances, immediately upon making such P&I Advances the Trustee shall notify the Fiscal Agent by facsimile that such P&I Advances have been made.

                  (b) In the event that the Trustee fails to fulfill its obligations hereunder to make any Advances following the failure of the Servicer to make an Advance, the Fiscal Agent shall perform such obligations (x) within one Business Day of such failure by the Trustee with respect to Servicing Advances and (y) by no later than the close of business, Houston time, on the related Distribution Date with respect to P&I Advances, and, with respect to any such Advance made by the Fiscal Agent, the Fiscal Agent shall succeed to all of the Trustee's rights with respect to any such Advance hereunder; provided, however, that if Advances made by the Servicer, the Trustee and the Fiscal Agent shall at any time be outstanding, or any interest on any Advance shall be accrued and unpaid, all amounts available to repay such Advances and interest hereunder shall be applied entirely to the Advances outstanding to the Fiscal Agent, until such Advances shall have been repaid in full, together with all interest accrued thereon. The Fiscal Agent shall be entitled to conclusively rely on any notice given with respect to a Nonrecoverable Advance hereunder.

                                  ARTICLE VIII
                     CONCERNING THE TRUSTEE AND FISCAL AGENT

                  SECTION 8.01. Duties of Trustee.

                  (a) The Trustee, prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default which may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Agreement. If an Event of Default occurs and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs. Any permissive right of the Trustee contained in this Agreement shall not be construed as a duty.

                  (b) The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee which are specifically required to be furnished pursuant to any provision of this Agreement (other than the Mortgage Files, the review of which is specifically governed by the terms of Article II), shall examine them to determine whether they conform to the requirements of this Agreement. If any such instrument is found not to conform to the requirements of this Agreement in a material manner, the Trustee shall take such action as it deems appropriate to have the instrument corrected. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee in good faith, pursuant to this Agreement.

                  (c) No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct; provided, however, that:

                           (i) Prior to the occurrence of an Event of Default,
                  and after the curing of all such Events of Default which may have occurred, the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee and, in the absence of bad faith on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement;

                           (ii) The Trustee shall not be personally liable for
                  an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts; and

                           (iii) The Trustee shall not be personally liable with
                  respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of Holders of Certificates entitled to at least 25% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Agreement (unless a higher percentage of Voting Rights is required for such action).



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

                           SECTION 8.02. Certain Matters Affecting the Trustee.

         Except as otherwise provided in Section 8.01:

                           (i) The Trustee may rely upon and shall be protected
                  in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, Appraisal, bond or other paper or document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties;

                           (ii) The Trustee may consult with counsel and the
                  written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance therewith;

                           (iii) The Trustee shall be under no obligation to
                  exercise any of the trusts or powers vested in it by this Agreement or to make any investigation of matters arising hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to the provisions of this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby; the Trustee shall not be required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it; nothing contained herein shall, however, relieve the Trustee of the obligation, upon the occurrence of an Event of Default which has not been cured, to exercise such of the rights and powers vested in it by this Agreement, and to use the same degree of care and skill in their exercise as a prudent man would exercise or use under the circumstances in the conduct of his own affairs;

                           (iv) The Trustee shall not be personally liable for
                  any action reasonably taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

                           (v) Prior to the occurrence of an Event of Default
                  hereunder and after the curing of all Events of Default which may have occurred, the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates entitled to at least 50% of the Voting Rights; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Agreement, the Trustee may require reasonable indemnity against such expense or liability as a condition to taking any such action. The reasonable expense of every such reasonable examination shall be paid by the Servicer or, if paid by the Trustee, shall be repaid by the Servicer upon demand;

                           (vi) The Trustee may execute any of the trusts or
                  powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys; provided, however, that the appointment of such agents or attorneys shall not relieve the Trustee of its duties or obligations hereunder;

                           (vii) For all purposes under this Agreement, the
                  Trustee shall not be deemed to have notice of any Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office, and such notice references the Certificates or this Agreement; and

                           (viii) The Trustee shall not be responsible for any
                  act or omission of the Servicer or the Special Servicer (unless the Trustee is acting as Servicer or Special Servicer, as the case may be) or of the Depositor.

                  SECTION 8.03. Trustee and Fiscal Agent Not Liable for Validity or Sufficiency of Certificates or Mortgage Loans.

                  Neither the Trustee nor the Fiscal Agent makes any representations as to the validity or sufficiency of this Agreement or of any Certificate (other than as to the signature, if any, of the Trustee set forth thereon) or of any Mortgage Loan or related document. Neither the Trustee nor the Fiscal Agent shall be accountable for the use or application by the Depositor of any of the Certificates issued to it or of the proceeds of such Certificates, or for the use or application of any funds paid to the Depositor in respect of the assignment of the Mortgage Loans to the Trust Fund, or any funds deposited in or withdrawn from the Certificate Account or any other account by or on behalf of the Depositor, the Servicer or the Special Servicer. Neither the Trustee nor the Fiscal Agent shall be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order or other instrument furnished by the Depositor, the Servicer or the Special Servicer, and accepted by the Trustee or the Fiscal Agent, as applicable, in good faith, pursuant to this Agreement.

                  SECTION 8.04. Trustee and Fiscal Agent May Own Certificates.

                  Each of the Trustee and the Fiscal Agent in its individual capacity, not as Trustee or Fiscal Agent, may become the owner or pledgee of Certificates, and may deal with the Depositor, the Servicer, the Special Servicer, the Placement Agent and the Underwriter in banking transactions, with the same rights it would have if it were not Trustee or the Fiscal Agent, as applicable.

                  SECTION 8.05. and Fiscal Agent.'s Fees; Indemnification of Trustee

                  (a) The Servicer covenants and agrees to pay to the Trustee or any successor Trustee from time to time, and the Trustee or any successor Trustee shall be entitled to receive from the Servicer the Trustee Fee (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust). The Trustee Fee shall be the fee specified in that certain letter agreement dated as of February 10, 1999, between the Servicer and the Trustee. Other than such Trustee Fee, the Servicer shall not be required to reimburse the Trustee for any cost or expense incurred in connection with the Trustee's performance of its obligations hereunder. The Depositor will be responsible for certain of such costs specified in that certain letter agreement date as of November 10, 1999, between the Depositor and the Trustee. he Trustee Fee and other costs identified in such letter agreements shalkl constitute the Trustee's sole compensation for the services to be rendered by it hereunder.

                  (b) The Trustee, the Fiscal Agent and any director, officer, employee or agent of the Trustee or the Fiscal Agent shall be entitled to be indemnified and held harmless by the Trust Fund (to the extent of amounts on deposit in the Lower-Tier Distribution Account from time to time) against any loss, liability or expense (including, without limitation, costs and expenses of litigation, and of investigation, counsel fees, damages, judgments and amounts paid in settlement, and expenses incurred in becoming successor servicer, to the extent not otherwise paid hereunder) arising out of, or incurred in connection with, any act or omission of the Trustee or the Fiscal Agent, as applicable, relating to the exercise and performance of any of the powers and duties of the Trustee or the Fiscal Agent, as applicable, hereunder; provided, however, that neither the Trustee, the Fiscal Agent nor any of the other above specified Persons shall be entitled to indemnification pursuant to this Section 8.05(b) for (i) allocable overhead, (ii) expenses or disbursements incurred or made by or on behalf of the Trustee or the Fiscal Agent, as applicable, in the normal course of the Trustee's performing its duties in accordance with any of the provisions hereof, which are not "unanticipated expenses of the REMIC" within the meaning of Treasury Regulations Section 1.860G-l(b)(3)(ii), (iii) any expense or liability specifically required to be borne thereby pursuant to the terms hereof or (iv) any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of the Trustee's or the Fiscal Agent's obligations and duties hereunder, or by reason of negligent disregard of such obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee or the Fiscal Agent made herein. The provisions of this Section 8.05(b) shall survive any resignation or removal of the Trustee and/or Fiscal Agent and appointment of a successor thereto.

                  SECTION 8.06. Eligibility Requirements for Trustee.

                  The Trustee hereunder shall at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an Affiliate of the


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Servicer or the Special Servicer (except during any period when the Trustee is acting as, or has become successor to, the Servicer or the Special Servicer, as the case may be, pursuant to Section 7.02), (ii) an institution insured by the Federal Deposit Insurance Corporation and (iii) an institution whose long-term senior unsecured debt is rated either (a) if a Fiscal Agent is then currently in place, not less than (1) Baa2 by Moody's and (2) "BBB" by S&P (provided that the Fiscal Agent is not an entity that in and of itself would result in the downgrading, withdrawal or qualification of Moody's and S&P's respective rating of any of the then-rated Certificates) or (b) if a Fiscal Agent is not then in place, Aa2 by Moody's and "AA" by S&P (or such entity as would not, as evidenced in writing by the Rating Agency, result in the qualification, downgrading or withdrawal of any of the ratings then assigned thereby to the Certificates).

                  If such corporation, national bank or national banking association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section the combined capital and surplus of such corporation, national bank or national banking association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In the event the place of business from which the Trustee administers the Upper-Tier REMIC and the Lower-Tier REMIC is in a state or local jurisdiction that imposes a tax on the Trust Fund on the net income of a REMIC (other than a tax corresponding to a tax imposed under the REMIC Provisions), the Trustee shall elect either to (i) resign immediately in the manner and with the effect specified in Section 8.07, (ii) pay such tax at no expense to the Trust or (iii) administer the Upper-Tier REMIC and the Lower-Tier REMIC from a state and local jurisdiction that does not impose such a tax.

                  SECTION 8.07. Resignation and Removal of the Trustee and the Fiscal Agent.

                  (a) The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice thereof to the Depositor, the Servicer, the Special Servicer and to all Certificateholders. Upon receiving such notice of resignation, the Depositor shall promptly appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the resigning Trustee and to the successor trustee. A copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor. If no successor trustee shall have been so appointed and have accepted appointment within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

                  (b) If at any time the Trustee shall cease to be eligible in accordance with the provisions of Section 8.06 and shall fail to resign after written request therefor by the Depositor or the Servicer, or if at any time the Trustee shall become incapable of acting, or shall be adjudged bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then the Depositor may remove the Trustee and appoint a successor trustee acceptable to the Servicer by written instrument, in duplicate, which instrument shall be delivered to the Trustee so removed and to the successor trustee. A


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copy of such instrument shall be delivered to the Servicer, the Special Servicer and the Certificateholders by the Depositor.

                  (c) The Holders of Certificates entitled to at least 51% of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which instruments shall be delivered to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. A copy of such instrument shall be delivered to the Depositor, the Special Servicer and the remaining Certificateholders by the Servicer.

                  (d) Subject to the last sentence of the last paragraph of this
Section 8.07(d), the Fiscal Agent shall not be entitled to resign, except under a determination that it may no longer perform its obligations and duties under applicable law or such obligations and duties are in material conflict by reason of applicable law with any other activities carried on by it. Any such determination is required to be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee. The Fiscal Agent may also resign from its obligations and duties under this Agreement at any time upon reasonable notice to the Trustee, provided that (i) a successor fiscal agent is willing to assume the obligations, responsibilities, and covenants to be performed by the Fiscal Agent on substantially the same terms and conditions, and for not more than equivalent compensation, (ii) the Fiscal Agent bears all costs associated with such resignation, (iii) the successor fiscal agent has a long term debt rating of at least "Aa2" from Moody's and "AA" from S&P or, as confirmed in writing by each Rating Agency, is an entity that in and of itself would not result in a downgrading, withdrawal or qualification of any rating of any then-rated Certificate, (iv) the successor fiscal agent is approved by the Depositor and the Trustee and (v) the Rating Agencies shall have confirmed in writing that the appointment of such successor fiscal agent will not adversely affect or result in a withdrawal, downgrading, or qualification of the ratings on the Certificates that are then-rated.

                  Upon any resignation or removal of the Fiscal Agent, the Trustee will be required to designate a successor Fiscal Agent whose appointment will not adversely affect the ratings on the Certificates then rated, unless (i) there is a successor Fiscal Agent already provided for in accordance with the proviso to the last sentence of the preceding paragraph in this Section 8.07(d) or (ii) the long-term senior unsecured debt of the Trustee is rated Aa2 by Moody's and "AA" by S&P (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).

                  Any resignation or removal of the Trustee and the Fiscal Agent and appointment of a successor Trustee and Fiscal Agent pursuant to any of the provisions of this Section 8.07 shall not become effective until acceptance of appointment by the successor Trustee and Fiscal Agent as provided in Section 8.08, except that the resignation or removal of the Fiscal Agent shall become effective immediately if, at the time of such resignation or removal, the long-term senior unsecured debt of the Trustee is rated Aa2 by Moody's and "AA" by S&P (or such other rating by either Rating Agency as would not, as evidenced in writing by such Rating Agency, adversely affect any of the ratings then assigned thereby to the Certificates).



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                  Upon any succession of the Trustee under this Agreement, the predecessor Trustee shall be entitled to the payment of accrued and unpaid compensation and reimbursement as provided for under this Agreement for services rendered and expenses incurred. No Trustee or Fiscal Agent shall be personally liable for any action or omission of any successor Trustee or successor Fiscal Agent. Notwithstanding anything to the contrary herein, the resignation or removal of the initial Trustee shall automatically result in the simultaneous resignation or removal of the initial Fiscal Agent.

                  SECTION 8.08. Successor Trustee and Fiscal Agent.

                  (a) Any successor Trustee or Fiscal Agent appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor, the Servicer, the Special Servicer and to its predecessor Trustee or Fiscal Agent, as applicable, an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor Trustee or Fiscal Agent, as applicable, shall become effective and such successor Trustee or Fiscal Agent, as applicable, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as Trustee or Fiscal Agent herein. The predecessor Trustee shall deliver to the successor trustee all Mortgage Files and related documents and statements held by it hereunder (other than any Mortgage Files at the time held on its behalf by a Custodian, which Custodian shall become the agent of the successor Trustee), and the Depositor, the Servicer, the Special Servicer and the predecessor Trustee shall execute and deliver such instruments and do such other things as may reasonably be required to more fully and certainly vest and confirm in the successor Trustee all such rights, powers, duties and obligations, and to enable the successor Trustee to perform its obligations hereunder.

                  (b) No successor Trustee shall accept appointment as provided in this Section 8.08 unless at the time of such acceptance such successor trustee shall be eligible under the provisions of Section 8.06.

                  (c) Upon acceptance of appointment by a successor Trustee or Fiscal Agent as provided in this Section 8.08, the Servicer shall mail notice of the succession of such Trustee or Fiscal Agent hereunder to the Depositor and the Certificateholders. If the Servicer fails to mail such notice within 10 days after acceptance of appointment by the successor Trustee or Fiscal Agent, such successor Trustee or Fiscal Agent, as applicable, shall cause such notice to be mailed at the expense of the Servicer.

                  SECTION 8.09. Merger or Consolidation of Trustee or Fiscal Agent.

                  Any Person into which the Trustee or the Fiscal Agent may be merged or converted or with which it may be consolidated or any Person resulting from any merger, conversion or consolidation to which the Trustee or the Fiscal Agent shall be a party, or any Person succeeding to all or substantially all of the corporate trust business of the Trustee or the Fiscal Agent, shall be the successor of the Trustee or the Fiscal Agent, respectively, hereunder; provided, that, in the case of the Trustee, such successor Person shall be eligible under the provisions of Section 8.06, without the execution or filing of any paper or any further act on the


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part of any of the parties hereto, anything herein to the contrary notwithstanding. The Trustee or the Fiscal Agent, as the case may be, will provide notice of such event to the Servicer, the Special Servicer, the Depositor and the Rating Agencies.


                  SECTION 8.10. Appointment of Co-Trustee or Separate Trustee

                  Notwithstanding any other provisions hereof, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing the same may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity, such title to the Trust Fund, or any part thereof, and, subject to the other provisions of this Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider necessary or desirable. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 hereunder and no notice to Holders of Certificates of the appointment of co-trustee(s) or separate trustee(s) shall be required under Section 8.08 hereof.

                  (a) In the case of any appointment of a co-trustee or separate trustee pursuant to this Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly, except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer or the Special Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed by such separate trustee or co-trustee at the direction of the Trustee.

                  (b) Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the then-separate trustees and co-trustees, as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee.



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                  (c) Any separate trustee or co-trustee may, at any time,
constitute the Trustee, its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

                  (d) The appointment of a co-trustee or separate trustee under this Section 8.10 shall not relieve the Trustee of its duties and responsibilities hereunder; provided, however, that the Trustee shall have no liability for the actions of a co-trustee or a separate trustee not within the express authority of such co-trustee or separate trustee.

                  SECTION 8.11. Exercise of Trustee Powers by Certificateholders

                  No Certificateholder shall have any right under this Agreement to institute any proceeding with respect to the Certificates or this Agreement or exercise any remedy available to the Trustee unless (i) such Certificateholder has provided the Trustee with written notice of default and the continuance thereof and (ii) the Certificateholders of any Class evidencing not less than 25% of the aggregate percentage interests constituting such Class have made written request to the Trustee to institute such proceeding in its own name (as Trustee hereunder) and have offered the Trustee reasonable indemnity, and the Trustee, 60 days after receipt of such request and indemnity, has neglected or refused to institute any such proceeding; provided that, the Trustee is not obligated to exercise any of the trusts or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.



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                  SECTION 8.12. Appointment of Custodians.

                  State Street Bank and Trust Company is hereby appointed as Custodian to hold all or a portion of the Mortgage Files as agent for the Trustee. The Trustee may replace State Street Bank as Custodian and appoint one or more Custodians without the consent or approval of any other party to this Agreement. Each subsequently appointed Custodian shall be a depository institution subject to supervision by federal or state authority, shall have combined capital and surplus of at least $15,000,000 and shall be qualified to do business in the jurisdiction in which it holds any Mortgage File and shall not be the Depositor or any Affiliate of the Depositor. Each Custodian shall be subject to the same obligations and standard of care as would be imposed on the Trustee hereunder in connection with the retention of Mortgage Files directly by the Trustee. The appointment of one or more Custodians shall not relieve the Trustee from any of its obligations hereunder, and the Trustee shall remain responsible for all acts and omissions of any Custodian. Any Custodian appointed hereunder must maintain a fidelity bond and errors and omissions policy in an amount customary for Custodians which serve in such capacity in commercial mortgage loan securitization transactions.

                  SECTION 8.13. Access to Certain Information.

                  (a) On or prior to the date of the first sale of any Non-Public Certificate to an Independent third party, the Depositor shall provide to the Trustee a copy of any private placement memorandum or other disclosure document used by the Depositor or its Affiliate in connection with the offer and sale of the Class of Certificates to which such Non-Public Certificate relates. In addition, if any such private placement memorandum or disclosure document is revised, amended or supplemented at any time following the delivery thereof to the Trustee, the Depositor promptly shall inform the Trustee of such event and shall deliver to the Trustee a copy of the private placement memorandum or disclosure document, as revised, amended or supplemented. The Trustee shall maintain at its offices primarily responsible for administering the Trust Fund and shall, upon reasonable advance notice, make available during normal business hours for review by any Holder of a Certificate, the Depositor, the Servicer, the Special Servicer, any Rating Agency or any other Person to whom the Trustee believes such disclosure is appropriate, originals or copies of the following items: (i) in the case of a Holder or prospective transferee of a Non-Public Certificate, any private placement memorandum or other disclosure document relating to the Class of Certificates to which such Non-Public Certificate belongs, in the form most recently provided to the Trustee and (ii) in all cases, (a) this Agreement and any amendments hereto entered into pursuant to Section 11.01, (b) all statements required to be delivered to Certificateholders of the relevant Class pursuant to
Section 4.02 since the Closing Date, (c) all Officer's Certificates delivered to the Trustee since the Closing Date pursuant to Section 3.13, (d) all accountants' reports delivered to the Trustee since the Closing Date pursuant to
Section 3.14, (e) any inspection report prepared by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee and Servicer in respect of each Mortgaged Property pursuant to Section 3.12(a), (f) as to each Mortgage Loan pursuant to which the related Mortgagor is required to deliver such items or the Special Servicer has otherwise acquired such items, the most recent annual operating statement and rent roll of the related Mortgaged Property and financial statements of the related Mortgagor and any other reports of


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

the Mortgagor collected by the Servicer, Sub-Servicer or Special Servicer, as applicable, and delivered to the Trustee pursuant to Section 3.12(b), together with the accompanying written reports to be prepared by the Special Servicer and delivered to the Trustee pursuant to Section 3.12(b), (g) any and all notices, reports and Environmental Assessments delivered to the Trustee with respect to any Mortgaged Property securing a Defaulted Mortgage Loan as to which the environmental testing contemplated by Section 3.09(c) revealed that either of the conditions set forth in clauses (i) and (ii) of the first sentence thereof was not satisfied (but only for so long as such Mortgaged Property or the related Mortgage Loan are part of the Trust Fund), (h) any and all modifications, waivers and amendments of the terms of a Mortgage Loan entered into by the Servicer or the Special Servicer and delivered to the Trustee pursuant to Section 3.20 (but only for so long as the affected Mortgage Loan is part of the Trust Fund), (i) any and all Officer's Certificates delivered to the Trustee to support the Servicer's determination that any P&I Advance or Servicing Advance was or, if made, would be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance, as the case may be, (j) any and all of the Mortgage Loan documents contained in the Mortgage File, (k) any and all Appraisals obtained pursuant to the definition of "Appraisal Reduction" herein,
(l) information regarding the occurrence of Servicing Transfer Events as to the Mortgage Loans and (m) any and all Sub-Servicing Agreements and any amendments thereto and modifications thereof. Copies of any and all of the foregoing items will be available from the Trustee upon request; provided, however, that the Trustee shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing such copies, except in the case of copies provided to the Rating Agencies, which shall be free of charge to the Rating Agencies. In addition, without limiting the generality of the foregoing, any Class F, Class G, Class H, Class I, Class J and Class K Certificateholder may upon request obtain from the Trustee a copy of any factual report (other than the Asset Status Report) delivered to the Rating Agencies under this Agreement.

                  (b) [Reserved.]

                  (c) Notwithstanding anything to the contrary herein, in addition to the reports and information made available and distributed pursuant to the terms of this Agreement (including the information set forth in Section 8.12(a)), the Trustee shall, in accordance with such reasonable rules and procedures as it may adopt (which may include the requirement that an agreement that provides that such information shall be used solely for purposes of evaluating the investment characteristics of the Certificates be executed), also provide the reports available to Certificateholders pursuant to Section 4.02, as well as certain additional information received by the Trustee to any Certificateholder, the Underwriter, the Placement Agent, any Certificate Owner or any prospective investor identified as such by a Certificate Owner or Underwriter, that requests such reports or information; provided, however, that the Servicer or the Trustee, as the case may be, shall be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of such reports or information.

                  (d) With respect to any information furnished by the Trustee or the Servicer pursuant to this Section 8.12, the Trustee or Servicer, as the case may be, shall be entitled to indicate the source of such information and the Trustee or Servicer, as



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

applicable, may affix thereto any disclaimer it deems appropriate in its discretion. The Trustee or the Servicer, as applicable, shall notify Certificateholders of the availability of any such information in any manner as it, in its sole discretion, may determine. In connection with providing access to or copies of the items described in the preceding paragraph, the Trustee or the Servicer, as the case may be, may require (a) in the case of Certificate Owners, a confirmation executed by the requesting Person substantially in form and substance reasonably acceptable to the Servicer or Trustee, as applicable, generally to the effect that such Person is a beneficial holder of Certificates, is requesting the information solely for use in evaluating such Person's investment in the Certificates and will otherwise keep such information confidential and (b) in the case of a prospective purchaser, confirmation executed by the requesting Person in form and substance reasonably acceptable to the Trustee or the Servicer, as the case may be, generally to the effect that such Person is a prospective purchaser of a Certificate or an interest therein, is requesting the information solely for use in evaluating a possible investment in Certificates and will otherwise keep such information confidential. Neither the Servicer nor the Trustee shall be liable for the dissemination of information in accordance with this Agreement.

                  SECTION 8.14. Representations and Warranties of the Trustee and the Fiscal Agent.

                  (a) The Trustee hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

                           (i) The Trustee is a banking association chartered
                  under the laws of the United States of America, duly organized, validly existing and in good standing under the laws thereof;

                           (ii) The execution and delivery of this Agreement by
                  the Trustee, and the performance and compliance with the terms of this Agreement by the Trustee, will not violate the Trustee's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                           (iii) The Trustee has the full power and authority to
                  enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Trustee, enforceable against the Trustee in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

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

                           (v) The Trustee is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Trustee's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee;

                           (vi) No litigation is pending or, to the best of the
                  Trustee's knowledge, threatened against the Trustee which would prohibit the Trustee from entering into this Agreement or, in the Trustee's good faith and reasonable judgment, is likely to materially and adversely affect either the ability of the Trustee to perform its obligations under this Agreement or the financial condition of the Trustee; and

                           (vii) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Trustee, or compliance by the Trustee with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Trustee of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Trustee to perform its obligations hereunder.

                           (viii) The Trustee represents that it will use
                  reasonable commercial efforts to cure (by August 1999) any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999, in the internally maintained computer software systems used by the Trustee in the conduct of trust business which would materially and adversely affect it ability to perform its obligations under this agreement. The Trustee further represents that it will use reasonable commercial efforts to obtain reasonable assurances from each third party vendor of licensed computer software systems used by the Trustee in the conduct of its trust business that such vendors shall use reasonable commercial efforts to cure any deficiencies with regards to the manipulation or calculation of dates beyond December 31, 1999, in such systems which would materially and adversely affect the ability of the Trustee to perform its obligations under this agreement.

                  (b) The representations and warranties set forth in paragraph
(a) above shall survive the execution and delivery of the Agreement. The Trustee shall indemnify the Servicer, the Special Servicer, the Fiscal Agent and the Trust Fund and hold each of them harmless against any losses, damages, penalties, fines, forfeitures, and legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion arising from, or resulting from a material breach of the Trustee's representations and warranties contained in


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paragraph (a) above. Such indemnification shall survive any termination or resignation of the Trustee, and any termination of the Agreement.

                  (c) The Fiscal Agent hereby represents and warrants to the Depositor, the Servicer and the Special Servicer and for the benefit of the Certificateholders, as of the Closing Date, that:

                           (i) The Fiscal Agent is a foreign banking
                  corporation, duly organized, validly existing and in good standing under the laws governing its creation;

                           (ii) The execution and delivery of this Agreement by
                  the Fiscal Agent, and the performance and compliance with the terms of this Agreement by the Fiscal Agent, will not violate the Fiscal Agent's charter and by-laws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the breach of, any material agreement or other instrument to which it is a party or which is applicable to it or any of its assets;

                           (iii) The Fiscal Agent has the full power and
                  authority to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, and has duly executed and delivered this Agreement;

                           (iv) This Agreement, assuming due authorization,
                  execution and delivery by each of the other parties hereto, constitutes a valid, legal and binding obligation of the Fiscal Agent, enforceable against the Fiscal Agent in accordance with the terms hereof, subject to (a) applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and the rights of creditors of national banking associations specifically and (b) general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

                           (v) The Fiscal Agent is not in violation of, and its
                  execution and delivery of this Agreement and its performance and compliance with the terms of this Agreement will not constitute a violation of, any law, any order or decree of any court or arbiter, or any order, regulation or demand of any federal, state or local governmental or regulatory authority, which violation, in the Fiscal Agent's good faith and reasonable judgment, is likely to affect materially and adversely either the ability of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent;

                           (vi) No litigation is pending or, to the best of the
                  Fiscal Agent's knowledge, threatened against the Fiscal Agent which would prohibit the Fiscal Agent from entering into this Agreement or, in the Fiscal Agent's good faith and reasonable judgment, is likely to materially and adversely affect either the ability



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

                  of the Fiscal Agent to perform its obligations under this Agreement or the financial condition of the Fiscal Agent; and

                           (vii) No consent, approval, authorization or order of
                  any court or governmental agency or body is required for the execution, delivery and performance by the Fiscal Agent, or compliance by the Fiscal Agent with, this Agreement or the consummation of the transactions contemplated by this Agreement, except for any consent, approval, authorization or order which has not been obtained or cannot be obtained prior to the actual performance by the Fiscal Agent of its obligations under this Agreement, and which, if not obtained would not have a materially adverse effect on the ability of the Fiscal Agent to perform its obligations hereunder.

                                   ARTICLE IX
                                   TERMINATION

                  SECTION 9.01. Termination Upon Repurchase or Liquidation of All Mortgage Loans

                  Subject to Section 9.02, the Trust Fund and the respective obligations and responsibilities under this Agreement of the Depositor, the Servicer, the Special Servicer and the Trustee (other than the obligations of the Trustee to provide for and make payments to Certificateholders as hereafter set forth and the obligations of the Servicer and Special Servicer with respect to servicing the Pari Passu Loan which will continue through the date of liquidation thereof) shall terminate upon payment (or provision for payment) to the Certificateholders of all amounts held by or on behalf of the Trustee and required hereunder to be so paid on the Distribution Date following the earlier to occur of (i) the purchase by the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class, the Servicer, the Special Servicer, or the Holders of the Class LR Certificates, as described below, of all the Mortgage Loans and each REO Property remaining in the Trust Fund at a price equal to (a) the sum of (1) the aggregate Purchase Price of all the Mortgage Loans (exclusive of REO Loans) included in the Trust Fund and (2) the Appraised Value of each REO Property, if any, included in the Trust Fund (such Appraisals in clause (a)(2) to be conducted by an Independent Appraiser selected and mutually agreed upon by the Servicer and the Trustee, and approved by more than 50% of the Voting Rights of the Classes of Certificates then outstanding (other than the Controlling Class unless the Controlling Class is the only Class of Certificates then outstanding)), minus (b) solely in the case where the Servicer is effecting such purchase, the aggregate amount of unreimbursed Advances, together with any interest accrued and payable to the Servicer in respect of such Advances in accordance with Sections 3.03(d) and 4.03(d) and any unpaid Servicing Fees, remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Servicer in connection with such purchase) and (c) solely in the case where the Special Servicer is effecting such purchase, any unpaid Special Servicing Fees remaining outstanding (which items shall be deemed to have been paid or reimbursed to the Special Servicer in connection with such purchase) and (ii) the final payment or other liquidation (or any Advance with respect thereto) of the last Mortgage Loan or REO Property remaining in the Trust Fund; provided, however, that in no event shall the trust created hereby continue


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beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late ambassador of the United States to the Court of St. James's, living on the date hereof.

                  The Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class may, at its option, elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund as contemplated by clause (i) of the preceding paragraph by giving written notice to the Trustee and the other parties hereto no later than 60 days prior to the anticipated date of purchase; provided, however, that such Controlling Class Certificateholder may so elect to purchase all of the Mortgage Loans and each REO Property remaining in the Trust Fund only on or after the first Distribution Date on which the aggregate Stated Principal Balances of the Mortgage Loans and any REO Loans remaining in the Trust Fund is less than 1% of the aggregate Cut-off Date Principal Balance of the Mortgage Loans set forth in the Preliminary Statement. In the event that such Controlling Class Certificateholder does not exercise such purchase option within 10 Business Days of such Distribution Date, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties; provided, however, that (i) the Servicer may not purchase the Mortgage Loans unless the Special Servicer purchases all of the Specially Serviced Mortgage Loans and REO Properties and (ii) the Special Servicer may not purchase the Specially Serviced Mortgage Loans and REO Properties unless the Servicer purchases all of the Mortgage Loans; provided further that for so long as the Servicer and the Special Servicer do not exercise their option to purchase all of the Mortgage Loans and REO Properties following the expiration of such 10 Business Day period, such Controlling Class Certificateholder may continue to exercise the option granted to it. If the Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by such Controlling Class Certificateholder or the Servicer and the Special Servicer pursuant to their respective options, then the Holders of the Class LR Certificates may purchase all but not less than all, of such assets then included in the Trust Fund.

                  In the event that the Servicer, the Special Servicer, such Controlling Class Certificateholder or the Holders of the Class LR Certificates purchase any of the Mortgage Loans and each REO Property remaining in the Trust Fund in accordance with the this Section 9.01, the Servicer, the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class or the Holders of the Class LR Certificates, as applicable, shall deposit in the Lower-Tier Distribution Account not later than the Servicer Remittance Date relating to the Distribution Date on which the final distribution on the Certificates is to occur, an amount in immediately available funds equal to the above-described purchase price, which portion shall be deposited in the Certificate Account). In addition, the Servicer shall transfer to the Lower-Tier Distribution Account all amounts required to be transferred thereto on such Servicer Remittance Date from the Certificate Account pursuant to the first paragraph of Section 3.04(c), together with any other amounts on deposit in the Certificate Account that would otherwise be held for future distribution.

                  Upon confirmation that such final deposits have been made and receipt of an Opinion of Counsel (which Opinion of Counsel shall be obtained by and at the expense of the


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

party causing such liquidation and shall in no event be an expense of the Trustee) to the effect that the resulting liquidation will be a "qualified liquidation" within Section 860F(a)(4) of the Code, the Trustee shall release or cause to be released to the Servicer, the Special Servicer, such Controlling Class Certificateholder or the Holders of the Class LR Certificates, as applicable, the Mortgage Files for the remaining Mortgage Loans to the respective purchasers thereof and shall execute all assignments, endorsements and other instruments furnished to it by the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates, as applicable, as shall be necessary to effectuate transfer of the Mortgage Loans and REO Properties remaining in the Trust Fund to the respective purchasers thereof.

                  Notice of any termination pursuant to this Section 9.01 shall be given promptly by the Trustee by letter to Certificateholders and each Rating Agency and, if not previously notified pursuant to this Section 9.01, to the other parties hereto mailed (a) in the event such notice is given in connection with the purchase of all of the Mortgage Loans and each REO Property remaining in the Trust Fund, not earlier than the 15th day and not later than the 25th day of the month next preceding the month of the final distribution on the Certificates, or (b) otherwise during the month of such final distribution on or before the P&I Advance Determination Date in such month, in each case specifying
(i) the Distribution Date upon which the Trust Fund will terminate and final payment of the Certificates will be made, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Certificates at the offices of the Certificate Registrar or such other location therein designated.

                  After transferring the Lower-Tier Distribution Amount and the amount of any Yield Maintenance Charges distributable pursuant to Section 4.01(d) to the Upper-Tier Distribution Account pursuant to Section 3.04(c) and upon presentation and surrender of the Certificates by the Certificateholders on the final Distribution Date, the Trustee shall distribute to each Certificateholder so presenting and surrendering its Certificates such Certificateholder's Percentage Interest of that portion of the amounts then on deposit in the Upper-Tier Distribution Account that are allocable to payments on the Class of Certificates so presented and surrendered. Amounts transferred from the Lower-Tier Distribution Account to the Upper-Tier Distribution Account as of the final Distribution Date (exclusive of any portion of such amounts payable or reimbursable to any Person pursuant to clause (ii) of Section 3.05(c)) shall be allocated for the purposes, in the amounts and in accordance with the priority set forth in Sections 4.01(a) and 4.01(e) and shall be distributed in termination and liquidation of the Uncertificated Lower-Tier Interests and the Class LR Certificates in accordance with Sections 4.01(b) and (d). Any funds not distributed on such Distribution Date shall be set aside and held uninvested in trust for the benefit of Certificateholders not presenting and surrendering their Certificates in the aforesaid manner and shall be disposed of in accordance with this Section 9.01 and Section 4.01(g).

                  Any attorney's fees and costs and other out-of-pocket expenses reasonably incurred by the Servicer or the Special Servicer in connection with a termination hereunder shall be recoverable by the Servicer or Special Servicer, as applicable, from the proceeds of such sale or liquidation.



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

                  SECTION 9.02. Additional Termination Requirements.

                  In the event the Servicer, the Special Servicer, the Controlling Class Certificateholder holding the largest Certificate Balance of the Certificates of the Controlling Class or the Holders of the Class LR Certificates purchases all of the Mortgage Loans and each REO Property remaining in the Trust Fund as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, which are intended to meet the definition of a "qualified liquidation" in Section 860F(a)(4) of the Code:

                           (i) the Trustee shall specify the date of adoption of
                  the plan of complete liquidation (which shall be the date of mailing of the notice specified in Section 9.01) in a statement attached to each of the Upper-Tier REMIC's and the Lower-Tier REMIC's final Tax Return pursuant to Treasury Regulations, Section 1.860F-1 and shall satisfy all requirements of a qualified liquidation under Section 860F of the Code and any regulations thereunder as are specified in the Opinion of Counsel delivered pursuant to Section 9.01;

                           (ii) during such 90-day liquidation period and at or
                  prior to the time of the making of the final payment on the Certificates, the Trustee shall sell all of the assets of the Trust Fund to the Servicer, the Special Servicer, the Controlling Class Certificateholders or the Holders of the Class LR Certificates, as applicable, for cash; and

                           (iii) immediately following the making of the final
                  payment on the Uncertificated Lower-Tier Interests and the Certificates, the Trustee shall distribute or credit, or cause to be distributed or credited, to the Holders of the Class LR Certificates (in the case of the Lower-Tier REMIC) and the Class R Certificates (in the case of the Upper-Tier REMIC) all cash on hand (other than cash retained to meet claims), and the Trust Fund and each of the Lower-Tier REMIC and the Upper-Tier REMIC shall terminate at that time.


                                   ARTICLE X
                           ADDITIONAL REMIC PROVISIONS

                  SECTION 10.01. REMIC Administration.

                  (a) The Trustee shall make elections to treat each of the Lower-Tier REMIC and the Upper-Tier REMIC as a REMIC under the Code and, if necessary, under applicable state law. Such election will be made on Form 1066 or other appropriate federal tax return for the taxable year ending on the last day of the calendar year in which the Uncertificated Lower-Tier Interests and the Certificates are issued. For the purposes of the REMIC election in respect of the Upper-Tier REMIC, each Class of the Regular Certificates shall be designated as the "regular interests" and the Class R Certificates shall be designated as the sole class of "residual interests" in the Upper-Tier REMIC. For purposes of the REMIC election in respect of the Lower-Tier


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

REMIC, each Class of Uncertificated Lower-Tier Interests shall be designated as the "regular interests" and the Class LR Certificates shall be designated as the sole class of "residual interests" in the Lower-Tier REMIC. None of the Special Servicer, the Servicer and the Trustee shall permit the creation of any "interests" (within the meaning of Section 860G of the Code) in the Lower-Tier REMIC or the Upper-Tier REMIC other than the foregoing interests.

                  (b) The Closing Date is hereby designated as the "startup day" of each of the Lower-Tier REMIC and the Upper-Tier REMIC within the meaning of
Section 860G(a)(9) of the Code.

                  (c) The Trustee shall act on behalf of each REMIC in relation to any tax matter or controversy involving either REMIC and shall represent each REMIC in any administrative or judicial proceeding relating to an examination or audit by any governmental taxing authority with respect thereto. The legal expenses, including without limitation attorneys' or accountants' fees, and costs of any such proceeding and any liability resulting therefrom shall be expenses of the Trust Fund and the Trustee shall be entitled to reimbursement therefor out of amounts attributable to the Mortgage Loans and any REO Properties on deposit in the Certificate Account as provided by Section 3.05(a) unless such legal expenses and costs are incurred by reason of the Trustee's willful misfeasance, bad faith or negligence. The Holder of the largest Percentage Interest in each of the Class R and Class LR Certificates shall be designated, in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC and the Lower-Tier REMIC, respectively. By their acceptance thereof, the Holders of the largest Percentage Interest in each of the Class R and Class LR Certificates hereby agrees to irrevocably appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for Upper-Tier REMIC and the Lower-Tier REMIC, respectively.

                  (d) The Trustee shall prepare or cause to be prepared and shall file, or cause to be filed, all of the Tax Returns that it determines are required with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder and shall sign such Tax Returns in a timely manner. The expenses of preparing such returns shall be borne by the Trust Fund.

                  (e) The Trustee shall provide or cause to be provided (i) to any Transferor of a Class R Certificate or Class LR Certificate such information as is necessary for the application of any tax relating to the transfer of such Class R Certificate or Class LR Certificate to any Person who is a Disqualified Organization, or in the case of a Transfer to an Agent thereof, to such Agent and shall forward to the Certificateholders such information or reports as are required by the Code or the REMIC Provisions including reports relating to interest, original issue discount and market discount or premium (using the Prepayment Assumption)) and (ii) to the Internal Revenue Service on Form 8811 the name, title, address and telephone number of the "tax matters person" who will serve as the representative of each of the Lower-Tier REMIC and the Upper-Tier REMIC created hereunder.

                  (f) The Trustee shall take such actions and shall cause the Trust Fund to take such actions as are reasonably within the Trustee's control and the scope of its duties more specifically set forth herein as shall be necessary to maintain the status of each of the Lower-Tier


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

REMIC and the Upper-Tier REMIC as a REMIC under the REMIC Provisions (and the Servicer shall assist the Trustee, to the extent reasonably requested by the Trustee to do so). Neither the Servicer nor the Special Servicer shall knowingly or intentionally take any action, cause the Trust Fund to take any action or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (ii) result in the imposition of a tax upon either the Lower-Tier REMIC or the Upper-Tier REMIC or the Trust Fund (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code, but not including the tax on "net income from foreclosure property") (either such event, an "Adverse REMIC Event") unless the Trustee receives an Opinion of Counsel (at the expense of the party seeking to take such action or, if such party fails to pay such expense, and the Trustee determines that taking such action is in the best interest of the Trust Fund and the Certificateholders, at the expense of the Trust Fund, but in no event at the expense of the Trustee) to the effect that the contemplated action will not, with respect to the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC created hereunder, endanger such status or, unless the Trustee determines in its sole discretion to indemnify the Trust Fund against such tax, result in the imposition of such a tax (not including a tax on "net income from foreclosure property"). The Trustee shall not take or fail to take any action (whether or not authorized hereunder) as to which the Trustee has received an Opinion of Counsel to the effect that an Adverse REMIC Event could occur with respect to such action. The Trustee may consult with counsel to make such written advice, and the cost of same shall be borne by the party seeking to take the action not expressly permitted by this Agreement, but in no event at the expense of the Trustee. At all times as may be required by the Code, the Servicer, Special Servicer and Trustee will to the extent within their respective control and the scope of their respective duties more specifically set forth herein, maintain substantially all of the assets of each of the Lower-Tier REMIC and the Upper-Tier REMIC as "qualified mortgages" as defined in Section 860G(a)(3) of the Code and "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (g) In the event that any applicable federal, state or local tax, including interest, penalties or assessments, additional amounts or additions to tax, is imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC, such tax shall be charged against amounts otherwise distributable to the Holders of the Certificates, except as provided in the last sentence of this
Section 10.01(g); provided, that with respect to the estimated amount of tax imposed on any "net income from foreclosure property" pursuant to Code Section 860G(d) or any similar tax imposed by a state or local tax authority, the Special Servicer shall retain in the related REO Account a reserve for the payment of such taxes in such amounts and at such times as it shall deem appropriate (or as advised by the Servicer in writing), and shall remit to the Servicer such reserved amounts as the Servicer shall request in order to pay such taxes. Except as provided in the preceding sentence, the Servicer shall withdraw from the Certificate Account sufficient funds to pay or provide for the payment of, and to actually pay, such tax as the Trustee notifies the Servicer that it estimates to be legally owed by either the Lower-Tier REMIC or the Upper-Tier REMIC (but such authorization shall not prevent the Trustee from contesting, at the expense of the Trust Fund (other than as a consequence of a breach of its obligations under this Agreement),


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

any such tax in appropriate proceedings, and withholding payment of such tax, if permitted by law, pending the outcome of such proceedings). The Trustee is hereby authorized to and shall segregate, into a separate non-interest bearing account, the net income from any "prohibited transaction" under Code Section 860F(a) or the amount of any taxable contribution to the Lower-Tier REMIC or the Upper-Tier REMIC after the Startup Day that is subject to tax under Code Section 860G(d) and use such income or amount, to the extent necessary, to pay such prohibited transactions tax. To the extent that any such tax (other than any such tax paid in respect of "net income from foreclosure property") is paid to the Internal Revenue Service or applicable state or local tax authorities, the Trustee shall retain an equal amount from future amounts otherwise distributable to the Holders of Residual Certificates (as applicable) and shall distribute such retained amounts, (x) in the case of the Lower-Tier REMIC, to the Holders of the Uncertificated Lower-Tier Interests to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class LR Certificates in the manner specified in Section 4.01(b) and (y) in the case of the Upper-Tier REMIC, to the Holders of Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class I, Class J, Class K and Class X Certificates, as applicable, in the manner specified in Section 4.01(a), to the extent they are fully reimbursed for any Collateral Support Deficit arising therefrom and then to the Holders of the Class R Certificates. None of the Trustee, the Fiscal Agent, the Trustee or the Special Servicer shall be responsible for any taxes imposed on either the Lower-Tier REMIC or the Upper-Tier REMIC except to the extent such taxes arise as a consequence of a breach of their respective obligations under this Agreement.

                  (h) The Trustee shall, for federal income tax purposes, maintain books and records with respect to each of the Lower-Tier REMIC and the Upper-Tier REMIC on a calendar year and on an accrual basis or as otherwise may be required by the REMIC Provisions.

                  (i) Following the Startup Day, the Trustee shall not accept any contributions of assets to the Lower-Tier REMIC and the Upper-Tier REMIC unless the Trustee shall have received an Opinion of Counsel (at the expense of the party seeking to make such contribution) to the effect that the inclusion of such assets in the Lower-Tier REMIC or the Upper-Tier REMIC will not (i) cause either the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC at any time that any Uncertificated Lower-Tier Interests or Certificates are outstanding or (ii) subject either the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC to any tax under the REMIC Provisions or other applicable provisions of federal, state and local law or ordinances.

                  (j) The Trustee shall not enter into any arrangement by which the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC will receive a fee or other compensation for services nor permit the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to receive any income from assets other than "qualified mortgages" as defined in Section 860G(a)(3) of the Code or "permitted investments" as defined in Section 860G(a)(5) of the Code.

                  (k) Solely for the purposes of Section 1.860G-l(a)(4)(iii) of the Treasury Regulations, the "latest possible maturity date" by which the Certificate Balance of each Class of Certificates representing a "regular interest" in the Upper-Tier REMIC and by which the


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

Lower-Tier Principal Amount of each Class of Uncertificated Lower-Tier Interests representing a "regular interest" in the Lower-Tier REMIC would be reduced to zero is May 16, 2013, is the Distribution Date immediately following the latest scheduled maturity of any Mortgage Loan.

                  (l) Within 30 days after the Closing Date, the Trustee shall prepare and file with the Internal Revenue Service Form 8811, "Information Return for Real Estate Mortgage Investment Conduits (REMIC) and Issuers of Collateralized Debt Obligations" for the Lower-Tier REMIC and the Upper-Tier REMIC.

                  (m) Neither the Trustee nor the Servicer shall sell, dispose of or substitute for any of the Mortgage Loans (except in connection with (i) the default, imminent default or foreclosure of a Mortgage Loan, including but not limited to, the acquisition or sale of a Mortgaged Property acquired by foreclosure or deed in lieu of foreclosure, (ii) the bankruptcy of the Trust Fund, (iii) the termination of the Trust Fund pursuant to Article IX of this Agreement or (iv) a purchase of Mortgage Loans pursuant to Article II or III of this Agreement) or acquire any assets for the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC or sell or dispose of any investments in the Certificate Account, the Distribution Accounts or the REO Account for gain unless (a) it has received an Opinion of Counsel that such sale, disposition or substitution will not affect adversely the status of either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or (b) the Trustee has determined in its sole discretion to indemnify the Trust Fund against such tax, cause the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC to be subject to a tax on "prohibited transactions" pursuant to the REMIC Provisions.

                  SECTION 10.02. .epositor, Special Servicer, Paying Agent and Trustee to Cooperate with Servicer

                  (a) The Depositor shall provide or cause to be provided to the Trustee, within 10 days after the Closing Date, all information or data that the Servicer reasonably determines to be relevant for tax purposes as to the valuations and Issue Prices of the Certificates, including, without limitation, the price, yield, Prepayment Assumption and projected cash flow of the Certificates.

                  (b) The Servicer, the Special Servicer, the Paying Agent and the Trustee shall each furnish such reports, certifications and information, and access to such books and records maintained thereby, as may relate to the Certificates or the Trust Fund and as shall be reasonably requested by the Servicer in order to enable it to perform its duties hereunder.

                  SECTION 10.03. Use of Agents

                  The Trustee may execute any of its obligations and duties under this Article X either directly or by or through agents or attorneys. The Trustee shall not be relieved of any of its duties or obligations under this
Article X by virtue of the appointment of any such agents or attorneys.



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                                   ARTICLE XI
                            MISCELLANEOUS PROVISIONS

                  SECTION 11.01. Amendment.

                  (a) This Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                           (i) to cure any ambiguity;

                           (ii) to correct or supplement any provisions herein
                  or therein, which may be inconsistent with any other provisions herein or therein or to correct any error;

                           (iii) to modify, eliminate or add to any of its
                  provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                           (iv) to change the timing and/or nature of deposits
                  into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                           (v) to modify, eliminate or add to the provisions of
                  Section 5.02(d) or any other provision hereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier


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

                  REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                           (vi) to modify Section 3.02(d) or any other provision
                  of this Agreement relating to the Pari Passu Loan; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                           (vii) to make any other provisions with respect to
                  matters or questions arising under this Agreement which shall not be materially inconsistent with the provisions of this Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                           (viii) to amend or supplement any provision hereof to
                  the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency provided that such amendment does not adversely impact any of the Certificateholders.

                  (b) This Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                           (i) reduce in any manner the amount of, or delay the
                  timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                           (ii) reduce the aforesaid percentage of Certificates
                  of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                           (iii) adversely affect the Voting Rights of any Class
                  of Certificates without the consent of the Holders of all Certificates of such Class then outstanding;

                           (iv) amend this Section 11.01; or

                           (v) amend the definition of Servicing Standard.

                  (c) Notwithstanding the foregoing, the Trustee will not be entitled to consent to any amendment hereto without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Depositor, the Special Servicer, the Trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the Trust Fund, the Lower-Tier REMIC or the Upper-Tier REMIC or cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC.

                  (d) Promptly after the execution of any such amendment, the Trustee shall furnish a statement describing the amendment to each Certificateholder and the Paying Agent and a copy of such amendment to each Rating Agency.

                  (e) It shall not be necessary for the consent of Certificateholders under this Section 11.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

                  (f) The Trustee may, but shall not be obligated to, enter into any amendment pursuant to this Section that affects its rights, duties and immunities under this Agreement or otherwise.

                  (g) The cost of any Opinion of Counsel to be delivered pursuant to Section 11.01(a) or (c) shall be borne by the Person seeking the related amendment, except that if the Servicer or the Special Servicer or the Trustee requests any amendment of this Agreement in furtherance of the rights and interests of Certificateholders, the cost of any Opinion of Counsel required in connection therewith pursuant to Section 11.01(a) or (c) shall be payable out of the Certificate Account.

                  SECTION 11.02. Recordation of Agreement; Counterparts.

                  (a) To the extent permitted by applicable law, this Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Depositor on direction by the Trustee, but only upon direction accompanied by an Opinion of Counsel (the cost of which shall be paid by the Depositor) to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

                  (b) For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

                  (c) The Trustee shall make any filings required under Illinois law, the costs of which, if any, to be at the Trustee's expense.

                  SECTION 11.03. Limitation on Rights of Certificateholders.

                  (a) The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the Trust Fund, nor entitle such Certificateholder's legal representatives or heirs to claim an accounting or to take any action or proceeding in any court for a partition or winding up of the Trust Fund, nor otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

                  (b) No Certificateholder shall have any right to vote (except as expressly provided for herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth, or contained in the terms of the Certificates, be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

                  (c) No Certificateholder shall have any right by virtue of any provision of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement or any Mortgage Loan, unless, with respect to any suit, action or proceeding upon or under or with respect to this Agreement, such Holder previously shall have given to the Trustee a written notice of default hereunder, and of the continuance thereof, as hereinbefore provided, and unless also (except in the case of a default by the Trustee) the Holders of Certificates of any Class evidencing not less than 25% of the related Percentage Interests in such Class shall have made written request upon the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding. The Trustee shall be under no obligation to exercise any of the trusts or powers vested in it hereunder or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Holders of Certificates unless such Holders have offered to the Trustee reasonable security against the costs, expenses and liabilities which may be incurred therein or hereby. It is understood and intended, and expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatsoever by virtue of any provision of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of such Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder, which priority or preference is not otherwise provided for herein, or to enforce any right under this Agreement, except in the manner herein provided and for the equal, ratable and common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 11.03(c), each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

                  SECTION 11.04. Governing Law.

                  This Agreement and the Certificates shall be construed in accordance with the internal laws of the State of New York applicable to agreements made and to be performed in said State, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

                  SECTION 11.05. Notices.

                  Any communications provided for or permitted hereunder shall be in writing and, unless otherwise expressly provided herein, shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid or transmitted by telecopier with a hard copy mailed as described above in confirmation, to: (i) in the case of the Depositor, Bear Stearns Commercial Mortgage Securities Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, with a copy to Joseph Jurkowski, Esq., telecopy number: (212) 270-2619; (ii) in the case of the Servicer GE Capital Loan Services, Inc., Attention: Legal Department/Bear Stearns 1999-C1, telecopy number: (281) 405-7145, with a copy to: GE Capital Loan Services, Inc., 363 N. Sam Houston Parkway East, Suite 1200, Houston, Texas 77060, Attention: Portfolio Manager/Bear Stearns 1999-C1, telecopy number: (281) 405-7132; (iii) in the case of the Special Servicer, GE Capital Realty Group, Inc., 16479 Dallas Parkway, Suite 400, Addison, Texas, Attention: Manager Special Services/Bear Stearns 1999-C1, telecopy number: (972) 447-2667, with a copy to: GE Capital Realty Group, Inc., 16479 Dallas Parkway, Suite 400, Addison, Texas, Attention: General Counsel/Bear Stearns 1999-C1, telecopy number: (972) 447-2647; (iv) in the case of the Trustee, the Fiscal Agent, the initial Paying Agent, the initial Authenticating Agent and the initial Certificate Registrar, LaSalle National Bank, 135 South LaSalle Street, Suite 1625, Chicago, Illinois 60674, Attention:
Asset-Backed Securities Trust Services-Bear Stearns Commercial Mortgage Securities, Inc., Series 1999-C1, telecopy number: (312) 904-2084 (vi) in the case of the Rating Agencies, (a) S&P, Standard & Poor's Ratings Services, 25 Broadway, New York, New York 10004, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 412-0539; and (b) Moody's, Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Commercial Mortgage Surveillance Group, telecopy number: (212) 553-0557; and (vii) in the case of the Mortgage Loan Seller, Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167, Attention: James G. Reichek, 272-2619, with a copy to Bear, Stearns Funding, Inc., 245 Park Avenue, New York, New York 10167,
Attention: Joseph Jurkowski, Esq., telecopy number: (212) 270-3358; or as to each such Person such other address as may hereafter be furnished by such Person to the parties hereto in writing. Any communication required or permitted to be delivered to a Certificateholder shall be deemed to have been duly given when mailed first class, postage prepaid, to the address of such Holder as shown in the Certificate Register. Any notice so mailed within the time prescribed in this Agreement shall be conclusively presumed to have been duly given, whether or not the Certificateholder receives such notice. Any notices to the Trustee shall be deemed to have been duly given only when received.

                  SECTION 11.06. Severability of Provisions.

                  If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

                  SECTION 11.07. Confirmation of Intent: Grant of a Security Interest.

                  The Depositor intends that the conveyance of the Depositor's right, title and interest in and to the Mortgage Loans pursuant to this Agreement shall constitute a sale and not a pledge of security for a loan. If such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) the Depositor shall be deemed to have granted to the Trustee (in such capacity) a first priority security interest in the Depositor's entire right, title and interest in and to the assets comprising the Trust Fund, including without limitation, the Mortgage Loans, all principal and interest received or receivable with respect to the Mortgage Loans (other than principal and interest payments due and payable prior to the Cut-off Date and Principal Prepayments received prior to the Cut-off
Date), all amounts held from time to time in the Certificate Account, the Distribution Account and, if established, the REO Account, and all reinvestment earnings on such amounts, and all of the Depositor's right, title and interest in and to the proceeds of any title, hazard or other Insurance Policies related to such Mortgage Loans and (ii) this Agreement shall constitute a security agreement under applicable law. This Section 11.07 shall constitute notice to the Trustee pursuant to any of the requirements of the applicable UCC.

                  SECTION 11.08. Successors and Assigns; Beneficiaries.

                  The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto, and all such provisions shall inure to the benefit of the Certificateholders. No other person, including, without limitation, any Mortgagor, shall be entitled to any benefit or equitable right, remedy or claim under this Agreement.

                  SECTION 11.09. Article and Section Headings.

                  The article and section headings herein are for convenience of reference only, and shall not limit or otherwise affect the meaning hereof.

                  SECTION 11.10. Notices to the Rating Agencies.

                  (a) The Trustee shall use reasonable best efforts promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) any material change or amendment to this
                  Agreement;

                           (ii) the occurrence of any Event of Default that has
                  not been cured;

                           (iii) the resignation or termination of the Servicer
                  or the Special Servicer;

                           (iv) any change in the location of either of the
                  Distribution Accounts;

                           (v) the repurchase of Mortgage Loans by the Mortgage
                  Loan Seller pursuant to Section 3.3 of the Mortgage Loan Purchase and Sale Agreement; and

                           (vi) the final payment to any Class of
                  Certificateholders.

                  (b) The Servicer shall use reasonable best efforts consistent with the Servicing Standard promptly to provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

                           (i) the resignation or removal of the Trustee;

                           (ii) any change in the location of the Certificate
                  Account; and

                           (iii) any event that would result in the voluntary or
                  involuntary termination of any insurance of the accounts of the Paying Agent or the Trustee;

                           (iv) any change in the lien priority of any Mortgage
                  Loan;

                           (v) any additional lease to an anchor tenant or
                  termination of any existing lease to an anchor tenant at retail properties for any Mortgage Loan with a Stated Principal Balance that is greater than 5% of the then aggregate outstanding principal balances of the Mortgage Loans;

                           (vi) any material damage to any Mortgaged Property;

                           (vii) any assumption with respect to a Mortgage Loan;
                  and

                           (viii) any release or substitution of any Mortgaged
                  Property.

                  (c) Each of the Servicer and the Special Servicer shall promptly furnish to each Rating Agency copies of the following:

                           (i) each of its annual statements as to compliance
                  described in Section 3.13;

                           (ii) inspection reports and other items delivered to
                  each of the Servicer and Special Servicer pursuant to Sections 3.12(a) and 3.12(b);

                           (iii) each of its annual independent public
                  accountants' servicing reports described in Section 3.14;

                           (iv) a CSSA Standard Information Package with respect
                  to each Distribution Date required to be delivered pursuant to
                  Section 4.02(b); and

                           (v) each waiver and consent provided pursuant to
                  Section 3.08.

                  (d) The Paying Agent shall promptly furnish to each Rating Agency a copy of the statement to Certificateholders distributed pursuant to
Section 4.02(a).

                  (e) The Servicer and the Special Servicer, as applicable, shall furnish to each Rating Agency with respect to each Mortgage Loan such information as the Rating Agency shall reasonably request and which the Servicer or Special Servicer can reasonably provide in accordance with applicable law and without waiving any attorney-client privilege relating to such information. The Servicer and Special Servicer, as applicable, may include any reasonable disclaimer it deems appropriate with respect to such information.


                     [SIGNATURES COMMENCE ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective officers hereunto duly authorized, in each case as of the day and year first above written.


                                               BEAR STEARNS COMMERCIAL MORTGAGE
                                                SECURITIES INC.,
                                               as Depositor and attorney-in-fact
                                               for the holder of the Founders
                                               Pari Passu Loan pursuant to the
                                               Founders Pari Passu Intercreditor
                                               Agreement


                                              By:  /s/ James G. Reichek
                                                 ------------------------------
                                              Name:    James G. Reichek
                                              Title:   Executive Vice President





                                   Sched. 6-1

                         GE CAPITAL LOAN SERVICES, INC.

                                        Servicer

                                        By:   /s/ Joseph F. Beggins
                                              ---------------------------------
                                        Name:     Joseph F. Beggins
                                        Title:    President and Chief Executive
                                                  Officer







                                   Sched. 6-2

                                                  GE CAPITAL REALTY GROUP, INC.

                                                  Special Servicer

                                                  By:  /s/ B.D. Wheeless
                                                       ------------------------
                                                  Name:    B.D. Wheeless
                                                  Title:   Vice President















                                   Sched. 6-3

                                            ABN AMRO BANK N.V., not in its
                                            individual capacity but as Fiscal
                                            Agent

                                            Fiscal Agent

                                            By:  /s/ Irene Pazik
                                                 ------------------------------
                                            Name:    Irene Pazik
                                            Title:   Vice President

                                            By:  /s/ Robert C. Smolka
                                                 ------------------------------
                                            Name:    Robert C. Smolka
                                            Title:   Group Vice President









                                   Sched. 6-4

                                           LASALLE NATIONAL BANK, not in its
                                           individual capacity but as Trustee

                                           Trustee

                                           By:  /s/ Michael B. Evans
                                                -------------------------------
                                           Name:    Michael B. Evans
                                           Title:   First Vice President
















                                   Sched. 6-5

                                   EXHIBIT A-1

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS A-1

THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


=========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.91%                      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
-----------------------------------                      MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                                         RECEIVED ON OR BEFORE CUT-OFF DATE:
DENOMINATION:  $89,632,000                               $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                            SERVICER:         GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE: FEBRUARY 1, 1999                           SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE: FEBRUARY 10, 1999                          TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

                                                         PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF             CUSIP NO. 07383F AP 3
THE CLASS A-1 CERTIFICATES AS OF THE CLOSING
DATE: $89,632,000                                        CERTIFICATE NO.:  A-1-1
=========================================================================================================================



                                     A-1-1

                              CLASS A-1 CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class A-1 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-1 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests,



                                     A-1-2
rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-1 Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the


                                     A-1-3

Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or


                                     A-1-4
transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.



                                     A-1-5

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the


                                     A-1-6
                  interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days'


                                     A-1-7
prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-1-8

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                            LASALLE NATIONAL BANK, not in its
                                            individual capacity but solely as
                                            Trustee under the Pooling and
                                            Servicing Agreement.


                                            By:________________________________
                                                     AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-1 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                      --------------------,
                                      Authenticating Agent


                                      By: __________________________
                                              AUTHORIZED SIGNATORY


                                     A-1-9

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM  -    as tenant in common         UNIF GIFT MIN ACT       ____Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                   under Uniform
              entireties                                          Gifts to
                                                                  Minors
                                                                  Act______
                                                                       (State)


JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common

         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                               NOTICE:  The signature to this assignment
                                               must correspond with the name as
                                               written upon the face of this
                                               Certificate in every particular
                                               without alteration or enlargement
                                               or any change whatever.




                                     A-1-10

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

     The assignee should include the following for purposes of distribution:

     Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of ________
__________________ account number __________________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.




                                     A-1-11

                                   EXHIBIT A-2

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS A-2


THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.


=========================================================================================================================
INITIAL PASS-THROUGH RATE:    6.02%                  APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
-----------------------------------                  LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
                                                     BEFORE CUT-OFF DATE:
DENOMINATION:  $280,821,086                          $478,003,982
---------------------------
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                        SERVICER: GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE: FEBRUARY 1, 1999                       SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE: FEBRUARY 10, 1999                      TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999              FISCAL AGENT: ABN AMRO BANK N.V.

                                                     PAYING AGENT: LASALLE NATIONAL BANK


                                     A-2-1

-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE            CUSIP NO. 07383FT AQ 1
OF THE CLASS A-2 CERTIFICATES AS OF THE
CLOSING DATE: $280,821,086                           CERTIFICATE NO.:  A-2-1
=========================================================================================================================




                                     A-2-2

                              CLASS A-2 CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class A-2 Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class A-2 Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-2-3

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class A-2 Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-2-4

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-2-5

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-2-6

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-2-7
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-2-8
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-2-9

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.









                                     A-2-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                               LASALLE NATIONAL BANK, not in its
                                               individual capacity but solely as
                                               Trustee under the Pooling and
                                               Servicing Agreement.


                                               By:_____________________________
                                                       AUTHORIZED OFFICER


Dated: _______________, 1999


                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS A-2 CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY



                                     A-2-11

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM -   as tenant in common       UNIF GIFT MIN ACT -       _____ Custodian
                                                                 (Cust)
TEN ENT -   as tenants by the                                   under Uniform Gifts to
            entireties                                          Minors Act________
                                                                    (State)

JT TEN  -   as joint tenants with
            rights of survivorship
            and not as tenants in
            common


   Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)


the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                   NOTICE:      The signature to this assignment must
                                      correspond with the name as written upon the face of this Certificate in every particular without alteration or enlargement or any change whatever.




                                     A-2-12

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.


                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ______________________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.




                                     A-2-13

                                   EXHIBIT A-3

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS B

THIS CLASS B CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss.


                                     A-3-1

2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


=========================================================================================================================
INITIAL PASS-THROUGH RATE:    6.20%              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS
                                                 AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR BEFORE
DENOMINATION:  $23,900,199                       CUT-OFF DATE:
                                                 $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                    SERVICER:  GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE: FEBRUARY 1, 1999                   SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE: FEBRUARY 10, 1999                  TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999          FISCAL AGENT: ABN AMRO BANK N.V.

                                                 PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE        CUSIP NO. 07383F AR 9
OF THE CLASS B CERTIFICATES AS OF THE
CLOSING DATE: $23,900,199                        CERTIFICATE NO.: B-1
=========================================================================================================================



                                     A-3-2

                               CLASS B CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class B Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class B Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-3-3

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class B Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-3-4

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-3-5

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-3-6

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject



                                     A-3-7
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-3-8
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-3-9

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.





















                                     A-3-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.


                                               LASALLE NATIONAL BANK, not in its
                                               individual capacity but solely as
                                               Trustee under the Pooling and
                                               Servicing Agreement.


                                               By:_____________________________
                                                        AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS B CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                               -------------------,
                                               Authenticating Agent


                                               By: ____________________________
                                                       AUTHORIZED SIGNATORY




                                     A-3-11

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                     A-3-12

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.




                                     A-3-13

                                   EXHIBIT A-4

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS C

THIS CLASS C CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss.


                                     A-4-1

2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


=========================================================================================================================
INITIAL PASS-THROUGH RATE:    6.53%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
                                                      LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION: $17,925,149                             BEFORE CUT-OFF DATE:
                                                      $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                         SERVICER:    GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                       SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                      TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999              FISCAL AGENT: ABN AMRO BANK N.V.

                                                      PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE             CUSIP NO. 07383F AS 7
OF THE CLASS C CERTIFICATES AS OF THE
CLOSING DATE: $17,925,149                             CERTIFICATE NO.:  C-1
=========================================================================================================================



                                     A-4-2

                               CLASS C CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class C Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class C Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-4-3

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class C Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-4-4

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-4-5

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-4-6

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-4-7
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-4-8
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-4-9

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



















                                     A-4-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                               LASALLE NATIONAL BANK, not in its
                                               individual capacity but solely as
                                               Trustee under the Pooling and
                                               Servicing Agreement.


                                               By:_____________________________
                                                         AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS C CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                               ------------------,
                                               Authenticating Agent


                                               By: __________________________
                                                         AUTHORIZED SIGNATORY


                                     A-4-11

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                     A-4-12

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                     A-4-13

                                   EXHIBIT A-5

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS D

THIS CLASS D CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss.


                                     A-5-1

2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.53%. BASED ON ITS ISSUE PRICE OF 94.27122%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 5.72878%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 7.1351%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PROSPECTUS DATED AUGUST 18, 1998), IS APPROXIMATELY 0.0022%.



                                     A-5-2

=========================================================================================================================
INITIAL PASS-THROUGH RATE:  6.53%                   APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
                                                    LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION: $21,510,179                           BEFORE CUT-OFF DATE:
                                                    $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                       SERVICER: GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                     SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                    TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999            FISCAL AGENT: ABN AMRO BANK N.V.

                                                    PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE           CUSIP NO. 07383F AT 5
OF THE CLASS D CERTIFICATE AS OF THE CLOSING
DATE: $21,510,179                                   CERTIFICATE NO.: D-1
=========================================================================================================================




                                     A-5-3

                               CLASS D CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.

THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class D Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class D Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-5-4

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class D Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-5-5

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-5-6

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-5-7

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-5-8
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-5-9
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-5-10

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.













                                     A-5-11

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                               LASALLE NATIONAL BANK, not in its
                                               individual capacity but solely as
                                               Trustee under the Pooling and
                                               Servicing Agreement.


                                               By:_____________________________
                                                      AUTHORIZED OFFICER


Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS D CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.


                                              -------------------,
                                              Authenticating Agent


                                              By: __________________________
                                                     AUTHORIZED SIGNATORY


                                     A-5-12

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                     A-5-13

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                     A-5-14

                                   EXHIBIT A-6

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS E

THIS CLASS E CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss.



                                     A-6-1

2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR (B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 6.53%. BASED ON ITS ISSUE PRICE OF 88.57322%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PROSPECTUS SUPPLEMENT DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 11.42678%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 7.8137%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PROSPECTUS DATED AUGUST 18, 1998), IS APPROXIMATELY 0.0043%.




                                     A-6-2

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    6.53%                     APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
                                                        LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION: $5,975,050                                BEFORE CUT-OFF DATE:
                                                        $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                           SERVICER:  GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE: FEBRUARY 1, 1999                          SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                        TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999                 FISCAL AGENT: ABN AMRO BANK N.V.

                                                        PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE                       CUSIP NO. 07383F AU 2
BALANCE OF THE CLASS E CERTIFICATES
AS OF THE CLOSING DATE: $5,975,050                      CERTIFICATE NO.:  E-1
=========================================================================================================================



                                     A-6-3

                               CLASS E CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.

is the registered owner of the interest evidenced by this Certificate in the Class E Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class E Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-6-4

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class E Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-6-5

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-6-6

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-6-7

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-6-8
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-6-9
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-6-10

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.





















                                     A-6-11

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                               LASALLE NATIONAL BANK, not in its
                                               individual capacity but solely as
                                               Trustee under the Pooling and
                                               Servicing Agreement.



                                               By:_____________________________
                                                       AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS E CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                         AUTHORIZED SIGNATORY







                                     A-6-12

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                     A-6-13

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.




                                     A-6-14

                                   EXHIBIT A-7

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS F

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS F CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE


                                     A-7-1

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A


                                     A-7-2

"PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 66.33927%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 33.66073%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 9.9831%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0109%.




                                     A-7-3

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                       APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                          MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: 13,145,110                                  RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                          $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                             SERVICER:   GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                           SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                          TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                  FISCAL AGENT: ABN AMRO BANK N.V.

                                                          PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE                         CUSIP NO. 07383F AV 0
BALANCE OF THE CLASS F CERTIFICATES AS
OF THE CLOSING DATE: $13,145,110                          CERTIFICATE NO.:  F-1
=========================================================================================================================



                                     A-7-4

                               CLASS F CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class F Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class F Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-7-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class F Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-7-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-7-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-7-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-7-9
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-7-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-7-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.

























                                     A-7-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.



                                              By:______________________________
                                                         AUTHORIZED OFFICER



Dated: _______________, 1999



                                              CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS F CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                         AUTHORIZED SIGNATORY



                                     A-7-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================




                                     A-7-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                     A-7-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                     A-7-16

                                   EXHIBIT A-8

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS G

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS G CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE


                                     A-8-1

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A


                                     A-8-2

"PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 65.21059%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 34.78941%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.1758%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0111%.




                                     A-8-3

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                         MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: 4,780,040                                  RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                         $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING
AGREEMENT:  AS OF FEBRUARY 1, 1999                       SERVICER:    GE CAPITAL LOAN SERVICES, INC.
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                          SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                         TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                 FISCAL AGENT: ABN AMRO BANK N.V.

                                                         PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE                        CUSIP NO. 07383F AW 8
BALANCE OF THE CLASS G CERTIFICATES
AS OF THE CLOSING DATE: $4,780,040                       CERTIFICATE NO.:  G-1
=========================================================================================================================



                                     A-8-4

                               CLASS G CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class G Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class G Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-8-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class G Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-8-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-8-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-8-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor)


                                     A-8-9
                  to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-8-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-8-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



















                                     A-8-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.



                                              By:______________________________
                                                     AUTHORIZED OFFICER



Dated: _______________, 1999



                                             CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS G CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                             --------------------,
                                             Authenticating Agent


                                             By: __________________________
                                                     AUTHORIZED SIGNATORY




                                     A-8-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

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=============================================================================================================




                                     A-8-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                     A-8-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                     A-8-16

                                   EXHIBIT A-9

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS H

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS H CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE


                                     A-9-1

BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF


                                     A-9-2

THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 61.80035%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 38.19965%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 10.7981%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0115%.




                                     A-9-3

========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
                                                   LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR
DENOMINATION: 3,585,030                            BEFORE CUT-OFF DATE:
                                                   $478,003,982
------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                      SERVICER:   GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                    SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                   TRUSTEE: LASALLE NATIONAL BANK
------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999           FISCAL AGENT: ABN AMRO BANK N.V.

                                                   PAYING AGENT: LASALLE NATIONAL BANK
------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF       CUSIP NO. 07383F AX6
THE CLASS H CERTIFICATES
CLOSING DATE: $3,585,030                           CERTIFICATE NO.:  H-1
========================================================================================================================



                                     A-9-4

                               CLASS H CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class H Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class H Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-9-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class H Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-9-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-9-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-9-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-9-9
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-9-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-9-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.












                                     A-9-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                       AUTHORIZED OFFICER



Dated: _______________, 1999



                                              CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS H CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                         AUTHORIZED SIGNATORY



                                     A-9-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================



                                     A-9-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                     A-9-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.




                                     A-9-16

                                  EXHIBIT A-10

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS I

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS I CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE


                                     A-10-1

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A


                                     A-10-2

"PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 50.75565%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 49.24435%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 13.1788%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0117%.




                                     A-10-3

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                      APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                         MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: 9,560,080                                  RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                         $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                            SERVICER:         GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                          SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                         TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                 FISCAL AGENT: ABN AMRO BANK N.V.

                                                         PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE OF             CUSIP NO. 07383F AY 4
THE CLASS I CERTIFICATES AS OF THE CLOSING
DATE: $9,560,080                                         CERTIFICATE NO.:  I-1
=========================================================================================================================



                                     A-10-4

                               CLASS I CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class I Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class I Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-10-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class I Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-10-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-10-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-10-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor)


                                     A-10-9
                  to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                    A-10-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                    A-10-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.















                                    A-10-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                       AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS I CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY


                                    A-10-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================


                                    A-10-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                    A-10-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                    A-10-16

                                  EXHIBIT A-11

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS J

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS J CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE


                                     A-11-1

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A


                                     A-11-2

"PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 39.05028%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 60.94972%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 16.4536%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0087%.




                                     A-11-3

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                         APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                            MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: 2,390,020                                     RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                            $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                               SERVICER:    GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                             SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                            TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                    FISCAL AGENT: ABN AMRO BANK N.V.

                                                            PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE                           CUSIP NO. 07383F AZ 1
BALANCE OF THE CLASS J CERTIFICATES
AS OF THE CLOSING DATE: $2,390,020                          CERTIFICATE NO.:  J-1
=========================================================================================================================



                                     A-11-4

                               CLASS J CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class J Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class J Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-11-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class J Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.

                                     A-11-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-11-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-11-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-11-9
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                    A-11-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                    A-11-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.
























                                    A-11-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                        AUTHORIZED OFFICER



Dated: _______________, 1999



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS J CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                          AUTHORIZED SIGNATORY


                                    A-11-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================




                                    A-11-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                    A-11-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                    A-11-16

                                  EXHIBIT A-12

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS K

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS K CERTIFICATE IS SUBORDINATED IN RIGHT OF PAYMENT TO CERTAIN OTHER CLASSES OF CERTIFICATES OF THIS SERIES TO THE EXTENT DESCRIBED IN THE POOLING AND SERVICING AGREEMENT. THE PORTION OF THE CERTIFICATE BALANCE OF THE CERTIFICATES EVIDENCED BY THIS CERTIFICATE WILL BE DECREASED BY THE PORTION OF PRINCIPAL DISTRIBUTIONS ON THE CERTIFICATES AND THE PORTION OF COLLATERAL SUPPORT DEFICIT ALLOCABLE TO THIS CERTIFICATE. ACCORDINGLY, THE CERTIFICATE BALANCE OF THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. ANYONE



                                     A-12-1

ACQUIRING THIS CERTIFICATE MAY ASCERTAIN ITS CURRENT CERTIFICATE BALANCE BY INQUIRY OF THE PAYING AGENT. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE &, CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A


                                     A-12-2

"PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.

THE FOLLOWING INFORMATION IS PROVIDED SOLELY FOR PURPOSES FOR APPLYING THE U.S. FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES TO THIS CERTIFICATE. THIS CERTIFICATE IS ISSUED ON FEBRUARY 10, 1999. THE INITIAL PER ANNUM RATE OF INTEREST ON THIS CERTIFICATE IS 5.64%. BASED ON ITS ISSUE PRICE OF 20.23623%, INCLUDING ACCRUED INTEREST, AND A STATED REDEMPTION PRICE AT MATURITY EQUAL TO ITS INITIAL PRINCIPAL BALANCE, THIS CERTIFICATE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR FEDERAL INCOME TAX PURPOSES. ASSUMING THAT THIS CERTIFICATE PAYS IN ACCORDANCE WITH PROJECTED CASH FLOWS REFLECTING THE PREPAYMENT ASSUMPTION (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999 WITH RESPECT TO THE OFFERING OF THE CERTIFICATES) USED TO PRICE THIS CERTIFICATE: (i) THE AMOUNT OF OID AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE IS APPROXIMATELY 79.76377%; (ii) THE ANNUAL YIELD OF THIS CERTIFICATE TO CALL, COMPOUNDED MONTHLY, IS APPROXIMATELY 28.2805%; AND (iii) THE AMOUNT OF OID ALLOCABLE TO THE FIRST ACCRUAL PERIOD (FEBRUARY 11, 1999 TO FEBRUARY 14, 1999) AS A PERCENTAGE OF THE INITIAL PRINCIPAL BALANCE OF THIS CERTIFICATE, CALCULATED USING THE METHOD PRESCRIBED IN SECTION 1.1272-1(J), EXAMPLE 3 OF THE OID REGULATIONS (AS DEFINED IN THE PRIVATE PLACEMENT MEMORANDUM DATED JANUARY 27, 1999), IS APPROXIMATELY 0.0009%.




                                     A-12-3

========================================================================================================================
INITIAL PASS-THROUGH RATE:    5.64%                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                           MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: 4,780,039                                    RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                           $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                              SERVICER:         GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                            SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                           TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                   FISCAL AGENT: ABN AMRO BANK N.V.

                                                           PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE                  CUSIP NO. 07383F BA 5
OF THE CLASS K CERTIFICATES AS OF THE CLOSING
DATE:  $4,780,039                                          CERTIFICATE NO.:  K-1
=========================================================================================================================



                                     A-12-4

                               CLASS K CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class K Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class K Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-12-5

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date at the Class K Pass-Through Rate which shall equal the lesser of (x) the fixed rate per annum specified above on the Certificate Balance of this Certificate and (y) the weighted average of the Net Mortgage Rates of the Mortgage Loans (such Net Mortgage Rates determined without taking into account any reductions thereto resulting from modifications of the Mortgage Loans or otherwise following the Cut-Off Date), immediately prior to each Distribution Date. Principal and interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  Collateral Support Deficit and Certificate Deferred Interest on the Mortgage Loans shall be allocated on the applicable Distribution Date to Certificateholders in the manner set forth in the Pooling and Servicing Agreement. All Collateral Support Deficit or Certificate Deferred Interest on the Mortgage Loans allocated to any Class of Certificates will be allocated pro rata among the outstanding Certificates of such Class.



                                     A-12-6

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.



                                     A-12-7

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-12-8

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-12-9
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                    A-12-10
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                    A-12-11

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.



















                                    A-12-12

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                      AUTHORIZED OFFICER



Dated: _______________, 1999



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS K CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     ------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                           AUTHORIZED SIGNATORY


                                    A-12-13

                                   SCHEDULE A

=============================================================================================================
Date                 Certificate Balance of                   Amount of Book-
                     Definitive Certificates                  Entry Certificate              Notation Made By
                     exchanged or transferred
                     for, or issued in exchange
                     for or upon transfer of any
                     Remaining Principal interest
                     in this Book-Entry Certificate
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------

=============================================================================================================




                                    A-12-14

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.



                                    A-12-15

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.





                                    A-12-16

                                  EXHIBIT A-13

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS L

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A OR (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501 (a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THIS CLASS L CERTIFICATE WILL BE ENTITLED ONLY TO DISTRIBUTIONS OF EXCESS INTEREST, IF ANY, EARNED ON THE ARD LOAN AFTER ITS ANTICIPATED REPAYMENT DATE. THE HOLDER OF THE CLASS L CERTIFICATE WILL NOT BE ENTITLED TO DISTRIBUTIONS IN RESPECT OF INTEREST ON ANY OTHER MORTGAGE LOANS IN THE TRUST FUND. THE HOLDER OF THE CLASS L CERTIFICATE WILL NOT BE ENTITLED TO ANY DISTRIBUTIONS IN RESPECT OF PRINCIPAL. THIS CERTIFICATE DOES NOT CONSTITUTE A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.



                                     A-13-1

THIS CERTIFICATE MAY NOT BE PURCHASED OR TRANSFERRED UNLESS THE CERTIFICATE REGISTRAR SHALL HAVE RECEIVED EITHER (A) AN INVESTMENT REPRESENTATION LETTER FROM THE PROPOSED PURCHASER OR TRANSFEREE OF SUCH CERTIFICATE, IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR, TO THE EFFECT THAT SUCH PROPOSED PURCHASER OR TRANSFEREE IS NOT (i) AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF THE EMPLOYEE RETIREMENT SECURITY ACT OF 1974, AS AMENDED ("ERISA ), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), OR A GOVERNMENTAL PLAN (AS DEFINED IN SECTION 3(32) OF ERISA) SUBJECT TO ANY FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN") OR (ii) A PERSON ACTING ON BEHALF OF OR USING THE ASSETS OF ANY SUCH PLAN (INCLUDING AN ENTITY WHOSE UNDERLYING ASSETS INCLUDE PLAN ASSETS BY REASON OF INVESTMENT IN THE ENTITY BY SUCH PLAN AND THE APPLICATION OF DEPARTMENT OF LABOR REGULATION ss. 2510.3-101), OTHER THAN AN INSURANCE COMPANY USING THE ASSETS OF ITS GENERAL ACCOUNT UNDER CIRCUMSTANCES WHEREBY THE PURCHASE AND HOLDING OF SUBORDINATE CERTIFICATES BY SUCH INSURANCE COMPANY WOULD BE EXEMPT FROM THE PROHIBITED TRANSACTION PROVISIONS OF ERISA AND THE CODE UNDER PROHIBITED TRANSACTION EXEMPTION 95-60 OR
(B) IF SUCH CERTIFICATE IS PRESENTED FOR REGISTRATION IN THE NAME OF A PERSON DESCRIBED IN CLAUSES (i) OR (ii) ABOVE, AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE CERTIFICATE REGISTRAR AND THE DEPOSITOR TO THE EFFECT THAT SUCH ACQUISITION AND HOLDING OF SUCH CERTIFICATE BY SUCH PROPOSED PURCHASER OR TRANSFEREE WILL NOT RESULT IN THE ASSETS OF THE TRUST FUND BEING DEEMED TO BE "PLAN ASSETS" AND SUBJECT TO THE FIDUCIARY RESPONSIBILITY PROVISIONS OF ERISA, THE PROHIBITED TRANSACTION PROVISIONS OF THE CODE OR THE PROVISIONS OF ANY SIMILAR LAW, WILL NOT CONSTITUTE OR RESULT IN A "PROHIBITED TRANSACTION" WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW, AND WILL NOT SUBJECT THE TRUSTEE, THE FISCAL AGENT, THE CERTIFICATE REGISTRAR, THE SERVICER, THE SPECIAL SERVICER, THE PAYING AGENT, THE PLACEMENT AGENT OR THE DEPOSITOR TO ANY OBLIGATION OR LIABILITY (INCLUDING OBLIGATIONS OR LIABILITIES UNDER ERISA, SECTION 4975 OF THE CODE OR ANY SUCH SIMILAR LAW) IN ADDITION TO THOSE SET FORTH IN THE POOLING AND SERVICING AGREEMENT.


                                     A-13-2

=========================================================================================================================
INITIAL PASS-THROUGH RATE:    N/A                        APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
                                                         MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
DENOMINATION: N/A                                        RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                         N/A
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                            SERVICER:         GE CAPITAL LOAN SERVICES, INC.
AGREEMENT: AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                          SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                         TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999                 FISCAL AGENT: ABN AMRO BANK N.V.

                                                         PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE CERTIFICATE BALANCE                CUSIP NO. 07383F BC 1
OF THE CLASS L CERTIFICATES AS OF THE
CLOSING DATE: N/A                                        CERTIFICATE NO.:  L-1
=========================================================================================================================



                                     A-13-3

                               CLASS L CERTIFICATE


evidencing a beneficial interest in the assets of a Trust Fund comprised of excess interest, if any, on the ARD Loan after its anticipated repayment date. The ARD Loan is one of the assets of a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT GENERAL ELECTRIC CAPITAL CORPORATION


is the registered owner of the interest evidenced by this Certificate in the Class L Certificate issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests,


                                     A-13-4
rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is not a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to the Excess Interest, if any, collected in respect of the ARD Loan, all as more fully described in the Pooling and Servicing Agreement.

                  The Class L Certificate is non-interest bearing As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.



                                     A-13-5

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and


                                     A-13-6

Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in
Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject


                                     A-13-7
                  to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any


                                     A-13-8
power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS


                                     A-13-9

OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


















                                    A-13-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                    AUTHORIZED OFFICER



Dated: _______________, 1999



                          CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS L CERTIFICATE REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                    --------------------,
                                                    Authenticating Agent


                                                    By: _______________________
                                                          AUTHORIZED SIGNATORY


                                    A-13-11

TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common



         Additional abbreviations may also be used, though not in the above list.


                                FORM OF TRANSFER

         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto


     (Please insert Social Security or other identifying number of Assignee)

            (Please print or typewrite name and address of Assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                        NOTICE:        The signature to this assignment
                                             must correspond with the name as
                                             written upon the face of this
                                             Certificate in every particular
                                             without alteration or enlargement
                                             or any change whatever.


SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                                    A-13-12

                            DISTRIBUTION INSTRUCTIONS

         The assignee should include the following for purposes of distribution:

         Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number __________________________________
or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or ___________________, as its agent.






                                    A-13-13

                                  EXHIBIT A-14

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS X

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, RESOLD, ASSIGNED, TRASNFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE OF THIS CERTIFICATE IN DEFINITIVE FORM IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THE NOTIONAL AMOUNT ON WHICH THE INTEREST PAYABLE TO THE HOLDERS OF THE CLASS X CERTIFICATES IS BASED WILL BE REDUCED AS A RESULT OF PRINCIPAL PAYMENTS AND LOSSES ON THE MORTGAGE LOANS. ACCORDINGLY, THE INTEREST PAYABLE PURSUANT TO THIS CERTIFICATE MAY BE LESS THAN THAT SET FORTH BELOW. THIS CERTIFICATE CONSTITUTES A REMIC REGULAR INTEREST UNDER THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE DEPOSITOR OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND (A) FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER


                                     A-14-1

REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (B) TO AN INSTITUTIONAL "ACCREDITED INVESTOR") WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT (OR AN ENTITY ALL OF THE EQUITY OWNERS OF WHICH COME WITHIN SUCH PARAGRAPHS) IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (C) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT IN EACH OF THE FOREGOING CASES TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.


=========================================================================================================================
INITIAL PASS-THROUGH RATE: 0.5834%             APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE LOANS
                                               AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON OR BEFORE CUT-OFF
The Class X Pass-Through Rate with             DATE:
respect to any Distribution Date               $478,003,982
will be equal to the excess, if
any, of (i) the weighted average               SERVICER: GE CAPITAL LOAN SERVICES, INC.
of the non-default interest rates
specified in the notes relating to
each mortgage loan in the trust
fund, net of the related servicing
fee rate, but without taking into
account any reductions of such
non-default interest rates
following the cut-off date.
-------------------------------------------------------------------------------------------------------------------------
DENOMINATION:  $478,003,982                    SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                  TRUSTEE: LASALLE NATIONAL BANK
AGREEMENT:  AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                FISCAL AGENT: ABN AMRO BANK N.V.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999               PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE:  MARCH 15, 1999       CUSIP NO. 07383F BB 3
-------------------------------------------------------------------------------------------------------------------------
APPROXIMATE AGGREGATE NOTIONAL                 CERTIFICATE NO.: X-1
AMOUNT OF THE CLASS X CERTIFICATES
AS OF THE CLOSING DATE: $478,003,982
=========================================================================================================================



                                     A-14-2

                               CLASS X CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT CEDE & CO.


is the registered owner of the interest evidenced by this Certificate in the Class X Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Notional Amount of the Class X Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-14-3

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Certificate is a "regular interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income.

                  Pursuant to the terms of the Pooling and Servicing Agreement, the Paying Agent shall distribute to the Person in whose name this Certificate is registered as of the related Record Date, an amount equal to such Person's pro rata share (based on the Percentage Interest represented by this Certificate) of that portion of the aggregate amount of principal and interest then distributable, if any, allocable to the Class of Certificates of the same Class as this Certificate for such Distribution Date, all as more fully described in the Pooling and Servicing Agreement. Holders of this Certificate may be entitled to Yield Maintenance Charges as provided in the Pooling and Servicing Agreement. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  Interest on this Certificate will accrue (computed as if each year consisted of 360 days and each month consisted of 30 days) during the Interest Accrual Period relating to such Distribution Date in an amount equal to the sum of the A-1 Component Interest Accrual Amount, the A-2 Component Interest Accrual Amount, the B Component Interest Accrual Amount, C-E Component Interest Accrual Amount and the WAC Component Interest Accrual Amount immediately prior to such Distribution Date which shall be equal to the excess, if any, of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the immediately preceding Distribution Date after giving effect to distributions of principal on such Distribution Date, over (ii) the weighted average of the Pass-Through Rates of the other Classes of Certificates (other than the Residual Certificates). Interest allocated to this Certificate on any Distribution Date will be in an amount due to this Certificate's pro rata share of the Available Distribution Amount to be distributed on the Certificates of this Class as of such Distribution Date, with a final distribution to be made upon retirement of this Certificate as set forth in the Pooling and Servicing Agreement.

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the


                                     A-14-4

Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or


                                     A-14-5
transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.



                                     A-14-6

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as


                                     A-14-7
                  evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.



                                     A-14-8

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.


                                     A-14-9

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                      AUTHORIZED OFFICER



Dated: _______________, 1999



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS X CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                          AUTHORIZED SIGNATORY



                                    A-14-10

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                    A-14-11

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.




                                    A-14-12

                                  EXHIBIT A-15

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                             SERIES 1999-C1, CLASS R


THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.


THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.


THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN


                                     A-15-1

SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.


=========================================================================================================================
PERCENTAGE INTEREST EVIDENCED BY                              APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE
THIS CERTIFICATE: N/A                                         MORTGAGE LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS
                                                              RECEIVED ON OR BEFORE CUT-OFF DATE:
                                                              $478,003,982
-------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                                 SERVICER:    GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
-------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                               SPECIAL SERVICER:     GE CAPITAL REALTY GROUP, INC.
-------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                              TRUSTEE: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999                       FISCAL AGENT: ABN AMRO BANK N.V.
-------------------------------------------------------------------------------------------------------------------------
CLASS R PERCENTAGE INTEREST: N/A                              PAYING AGENT: LASALLE NATIONAL BANK
-------------------------------------------------------------------------------------------------------------------------
                                                              CERTIFICATE NO.:  R-1
=========================================================================================================================



                                     A-15-2

                               CLASS R CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT BEAR, STEARNS SECURITIES CORP.


is the registered owner of the interest evidenced by this Certificate in the Class R Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class R Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.



                                     A-15-3

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests, rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Class R Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class R Certificates shall be designated, in the in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations Section 301.6231(a)(7)-1T, as the "tax matters person" of the Upper-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest of the Class R Certificates hereby agrees irrevocably to appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Upper-Tier REMIC.

                  Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.



                                     A-15-4

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Each Person who has or who acquires any Ownership Interest in a Class R Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class R Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class R Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection with any proposed Transfer of any Ownership Interest in a Class R Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class R Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or


                                     A-15-5
agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class R Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class R Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class R Certificate and (2) not to transfer its Ownership Interest in such Class R Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any


                                     A-15-6
transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date


                                     A-15-7
                  shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:



                                     A-15-8

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the


                                     A-15-9

Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.












                                    A-15-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.

                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                      AUTHORIZED OFFICER



Dated: _______________, 1999



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS R CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By:_______________________
                                                          AUTHORIZED SIGNATORY


                                    A-15-11

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


                                    A-15-12

SIGNATURE GUARANTEED


The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.




                                    A-15-13

                                  EXHIBIT A-16

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.
                  COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                            SERIES 1999-C1, CLASS LR

THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS CERTIFICATE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION UNDER THE SECURITIES ACT.

THE HOLDER OF THIS CERTIFICATE BY ITS ACCEPTANCE HEREOF AGREES NOT TO OFFER, SELL OR OTHERWISE TRANSFER SUCH CERTIFICATE EXCEPT IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND FOR SO LONG AS THIS CERTIFICATE IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, SUBJECT TO THE COMPLETION AND DELIVERY BY THE TRANSFEROR TO THE CERTIFICATE REGISTRAR OF A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE LAST PAGE OF THIS CERTIFICATE.

THE INITIAL INVESTOR IN THIS CERTIFICATE, AND EACH SUBSEQUENT PURCHASER OF THIS CERTIFICATE, BY PURCHASING THIS CERTIFICATE OR AN INTEREST HEREIN, IS DEEMED TO HAVE AGREED TO COMPLY WITH CERTAIN TRANSFER REQUIREMENTS SET FORTH IN THE POOLING AND SERVICING AGREEMENT. A TRANSFEREE IS ALSO REQUIRED TO DELIVER AN INVESTMENT REPRESENTATION LETTER SUBSTANTIALLY IN THE FORM OF EXHIBIT C TO THE POOLING AND SERVICING AGREEMENT.

THIS CERTIFICATE MAY NOT BE PURCHASED BY OR TRANSFERRED TO ANY PERSON WHICH IS AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974. AS AMENDED ("ERISA"), OR SECTION 4975 OF THE CODE OR ANY GOVERNMENTAL PLAN, AS DEFINED IN SECTION 3(32) OF ERISA SUBJECT TO ANY FEDERAL, STATE OR , LOCAL LAW WHICH IS, TO A MATERIAL EXTENT, SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE (EACH A "PLAN"), OR ANY PERSON INVESTING THE ASSETS OF A PLAN.

THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G(A)(2) AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED. EACH TRANSFEREE OF THIS CERTIFICATE, BY ACCEPTANCE HEREOF, IS DEEMED TO HAVE ACCEPTED THIS CERTIFICATE SUBJECT TO CERTAIN


                                     A-16-1

RESTRICTIONS ON TRANSFERABILITY, AS SET FORTH IN SECTION 5.02 OF THE POOLING AND SERVICING AGREEMENT.


===========================================================================================================================
PERCENTAGE INTEREST EVIDENCED BY                          APPROXIMATE AGGREGATE SCHEDULED PRINCIPAL BALANCE OF THE MORTGAGE
THIS CERTIFICATE: N/A                                     LOANS AFTER DEDUCTING PAYMENTS DUE AND PREPAYMENTS RECEIVED ON
                                                          OR BEFORE CUT-OFF DATE:
                                                          $478,003,982
---------------------------------------------------------------------------------------------------------------------------
DATE OF POOLING AND SERVICING                             SERVICER:  GE CAPITAL LOAN SERVICES, INC.
AGREEMENT:  AS OF FEBRUARY 1, 1999
---------------------------------------------------------------------------------------------------------------------------
CUT-OFF DATE:  FEBRUARY 1, 1999                           SPECIAL SERVICER: GE CAPITAL REALTY GROUP, INC.
---------------------------------------------------------------------------------------------------------------------------
CLOSING DATE:  FEBRUARY 10, 1999                          TRUSTEE: LASALLE NATIONAL BANK
---------------------------------------------------------------------------------------------------------------------------
FIRST DISTRIBUTION DATE: MARCH 15, 1999                   FISCAL AGENT: ABN AMRO BANK N.V.
---------------------------------------------------------------------------------------------------------------------------
CLASS LR PERCENTAGE INTEREST: N/A                         PAYING AGENT:  LASALLE NATIONAL BANK
---------------------------------------------------------------------------------------------------------------------------
                                                          CERTIFICATE NO.:  LR-1
===========================================================================================================================



                                     A-16-2

                              CLASS LR CERTIFICATE


evidencing a beneficial ownership interest in a Trust Fund, consisting primarily of a pool of fixed rate, commercial, multifamily and mobile home community mortgage loans (the "Mortgage Loans"), all payments on or collections in respect of the Mortgage Loans due after the Cut-off Date, all REO Properties and revenues received in respect thereof, the mortgagee's rights under the Insurance Policies, any Assignment of Leases, and any guaranties, escrow accounts or other collateral as security for the Mortgage Loans, and such amounts as shall from time to time be held in the Certificate Account, the Distribution Accounts, and the REO Accounts, formed and sold by

                BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC.


THIS CERTIFICATE DOES NOT REPRESENT AN OBLIGATION OF OR INTEREST IN BEAR STEARNS COMMERCIAL MORTGAGE SECURITIES INC., THE SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE FISCAL AGENT OR ANY OF THEIR AFFILIATES. NEITHER THIS CERTIFICATE NOR THE UNDERLYING MORTGAGE LOANS ARE GUARANTEED BY ANY AGENCY OR
INSTRUMENTALITY OF THE UNITED STATES.

THIS CERTIFIES THAT BEAR, STEARNS SECURITIES CORP.


is the registered owner of the interest evidenced by this Certificate in the Class LR Certificates issued by the Trust Fund created pursuant to the Pooling and Servicing Agreement, dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), among Bear Stearns Commercial Mortgage Securities Inc. (hereinafter called the "Depositor", which term includes any successor entity under the Pooling and Servicing Agreement), LaSalle National Bank, as Trustee (the "Trustee"), GE Capital Realty Group, Inc., as special servicer (the "Special Servicer"), GE Capital Loan Services, Inc., as servicer (the "Servicer") and ABN AMRO Bank N.V., as fiscal agent (the "Fiscal Agent"). A summary of certain of the pertinent provisions of the Pooling and Servicing Agreement is set forth hereafter. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  This Certificate is one of a duly authorized issue of Certificates designated as Certificates of the series specified on the face hereof (herein called the "Certificates") and representing an interest in the Class of Certificates specified on the face hereof equal to the quotient expressed as a percentage obtained by dividing the Denomination of this Certificate specified on the face hereof, by the aggregate initial Certificate Balance of the Class LR Certificates. The Certificates are designated as the Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1 and are issued in the Classes of Certificates as specifically set forth in the Pooling and Servicing Agreement. The Certificates will evidence in the aggregate 100% of the beneficial ownership of the Trust Fund.

                  This Certificate does not purport to summarize the Pooling and Servicing Agreement and reference is made to that agreement for information with respect to the interests,


                                     A-16-3
rights, benefits, obligations, proceeds, and duties evidenced hereby and the rights, duties and obligations of the Trustee. This Certificate is issued under and is subject to the terms, provisions and conditions of the Pooling and Servicing Agreement, to which Pooling and Servicing Agreement, as amended from time to time, the Certificateholder by virtue of the acceptance hereof assents and by which the Certificateholder is bound. In the case of any conflict between terms specified in this Certificate and terms specified in the Pooling and Servicing Agreement, the terms of the Pooling and Servicing Agreement shall govern.

                  This Class LR Certificate is a "residual interest" in a "real estate mortgage investment conduit," as those terms are defined, respectively, in Sections 860G(a)(1) and 860D of the Internal Revenue Code of 1986, as amended. Each Holder of this Certificate, by acceptance hereof, agrees to treat, and take no action inconsistent with the treatment of, this Certificate in accordance with the preceding sentence for purposes of federal income taxes, state and local income and franchise taxes and other taxes imposed on or measured by income. The Holder of the largest Percentage Interest in the Class LR Certificates shall be designated, in the in the manner provided under Treasury Regulations Section 1.860F-4(d) and temporary Treasury Regulations
Section 301.6231(a)(7)-1T, as the "tax matters person" of the Lower-Tier REMIC. By their acceptance thereof, the Holders of the largest Percentage Interest of the Class LR Certificates hereby agrees irrevocably to appoint the Trustee as their agent to perform all of the duties of the "tax matters person" for the Lower-Tier REMIC.

                  Pursuant to the terms of the Pooling and Servicing Agreement, distributions, if any, on this Certificate shall be made by the Paying Agent to the extent and subject to the limitations set forth in the Pooling and Servicing Agreement, on the Distribution Date to the Person in whose name this Certificate is registered as of the related Record Date. All sums distributable on this Certificate are payable in the coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts.

                  The Certificates are limited in right of payment to, among other things, certain collections and recoveries respecting the Mortgage Loans, all as more specifically set forth in the Pooling and Servicing Agreement. As provided in the Pooling and Servicing Agreement, the Certificate Account will be held and maintained by the Servicer in the name of the Trustee on behalf of the holders of the Certificates specified in the Pooling and Servicing Agreement and the Servicer will be authorized to make withdrawals therefrom and the Distribution Accounts will be held and maintained by the Trustee on behalf of the holders of the Certificates and the Trustee (and in certain instances, the Servicer) will be authorized to make withdrawals therefrom. Amounts on deposit in such accounts may be invested in Permitted Investments. Interest or other income earned on funds in the Certificate Account and Distribution Accounts will be paid to the Servicer as set forth in the Pooling and Servicing Agreement.
As provided in the Pooling and Servicing Agreement, withdrawals from the Certificate Account shall be made from time to time for purposes other than distributions to Certificateholders, such purposes including reimbursement of certain expenses incurred with respect to the servicing of the Mortgage Loans and administration of the Trust Fund.

                  All distributions under the Pooling and Servicing Agreement to a Class of Certificates shall be made on each Distribution Date (other than the final distribution on any Certificate) to Certificateholders of record on the related Record Date by check mailed to the


                                     A-16-4
address set forth therefor in the Certificate Register or, provided that such Certificateholder has provided the Trustee with wire instructions in writing no less than five Business Days prior to the related Record Date, by wire transfer of immediately available funds to the account specified by such Certificateholder at a bank or other entity having appropriate facilities therefor. The final distribution on this Certificate shall be made in like manner, but only upon presentment and surrender of this Certificate at the location specified in the notice to Certificateholders of such final distribution.

                  Any funds not distributed on the final Distribution Date because of the failure of Certificateholders to tender their Certificates shall be set aside and held uninvested in trust for the benefit of the non-tendering Certificateholders, whereupon the Trust Fund shall terminate. If any Certificates as to which notice has been given pursuant to Section 4.01(g) of the Pooling and Servicing Agreement shall not have been surrendered for cancellation within six months after the time specified in such notice, the Trustee shall mail a second notice to the remaining non-tendering Certificateholders to surrender their Certificates for cancellation in order to receive the final distribution with respect thereto. If within one year after the second notice all such Certificates shall not have been surrendered for cancellation, the Trustee, directly or through an agent, shall take such steps to contact the remaining non-tendering Certificateholders concerning surrender of their Certificates as it shall deem appropriate. The costs and expenses of holding such funds in trust and of contacting such Certificateholders following the first anniversary of the delivery of such second notice to the non-tendering Certificateholder shall be paid out of such funds. No interest shall accrue or be payable to any Certificateholder on any amount held in trust by the Trustee or the Paying Agent as a result of such Certificateholder's failure to surrender its Certificate(s) for final payment thereof in accordance with Section 4.01(g) of the Pooling and Servicing Agreement.

                  As provided in the Pooling and Servicing Agreement and subject to certain limitations therein set forth, a Certificateholder may transfer or exchange this Certificate in whole or in part (with a denomination equal to any authorized denomination) by surrendering such Certificate at the Registrar Office or at the office of any successor Certificate Registrar or transfer agent appointed by the Certificate Registrar together with an instrument of transfer, duly endorsed by, or accompanied by an assignment in the form set forth below or other written instrument of transfer in form satisfactory to the Certificate Registrar duly executed by the Holder hereof or such Holder's attorney-in-fact duly authorized in writing, in the case of a transfer, and a written request for exchange in the case of exchange.

                  Each Person who has or who acquires any Ownership Interest in a Class LR Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions and to have irrevocably authorized the Paying Agent under Section 5.02(d) of the Pooling and Servicing Agreement to deliver payments to a Person other than such Person. The rights of each Person acquiring any Ownership Interest in a Class LR Certificate are expressly subject to the following provisions: (A) No Person holding or acquiring any Ownership Interest in a Class LR Certificate shall be a Disqualified Organization or agent thereof (including a nominee, middleman or similar person) (an "Agent"), a Plan or a Person acting on behalf of or investing the assets of a Plan (such Plan or Person, an "ERISA Prohibited Holder") or a Non-U.S. Person and shall promptly notify the Servicer, the Trustee and the Certificate Registrar of any change or impending change to such status; (B) In connection


                                     A-16-5
with any proposed Transfer of any Ownership Interest in a Class LR Certificate, the Certificate Registrar shall require delivery to it, and no Transfer of any Class LR Certificate shall be registered until the Certificate Registrar receives, an affidavit substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-1 (a "Transfer Affidavit") from the proposed Transferee, in form and substance satisfactory to the Certificate Registrar, representing and warranting, among other things, that such Transferee is not a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, and that it has reviewed the provisions of Section 5.02(d) of the Pooling and Servicing Agreement and agrees to be bound by them; (C) Notwithstanding the delivery of a Transfer Affidavit by a proposed Transferee under clause (B) above, if the Certificate Registrar has actual knowledge that the proposed Transferee is a Disqualified Organization or Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person, no Transfer of an Ownership Interest in a Class LR Certificate to such proposed Transferee shall be effected; and (D) Each Person holding or acquiring any Ownership Interest in a Class LR Certificate shall agree (1) to require a Transfer Affidavit from any prospective Transferee to whom such Person attempts to transfer its Ownership Interest in such Class LR Certificate and (2) not to transfer its Ownership Interest in such Class LR Certificate unless it provides to the Certificate Registrar a letter substantially in the form attached to the Pooling and Servicing Agreement as Exhibit D-2 (a "Transferor Letter") certifying that, among other things, it has no actual knowledge that such prospective Transferee is a Disqualified Organization, an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person.

                  Subject to the terms of the Pooling and Servicing Agreement, the Offered Certificates (other than the Class X Certificates) will be issued in book-entry form through the facilities of DTC in minimum Denominations of $25,000 initial Certificate Balance, and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Certificate Balance of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Class X Certificates will be issued in book-entry form through the facilities of DTC in minimum Denominations of $1,000,000 initial Notional Amount and in integral multiples of $1,000 in excess thereof, with one Certificate of such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. Subject to the terms of the Pooling and Servicing Agreement, the Non-Registered Certificates (other than the Class X Certificates and the Residual Certificates) will be issued in fully registered, certificated form, in minimum denominations of initial Certificate Balance of not less than $250,000 and in integral multiples of $1,000 in excess thereof, with one Certificate of each such Class evidencing an additional amount equal to the remainder of the initial Notional Amount of such Class. The Class R and Class LR Certificates will be issuable only in one or more Definitive Certificates in denominations representing Percentage Interests of not less than 25%.

                  No fee or service charge shall be imposed by the Certificate Registrar for its services in respect of any registration of transfer or exchange referred to in Section 5.02 of the Pooling and Servicing Agreement other than as defined in this paragraph. In connection with any transfer to an Institutional Accredited Investor, the transferor shall reimburse the Trust Fund for any costs (including the cost of the Certificate Registrar's counsel's review of the documents and any legal opinions, submitted by the transferor or transferee to the Certificate Registrar as provided in Section 5.02(h) of the Pooling and Servicing Agreement) incurred by the Certificate Registrar in connection with such transfer. With respect to any transfer or exchange of any


                                     A-16-6

Certificate, the Certificate Registrar may require payment by each transferor of a sum sufficient to cover any tax, expense or other governmental charge payable in connection with any such transfer or exchange.

                  Prior to due presentation of a Certificate for registration of transfer, the Depositor, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, the Paying Agent and the Certificate Registrar and any agents of any of them may treat the person in whose name this Certificate is registered as the owner hereof for the purpose of receiving distributions pursuant to
Section 4.01 of the Pooling and Servicing Agreement and for all other purposes whatsoever, except as and to the extent provided in the definition of "Certificateholder" in the Pooling and Servicing Agreement, and none of the Depositor, the Trustee, the Servicer, the Special Servicer, the Paying Agent, the Certificate Registrar and any agent of any of them shall be affected by notice to the contrary except as provided in Section 5.02(d) of the Pooling and Servicing Agreement.

                  The Pooling and Servicing Agreement may be amended from time to time by the parties hereto, without the consent of any of the Certificateholders:

                  a. to cure any ambiguity;

                  b. to correct or supplement any provisions therein, which may be inconsistent with any other provisions therein or to correct any error;

                  c. to modify, eliminate or add to any of its provisions to such extent as shall be necessary to maintain the qualification of the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC at all times that any Certificate is outstanding or to avoid or minimize the risk of the imposition of any tax on the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC pursuant to the Code that would be a claim against the Trust Fund or either the Lower-Tier REMIC or the Upper-Tier REMIC; provided that (i) the Trustee has received an Opinion of Counsel to the effect that (a) such action is necessary or desirable to maintain such qualification or to avoid or minimize the risk of the imposition of any such tax, (b) such action will not adversely affect in any material respect the interests of any Certificateholder, and (ii) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  d. to change the timing and/or nature of deposits into the Certificate Account, the Distribution Accounts or REO Account or to change the name in which the Certificate Account is maintained; provided that (a) the Servicer Remittance Date shall in no event be later than the related Distribution Date,
                  (b) such change shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder and (c) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;



                                     A-16-7

                  e. to modify, eliminate or add to the provisions of Section 5.02(d) or any other provision thereof restricting transfer of the Residual Certificates by virtue of their being the REMIC "residual interests,"; provided that (a) such change shall not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect, and (b) such change shall not, as evidenced by an Opinion of Counsel, cause the Trust Fund, the Lower-Tier REMIC, the Upper-Tier REMIC or any of the Certificateholders (other than the Transferor) to be subject to a federal tax caused by a Transfer to a Person that is a Disqualified Organization or a Non-U.S. Person;

                  f. to modify Section 3.02(d) or any other provision of this Agreement relating to the Pari Passu Loans; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respects, the interests of any Certificateholder not consenting thereto and such action will not result in the withdrawal, downgrade or qualification of the then-current rating assigned to any Class of Certificates, as evidenced by a letter from each Rating Agency to such effect;

                  g. to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement which shall not be materially inconsistent with the provisions of the Pooling and Servicing Agreement; provided, however, that such action shall not, as evidenced by an Opinion of Counsel, adversely affect in any material respect the interests of any Certificateholder not consenting thereto; and

                  h. to amend or supplement any provision hereof to the extent necessary to maintain the rating or ratings assigned to each Class of Certificates by each Rating Agency.

                  The Pooling and Servicing Agreement may also be amended from time to time by the parties hereto with the consent of the Holders of Certificates evidencing in the aggregate not less than 66 2/3% of the Percentage Interests of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the Holders of Certificates of such Class; provided, however, that no such amendment shall:

                  a. reduce in any manner the amount of, or delay the timing of, payments which are required to be distributed on any Certificate without the consent of the Holder of such Certificate; or

                  b. reduce the aforesaid percentage of Certificates of any Class the Holders of which are required to consent to any such amendment, in any such case without the consent of the Holders of all Certificates of such Class then outstanding; or

                  c. adversely affect the Voting Rights of any Class of Certificates without the consent of the Holders of all Certificates of such Class then outstanding; or

                                     A-16-8

                  d. amend Section 11.01 of the Pooling and Servicing Agreement; or

                  e. amend the definition of Servicing Standard.

                  Notwithstanding the foregoing, the Trustee will not be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an Opinion of Counsel (at the Trust Fund's expense) to the effect that such amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with such amendment, will not result in the imposition of a tax on the REMIC constituted by the Trust Fund or cause the Trust Fund (or either the Upper-Tier REMIC or Lower-Tier REMIC) to fail to qualify as a REMIC.

                  At its option, on any Distribution Date on which the remaining aggregate Stated Principal Balance of the Mortgage Pool is less than 1% of the Initial Pool Balance, upon 60 days' prior notice given to the Trustee, Paying Agent and each of the other parties to the Pooling and Servicing Agreement (which notice the Paying Agent is required to promptly forward to Certificateholders and Rating Agencies in the manner set forth in the Pooling and Servicing Agreement), the Controlling Class Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class (the "Largest Controlling Class Certificateholder") may purchase all, but not less than all, of the Mortgage Loans and REO Properties in the Trust Fund, and thereby effect termination of the Trust Fund and early retirement of the then outstanding Certificates. If the Largest Controlling Class Certificateholder does not exercise such purchase option, then the Servicer may purchase all of the Mortgage Loans that are not Specially Serviced Mortgage Loans and the Special Servicer may purchase all of the Specially Serviced Mortgage Loans and REO Properties. If the Largest Controlling Class Certificateholder does not exercise such purchase option and all of the remaining Mortgage Loans, Specially Serviced Mortgage Loans and REO Properties are not purchased by the Servicer and the Special Servicer pursuant to their respective options, then the holder of the Class LR Certificates may purchase such assets then included in the Trust Fund.

                  The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by or on behalf of the Trustee and required to be paid following the earlier of (i) the final payment (or advance in respect thereof) or other liquidation of the last Mortgage Loan or REO Property subject thereto or (ii) the purchase of all of the assets of the Trust Fund by the Servicer, the Special Servicer, the holders of the Controlling Class or the holders of the Class LR Certificates. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in such notice of termination. In no event, however, will the Trust created by the Pooling and Servicing Agreement continue beyond the expiration of 21 years from the death of the last survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James, living on the date hereof.

                  Unless the certificate of authentication hereon has been executed by the Authenticating Agent, by manual signature, this Certificate shall not be entitled to any benefit under the Pooling and Servicing Agreement or be valid for any purpose. The Trustee has


                                     A-16-9
executed this Certificate on behalf of the Trust Fund as Trustee under the Pooling and Servicing Agreement and makes no representation or warranty as to any of the statements contained herein or the validity or sufficiency of the Certificates or the Mortgage Loans.

                  THIS CERTIFICATE AND THE POOLING AND SERVICING AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES APPLIED IN NEW YORK.










                                    A-16-10

         IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed under this official seal.



                                              LASALLE NATIONAL BANK, not in its
                                              individual capacity but solely as
                                              Trustee under the Pooling and
                                              Servicing Agreement.


                                              By:______________________________
                                                       AUTHORIZED OFFICER



Dated: _______________, 1999



                         CERTIFICATE OF AUTHENTICATION

                  THIS IS ONE OF THE CLASS LR CERTIFICATES REFERRED TO IN THE WITHIN-MENTIONED POOLING AND SERVICING AGREEMENT.

                                                     --------------------,
                                                     Authenticating Agent


                                                     By: ______________________
                                                          AUTHORIZED SIGNATORY


                                    A-16-11

                                  ABBREVIATIONS


The following abbreviations, when used in the inscription on the face of this Certificate, shall be construed as though they were written out in full according to applicable laws or regulations:



TEN COM  -    as tenant in common         UNIF GIFT MIN ACT -    ____ Custodian
                                                                  (Cust)
TEN ENT  -    as tenants by the                                  under Uniform Gifts to
              entireties                                         Minors Act________
                                                                        (State)
JT TEN   -    as joint tenants with
              rights of survivorship
              and not as tenants in
              common


         Additional abbreviations may also be used, although not in the above list.


                                FORM OF TRANSFER


                  FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _____________________________


     (Please insert Social Security or other identifying number of Assignee)


            (Please print or typewrite name and address of assignee)




the within Certificate and does hereby or irrevocably constitute and appoint to transfer the said Certificate in the Certificate register of the within-named Trust, with full power of substitution in the premises.


Dated:                           NOTICE:      The signature to this assignment
                                              must correspond with the name as
                                              written upon the face of this
                                              Certificate in every particular
                                              without alteration or enlargement
                                              or any change whatever.


SIGNATURE GUARANTEED

                                    A-16-12

The signature must be guaranteed by a commercial bank or trust company or by a member firm of the New York Stock Exchange or another national securities exchange. Notarized or witnessed signatures are not acceptable.




                            DISTRIBUTION INSTRUCTIONS

                  The assignee should include the following for purposes of distribution:

                  Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ________________________________ for the account of __________________________ account number ____________________ or, if mailed by check, to _____________________________. Statements should be mailed to _____________________. This information is provided by assignee named above, or
___________________, as its agent.






                                    A-16-13

                                    EXHIBIT B
                             MORTGAGE LOAN SCHEDULE

            EXHIBIT B
            MORTGAGE LOAN SCHEDULE

LOAN#       LOAN NAME                                  LOAN ADDRESS                                         LOAN CITY
   16814    Timonium Crossing S.C.                     Timonium Road                                        Timonium
   16561    Landmark West Apartments                   Swartswood Road                                      Newton
   16496    Hancock Plaza                              SEC Tatum & Greenway                                 Phoenix
   9586     Gateway West Shopping Center               Route 8 & Saulsbury Road                             Dover
   8487     World Gym Plaza                            N/E/C Tilton Road & Cresson Avenue                   Northfield
   16464    Stonecrest                                 9645, 9655 & 9680 Granite Drive                      San Diego
   16393    Lomas Santa Fe Center                      905993 Lomas Santa Fe Drive                         Solana Beach
   9424     Brookwood Mobile Home Park                 825 First Avenue East                                West Fargo
   11411    People's Storage                           7909 Broadway                                        Everett
   9327     Green Countrie Apartments                  7841 Ridge Avenue                                    Philadelphia
   9565     Washington Tower                           712 North Washington Avenue                          Dallas
   16718    Gateway Inn                                7050 Kirkman Rd.                                     Orlando
   11639    MAI Chaimson Headquarters                  6822 Oak Hall Lane                                   Columbia
   8484     Eden Center                                67516801 Wilson Boulevard                           Falls Church
   12033    Montclair Arms Apartments                  65 North Fullerton Avenue                            Montclair
   16820    Simi Business Park West                    65 abd 67 West Easy Street                           Simi Valley
   12257    Yellowstone Shopping Center                6410 108th Street                                   Forest Hills (Queens)
   11384    Fox Hill Garden Offices                    5855 Green Valley Circle                             Culver City
   17137    Comfort Inn  Black Mt.                    585 North Carolina Highway 9                         Black Mountain
   11272    Fox Hill Park Offices                      5839 Green Valley Circle                             Culver City
   11931    580 Broadway                               580 Broadway                                         New York
   9491     Main Street Commons                        559573 Main Street                                  Bethlehem
   12050    Hilltop Shopping Center                    541555 Reistertown Road                             Baltimore
   17027    Budwey's Plaza Shopping Center             535 Division Street                                  North Tonawanda
   9291     Airport Thruway Plaza                      5300 Sidney Simmons Boulevard                        Columbus
   6019     525 Broadway                               525 Broadway                                         Santa Monica
   17417    Holiday Inn Express                        5164 National Rd.                                    St. Clairsville
   9280     The Arbor Plaza                            50395065 State Road                                 Saginaw
   17704    Holiday Inn Express                        4833 Hixson Pike                                     Hixson
   6129     Santa Fe Center                            45024622 West Indian School                         Phoenix
   9328     Abbey House                                450 Domino Lane                                      Philadelphia
   16609    Simi Lockup                               4495 East Industrial Street                          Simi Valley
   16829    Ventura Business Park III                  4464 McGrath and 2175 Goodyear Avenye                Ventura
   8722     The Lakes Apartment Complex                4343 Warm Springs Road                               Columbus
   9144     Regent Place Apartments                    426/432 South Norton; 427/439 Westminster            Los Angeles
   5296     Comfort Inn                                422 East 32nd Street                                 Holland
   17735    42 W. 48th Street                          42 W. 48th Street                                    New York
   11721    Strathmore/Orkney Realty Trust             42 Strathmore & 6, 10, 14 Orkney Road                Boston
   17918    Best Western Seven Seas                    411 Hotel Circle South                               San Diego
   9529     Washington  Commons                        40 Washington Ave.                                   Dumont
   8548     Hyde Park Office Condominiums              3841 Mechanicsville Road                             Doylestown
   11839    Pitney Bowes                               37 Executive Drive                                   Danbury
   17138    Holiday Inn Express                        3620 Hamilton Boulevard                              Allentown
   9436     3424 Simpson Ferry Road                    3424 Simpson Ferry Road                              Camp Hill
   16462    South Bay Marketplace                      34003470 Highland Avenue                            San Diego
   11647    3344 Castle Heights Apartments             3344 Castle Heights Apartments                       Los Angeles
   12074    325 East Main Street                       325 East Main Street                                 Newark
   11279    The Springs of Scottsdale                  3212 North Miller Road                               Scottsdale
   9709     Evergreen Valley Plaza                     3202 Aborn Road                                      San Jose
   12022    North Village Apartments                   3201 14th Street North                               St. Cloud
   17702    Camino Encinitas Plaza                     318330 El Camino Real                               Encinitas
   12147    Kingman Square                             31173157 Stockton Road & 1899 Detroit Avenue        Kingman
   12252    Narberth Hall Apartments                   300 North Essex Avenue                               Narberth
   11116    Madison Plaza                              300 Main Street                                      Madison
   8939     Sutter Square Galleria                     2929 K Street                                        Sacramento
   16498    Engine Supply Co                           25222530 West Holly Street                          Phoenix
   16363    Clarendon Apartments                       247 E. 28th St.                                      New York
   6131     Southwest Industrial Center                2465 South 19th Avenue                               Phoenix
   9556     Victoria Inn Apartments                    2400 West 17th Avenue                                Longmont
   17820    240 West 35th Street                       240 West 35th Street                                 New York
   16830    Newbury Park Commerce Center               23632393 Teller Road                                Newbury Park
   11687    Windom Gables Townhomes                    23 West 61 Street                                    Richfield
   11552    Lake Hills Shopping Center                 22602320 Black Rock Turnpike                        Fairfield
   11207    Encanto Plaza                              2222 West Encanto Boulevard                          Phoenix
   16823    Simi Commerce Center                       22052245 First  Street                              Simi Valley
   9125     Wyndmoor Garden Apartments                 219 East Willow Grove Avenue                         Philadelphia
   16826    Ventura Business Park II                   20642290 Eastman Avenue                             Ventura
   16957    200204 Santa Monica Blvd.                 200204 Santa Monica Blvd.                           Santa Monica
   11851    Turnpike Shopping Center                   19012009 Black Rock Turnpike                        Fairfield
   11423    Tropicana Royale Apartments                1900 East Tropicana Avenue                           Las Vegas
   11472    Ramada Inn & Holiday Inn                   1900 AB East Elizabeth Street                       Brownsville
   6561     Aborn Shopping Center                      19001978 Aborn Rd.                                  San Jose
   9513     Cohas Brook Shopping Center                1875 South Willow Street                             Manchester
   11516    Kingsbury Square                           182 Summer Street                                    Kingstown
   12073    Stoneridge Corporate Park                  180 Sheree Blvd                                      Uwchlan
   11999    Holiday Inn Express                        16855 S. Harlan Road                                 Lathrop
   11260    Radical Media Offices                      163038 12th Street                                  Santa Monica
   5193     Encino Medical Tower                       16260 Ventura Boulevard                              Encino
   11265    MultiMedia Office                         1615 16th Street & 1616 17th Street                  Santa Monica
   11845    Midtown Mall                               160Main Street                                       Sanford
   11102    1509 Glen Avenue Associates                1601 Schlumberger Drive                              Moorestown
   9691     Clemens Place Apartments                   16 Owen Street                                       Hartford
   6073     155 Spring Street                          155 Spring Street                                    New York
   17741    Silent Valley MHP                          144 Silent Valley Road                               Lockhart
   11868    144 East 44th Street                       144 East 44th Street                                 New York
   12178    The Drexel Building                        1425 Walnut Street                                   Philadelphia
   11997    Kittridge Apartments                       14220 Kittridge Street                               Van Nuys
   16956    Silicon Graphics                           14151419 2nd Street                                 Santa Monica
   11599    Sandy Plaza                                1381014090 NE Sandy Boulevard                       Portland
   11853    1380 University Avenue                     1380 University Avenue                               Bronx
   17140    Comfort Inn  Concord                      1370 Monument Boulevard                              Concord
   12075    123 East Main Street                       123 East Main Street                                 Newark
   11978    Timber Creek Apartments                    12231231 North Road                                 Niles
   16936    120 Old Post Road                          120 Old Post Road                                    Rye
   9056     Highlander Shopping Center                 1190165 East Foothill Boulevard                     Arcadia
   12253    Merion Court Apartments                    118 Montgomery Avenue                                Bala Cynwyd
   16771    Central Park Mews                          117 West 58th Street                                 New York
   9382     Colonial Grand Pacific Building            11131123 First Avenue                               Seattle
   11098    Lowden Gardens                             111123 Bath Avenue                                  Long Branch
   17187    La Cienega Pavilion                        11061112 North La Cienga                            West Hollywood
   9072     Tully Road Shopping Center                 1055  1095 Tully Road                               San Jose
   9422     Houma Kmart                                10121015 West Park Avenue                           Houma
   17194    101 Broadway                               101 Broadway                                         Santa Monica
   9412     Crown Theater                              100 Quarry Road                                      Trumbull
   8747     Hamilton Station Apartments                100 Hamilton Station Drive                           Columbus
   11506    Woodstream Apartments                      100 Conestoga Drive                                  Evesham Township
   9100     Patidar Hotel Portfolio
   12203    Rex Haven & Rex Terrace Apartments                                                              Village of Palm Springs
   8673     Meadow Valley & Valley Stream MHP
   11162    Pine Beil Portfolio                                                                             New York
   11895    Dixon Landing & Branham Self Storage
   11969    Founders Plaza & Tower 14
   17637    Highland Chateau & Seward Flats

   STATE        ZIP CODE    GROSS MORTGAGE    NET MORTGAGE              ORIGINAL              CUT OFF              MATURITY ORIGINAL
                                  RATE            RATE                  BALANCE             DATE BALANCE           BALANCE     TERM
     MD          21093           7.4750%         7.4180%              5,600,000.00          5,596,985.92         4,943,928.97   120
     NJ          07860           6.8300%         6.7730%              4,600,000.00          4,596,973.85         3,993,397.29   120
     AZ          85032           8.1500%         8.0930%              4,505,000.00          4,501,162.50         4,043,769.16   120
     DE          19904           7.1900%         7.1330%              6,988,763.29          6,965,929.20         5,634,165.03   118
     NJ          08225           8.3200%         8.2630%              3,500,000.00          3,494,612.54         2,911,647.70   120
     CA          92123           6.7050%         6.6480%             18,000,000.00         17,947,054.90        15,575,938.02   120
     CA          92075           6.9340%         6.8790%              2,500,000.00          2,483,822.93         1,907,933.31   180
     ND          58078           6.3400%         6.2830%              4,225,000.00          4,211,360.45         3,618,976.84   120
     WA          98203           7.2200%         7.1630%              2,600,000.00          2,591,689.94         2,093,923.95   120
     PA          19128           6.8060%         6.7490%              2,450,000.00          2,430,143.29         2,078,035.33    96
     TX          85246           6.8600%         6.8030%              4,300,000.00          4,284,147.62         3,736,199.54   120
     FL          32809           8.2500%         8.1930%              6,400,000.00          6,400,000.00         5,311,237.88   120
     MD          21045           6.9400%         6.8830%              1,500,000.00          1,465,783.38            13,626.22   120
     VA          22044           7.0000%         6.9430%             11,000,000.00         10,838,384.65           359,237.42   240
     NJ          07042           7.3100%         7.2530%              2,240,000.00          2,235,631.52         1,809,212.05   120
     CA          93065           7.1400%         7.0830%              2,975,000.00          2,969,023.85         2,290,101.96   180
     NY          11375           6.7750%         6.7180%              1,800,000.00          1,798,796.56         1,560,311.52   120
     CA          90232           6.3100%         6.2530%              1,400,000.00          1,395,446.43         1,037,172.75   180
     NC          28711           8.4200%         8.3630%              1,900,000.00          1,898,579.04         1,584,662.81   120
     CA          90232           6.3100%         6.2530%              1,400,000.00          1,395,446.43         1,037,172.75   180
     NY          10012           7.1500%         7.0930%              6,030,000.00          6,019,831.38         2,514,757.06   180
     PA          18018           7.3800%         7.3230%              3,950,000.00          3,929,207.95         2,548,484.88   180
     MD          21215           8.2500%         8.1930%              1,500,000.00          1,487,880.56            37,072.95   180
     NY          14120           8.8750%         8.8180%              3,025,000.00          3,022,990.88         2,554,513.56   120
     GA          31904           6.9600%         6.9030%              5,800,000.00          5,784,051.28         4,429,800.67   180
     CA          90401           6.7400%         6.6830%              3,500,000.00          3,446,735.31         2,360,197.11   120
     OH          43950           8.3400%         8.2830%              2,100,000.00          2,098,397.56         1,747,563.31   120
     MI          48603           6.8000%         6.7430%              2,200,000.00          2,192,375.45         1,376,099.21   180
     TN          37343           8.5000%         8.4430%              1,830,000.00          1,828,277.20         1,457,332.19   120
     AZ          85031           6.6900%         6.6330%              1,325,000.00          1,295,673.80            22,827.07   180
     PA          19128           6.8060%         6.7490%              1,400,000.00          1,388,653.31         1,187,448.76    96
     CA          93065           7.1400%         7.0830%              2,800,000.00          2,794,375.39         2,155,390.08   180
     CA          93003           7.1400%         7.0830%              2,275,000.00          2,270,430.01         1,751,254.44   180
     GA          31909           6.0150%         5.9580%              6,400,000.00          6,377,621.11         4,673,815.29   180
     CA          90020           6.9100%         6.8530%              7,600,000.00          7,516,100.56           240,774.40   240
     MI          49423           7.2300%         7.1730%              1,600,000.00          1,593,283.72         1,289,191.59   120
     NY          10036           7.2500%         7.1930%              5,500,000.00          5,496,817.11         4,827,887.39   120
     MA          02135           6.4000%         6.3430%              5,000,000.00          4,972,654.50         3,864,122.46   120
     CA          92108           7.9400%         7.8830%              9,500,000.00          9,500,000.00         6,683,279.30   120
     NJ          07628           7.3500%         7.2930%              9,400,000.00          9,382,148.57         8,272,776.61   120
     PA          18901           6.9300%         6.8730%              6,100,000.00          6,083,091.08         4,652,536.62   180
     CT          06810           7.3000%         7.2430%              4,400,000.00          4,394,971.78         3,867,885.70   120
     PA          18103           8.3750%         8.3180%              3,460,000.00          3,457,382.84         2,882,137.51   120
     PA          17011           8.0300%         7.9730%                740,000.00            737,992.20           610,449.73   120
     CA          91950           6.9350%         6.8780%             11,600,000.00         11,567,888.28        10,100,441.28   120
     CA          90034           6.4500%         6.3930%              2,000,000.00          1,995,211.18         1,718,249.13   120
     DE          19711           6.7000%         6.6430%              3,900,000.00          3,891,331.65         3,090,620.55   120
     AZ          85251           6.5000%         6.4430%              3,500,000.00          3,491,722.05         3,011,149.02   120
     CA          95630           7.2300%         7.1730%              4,240,000.00          4,220,657.19         3,721,328.28   120
     MN          56303           6.7500%         6.6930%              4,000,000.00          3,991,112.42         3,465,107.77   120
     CA          92024           7.5000%         7.4430%              3,300,000.00          3,296,925.79         2,680,188.33   120
     AZ          86401           7.9850%         7.9280%              4,150,000.00          4,146,242.00         3,710,580.30   120
     PA          19072           6.4000%         6.3430%              3,250,000.00          3,237,860.96         2,550,380.09   120
     NJ          07940           6.5500%         6.4930%              2,650,000.00          2,633,702.98         2,089,764.31   120
     CA          95816           6.8850%         6.8280%              4,250,000.00          4,240,876.43         3,695,123.95   120
     AZ          85009           7.7000%         7.6430%              2,475,000.00          2,465,191.42         2,099,943.99    84
     NY          10016           6.8125%         6.7555%             10,500,000.00         10,467,141.83         8,991,733.04   120
     AZ          85007           6.7050%         6.6480%              1,100,000.00          1,055,045.28             9,742.23   120
     CO          80503           5.7600%         5.7030%              4,200,000.00          4,184,392.31         3,536,895.12   120
     NY          10001           8.1500%         8.0930%              8,000,000.00          7,996,604.59         7,179,541.94   120
     CA          91320           7.1400%         7.0830%              3,900,000.00          3,892,165.73         3,002,150.46   180
     MN          55419           6.4000%         6.3430%              2,400,000.00          2,343,498.13            19,238.35   120
     CT          06430           6.1700%         6.1130%              3,700,000.00          3,687,541.57         3,153,858.75   120
     AZ          85040           7.2500%         7.1930%              3,100,000.00          3,080,120.88         2,499,434.23   120
     CA          93065           7.1400%         7.0830%              5,050,000.00          5,039,855.62         3,887,399.96   180
     PA          19118           6.7606%         6.7036%              3,145,512.24          3,138,435.59         2,729,296.29   118
     CA          93003           7.1400%         7.0830%              4,150,000.00          4,141,663.53         3,194,596.01   180
     CA          90401           7.1250%         7.0680%              2,175,000.00          2,175,000.00         1,902,739.00   120
     CT          06430           5.8400%         5.7830%              1,800,000.00          1,793,436.42         1,519,466.20   120
     NV          89119           6.1500%         6.0930%              5,000,000.00          4,987,126.66         4,259,018.49   120
     TX          78523           7.8000%         7.7430%              5,375,000.00          5,354,937.80         4,405,462.78   120
     CA          95121           6.9900%         6.9330%              4,000,000.00          3,986,631.56         3,198,609.40   120
     NH          03103           6.9600%         6.9030%              4,300,000.00          4,275,391.78         3,419,886.06   120
     MA          02364           6.9600%         6.9030%              5,000,000.00          4,977,854.14         3,155,779.92   180
     PA          19341           6.6000%         6.5430%              6,000,000.00          5,986,156.79         4,505,507.07   180
     CA          95330           7.7000%         7.6430%              2,650,000.00          2,645,267.70         2,165,524.79   120
     CA          90404           6.2100%         6.1530%              1,945,000.00          1,938,515.04         1,433,991.34   180
     CA          91416           7.9700%         7.9130%              5,556,400.93          5,550,946.67         4,981,058.14   113
     CA          90404           6.2100%         6.1530%              1,645,000.00          1,639,515.29         1,212,810.16   180
     ME          04073           8.0000%         7.9430%              2,300,000.00          2,293,720.33         1,895,708.52   120
     NJ          08057           7.0100%         6.9530%              3,750,000.00          3,734,276.13         3,271,852.28   120
     CT          06105           7.6050%         7.5480%             14,100,000.00         14,100,000.00        12,486,498.66   120
     NY          10012           7.1250%         7.0680%              5,489,903.38          5,478,561.50         4,228,679.72   177
     TX          78644           8.6200%         8.5630%              1,500,000.00          1,500,000.00            39,589.27   180
     NY          10017           6.8750%         6.8180%              4,000,000.00          3,986,333.66         3,187,107.84   120
     PA          19102           6.7800%         6.7230%              2,900,000.00          2,891,635.54         2,514,592.22   120
     CA          91405           6.6500%         6.5930%              4,100,000.00          4,087,766.98         3,542,501.00   120
     CA          90401           7.1250%         7.0680%              1,300,000.00          1,300,000.00         1,137,269.29   120
     OR          97230           7.6600%         7.6030%              1,675,000.00          1,671,981.15         1,367,157.94   120
     NY          10452           7.2500%         7.1930%              6,500,000.00          6,479,346.66         5,239,614.49   120
     CA          94520           8.2700%         8.2130%              2,000,000.00          2,000,000.00         1,660,695.59   120
     DE          19711           6.8000%         6.7430%              3,500,000.00          3,492,381.60         2,782,471.75   120
     OH          44446           7.1340%         7.0770%              3,350,000.00          3,347,989.68         2,577,890.93   180
     NY          10580           7.6600%         7.6030%              4,200,000.00          4,176,695.99            90,986.96   180
     CA          91006           6.9500%         6.8930%              4,700,000.00          4,679,984.89         3,588,262.20   180
     PA          19004           6.5900%         6.5330%              2,190,000.00          2,176,629.82         1,729,241.82   120
     NY          10019           6.4600%         6.4030%              7,000,000.00          6,978,073.89         6,016,306.44   120
     WA          98101           7.4000%         7.3430%              2,385,000.00          2,383,684.49         2,101,596.14   120
     NJ          07740           6.8200%         6.7630%              1,775,000.00          1,767,185.64         1,347,063.34   180
     CA          90069           8.4100%         8.3530%              1,510,000.00          1,509,420.92         1,363,309.65   120
     CA          95121           7.3600%         7.3030%              1,850,000.00          1,838,389.57         1,496,604.91   120
     LA          70364           7.3350%         7.2780%              2,350,000.00          2,332,820.79         1,899,993.40   120
     CA          90401           7.8000%         7.7430%              2,000,000.00          1,994,550.49            44,084.81   180
     CT          06606           7.2500%         7.1930%              6,400,000.00          6,373,242.79         5,159,924.60   120
     GA          31908           6.0150%         5.9580%              9,500,000.00          9,466,781.34         6,937,694.57   180
     NJ          08053           6.8200%         6.7630%              4,150,000.00          4,116,455.03         3,302,056.84   120
                                 7.6200%         7.5630%              6,080,000.00          6,080,000.00         4,229,832.99   120
FL           33461               7.5500%         7.4930%              2,700,000.00          2,698,582.43         2,388,167.30   120
NY           13820               6.7000%         6.6430%              1,300,000.00          1,295,014.83         1,124,657.72   120
NY                               7.0500%         6.9930%              2,750,000.00          2,731,669.14         2,203,605.50   120
CA                               7.6500%         7.5930%              3,900,000.00          3,896,489.00         3,181,663.50   120
                                 7.4550%         7.3980%             20,900,000.00         20,833,834.70        18,443,461.79   120
MN                               7.3050%         7.2480%              4,225,000.00          4,222,597.28         3,713,943.28   120

   REMAINING       MATURITY     ARD DATE     ARD RATE       ORIGINAL        FIRST         MONTHLY P&I        APPRAISED   CUT OFF
      TERM           DATE                      STEP       AMORTIZATION     PAYMENT                               VALUE   DATE LTV
                                                                             DATE
      119           1/1/09                     N/A             360          2/1/99             39,060.19     9,600,000    58.30%
      119           1/1/09                     N/A             360          2/1/99             30,080.54     7,100,000    64.75%
      118                       12/1/08        200             360          1/1/99             33,528.38     6,300,000    71.45%
      115           9/1/08                     N/A             298         12/1/98             50,366.44    10,840,000    64.26%
      118           12/1/08                    N/A             300          1/1/99             27,759.67     5,100,000    68.52%
      116           10/1/08                    N/A             360         11/1/98            116,209.74    30,000,000    59.82%
      171           5/1/13                     N/A             360          6/1/98             16,521.90     3,727,500    66.64%
      116           10/1/08                    N/A             360         11/1/98             26,261.86     6,500,000    64.79%
      117           11/1/08                    N/A             300         12/1/98             18,742.76     4,000,000    64.79%
       89           7/1/06                     N/A             300          8/1/98             17,014.07     4,385,000    55.42%
      115           9/1/08                     N/A             360         10/1/98             28,204.85     6,300,000    68.00%
      120           2/1/09                     N/A             300          3/1/99             50,460.81    12,000,000    53.33%
      116           10/1/08                    N/A             120         11/1/98             17,369.92     4,100,000    35.75%
      232           6/1/18                     N/A             240          7/1/98             85,282.88    32,000,000    33.87%
      118           12/1/08                    N/A             300          1/1/99             16,277.56     3,100,000    72.12%
      177           11/1/13                    N/A             360         12/1/98             20,073.26     4,000,000    74.23%
      119           1/1/09                     N/A             360          2/1/99             11,704.69     6,250,000    28.78%
      176           10/1/13                    N/A             360         11/1/98              8,674.75     3,500,000    39.87%
      119           1/1/09                     N/A             300          2/1/99             15,197.02     3,150,000    60.27%
      176           10/1/13                    N/A             360         11/1/98              8,674.75     2,450,000    56.96%
      179           1/1/14                     N/A             240          2/1/99             47,294.99    16,000,000    37.62%
      175           9/1/13                     N/A             300         10/1/98             28,882.53     5,400,000    72.76%
      177           11/1/13                    N/A             180         12/1/98             14,552.11     2,500,000    59.52%
      119           1/1/09                     N/A             300          2/1/99             25,127.26     5,200,000    58.13%
      176           10/1/13                    N/A             360         11/1/98             38,431.86     9,750,000    59.32%
      112           6/1/08                     N/A             240          7/1/98             26,591.94     6,890,000    50.03%
      119           1/1/09                     N/A             300          2/1/99             16,683.94     3,300,000    63.59%
      177           11/1/13                    N/A             300         12/1/98             15,269.59     2,800,000    78.30%
      119           1/1/09                     N/A             276          2/1/99             15,117.38     2,900,000    63.04%
      173           7/1/13                     N/A             180          8/1/98             11,681.02     3,800,000    34.10%
       89           7/1/06                     N/A             300          8/1/98              9,722.33     2,385,000    58.22%
      177           11/1/13                    N/A             360         12/1/98             18,892.48     6,400,000    43.66%
      177           11/1/13                    N/A             360         12/1/98             15,350.14     3,150,000    72.08%
      176           10/1/13                    N/A             360         11/1/98             38,432.98     8,650,000    73.73%
      234           8/1/18                     N/A             240          9/1/98             58,512.85    12,900,000    58.26%
      116           10/1/08                    N/A             300         11/1/98             11,544.30     2,320,000    68.68%
      119           1/1/09                     N/A             360          2/1/99             37,519.70    12,000,000    45.81%
      116           10/1/08                    N/A             300         11/1/98             33,448.59     8,100,000    61.39%
      120           2/1/09                     N/A             240          3/1/99             79,107.43    16,900,000    56.21%
      117           11/1/08                    N/A             360         12/1/98             64,763.38    12,400,000    75.66%
      176           10/1/13                    N/A             360         11/1/98             40,297.09     8,300,000    73.29%
      118           12/1/08                    N/A             360          1/1/99             30,165.12    10,000,000    43.95%
      119           1/1/09                     N/A             300          2/1/99             27,570.00     5,500,000    62.86%
      117           11/1/08                    N/A             300         12/1/98              5,726.15     1,100,000    67.09%
      116           10/1/08                    N/A             360         11/1/98             76,669.37    15,500,000    74.63%
      117           11/1/08                    N/A             360         12/1/98             12,575.67     2,950,000    67.63%
      118           12/1/08                    N/A             300          1/1/99             26,822.54     4,900,000    79.41%
      117           11/1/08                    N/A             360         12/1/98             22,122.38    10,050,000    34.74%
      113           7/1/08                     N/A             360          8/1/98             28,866.78     6,920,000    60.99%
      117           11/1/08                    N/A             360         12/1/98             25,943.92     6,000,000    66.52%
      119           1/1/09                     N/A             300          2/1/99             24,386.71     5,150,000    64.02%
      118           12/1/08                    N/A             360          1/1/99             30,407.85     5,675,000    73.06%
      117           11/1/08                    N/A             300         12/1/98             21,741.59     4,340,000    74.61%
      115           9/1/08                     N/A             300         10/1/98             17,975.87     8,700,000    30.27%
      117           11/1/08                    N/A             360         12/1/98             27,947.88     6,000,000    70.68%
       81           11/1/05                    N/A             264         12/1/98             19,480.94     3,360,000    73.37%
      116           10/1/08                    N/A             360         11/1/98             69,241.14    16,800,000    62.30%
      113           7/1/08                     N/A             120          8/1/98             12,605.32     4,000,000    26.38%
      116           10/1/08                    N/A             360         11/1/98             24,536.75     5,900,000    70.92%
      119           1/1/09                     N/A             360          2/1/99             59,539.85    14,000,000    57.12%
      177           11/1/13                    N/A             360         12/1/98             26,314.52     5,450,000    71.42%
      116           10/1/08                    N/A             120         11/1/98             27,129.56     5,960,000    39.32%
      116           10/1/08                    N/A             360         11/1/98             22,589.37     9,000,000    40.97%
      114           8/1/08                     N/A             300          9/1/98             22,407.01     4,300,000    71.63%
      177           11/1/13                    N/A             360         12/1/98             34,073.93     6,750,000    74.66%
      115           9/1/08                     N/A             358         12/1/98             20,459.16     4,250,000    73.85%
      177           11/1/13                    N/A             360         12/1/98             28,001.35     6,100,000    67.90%
      120           2/1/09                     N/A             360          3/1/99             14,653.38     4,200,000    51.79%
      116           10/1/08                    N/A             360         11/1/98             10,607.45     9,800,000    18.30%
      117           11/1/08                    N/A             360         12/1/98             30,461.41    13,300,000    37.50%
      116           10/1/08                    N/A             300         11/1/98             40,775.52     8,700,000    61.55%
      117           11/1/08                    N/A             300         12/1/98             28,245.66     7,850,000    50.79%
      116           10/1/08                    N/A             360         11/1/98             31,660.19     6,000,000    71.26%
      176           10/1/13                    N/A             300         11/1/98             35,211.48     9,300,000    53.53%
      177           11/1/13                    N/A             360         12/1/98             38,319.53    12,800,000    46.77%
      118           12/1/08                    N/A             300          1/1/99             19,929.30     3,850,000    68.71%
      176           10/1/13                    N/A             360         11/1/98             11,925.15     4,100,000    47.28%
      111           5/1/08                     N/A             353          1/1/99             40,851.69     8,500,000    65.31%
      176           10/1/13                    N/A             360         11/1/98             10,085.79     3,000,000    54.65%
      117           11/1/08                    N/A             300         12/1/98             17,751.77     3,450,000    66.48%
      114           8/1/08                     N/A             360          9/1/98             24,974.03     5,300,000    70.46%
      120           2/1/09                     N/A             360          3/1/99             99,605.00    21,000,000    67.14%
      174           8/1/13                     N/A             357         12/1/98             37,075.97     9,300,000    58.91%
      180           2/1/14                     N/A             180          3/1/99             14,876.79     2,850,000    52.63%
      117           11/1/08                    N/A             300         12/1/98             27,953.01     7,500,000    53.15%
      116           10/1/08                    N/A             360         11/1/98             18,867.21     4,200,000    68.85%
      116           10/1/08                    N/A             360         11/1/98             26,320.56     5,240,000    78.01%
      120           2/1/09                     N/A             360          3/1/99              8,758.34     3,000,000    43.33%
      118           12/1/08                    N/A             300          1/1/99             12,552.95     2,600,000    64.31%
      117           11/1/08                    N/A             300         12/1/98             46,982.45     9,365,000    69.19%
      120           2/1/09                     N/A             300          3/1/99             15,795.74     3,750,000    53.33%
      118           12/1/08                    N/A             300          1/1/99             24,292.52     4,375,000    79.83%
      179           1/1/14                     N/A             360          2/1/99             22,589.92     6,500,000    51.51%
      178           12/1/13                    N/A             180          1/1/99             39,317.37     7,100,000    58.83%
      174           8/1/13                     N/A             360          9/1/98             31,111.55     7,500,000    62.40%
      115           9/1/08                     N/A             300         10/1/98             14,910.43     2,825,000    77.05%
      116           10/1/08                    N/A             360         11/1/98             44,060.78    16,000,000    43.61%
      119           1/1/09                     N/A             360          2/1/99             16,513.26     3,750,000    63.56%
      174           8/1/13                     N/A             360          9/1/98             11,595.33     2,900,000    60.94%
      119           1/1/09                     N/A             360          2/1/99             11,514.42     2,400,000    62.89%
      114           8/1/08                     N/A             300          9/1/98             13,503.31     3,400,000    54.07%
      113           7/1/08                     N/A             300          8/1/98             17,114.86     3,400,000    68.61%
      179           1/1/14                     N/A             180          2/1/99             18,882.84     3,700,000    53.91%
      116           10/1/08                    N/A             300         11/1/98             46,259.64     8,550,000    74.54%
      176           10/1/13                    N/A             360         11/1/98             57,048.95    14,000,000    67.62%
      113           7/1/08                     N/A             300          8/1/98             28,856.53     5,300,000    77.67%
      120           2/1/09                     N/A             240          3/1/99             49,427.16    10,460,000    58.13%
      119           1/1/09                     N/A             360          2/1/99             18,971.32     3,700,000    72.93%
      115           9/1/08                     N/A             360         10/1/98              8,388.61     1,700,000    76.18%
      114           8/1/08                     N/A             300          9/1/98             19,524.23     3,830,000    71.32%
      119           1/1/09                     N/A             300          2/1/99             29,202.25     6,460,000    60.32%
      115           9/1/08                     N/A             360         10/1/98            145,492.36    30,800,000    67.64%
      119           1/1/09                     N/A             360          2/1/99             28,979.73     5,650,000    74.74%

    U/W      ADMINISTRATIVE      INTEREST    REAL PROPERTY  LIEN POSITION       PREPAYMENT           EFFECTIVE      FREELY CALLABLE
   DSCR         FEE RATE         ACCRUAL        INTEREST                       DESCRIPTION            LOCKOUT            PERIOD
   1.63          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.65          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.33          0.00057        Actual/360     Leasehold        First           Defeasance              120                0
   1.28          0.00057        Actual/360        Fee           First           Defeasance              118                0
   1.44          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.55          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.49          0.00055        Actual/360        Fee           First           Defeasance              180                0
   1.71          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.59          0.00057        Actual/360        Fee           First           Defeasance              117                3
   2.44          0.00057        Actual/360        Fee           First           Defeasance              96                 0
   1.68          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.76          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.72          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.65          0.00057        Actual/360        Fee           First           Defeasance              240                0
   1.37          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.42          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.80          0.00057        Actual/360        Fee           First           Defeasance              117                3
   2.27          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.57          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.82          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.27          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.56          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.40          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.41          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.83          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.65          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.79          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.40          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.84          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.94          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.22          0.00057        Actual/360        Fee           First           Defeasance              96                 0
   2.76          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.42          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.63          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.51          0.00057        Actual/360        Fee           First           Defeasance              240                0
   2.28          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.26          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.56          0.00057          30/360          Fee           First           Defeasance              120                0
   1.53          0.00057        Actual/360     Leasehold        First           Defeasance              120                0
   1.32          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.60          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.07          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.61          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.47          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.40          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.61          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.37          0.00057        Actual/360        Fee           First           Defeasance              120                0
   3.70          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.47          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.61          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.53          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.33          0.00057        Actual/360     Leasehold        First           Defeasance              120                0
   1.46          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.57          0.00057        Actual/360        Fee           First           Defeasance              119                1
   1.69          0.00057        Actual/360     Leasehold        First           Defeasance              119                1
   1.38          0.00057        Actual/360        Fee           First           Defeasance              84                 0
   1.68          0.00057        Actual/360        Fee           First           > 1% or YM              60                 3
   1.84          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.98          0.00057        Actual/360        Fee           First           Defeasance              114                6
   1.42          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.45          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.69          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.73          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.37          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.43          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.38          0.00057        Actual/360        Fee           First           Defeasance              118                0
   1.45          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.03          0.00057        Actual/360        Fee           First           Defeasance              120                0
   6.34          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.93          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.71          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.83          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.38          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.89          0.00057        Actual/360        Fee           First           Defeasance              180                0
   2.16          0.00057        Actual/360        Fee           First           > 1% or YM              48                 0
   1.80          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.57          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.45          0.00057        Actual 360        Fee           First           Defeasance              113                0
   2.32          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.41          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.66          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.46          0.00057        Actual/360    Fee/Leashold      First           Defeasance              120                0
   1.94          0.00057        Actual/360        Fee           First           Defeasance              177                0
   1.41          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.53          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.64          0.00057        Actual/360        Fee           First           Defeasance              119                1
   1.57          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.35          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.46          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.37          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.73          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.39          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.86          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.30          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.85          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.45          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.42          0.00057        Actual/360        Fee           First           Defeasance              119                1
   1.61          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.85          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.38          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.86          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.50          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.33          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.38          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.70          0.00057        Actual/360        Fee           First           Defeasance              180                0
   1.46          0.00057        Actual/360        Fee           First           Defeasance              120                0
   2.18          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.47          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.63          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.50          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.61          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.33          0.00057        Actual/360        Fee           First           Defeasance              120                0
   1.48          0.00057        Actual/360        Fee           First           Defeasance              120                0

                                    EXHIBIT C
                    FORM OF INVESTMENT REPRESENTATION LETTER


Bear, Stearns & Co. Inc.
245 Park Avenue
New York, New York 10167

Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167
Attention:  James G. Reichek

LaSalle National Bank,
 as Certificate Registrar
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Corporate Trust Services Group -- Bear Stearns
                  Commercial Mortgage Securities Inc. Series 1999-C1

                  Re: Transfer of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

                  This letter is delivered pursuant to Section 5.02 of the Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, GE Capital Loan Services, Inc., as Servicer, GE Capital Realty Group, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle National Bank, as Trustee on behalf of the holders of Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1 in connection with the transfer by ____________________ (the "Seller") to the undersigned (the "Purchaser") of $_____________________ Balance of Class _____ Certificates (the "Certificates"). Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  1. In connection with such transfer, the Purchaser hereby represents and warrants to you and the addressees hereof as follows:1

                  (a)   [ ]  The Purchaser is purchasing a Class of Regular
                             Certificates and is an institutional "accredited investor" (an entity meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D


1 Purchaser must include one of the following two certifications, and if it certifies under paragraph (b) it must include the further certification as to the type of entity as indicated therein.

                             under the Securities Act of 1933, as amended (the "1933 Act") or an entity all of the equity owners of which come within such paragraphs) and has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Certificates, and the Purchaser and any accounts for which it is acting are each able to bear the economic risk of the Purchaser's or such account's investment. The Purchaser is acquiring the Certificates purchased by it for its own account or for one or more accounts (each of which is an "institutional accredited investor") as to each of which the Purchaser exercises sole investment discretion, and is not acquiring such Certificates with a view to any resale or distribution thereof other than in accordance with the restrictions set forth in
                             Section 5.02 of the Pooling and Servicing
                             Agreement. The Purchaser hereby undertakes to reimburse the Trust Fund for any costs incurred by it in connection with this transfer.

                  (b)   [ ]  (i) The Purchaser is purchasing a Class of Regular
                             Certificates or a Class of Residual Interests and is aware that (x) (in the case of the initial transfer) the transfer is being made in reliance on
                             Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act") without a view to any resale or distribution and (y) (in the case of subsequent transfers) is being made in reliance on Rule 144A promulgated under the 1933 Act; (ii) in the case of subsequent transfers the Purchaser has had the opportunity to obtain the information required to be provided pursuant to paragraph
                             (d)(4)(i) of Rule 144A; and (iii) the Purchaser is a "qualified institutional buyer" within the meaning of Rule 144A because (y) as of the end of the Purchaser's most recent fiscal year it owned or invested on a discretionary basis $_______________2 eligible securities (excluding affiliate's securities, bank deposit notes and CDs, loan participations, repurchase agreements, securities owned but subject to a repurchase agreement and swaps) and (z) the Purchaser is one of the following entities:

                        [ ] an insurance company as defined in Section 2(13) of the Act; or3

                        [ ] an investment company registered under the Investment Company Act of 1940, as amended, or any business development company as defined in Section 2(a)(48) of the



2 Purchaser must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Purchaser is a dealer, in which case Purchaser must own and/or invest on a discretionary basis at least $10,000,000 in securities.

3 A purchase by an insurance company for one or more of its separate accounts, as defined by section 2(a)(37) of the Investment Company Act of 1940, which are neither registered nor required to be registered thereunder, shall be deemed to be a purchase for the account of such insurance company.

                             Investment Company Act of 1940, as amended, that is part of a Family of Investment Companies (as defined below) which owns in the aggregate at least $100,000,000 of securities of issuers other than issuers that are affiliated with the investment company or are part of such Family of Investment Companies. The term "Family of Investment Companies," as used herein, means two or more registered investment companies (or series thereof), except for a unit investment trust whose assets consist solely of shares of one or more registered investment companies, that have the same investment adviser (or, in the case of unit investment trusts, the same depositor) or investment advisers (or, in the case of unit investment trusts, depositors) that are affiliated by virtue of being majority owned subsidiaries of the same parent or because one investment adviser or depositor is a majority owned subsidiary of the other.

                     [ ] a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

                     [ ] a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                     [ ]     a business development company as defined in
                             Section 202(a)(22) of the Investment Advisers Act of 1940, as amended;

                     [ ] a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in
                             Section 501(c)(3) of the Internal Revenue Code; or

                     [ ] an investment adviser registered under the Investment Advisers Act; or

                     [ ] a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                     [ ] at least $10 million, and the undersigned is a broker-dealer registered with the SEC; or

                     [ ] less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

                     [ ] less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, as amended, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of eligible securities; or

                     [ ] less than $100 million, and the undersigned is an entity, all the equity owners of which are "Qualified Institutional Buyers," as defined in Rule 144A.

                  2. If the Purchaser has certified that it is an institutional "accredited investor" pursuant to Paragraph 1(a) above or that is a "qualified institutional buyer" purchasing in the initial sale pursuant to 1(b) (i)(x) above, the Purchaser's intention is to acquire the Certificate (a) for investment for the Purchaser's own account or (b) for resale to (i) "qualified institutional buyers" in transactions under Rule 144A, and not in any event with the view to, or for resale in connection with, any distribution thereof, or (ii) (with respect to Regular Certificates only) to institutional "accredited investors" meeting the requirements of Rule 501(a)(1), (2), (3) or (7) of Regulation D promulgated under the 1933 Act or entities all of the equity owners of which come within such paragraphs, pursuant to any other exemption from the registration requirements of the 1933 Act, subject in the case of this clause
(ii) to (w) the receipt by the Certificate Registrar of a letter substantially in the form hereof, (x) the receipt by the Certificate Registrar of an opinion of counsel acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act, (y) the receipt by the Certificate Registrar of such other evidence acceptable to the Certificate Registrar that such reoffer, resale, pledge or transfer is in compliance with the 1933 Act and other applicable laws, and (z) a written undertaking to reimburse the Trust for any costs incurred by it in connection with the proposed transfer. The Purchaser understands that the Certificate (and any subsequent Certificate) has not been registered under the 1933 Act, by reason of a specified exemption from the registration provisions of the 1933 Act which depends upon, among other things, the bona fide nature of the Purchaser's investment intent (or intent to resell to only certain investors in certain exempted transactions) as expressed herein.

                  3. The Purchaser has reviewed the Private Placement Memorandum relating to the Certificates (the "Private Placement Memorandum") and the agreements and other materials referred to therein and has had the opportunity to ask questions and receive answers concerning the terms and conditions of the transactions contemplated by the Private Placement Memorandum.

                  4. The Purchaser acknowledges that the Certificate (and any Certificate issued on transfer or exchange thereof) has not been registered or qualified under the 1933 Act or the securities laws of any State or any other jurisdiction, and that the Certificate cannot be resold except to an "qualified institutional buyer" or (in the case of Regular Certificates only) to an institutional "accredited investor."

                  5. The Purchaser hereby undertakes to be bound by the terms and conditions of the Pooling and Servicing Agreement in its capacity as an owner of a Certificate or Certificates, as the case may be (each, a "Certificateholder"), in all respects as if it were a signatory thereto. This undertaking is made for the benefit of the Trust, the Certificate Registrar and all Certificateholders present and future.

                  6. The Purchaser covenants that, in connection with a request to the trustee, Servicer or Special Servicer, it will take and use the provided information on a confidential basis and will not buy or sell any Certificates on the basis of such information unless and until such information is either (i) included, summarized or described in a communication to Certificateholders of other Classes, on or after the date of such communication, or (ii) contained in a report in one of the forms attached to the Pooling and Servicing Agreement as Exhibit H, Exhibit I-1, Exhibit I-2, Exhibit I-3, Exhibit I-4, Exhibit I-5,
Exhibit I-6, Exhibit I-7, Exhibit I-8, Exhibit I-9, Exhibit I-10 or Exhibit I-11 that is prepared by the Servicer or the Trustee and that is made available to the Certificateholders on each Distribution Date as set forth in Section __ of the Pooling and Servicing Agreement, as of the related Distribution Date, or
(iii) made publicly available by filing pursuant to the Securities Exchange Act of 1934, as amended, or otherwise, on or after the date of such filing or other availability, or (iv) made available to Certificateholders of other Classes by Trustee posting to a world wide website accessible by such Certificateholders, or by a comparably accessible posting by a financial publisher to whom the Trustee or Servicer has provided such information (whether or not any access fee is charged by such financial publisher for access to such information), on or after the date of any such posting, by the Trustee, Servicer or Special Servicer acting in compliance with its duties and obligations under the Pooling and Servicing Agreement.

                  7. The Purchaser will not sell or otherwise transfer any portion of the Certificate or Certificates, except in compliance with Section
5.02 of the Pooling and Servicing Agreement.

                  8. Check one of the following:4

                  [ ] The Purchaser is a U.S. Person (as defined below) and it has attached hereto an Internal Revenue Service ("IRS") Form W-9 (or successor form).

                  [ ] The Purchaser is not a U.S. Person and under applicable law in effect on the date hereof, no taxes will be required to be withheld by the Trustee (or its agent) or the Paying Agent with respect to distributions to be made on the Certificate. The Purchaser has attached hereto either (i) a duly executed IRS Form W-8 (or successor form), which identifies such Purchaser as the beneficial owner of the Certificate and states that such Purchaser is not a U.S. Person or (ii) two duly executed copies of IRS Form 4224 (or successor form), which identify such Purchaser as the beneficial owner

4        Each Purchaser must include one of the two alternative certifications.

of the
                  Certificate and state that interest and original issue discount on the Certificate and Permitted Investments is, or is expected to be, effectively connected with a U.S. trade or business. The Purchaser agrees to provide to the Certificate Registrar updated IRS Forms W-8 or IRS Forms 4224, as the case may be, any applicable successor IRS forms, or such other certifications as the Certificate Registrar may reasonably request, on or before the date that any such IRS form or certification expires or becomes obsolete, or promptly after the occurrence of any event requiring a change in the most recent IRS form of certification furnished by it to the Certificate Registrar.


For this purpose, "U.S. Person" means a citizen or resident of the United States for U.S. federal income tax purposes, a corporation, partnership or other entity created or organized in or under the laws of the United States or any of its political subdivisions, or an estate the income of which is subject to U.S. federal income taxation regardless of its source or a trust if (A) for taxable years beginning after __________, 1999 (or for taxable years ending after August 20, 1999, if the trustee has made an application election), a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States fiduciaries have the authority to control all substantial decisions of such trust, or (B) for all other taxable years, such trust is subject to United States federal income tax regardless of the source of its income.

         9.       Please make all payments due on the Certificates:5

                  [ ] (a) by wire transfer to the following account at a bank or entity in New York, New York, having appropriate facilities therefor:

                           Bank:
                           ABA#:
                           Account #:
                           Attention:

                  [ ] (b) by mailing a check or draft to the following address:

                           ------------------------------

                           ------------------------------

                           ------------------------------


                                                              Very truly yours,

                                                              -----------------


5 Only to be filled out by Purchasers of Definitive Certificates. Please select (a) or (b).

                                                              NAME OF PURCHASER


                                                              By:______________
                                                                       Name:
                                                                       Title


Dated:

                                   EXHIBIT D-1
                           FORM OF TRANSFER AFFIDAVIT


                                                  AFFIDAVIT PURSUANT TO SECTION
                                                  860E(e)(4) OF THE INTERNAL
                                                  REVENUE CODE OF 1986, AS
                                                  AMENDED


STATE OF     )
             )   ss:
COUNTY OF    )

         [NAME OF OFFICER], being first duly sworn, deposes and says:

         1. That [he] [she] is [Title of Officer] of [Name of Transferee] (the "Transferee"), a [description of type of entity] duly organized and existing under the laws of the [State of ] [United States], on behalf of which he makes this affidavit.

         2. That the Transferee's Taxpayer Identification Number is [ ]

         3. That the Transferee of a Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificate, Series 1999-C1, Class [R] [LR] Certificate (the "Class [R] [LR] Certificate") is not a Disqualified Organization (as defined below) or an agent thereof (including nominee, middleman or other similar person) (an "Agent"), an ERISA Prohibited Holder or a Non-U.S. Person (as defined below). For these purposes, a "Disqualified Organization" means any of (i) the United States, any State or political subdivision thereof, any possession of the United States, or any agency or instrumentality of any of the foregoing (other than an instrumentality which is a corporation if all of its activities are subject to tax and a majority of its board of directors is not selected by such governmental unit), (ii) a foreign government, any international organization, or any agency or instrumentality of any of the foregoing, (iii) any organization (other than certain farmers' cooperatives described in Section 521 of the Code) which is exempt from the tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income), (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code and (v) any other Person so designated by the Servicer based upon an Opinion of Counsel that the holding of an Ownership Interest in a Residual Certificate by such Person may cause either the Upper-Tier REMIC or the Lower-Tier REMIC to fail to qualify as a REMIC or any Person having an Ownership Interest in any Class of Certificates (other than such Person) to incur a liability for any federal tax imposed under the Code that would not otherwise be imposed but for the Transfer of an Ownership Interest in a Residual Certificate to such Person. The terms "United States", "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. For these purposes, " ERISA Prohibited Holder" means an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or section 4975 of the Code or any governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a "Plan") or a Person acting on behalf of or investing the assets of such Plan. For these purposes, "Non-U.S. Person"


                                     D-1-1
means any person other than a U.S. Person, unless, with respect to the Transfer of a Residual Certificate, (i) such person holds such Residual Certificate in connection with the conduct of a trade or business within the United States and furnishes the Transferor and the Certificate Registrar with an effective Internal Revenue Service Form 4224 or (ii) the Transferee delivers to both the Transferor and the Certificate Registrar an opinion of a nationally recognized tax counsel to the effect that such Transfer is in accordance with the requirements of the Code and the regulations promulgated thereunder and that such Transfer of the Residual Certificate will not be disregarded for federal income tax purposes.

                  4. That the Transferee historically has paid its debts as they have come due and intends to pay its debts as they come due in the future and the Transferee intends to pay taxes associated with holding the Class [R] [LR] Certificate as they become due.

                  5. That the Transferee understands that it may incur tax liabilities with respect to the Class [R] [LR] Certificate in excess of any cash flow generated by the Class [R] [LR] Certificate.

                  6. That the Transferee agrees not to transfer the Class [R] [LR] Certificate to any Person or entity unless (a) the Transferee has received from such Person or entity an affidavit substantially in the form of this Transfer Affidavit and (b) the Transferee provides to the Certificate Registrar a letter substantially in the form of Exhibit D-2 to the Pooling and Servicing Agreement certifying that it has no actual knowledge that such Person or entity is a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person and that it has no reason to know that such Person or entity does not satisfy the requirements set forth in paragraph 4 hereof.

                  7. That the Transferee agrees to such amendments of the Pooling and Servicing Agreement dated as of February 1, 1999 among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, GE Capital Loan Services, Inc., as Servicer, GE CAPITAL REALTY GROUP, INC., as Special Servicer, LaSalle National Bank, as Trustee, and ABN AMRO Bank N.V., as Fiscal Agent (the "Pooling and Servicing Agreement"), as may be required to further effectuate the restrictions on transfer of the Class [R] [LR] Certificate to such a Disqualified Organization or an Agent thereof, an ERISA Prohibited Holder or a Non-U.S. Person. To the extent not defined herein, the capitalized terms used herein shall have the meanings assigned thereto in the Pooling and Servicing Agreement.

                  8. That, if a "tax matters person" is required to be designated with respect to the [Upper-Tier REMIC] [Lower-Tier REMIC], the Transferee agrees to act as "tax matters person" and to perform the functions of "tax matters person" of the [Upper-Tier REMIC] [Lower-Tier REMIC] pursuant to
Section 10.01(c) of the Pooling and Servicing Agreement, and agrees to the irrevocable designation of the Servicer as the Transferee's agent in performing the function of "tax matters person."

                  9. The Transferee has reviewed, and agrees to be bound by and to abide by, the provisions of Section 5.02(d) of the Pooling and Servicing Agreement concerning registration of the transfer and exchange of Class [R] [LR] Certificates.



                                     D-1-2

                  IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, by its [Title of Officer] this _____ day of 19_ .


                                                     [NAME OF TRANSFEREE]


                                                     By:
                                                              [Name of Officer]
                                                              [Title of Officer]

                  Personally appeared before me the above-named [Name of Officer], known or proved to me to be the same person who executed the foregoing instrument and to be the [Title of Officer] of the Transferee, and acknowledged to me that he [she] executed the same as his [her] free act and deed and the free act and deed of the Transferee.

         Subscribed and sworn before me this                    day of  , 19__.



NOTARY PUBLIC

COUNTY OF

STATE OF

My commission expires the ______ day of                                , 19 _ .



                                     D-1-3

                                   EXHIBIT D-2
                            FORM OF TRANSFEROR LETTER

                                     [Date]

------------------------,
as Certificate Registrar



Attention:

                  Re: Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

                  [Transferor] has reviewed the attached affidavit of [Transferee], and has no actual knowledge that such affidavit is not true and has no reason to know that the requirements set forth in paragraphs 3 and 4 thereof are not satisfied or that the information contained in paragraphs 3 and 4 thereof is not true.



                                                     Very truly yours,

                                                     [Transferor]




                                     D-2-1

                                    EXHIBIT E

                             [INTENTIONALLY OMITTED]

                                    EXHIBIT F

                              REQUEST FOR RELEASE

[Date]


[TRUSTEE]

                  Re: Bear Stearns Commercial Mortgage Securities Inc. Commercial Mortgage Pass-Through Certificates, Series 1999-C1,
                           REQUEST FOR RELEASE

Dear                                ,

                  In connection with the administration of the Mortgage Files held by or on behalf of you as Trustee under a certain Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as depositor, ABN AMRO Bank N.V., as Fiscal Agent, [the undersigned, as servicer ("the Servicer"), GE Capital Realty Group, Inc., as special servicer,] [GE Capital Loan Services, Inc., as servicer, the undersigned, as special servicer (the "Special Servicer"),] and you, as trustee, the undersigned hereby requests a release of the Mortgage File (or the portion thereof specified below) held by or on behalf of you as Trustee with respect to the following described Mortgage Loan for the reason indicated below.

Mortgagor's Name:

Address:

Loan No.:

If only particular documents in the Mortgage File are requested, please specify which:

Reason for requesting file (or portion thereof):

                  ____1. Mortgage Loan paid in full. The [Servicer] [Special Servicer] hereby certifies that all amounts received in connection with the Mortgage Loan have been or will be credited to the Certificate Account pursuant to the Pooling and Servicing Agreement.

                  ____2. The Mortgage Loan is being foreclosed.

                  ____3. Other. (Describe)

                  The undersigned acknowledges that the above Mortgage File (or requested portion thereof) will be held by the undersigned in accordance with the provisions of the Pooling and Servicing Agreement and will be returned to you or your designee within ten (10) days of our receipt thereof, unless the Mortgage Loan has been paid in full, in which case the Mortgage

File (or such portion thereof) will be retained by us permanently, or unless the Mortgage Loan is being foreclosed, in which case the Mortgage File (or such portion thereof) will be returned when no longer required by us for such purpose.

                  Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Pooling and Servicing Agreement.



                                                  [SERVICER][SPECIAL SERVICER]

                                                  By:
                                                     Name:
                                                     Title:

                                    EXHIBIT G

                       FORM OF ERISA REPRESENTATION LETTER


Bear Stearns Commercial Mortgage Securities Inc.
245 Park Avenue
New York, New York 10167
Attention:  James G. Reichek

LaSalle National Bank,
 as Certificate Registrar
135 South LaSalle Street
Suite 1625
Chicago, Illinois  60603

Attention:        Corporate Trust Services Group -- Bear Stearns
                  Commercial Mortgage Securities Inc. Series 1999-C1

                  Re: Transfer of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1

Ladies and Gentlemen:

                  The undersigned (the "Purchaser") proposes to purchase $_______________ initial Certificate Balance of Bear Stearns Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 1999-C1, Class ______ (the "Certificate") issued pursuant to that certain Pooling and Servicing Agreement dated as of February 1, 1999 (the "Pooling and Servicing Agreement"), by and among Bear Stearns Commercial Mortgage Securities Inc., as Depositor, GE Capital Loan Services, Inc., as Servicer, GE Capital Realty Group, Inc., as Special Servicer, ABN AMRO Bank N.V., as Fiscal Agent and LaSalle National Bank, as Trustee. Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

                  In connection with such transfer, the undersigned hereby represents and warrants to you as follows:

                  The Purchaser of any Class of Certificates either (A) is not
(i) an employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a governmental plan (as defined in Section 3(32) of ERISA) subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each a "Plan") or (ii) a person acting on behalf of or using the assets of any such Plan (including an entity whose underlying assets include Plan assets by reason of investment in the entity by such Plan and the application of Department of Labor Regulation ss. 2510.3-101), other than an insurance company using the assets of its general account under circumstances whereby the purchase and holding of such Class of Certificates by such insurance company would be exempt from the prohibited transaction provisions of ERISA and the Code under Prohibited Transaction Class Exemption

95-60 or (B) is delivering herewith an Opinion of Counsel in form and substance satisfactory to the Certificate Registrar and the Depositor to the effect that the acquisition and holding of such Certificate by such purchaser or transferee will not result in the assets of the Trust Fund being deemed to be "plan assets" and subject to the fiduciary responsibility provisions of ERISA, the prohibited transaction provisions of the Code or the provisions of any Similar Law, will not constitute or result in a "prohibited transaction" within the meaning of ERISA, Section 4975 of the Code or any Similar Law, and will not subject the Trustee, the Certificate Registrar, the Servicer, the Special Servicer, the Fiscal Agent, the Underwriter or the Depositor to any obligation or liability (including obligations or liabilities under ERISA, Section 4975 of the Code or any such Similar Law).

                  IN WITNESS WHEREOF, the Purchaser hereby executes this ERISA Representation Letter on the ___th day of ______, _______.



                                                              Very truly yours,


                                                              -----------------
                                                              The Purchaser

                                                              By:______________
                                                                       Name:
                                                                       Title:

                                    EXHIBIT H
                       FORM OF DISTRIBUTION DATE STATEMENT

                             [TO COME FROM TRUSTEE]

                                  EXHIBIT I-1
                  FORM OF COMPARATIVE FINANCIAL STATUS REPORT






















                                     I-1-1

                      Comparative Financial Status Report
                                  Exhibit I-1

                                                                                   ------------------------------------------------

                                                                                   ------------------------------------------------
                                                                                    Original Underwriting Information
                                                                                   ------------------------------------------------

                                                                                   ------------------------------------------------
                                     Last         Ending
                                  Property     Scheduled      Paid     Annual      Financial
Prospectus                       Inspection    Principal      Thru      Debt          Info         %        Total      $
  Number       City    State        Date        Balance       Date     Service     as of Date     Occ      Revenue    NOI     DSCR










-----------------------------------------------
Financial Information:                                                                         Received
-----------------------------------------------                                     Loans                             Balance
                                                                                    #          %                      $        %
-----------------------------------------------                                     -----------------------------------------------
Current Full Year:
-----------------------------------------------                                     -----------------------------------------------
Current Full Yr. received with DSC less than 1:
-----------------------------------------------                                     -----------------------------------------------
Prior Full Year:
-----------------------------------------------                                     -----------------------------------------------
Prior Full Yr. received with DSC less than 1:
-----------------------------------------------                                     -----------------------------------------------


                                                                  ------------------------------------------------

                                                                  ------------------------------------------------
                                                                   Prior Full Year Operating
                                                                   Information
                                                                   As of Y-E YYYY                   Normalized
                                                                  ------------------------------------------------

                                                                  Financial
Prospectus                                                           Info         %        Total     $
  Number                                                         as of Date     Occ      Revenue    NOI    DSCR










-----------------------------------------------
Financial Information:                                             Required
-----------------------------------------------                                          Balance
                                                                   %                     $           %
-----------------------------------------------                    -----------------------------------------------
Current Full Year:
-----------------------------------------------                    -----------------------------------------------
Current Full Yr. received with DSC less than 1:
-----------------------------------------------                    -----------------------------------------------
Prior Full Year:
-----------------------------------------------                    -----------------------------------------------
Prior Full Yr. received with DSC less than 1:
-----------------------------------------------                    -----------------------------------------------


                                                                  ------------------------------------------------

                                                                  ------------------------------------------------
                                                                   Current Annual Operating
                                                                   Information
                                                                   As of Y-E YYYY                   Normalized
                                                                  ------------------------------------------------

                                                                  Financial
Prospectus                                                           Info         %        Total     $
  Number                                                         as of Date     Occ      Revenue    NOI    DSCR










-----------------------------------------------
Financial Information:
-----------------------------------------------

-----------------------------------------------
Current Full Year:
-----------------------------------------------
Current Full Yr. received with DSC less than 1:
-----------------------------------------------
Prior Full Year:
-----------------------------------------------
Prior Full Yr. received with DSC less than 1:
-----------------------------------------------


                                                                  ------------------------------------------------

                                                                  ------------------------------------------------
                                                                   "Actual" YTD
                                                                   Operating
                                                                   Information      Month Reported
                                                                  ------------------------------------------------

                                                                    FS      FS
Prospectus                                                        Start    End     %       Total     $
  Number                                                           Date    Date   Occ     Revenue    NOI   DSCR










-----------------------------------------------
Financial Information:
-----------------------------------------------

-----------------------------------------------
Current Full Year:
-----------------------------------------------
Current Full Yr. received with DSC less than 1:
-----------------------------------------------
Prior Full Year:
-----------------------------------------------
Prior Full Yr. received with DSC less than 1:
-----------------------------------------------


                                                                  ------------------------------------------------

                                                                  ------------------------------------------------

                                                                   Net Change
                                                                   Current & Basic
                                                                  ------------------------------------------------

                                                                                 %
Prospectus                                                            %        Total
  Number                                                             Occ        Rev      DSCR










-----------------------------------------------
Financial Information:
-----------------------------------------------

-----------------------------------------------
Current Full Year:
-----------------------------------------------
Current Full Yr. received with DSC less than 1:
-----------------------------------------------
Prior Full Year:
-----------------------------------------------
Prior Full Yr. received with DSC less than 1:
-----------------------------------------------

                                  EXHIBIT I-2
                     FORM OF DELINQUENT LOAN STATUS REPORT






                                     I-2-1

                        DELINQUENT LOAN STATUS REPORT
                                  EXHIBIT I-2

                                                                                                         TOTAL O/S
                                                                                            ENDING          P&I         TOTAL O/S
PROSPECTUS      PROPERTY      PROPERTY                           SQ FT OR      PAID TO     SCHEDULED    ADVANCES TO    EXPENSES TO
    ID            NAME          TYPE        CITY       STATE      UNITS         DATE        BALANCE         DATE           DATE
----------------------------------------------------------------------------------------------------------------------------------






















  OTHER
 ADVANCES                      CURRENT      CURRENT                  LTM
 (TAXES &        TOTAL         MONTHLY      INTEREST      MAT.       NOI                     LTM        CAP RATE
INSURANCE)      EXPOSURE         P&I          RATE        DATE       DATE      LTM NOI       DSCR       ASSIGNED
----------------------------------------------------------------------------------------------------------------------------------












                        DELINQUENT LOAN STATUS REPORT
                                  EXHIBIT I-2


                                                                VALUE USING       VALUATION/       APPRAISAL,       LESS USING
PROSPECTUS      PROPERTY      PROPERTY                           NOI & CAP       APPRAISAL          BPO, OR        98% APPRAISAL
    ID            NAME          TYPE        CITY      STATE         RATE            DATE         INTERNAL VALUE       OR BPO
----------------------------------------------------------------------------------------------------------------------------------
























                TOTAL APPRAISAL                                                    EXPECTED
ESTIMATED         REDUCTION         TRANSFER       RESOLUTION      FCL START       FCL SALE       WORKOUT
RECOVERY %         REALIZED           DATE            DATE            DATE           DATE         STRATEGY          COMMENTS
----------------------------------------------------------------------------------------------------------------------------------











                                  EXHIBIT I-3
                  FORM OF HISTORICAL LOAN MODIFICATION REPORT









                                     I-3-1

                       HISTORICAL LOAN MODIFICATION REPORT
                                   EXHIBIT 1-3

                                                                               BALANCE WHEN
                                                                                 SENT TO         BALANCE AT THE
                                       MODIFICATION OR       MODIFICATION         SPECIAL        EFFECTIVE DATE
PROSPECTUS ID       CITY      STATE        EST FLAG         EFFECTIVE DATE       SERVICER        OF MODIFICATION        OLD RATE
---------------------------------------------------------------------------------------------------------------------------------














                    [RESTUBBED TABLE CONTINUED FROM ABOVE]





NEW RATE                # OF MONTHS          OLD P & I           NEW P & I            OLD MATURITY
----------------------------------------------------------------------------------------------------













                             HISTORICAL LOAN MODIFICATION REPORT
                                      EXHIBIT 1-3






                                                                                        ESTIMATED
                                      NEW             MONTHS FOR      REALIZED LOSS  INTEREST LOSS TO
PROSPECTUS ID         CITY          MATURITY          MOD CHANGE         TO TRUST         TRUST                COMMENTS
-----------------------------------------------------------------------------------------------------------------------------------























                                  EXHIBIT I-4
                    FORM OF HISTORICAL LOSS ESTIMATE REPORT










                                     I-4-1

                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4

                                                                                           LATEST APPRAISAL
PROSPECTUS                          PROPERTY                               % FEE FROM         OR BROKERS
   ID         PROPERTY NAME           TYPE         CITY        STATE          SALE             OPINION
------------------------------------------------------------------------------------------------------------
















                           [RESTUBBED TABLE CONTINUED FROM ABOVE]

                                           NET AMOUNT          SCHEDULED           TOTAL P&I                            SERVICING
PROSPECTUS  EFFECTIVE                     RECEIVED FROM       BALANCE (AS OF          PAID           TOTAL EXPENSES        FEES
   ID     DATE OF SALE      SALES PRICE       SALE             RESOLUTION)         (ADVANCES)        (OUTSTANDING)       EXPENSE
--------------------------------------------------------------------------------------------------------------------------------





















                        HISTORICAL LOSS ESTIMATE REPORT
                                  EXHIBIT I-4



PROSPECTUS                                 PROPERTY                                            ACTUAL LOSSES
    ID              PROPERTY NAME            TYPE            CITY         NET PROCEEDS         PASSED THROUGH
----------------------------------------------------------------------------------------------------------------












                        [RESTUBBED TABLE CONTINUED FROM ABOVE]

                                                DATE
             DATE LOSS                        MINOR ADJ                               LOSS % OF
PROSPECTUS     PASS         MINOR ADJ TO       PASSED        TOTAL LOSS WITH          SCHEDULED
   ID        THROUGH          TRUST           THROUGH           ADJUSTMENT             BALANCE
-------------------------------------------------------------------------------------------------












                                  EXHIBIT I-5
                           FORM OF REO STATUS REPORT






                                     I-5-1

                                REO STATUS REPORT
                                   EXHIBIT I-5




                                                                                   PAID         ENDING       TOTAL P&I     TOTAL
 PROSPECTUS   PROPERTY      PROPERTY                               SQ FT OR        THRU        SCHEDULED    ADVANCES TO  EXPENSES TO
     ID         NAME          TYPE        CITY          STATE        UNITS         DATE         BALANCE         DATE        DATE
------------------------------------------------------------------------------------------------------------------------------------























                            [RESTUBBED TABLE CONTINUED FROM ABOVE]


 OTHER                                                                                                                   VALUATION
ADVANCES                                                               LTM                                                   /
(TAXES &                                  CURRENT       MATURITY       NOI                         LTM        CAP RATE   APPRAISAL
INSURANCE)          TOTAL EXPOSURE      MONTHLY P&I        DATE        DATE        LTM NOI        DSCR         ASSIGNED     DATE
-----------------------------------------------------------------------------------------------------------------------------------



















                                REO STATUS REPORT
                                  EXHIBIT I-5









                                                           VALUE USING       APPRAISAL/
  PROSPECTUS   PROPERTY      PROPERTY                       NOI & CAP         BPO OR              LOSS USING 91%        ESTIMATED
      ID         NAME           TYPE           CITY             RATE       INTEREST VALUE         APPRAISAL OR BPO      RECOVERY %
-----------------------------------------------------------------------------------------------------------------------------------



















                          [RESTUBBED TABLE CONTINUED FROM ABOVE]





  TOTAL           SPECIAL
APPRAISAL        SERVICING          REO              PENDING
REDUCTION         TRANSFER      ACQUISITION        RESOLUTION
REALIZED           DATE             DATE              DATE                 COMMENTS
----------------------------------------------------------------------------------------------
























                                  EXHIBIT I-6
                           FORM OF WATCH LIST REPORT







                                     I-6-1

                              SERVICER WATCH LIST
                                  EXHIBIT I-6

                                                            ENDING       PAID
PROSPECTUS    PROPERTY      PROPERTY                       SCHEDULED     THRU     MATURITY                 COMMENT/REASON ON WATCH
    ID         NAME          TYPE      CITY      STATE      BALANCE      DATE       DATE      LTM DSCR              LIST
-----------------------------------------------------------------------------------------------------------------------------------















                                EXHIBIT I-7
                  FORM OF OPERATING STATEMENT ANALYSIS REPORT






















                                       I-7-1

AS OF

                      OPERATING STATEMENT ANALYSIS REPORT
                                  EXHIBIT I-7

PROPERTY OVERVIEW:
   PROSPECTUS NUMBER
   SCHED BALANCE/PAID TO DATE
   PROPERTY NAME
   PROPERTY TYPE
   PROPERTY ADDRESS
   CITY, STATE
   NET RENTABLE SQUARE FEET
   YEAR BUILT/RENOVATED
   YEAR OF OPERATIONS              UNDERWRITING         1995       1996         1997         1998 YTD
   OCCUPANCY RATE
   AVERAGE RENTAL RATE


INCOME:

   NO. OF MONTHS ANNUALIZED     UNDERWRITING       1995            1996           1997       # OF MONTHS    1997-BASE     1997-1996
   PERIOD ENDED                    BASIS         NORMALIZED     NORMALIZED     NORMALIZED      1998 YTD     VARIANCE      VARIANCE
   STATEMENT CLASSIFICATION
   RENTAL INCOME - CATEGORY 1
   RENTAL INCOME - CATEGORY 2
   RENTAL INCOME - CATEGORY 3
   PASS THROUGH/ESCALATIONS
   OTHER INCOME

   EFFECTIVE GROSS INCOME
OPERATING EXPENSES:
     REAL ESTATE TAXES
     PROPERTY INSURANCE
     UTILITIES
     GENERAL AND ADMINISTRATION
     REPAIRS AND MAINTENANCE
     MANAGEMENT FEES
     PAYROLL AND BENEFITS
     ADVERTISING AND MARKETING
     PROFESSIONAL FEES
     OTHER EXPENSES
     GROUND RENT

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

     LEASING COMMISSIONS
     TENANT IMPROVEMENTS
     REPLACEMENT RESERVES
     OTHER CAPITAL EXPENSE
TOTAL CAPITAL ITEMS

NOI AFTER CAPITAL ITEMS

DEBT SERVICE (PER SERVICER)
CASH FLOW AFTER DEBT SERVICE

DSCR (NOI/DEBT SERVICE)

DSCR (AFTER RESERVES/CAP EXP)

SOURCE OF FINANCIAL DATA:

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:





                                 EXHIBIT I-8
                      FORM OF NOI ADJUSTMENT WORKSHEET
























                                       I-8-1

AS OF                       NOI ADJUSTMENT WORKSHEET
                                  EXHIBIT I-8

PROPERTY OVERVIEW:
   PROSPECTUS NUMBER
   SCHED BALANCE/PAID TO DATE
   PROPERTY NAME
   PROPERTY TYPE
   PROPERTY ADDRESS
   CITY, STATE
   NET RENTABLE SQUARE FEET
   YEAR BUILT/RENOVATED
   YEAR OF OPERATIONS             BORROWER                   ADJUSTMENT                NORMALIZED
                                  --------                   ----------                ----------
   OCCUPANCY RATE
   AVERAGE RENTAL RATE


INCOME:

   NO. OF MONTHS ANNUALIZED     UNDERWRITING                                              # OF MONTHS
   PERIOD ENDED                    BASIS                     NORMALIZED                     1998 YTD
   ------------                    -----                     ----------                     --------
   STATEMENT CLASSIFICATION
   RENTAL INCOME - CATEGORY 1
   RENTAL INCOME - CATEGORY 2
   RENTAL INCOME - CATEGORY 3
   PASS THROUGH/ESCALATIONS
   OTHER INCOME

   EFFECTIVE GROSS INCOME
OPERATING EXPENSES:
     REAL ESTATE TAXES
     PROPERTY INSURANCE
     UTILITIES
     GENERAL AND ADMINISTRATION
     REPAIRS AND MAINTENANCE
     MANAGEMENT FEES
     PAYROLL AND BENEFITS
     ADVERTISING AND MARKETING
     PROFESSIONAL FEES
     OTHER EXPENSES
     GROUND RENT

TOTAL OPERATING EXPENSES

OPERATING EXPENSE RATIO

NET OPERATING INCOME

     LEASING COMMISSIONS
     TENANT IMPROVEMENTS
     REPLACEMENT RESERVES
     OTHER CAPITAL EXPENSE
TOTAL CAPITAL ITEMS

NOI AFTER CAPITAL ITEMS

DEBT SERVICE (PER SERVICER)
CASH FLOW AFTER DEBT SERVICE

DSCR (NOI/DEBT SERVICE)

DSCR (AFTER RESERVES/CAP EXP)

SOURCE OF FINANCIAL DATA:

INCOME COMMENTS:

EXPENSE COMMENTS:

CAPITAL ITEMS COMMENTS:





                                  EXHIBIT I-9
                         FORM OF CSSA LOAN SET-UP FILE












                                     I-9-1

                        CSSA SET-UP DATA RECORD LAYOUT
                                  EXHIBIT I-9




                                  FIELD
FIELD NAME                        NUMBER       TYPE           FORMAT         DESCRIPTION
------------------------------   --------   ---------   ------------------   ------------------------------------------------
Transaction Id                      1           AN         XXX97001          Unique Issue Identification Mnemonic
Group Id                            2           AN         XXX9701A          Unique Identification Number Assigned To Each
                                                                             Loan Group Within An Issue
Loan Id                             3           AN       00000000012345      Unique Identification Number Assigned To Each
                                                                             Collateral Item In A Pool
Offering Document Loan Id           4           AN           123             Unique Identification Number Assigned To Each
                                                                             Collateral Item In The Prospectus
Original Note Amount                5         Numeric      1000000.00        The Mortgage Loan Balance At Inception Of
                                                                             The Note
Original Term Of Loan               6         Numeric        240             Original Number Of Months Until Maturity Of
                                                                             Loan
Original Amortization Term          7         Numeric        360             Original Number Of Months Loan Amortized
                                                                             Over
Original Note Rate                  8         Numeric       0.095            The Note Rate At Inception Of The Note
Original Payment Rate               9         Numeric       0.095            Original Rate Payment Calculated On
First Loan Payment Due Date        10           AN         YYYYMMDD          First Payment Date On The Mortgage Loan
Grace Days Allowed                 11         Numeric         10             Number Of Days From Due Date Borrower Is
                                                                             Permitted To Remit Payment
Interest Only (Y/N)                12           AN            Y              Y = Yes, N = No
Balloon (Y/N)                      13           AN            Y              Y = Yes, N = No
Interest Rate Type                 14         Numeric         1              1 = Fixed, 2 = Arm, 3 = Step, 9 = Other
Interest Accrual Method Code       15         Numeric         1              1 = 30/360, 2 = Actual/365, 3 = Actual/360,
                                                                             4 = Actual/Actual, 5 = Actual/366, 6 = Simple,
                                                                             7 = 78'S
Interest in Arrears (Y/N)          16           AN            Y              Y = Yes, N = No
Payment Type Code                  17         Numeric         1              See Payment Type Code Legend
Prepayment Lock-out End            18           AN         YYYYMMDD          Date After Which Loan Can Be Prepaid
 Date
Yield Maintenance End Date         19           AN         YYYYMMDD          Date After Which Loan Can Be Prepaid Without
                                                                             Yield Maintenance
Prepayment Premium End             20           AN         YYYYMMDD          Date After Which Loan Can Be Prepaid Without
 Date                                                                        Penalty
Prepayment Terms                   21           AN           Text            Description Of Prepayment Terms (Not To
 Description                                                                 Exceed 50 Characters)
ARM Index Code                     22           AN            A              See Arm Index Code Legend
First Rate Adjustment Date         23           AN         YYYYMMDD          Date Note Rate Originally Changed
First Payment Adjustment           24           AN         YYYYMMDD          Date Payment Originally Changed
 Date
ARM Margin                         25         Numeric        0.025           Rate Added To Index Used In The Determination
                                                                             Of The Gross Interest Rate
Lifetime Rate Cap                  26         Numeric        0.15            Maximum Rate That The Borrower Must Pay On
                                                                             An Arm Loan Per The Loan Agreement
Lifetime Rate Floor                27         Numeric        0.05            Minimum Rate That The Borrower Must Pay On
                                                                             An Arm Loan Per The Loan Agreement
Periodic Rate Increase Limit       28         Numeric        0.02            Maximum Periodic Increase To The Note Rate
                                                                             Allowed Per The Loan Agreement
Periodic Rate Decrease Limit       29         Numeric        0.02            Minimum Periodic Increase To The Note Rate
                                                                             Allowed Per The Loan Agreement
Periodic Payment Adjustment        30         Numeric        0.03            Maximum Periodic Percentage Increase To The
   Max-%                                                                     Borrowers P&I Payment Allowed Per The Loan
                                                                             Agreement

                        CSSA SET-UP DATA RECORD LAYOUT
                                  EXHIBIT I-9

                                      FIELD
FIELD NAME                            NUMBER       TYPE          FORMAT        DESCRIPTION
----------------------------------   --------   ----------   --------------    --------------------------------------------------
Periodic Payment Adjustment            31         Numeric        5000.00       Maximum Periodic Dollar Increase To The
Max-$                                                                          Borrowers P&I Payment Allowed Per The Loan
                                                                               Agreement
Payment Frequency                      32         Numeric           1          1 = Monthly, 3 = Quarterly, 6 = Semi-Annually,
                                                                               12 = Annually
Rate Reset Frequency In                33         Numeric           1          1 = Monthly, 3 = Quarterly, 6 = Semi-Annually,
 Months                                                                        12 = Annually
Payment Reset Frequency In             34         Numeric           1          1 = Monthly, 3 = Quarterly, 6 = Semi-Annually,
 Months                                                                        12 = Annually
Rounding Code                          35         Numeric           1          Rounding Method For Sum Of Index Plus Margin
                                                                               (See Rounding Code Legend)
Rounding Increment                     36         Numeric        0.00125       Used In Conjunction With Rounding Code
Index Look Back In Days                37         Numeric          45          Use Index In Effect X Days Prior To Adjustment
                                                                               Date
Negative Amortization                  38           AN             Y           Yes = Yes, N = No
 Allowed (Y/N)
Max Negam Allowed (% Of                39         Numeric         0.075        Maximum Lifetime Percentage Increase To The
 Orig Balance)                                                                 Original Balance Allowed Per The Loan
                                                                               Agreement
Maximum Negam Allowed ($)              40         Numeric        25000.00      Maximum Lifetime Dollar Increases To The
                                                                               Original Balance Allowed Per The Loan
                                                                               Agreement
Remaining Term At                      41         Numeric          240         Remaining Number Of Months Until Maturity Of
 Securitization                                                                Loan At Cutoff
Remaining Amortized Term               42        Numeric           360         Remaining Number Of Months Loan Amortized
 At Securitization                                                             Over At Cutoff
Maturity Date At                       43          AN            YYYYMMDD      The Scheduled Maturity Date Of The Mortgage
 Securitization                                                                Loan At Securitization
Scheduled Principal Balance            44        Numeric        1000000.00     The Scheduled Principal Balance Of The
 At Securitization                                                             Mortgage Loan At Securitization
Note Rate At Securitization            45        Numeric          0.095        Cutoff Annualized Gross Interest Rate Applicable
                                                                               To The Calculation Of Scheduled Interest
Servicer and Trustee Fee Rate          46        Numeric         0.00025       Cutoff Annualized Fee Paid To The Servicer And
                                                                               Trustee
Fee Rate/Strip Rate 1                  47        Numeric         0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                               Current Note Rate To Determine Net
                                                                               Pass-Through Rate
Fee Rate/Strip Rate 2                  48        Numeric         0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                               Current Note Rate To Determine Net
                                                                               Pass-Through Rate
Fee Rate/Strip Rate 3                  49        Numeric         0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                               Current Note Rate To Determine Net
                                                                               Pass-Through Rate
Fee Rate/Strip Rate 4                  50        Numeric         0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                               Current Note Rate To Determine Net
                                                                               Pass-Through Rate
Fee Rate/Strip Rate 5                  51        Numeric         0.00001       Cutoff Annualized Fee/Strip Netted Against
                                                                               Current Note Rate To Determine Net
                                                                               Pass-Through Rate
Net Rate At Securitization             52        Numeric         0.00001       Cutoff Annualized Interest Rate Applicable To
                                                                               The Calculation Of Remittance Interest
Periodic P&I Payment At                53        Numeric         3000.00       The Periodic Scheduled Principal & Interest
 Securitization                                                                Payment
# Of Properties                        54        Numeric           13          The Number Of Properties Underlying The
                                                                               Mortgage Loan
Property Name                          55          AN             Text         If Number Of Properties is Greater Than 1 Then
                                                                               "Various"
Property Address                       56          AN             Text         If Number Of Properties is Greater Than 1 then
                                                                               "Various"
Property City                          57          AN             Text         If Number Of Properties Is Greater Than 1 then
                                                                               "Various"
Property State                         58          AN             Text         If Number Of Properties Is Greater Than 1 Then
                                                                               "Various"
Property Zip Code                      59          AN             Text         If Number Of Properties Is Greater Than 1 Then
                                                                               "Various"
Property County                        60          AN             Text         If Number Of Properties Is Greater Than 1 Then
                                                                               "Various"

                        CSSA SET-UP DATA RECORD LAYOUT
                                  EXHIBIT I-9

                                  FIELD
FIELD NAME                        NUMBER       TYPE          FORMAT         DESCRIPTION
------------------------------   --------    ---------   ----------------   -----------------------------------------------
Property Type Code                 61           AN             MF           If Number Of Properties Is Greater Than 1 Then
                                                                            "Various" (See Property Type Code Legend)
Net Square Feel At                 62         Numeric        25000          If Number Of Properties Is Greater Than 1 Then
 Securitization                                                             "Various"
# Of Units/Beds/Rooms At           63         Numeric          75           If Number Of Properties Is Greater Than 1 Then
 Securitization                                                             "Various"
Year Built                         64           AN            1990          If Number Of Properties Is Greater Than 1 Then
                                                                            "Various"
NOI At Securitization              65         Numeric      100000.00        Net Operating Income At Securitization
DSCR At Securitization             66         Numeric         2.11          DSCR At Securitization
Appraisal Value At                 67         Numeric      1000000.00       Appraisal Value At Securitization
 Securitization
Appraisal Date At                  68           AN          YYYYMMDD        Appraisal Date At Securitization
 Securitization
Physical Occupancy At              69         Numeric         0.88          Physical Occupancy At Securitization
 Securitization
Revenue At Securitization          70         Numeric      100000.00        Revenue At Securitization
Operating Expenses At              71         Numeric      100000.00        Expenses At Securitization
 Securitization
Securitization Financials As       72           AN          YYYYMMDD        Securitization Financials As Of Date
 Of Date
Recourse (Y/N)                     73           AN             Y            Y = Yes, N = No
Ground Lease (Y/N)                 74           AN             Y            Y = Yes, N = No
Cross-Collateralized Loan          75         Numeric         9(3)          All Loans With The Same Numeric Value Are
 Grouping                                                                   Crossed
Collection Of Escrows (Y/N)        76           AN             Y            Y = Yes, N = No
Collection Of Other Reserves       77           AN             Y            Y = Yes, N = No
 (Y/N)
Lien Position At                   78         Numeric          1            1 = First, 2 = Second
 Securitization

                                 EXHIBIT I-10
                     FORM OF CSSA PERIODIC LOAN UPDATE FILE















                                     I-10-1

      COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                        CSSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                                  Exhibit I-10



SPECIFICATION                   DESCRIPTION/COMMENTS
------------------------------- ------------------------------------------------------------------------------------------------
Acceptable Media Types          Magnetic Tape, Diskette, Electronic Transfer
Character Set                   ASCII
Field Delineation               Comma
Density (Bytes-Per-Inch)        1600 or 6250
Magnetic Tape Label             None (unlabeled)
Magnetic Tape Blocking Factor   10285 (17 records per block)
Physical Media Label            Servicer Name; Data Type (Collection Period Data); Density (Bytes-Per-Inch); Blocking Factor;
                                Record Length
Return Address Label            Required for return of physical media (magnetic tape or diskette)


                                     FIELD                  FORMAT
FIELD NAME                          NUMBER     TYPE         EXAMPLE
----------                         -------- --------- ------------------
Transaction Id                         1        AN         XXX97001
Group Id                               2        AN         XXX9701A
Loan Id                                3        AN      00000000012345
Prospectus Id                          4        AN           123
Distribution Date                      5        AN         YYYYMMDD
Current Beginning Sched Balance        6     Numeric      100000.00
Current Ending Scheduled Balance       7     Numeric      100000.00
Paid To Date                           8        AN        YYYYMMDD
Current Index Rate                     9     Numeric        0.09
Current Note Rate                     10     Numeric        0.09
Maturity Date                         11        AN        YYYYMMDD
Servicer and Trustee Fee Rate         12     Numeric        0.00025
Fee Rate/Strip Rate 1                 13     Numeric        0.00001
Fee Rate/Strip Rate 2                 14     Numeric        0.00001
Fee Rate/Strip Rate 3                 15     Numeric        0.00001
Fee Rate/Strip Rate 4                 16     Numeric        0.00001
Fee Rate/Strip Rate 5                 17     Numeric        0.00001
Net Pass-Through Rate                 18     Numeric        0.0897
Next Index Rate                       19     Numeric        0.09
Next Note Rate                        20     Numeric        0.09
Next Rate Adjustment Date             21        AN        YYYYMMDD
Next Payment Adjustment Date          22        AN        YYYYMMDD



FIELD NAME                         DESCRIPTION/COMMENTS
----------                         ------------------------------------------------------------------------------------
Transaction Id                     Unique Issue Identification Mnemonic
Group Id                           Unique Identification Number Assigned To Each Loan Group Within An Issue
Loan Id                            Unique Identification Number Assigned To Each Collateral Item In A Pool
Prospectus Id                      Unique Identification Number Assigned To Each Collateral Item In The Prospectus
Distribution Date                  Date Payments Made To Certificateholders
Current Beginning Sched Balance    Outstanding Scheduled Principal Balance At The Beginning Of The Current Period
Current Ending Scheduled Balance   Outstanding Scheduled Principal Balance At The End Of The Current Period
Paid To Date                       Due Date Of The Last Interest Payment Received
Current Index Rate                 Index Rate Used In The Determination Of The Current Period Gross Interest Rate
Current Note Rate                  Annualized Gross Rate Applicable To Calculate The Current Period Scheduled Interest
Maturity Date                      Date Collateral Is Scheduled To Make Its Final Payment
Servicer and Trustee Fee Rate      Annualized Fee Paid To The Servicer And Trustee
Fee Rate/Strip Rate 1              Annualized Fee/Strip Netted Against Current Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 2              Annualized Fee/Strip Netted Against Current Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 3              Annualized Fee/Strip Netted Against Current Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 4              Annualized Fee/Strip Netted Against Current Note Rate = Net Pass-Through Rate
Fee Rate/Strip Rate 5              Annualized Fee/Strip Netted Against Current Note Rate = Net Pass-Through Rate
Net Pass-Through Rate              Annualized Interest Rate Applicable To Calculate The Current Period Remittance Int.
Next Index Rate                    Index Rate Used In The Determination Of The Next Period Gross Interest Rate
Next Note Rate                     Annualized Gross Interest Rate Applicable To Calc Of The Next Period Sch. Interest
Next Rate Adjustment Date          Date Note Rate Is Next Scheduled To Change
Next Payment Adjustment Date       Date Scheduled P&I Amount Is Next Scheduled To Change

      COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                        CSSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                                  Exhibit I-10




                                           FIELD               FORMAT
FIELD NAME                                NUMBER     TYPE      EXAMPLE
----------                               -------- --------- ------------
Scheduled Interest Amount                23        Numeric     1000.00
Scheduled Principal Amount               24        Numeric     1000.00
Total Scheduled P&I Due                  25        Numeric     1000.00
Neg am/Deferred Interest Amount          26        Numeric     1000.00
Unscheduled Principal Collections        27        Numeric     1000.00
Other Principal Adjustments              28        Numeric     1000.00
Liquidation/Prepayment Date              29           AN      YYYYMMDD
Prepayment Penalty/Yld Maint Rec'd       30        Numeric     1000.00
Prepayment Interest Excess (Shortfall)   31        Numeric     1000.00
Liquidation/Prepayment Code              32        Numeric          1
Most Recent ASER $                       33        Numeric     1000.00
Most Recent ASER Date                    34           AN      YYYYMMDD
Cumulative ASER $                        35        Numeric     1000.00
Actual Balance                           36        Numeric   100000.00
Total P&I Advance Outstanding            37        Numeric     1000.00
Total T&I Advance Outstanding            38        Numeric     1000.00
Other Expense Advance Outstanding        39        Numeric     1000.00
Status of Loan                           40           AN            1
In Bankruptcy                            41           AN         Y
Foreclosure Date                         42           AN      YYYYMMDD
REO Date                                 43           AN      YYYYMMDD
Bankruptcy Date                          44           AN      YYYYMMDD
Net Proceeds Received on Liquidation     45        Numeric   100000.00
Liquidation Expense                      46        Numeric   100000.00
Realized Loss to Trust                   47        Numeric    10000.00
Date of Last Modification                48           AN      YYYYMMDD
Modification Code                        49        Numeric          1
Modified Note Rate                       50        Numeric        0.09
Modified Payment Rate                    51        Numeric        0.09
Preceding Fiscal Year Revenue            52        Numeric     1000.00
Preceding Fiscal Year Expenses           53        Numeric     1000.00
Preceding Fiscal Year NOI                54        Numeric     1000.00
Preceding Fiscal Year Debt Svc Amt.      55        Numeric     1000.00
Preceding Fiscal Year DSCR               56        Numeric        2.55



FIELD NAME                               DESCRIPTION/COMMENTS
----------                               -----------------------------------------------------------------------------------
Scheduled Interest Amount                Scheduled Gross Interest Payment Due For The Current Period
Scheduled Principal Amount               Scheduled Principal Payment Due For The Current Period
Total Scheduled P&I Due                  Scheduled Principal And Interest Payment Due For The Current Period
Neg am/Deferred Interest Amount          Negative Amortization/Deferred Interest Amount Due For The Current Period
Unscheduled Principal Collections        Unscheduled Payments Of Principal Received During The Related Collection Period
Other Principal Adjustments              Unscheduled Principal Adjustments For The Related Collection Period
Liquidation/Prepayment Date              Date Unscheduled Payment Of Principal Received
Prepayment Penalty/Yld Maint Rec'd       Additional Payment Req'd From Borrower Due To Prepayment Of Loan Prior To Maturity
Prepayment Interest Excess (Shortfall)   Scheduled Gross Interest Applicable To The Prepayment Amount
Liquidation/Prepayment Code              See Liquidation/Prepayment Codes Legend
Most Recent ASER $                       Excess Of The Principal Balance Over The Defined Appraisal Percentage
Most Recent ASER Date                    Date ASER Amount Applied To Loan
Cumulative ASER $                        Cumulative ASER Amount
Actual Balance                           Outstanding Actual Principal Balance At The End Of The Current Period
Total P&I Advance Outstanding            Outstanding P&I Advances At The End Of The Current Period
Total T&I Advance Outstanding            Outstanding Taxes & Insurance Advances At The End Of The Current Period
Other Expense Advance Outstanding        Other Outstanding Advances At The End Of The Current Period
Status of Loan                           See Status Of Loan Legend
In Bankruptcy                            Bankruptcy Status Of Loan (If In Bankruptcy "Y", Else "N")
Foreclosure Date                         Date Of Foreclosure
REO Date                                 Date Of REO
Bankruptcy Date                          Date Of Bankruptcy
Net Proceeds Received on Liquidation     Net Proceeds Rec'd On Liquidation To Be Remitted To The Tr Per The Tr Doc'n
Liquidation Expense                      Expenses Associated With The Liq'n To Be Netted From The Tr Per The Tr Doc'n
Realized Loss to Trust                   Liquidation Balance Less Net Liquidation Proceeds Received
Date of Last Modification                Date Loan Was Modified
Modification Code                        See Modification Codes Legend
Modified Note Rate                       Note Rate Loan Modified To
Modified Payment Rate                    Payment Rate Loan Modified To
Preceding Fiscal Year Revenue            Preceding Fiscal Year Revenue
Preceding Fiscal Year Expenses           Preceding Fiscal Year Expenses
Preceding Fiscal Year NOI                Preceding Fiscal Year Net Op Income
Preceding Fiscal Year Debt Svc Amt.      Preceding Fiscal Year Debt Svc Amount
Preceding Fiscal Year DSCR               Preceding Fiscal Yr Debt Svc Cvrge Ratio

-------
All Financial Update Fields Are Calculated and/or Presented In The Manner Described In The Associated Trust Documentation

      COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                        CSSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                                  Exhibit I-10






                                        FIELD                FORMAT
FIELD NAME                             NUMBER     TYPE      EXAMPLE
----------                            -------- --------- -------------
Preceding Fiscal Yr Physical Occ'y    57        Numeric         0.85
Preceding FY Financial As of Date     58           AN       YYYYMMDD
Second Preceding FY Revenue           59        Numeric      1000.00
Second Preceding FY Expenses          60        Numeric      1000.00
Second Preceding FY NOI               61        Numeric      1000.00
Second Preceding FY Debt Service      62        Numeric      1000.00
Second Preceding FY DSCR              63        Numeric         2.55
Sec Preceding FY Physical Occ'y       64        Numeric         0.85
Sec Preceding FY Finl As of Date      65           AN       YYYYMMDD
Most Recent Fiscal YTD Revenue        66        Numeric      1000.00
Most Recent Fiscal YTD Expenses       67        Numeric      1000.00
Most Recent Fiscal YTD NOI            68        Numeric      1000.00
Most Recent Fiscal YTD Debt Service   69        Numeric      1000.00
Most Recent Fiscal YTD DSCR           70        Numeric         2.55
Most Recent Fiscal YTD Phys. Occ.     71        Numeric         0.85
Most Recent Fiscal YTD Start Date     72           AN       YYYYMMDD
Most Recent Fiscal YTD End Date       73           AN       YYYYMMDD
Most Recent Appraisal Date            74           AN       YYYYMMDD
Most Recent Appraisal Value           75        Numeric    100000.00
Workout Strategy Code                 76        Numeric           1
Most Recent Spec Svc Transfer Date    77           AN       YYYYMMDD
Most Recent Master Svc Return Date    78           AN       YYYYMMDD
Date Asset Expected to Be Resolved    79           AN       YYYYMMDD
Year Last Renovated                   80           AN          1997



FIELD NAME                            DESCRIPTION/COMMENTS
----------                            ------------------------------------------------------------
Preceding Fiscal Yr Physical Occ'y    Preceding Fiscal Year Physical Occupancy
Preceding FY Financial As of Date     Preceding Fiscal Year Financial As Of Date
Second Preceding FY Revenue           Second Preceding Fiscal Year Revenue
Second Preceding FY Expenses          Second Preceding Fiscal Year Expenses
Second Preceding FY NOI               Second Preceding Fiscal Year Net Operating Income
Second Preceding FY Debt Service      Second Preceding Fiscal Year Debt Service
Second Preceding FY DSCR              Second Preceding Fiscal Year Debt Svc Cvrge Ratio
Sec Preceding FY Physical Occ'y       Second Preceding Fiscal Year Physical Occupancy
Sec Preceding FY Finl As of Date      Second Preceding Fiscal Year Financial As Of Date
Most Recent Fiscal YTD Revenue        Most Recent Fiscal Year To Date Revenue
Most Recent Fiscal YTD Expenses       Most Recent Fiscal Year To Date Expenses
Most Recent Fiscal YTD NOI            Most Recent Fiscal Year To Date Net Operating Income
Most Recent Fiscal YTD Debt Service   Most Recent Fiscal Year To Date Debt Service
Most Recent Fiscal YTD DSCR           Most Recent Fiscal Year To Date Debt Service Coverage Ratio
Most Recent Fiscal YTD Phys. Occ.     Most Recent Fiscal Year To Date Physical Occupancy
Most Recent Fiscal YTD Start Date     Most Recent Fiscal Year To Date Start Date
Most Recent Fiscal YTD End Date       Most Recent Fiscal Year To Date End Date
Most Recent Appraisal Date            The Date Of The Latest Available Appraisal For The Property
Most Recent Appraisal Value           The Latest Available Appraisal Value For The Property
Workout Strategy Code                 See Workout Strategy Codes Legend
Most Recent Spec Svc Transfer Date    Date Transferred To The Special Servicer
Most Recent Master Svc Return Date    Date Returned To The Master Servicer
Date Asset Expected to Be Resolved    Date Asset Is Expected To Be Resolved
Year Last Renovated                   Year Property Last Renovated

-------
Most Recent Fiscal YTD Figures Are From The Last Financials Processed By The Servicer Pursuant To The Terms Of The Trust Document, And Cover The Period From The Start Date To The End Date.


NEW FIELDS ADDED:
-----------------
Cap Rate Assigned                    81    Numeric     10      Cap Rate Assigned
FCL Sale Date (Expected or Actual)   82       AN    YYYYMMDD   FCL Sale Date Expected or Actual

      COMMERCIAL REAL ESTATE SECONDARY MARKET SECURITIZATION ASSOCIATION

                        CSSA "LOAN PERIODIC" UPDATE FILE
                              (DATA RECORD LAYOUT)
                                  Exhibit I-10


LIQUIDATION/PREPAYMENT CODE LEGEND                 STATUS OF MORTGAGE LOAN LEGEND                    MODIFICATION CODE LEGEND
-----------------------------------   ---------------------------------------------------------   ------------------------------
 1     Partial Liq'n (Curtailment)     A      Payment Not Received But Still in Grace Period       1     Maturity Date Extension
 2     Payoff Prior To Maturity        B      Late Payment But Less Than 1 Month Delinquent        2     Amortization Change
 3     Disposition                     0      Current                                              3     Principal Write-Off
 4     Repurchase                      1      One Month Delinquent                                 4     Combination
 5     Full Payoff At Maturity         2      Two Months Delinquent
 6     DPO                             3      Three Or More Months Delinquent
 7     Liquidation                     4      Assumed Sched Payment (Performing Matured Ball'n)
                                       7      Foreclosure
                                       9      RED
                                      WORKOUT STRATEGY CODE LEGEND
                                      ---------------------------------------------------------
                                      1      Modification
                                      2      Foreclosure
                                      3      Bankruptcy
                                      4      Extension
                                      5      Note Sale
                                      6      DPO
                                      7      REO
                                      8      Resolved
                                      9      Pending Return to Master Servicer
                                     10      Deed in Lieu Of Foreclosure

                                   EXHIBIT I-11
                          FORM OF CSSA PROPERTY DATA FILE





























































































                                      I-11-1

                            CSSA PROPERTY DATA FILE
                                 EXHIBIT I-11



FIELD NAME                              FIELD NUMBER     TYPE       FORMAL                DESCRIPTION
----------                              ------------     ----       ------                -----------
Transaction ID                             1              AN         XXXK97001           Unique Issue Identification Mnemonic
Loan Id                                    2              AN      00000000012345          Unique Identification Number Assigned to
                                                                                             Each Collateral Item in a Pool
Prospectus Loan ID                         3              AN          123                 Unique Identification Number Assigned to
                                                                                             Each Collateral Item In the Prospectus
Property ID                                4              AN           1001-001           Should contain Prospectus ID and property
                                                                                             identifier, e.g., 1001-001, 1000-002
Distribution Date                          5              AN          YYYYMMDD
Cross-Collateralized Loan Grouping         6             Numeric       9(3)               All Loans With the Same Numeric Value
                                                                                             Are Crossed
Property Name                              7              AN           Text
Property Address                           8              AN           Text
Property City                              9              AN           Text
Property State                            10              AN           Text
Property Zip Code                         11              AN           30303
Property County                           12              AN           Text
Property Type Code                        13              AN            MF
Year Built                                14              AN           YYYY
Year Last Renovated                       15              AN           YYYY
Net Square Feet at Securitization         16            Numeric        25000              RT, IN, WH, OF, MU, SS, OT - SF
# of Units/Beds/Rooms at Securitization   17            Numeric          75               MF, MHP, LO, HC - Units
Property Status                           18              AN              1               1=FL, 2=REO, 3=Defeased, 4=Partial
                                                                                            Releases, 5=Released, 6=Same as at
                                                                                            Securitization
Allocated Percentage of Loan
 at Securitization                        19            Numeric        0.75               Issuer to allocate loan % attributable to
                                                                                            property for multi-property loans
Current Allocated Percentage              20            Numeric        0.75               Calculation based on Current Allocated
                                                                                            Loan Amount and Current SPB for
                                                                                            associated loan
Current Allocated Loan Amount             21            Numeric       5900900             Maintained by servicer
Ground Lease (Y/N)                        22              AN              N               Either Y=Yes, S=Subordinate, N=No ground
                                                                                            lease
Other Escrow / Reserve Balances           23            Numeric        25000
Most Recent Appraisal Date                24              AN          YYYYMMDD
Most Recent Appraised Value               25            Numeric       10000000
Date Asset is Expected to be Resolved     26              AN          YYYYMMDD            Could be different dates for different
                                                                                            properties if foreclosing
Foreclosure Date                          27              AN          YYYYMMDD
REO Date                                  28              AN          YYYYMMDD
Occupancy %                               29            Numeric         0.75              Map to Most Recent Fiscal YTD Physical
                                                                                            Occupancy in CSSA, multiply times
                                                                                            Current Allocated %
Occupancy Date                            30            Numeric       YYYYMMDD
Date Lease Rollover Review                31              AN          YYYYMMDD            Rollover review to be completed every
                                                                                            12 months
% Sq. Feet expiring 1-12 months           32            Numeric         0.20
% Sq. Feet expiring 13-24 months          33            Numeric         0.20
% S1. Feet expiring 25-36 months          34            Numeric         0.20
% Sq. Feet expiring 37-48 months          35            Numeric         0.20
% Sq. Feet expiring 49-60 months          36            Numeric         0.20
Largest Tenant (Tenant Name)              37              AN            Text              For Office, WH, Retail, Industrial,
                                                                                            'Only if disclosed in the offering
                                                                                            document
Square Feet of Largest Tenant             38            Numeric        15000
2nd Largest Tenant (tenant Name)          39              AN            Text              For Office, WH, Retail, Industrial,
                                                                                            'Only if disclosed in the offering
                                                                                            document
Square Feet of 2nd Largest Tenant         40            Numeric        15000.000
3rd largest Tenant (Tenant Name)          41              AN            Text
Square Feet of 3rd  Largest Tenant        42            Numeric        15000
Fiscal Year End Month                     43            Numeric          12               Needed to indicate month ending for
                                                                                            borrower's Fiscal Year
Secruitization Financials As Of Date      44              AN          YYYYMMDD
Revenue at Securitization                 45            Numeric      10000000.00
Operating Expenses at Securitization      46            Numeric      10000000.00
NOI At Securitization                     47            Numeric      10000000.00
DSCR At Securitization                    48            Numeric          15               Multiply times the Allocated % at
                                                                                            Securitization
Appraisal Value At Securitization         49            Numeric      10000000.00
Appraisal Date At Securitization          50              AN          YYYYMMDD
Physical Occupancy At Securitization      51            Numeric                           Multiply times the Allocated % at
                                                                                            Securitization

Date of last Inspection                   52              AN          YYYYMMDD
Preceding FY Financial As Of Date         53              AN          YYYYMMDD
Preceding Fiscal Year Revenue             54            Numeric      10000000.00
Preceding Fiscal Year Expenses            55            Numeric      10000000.00
Preceding Fiscal Year NOI                 56            Numeric      10000000.00
Precdding Fiscal Year Debt Service        57            Numeric      10000000.00
Preceding Fiscal Year DSCR                58            Numeric          13               Multiply times the Allocated % at
                                                                                            Securitization
Preceding Fiscal Year Physical Occupancy  59            Numeric          09               Multiply times the Allocated % at
                                                                                            Securitization
Sec Preceding FY Financial As Of Date     60              AN          YYYYMMDD
Second Preceding FY Revenue               61            Numeric      10000000.00
Second Preceding FY Expenses              62            Numeric      10000000.00
Second Preceding FY NOI                   63            Numeric      10000000.00
Second Preceding FY Debt Service Amt      64            Numeric      10000000.00
Second Preceding FY DSCR                  65            Numeric         1.3
Second Preceding FY Physical Occupancy    66            Numeric         0.90


                                   EXHIBIT J
                  FORM OF PAYMENTS AFTER DETERMINATION REPORT


                            [TO COME FROM TRUSTEE]

                                   EXHIBIT K
           CERTIFICATE OF INSURANCE OF SERVICER AND SPECIAL SERVICER


Aon Financial Services Group, Inc.
A Division of Aon Risk Services
Two World Trade Center
New York, NY 10840


                         Certificate of Insurance
                         ------------------------

Insured: General Electric Company including but not limited to GE Capital Corporation and
                         GE Capital Asset Management Corp.

Insurers:                Zurich Insurance Company

Coverage:                (1) Errors & Omissions for Mortgage Impairment
                         (2) Crime Insurance including employee Dishonesty

Limit of Liability:      $550,000,000 per claim/policy aggregate

Deductible:              (1) $250,000 Errors & Omissions
                         (2) $1,000,000 Fidelity

Policy Number:           DOC 911 2480 00

Policy Period:           June 11, 1996 to June 11, 2001

Cancellation Clause:     This policy noncancellable by Insurer or Insured.


                                        /s/ Gary R. Phillips
                         ------------------------------------------------------
                                      Authorized Representative
                                            Gary R. Phillips

                                  Schedule 1



             SCHEDULE 1
             MORTGAGE LOANS CONTAINING ADDITIONAL DEBT

   LOAN#     LOAN NAME                                    CUT OFF DATE BALANCE
   -----     ---------                                    --------------------
    9100     Patidar Hotel Portfolio                           6,080,000.00
    9529     Washington  Commons                               9,382,148.57
    9691     Clemens Place Apartments                         14,100,000.00
   11839     Pitney Bowes                                      4,394,971.78
   11969     Founders Plaza & Tower 14                        20,833,834.70
   12252     Narberth Hall Apartments                          3,237,860.96
   16393     Lomas Santa Fe Center                             2,483,822.93
   16771     Central Park Mews                                 6,978,073.89
   16814     Timonium Crossing S.C.                            5,596,985.92
   17702     Camino Encinitas Plaza                            3,296,925.79
   17820     240 West 35th Street                              7,996,604.59

                                  Schedule 2



SCHEDULE 2
MORTGAGE LOANS WHICH INITIALLY PAY INTEREST ONLY



                                                                         INTEREST
                                                        GROSS MORTGAGE    ACCRUAL    ADMINISTRATIVE
 LOAN NUMBER  LOAN NAME             CUT-OFF BALANCE          RATE         METHOD           FEE
 -----------  ---------             ---------------     --------------   ---------   --------------
















                                  Schedule 3



        SCHEDULE 3

        MORGTAGE LOANS WITHOUT DEFEASANCE PROVISIONS


Loan#   Loan Name                     Cut Off Date Balance    Prepayment Description     Lockout Period     Freely Callable Period
-----   ---------                     --------------------    ----------------------     --------------     ----------------------
12073   Stoneridge Corporate Park         5,986,156.79         greater than 1% or YM           48                     0


16363   Clarendon Apartments              10,467,141.83        greater than 1% or YM           60                     3


                                  Schedule 4



             SCHEDULE 4
             INTEREST RESERVE LOANS


                                                                                           GROSS       INTEREST
                                                                                         MORTGAGE       ACCRUAL   ADMINISTRATIVE
             LOAN NUMBER     LOAN NAME                                 CUT-OFF BALANCE     RATE         METHOD         FEE
             -----------     ---------                                 ---------------   --------      --------   --------------
1            9556            Victoria Inn Apartments                     4,184,392.31     5.7600%     Actual/360      0.057%
2            11851           Turnpike Shopping Center                    1,793,436.42     5.8400%     Actual/360      0.057%
3            8747            Hamilton Station Apartments                 9,466,781.34     6.0150%     Actual/360      0.057%
4            8722            The Lakes Apartment Complex                 6,377,621.11     6.0150%     Actual/360      0.057%
5            11423           Tropicana Royale Apartments                 4,987,126.66     6.1500%     Actual/360      0.057%
6            11552           Lake Hills Shopping Center                  3,687,541.57     6.1700%     Actual/360      0.057%
7            11260           1630-38 12th Street                         1,938,515.04     6.2100%     Actual/360      0.057%
8            11265           Multi-Media Office                          1,639,515.29     6.2100%     Actual/360      0.057%
9            11272           Fox Hill Park Offices                       1,395,446.43     6.3100%     Actual/360      0.057%
10           11384           Fox Hill Garden Offices                     1,395,446.43     6.3100%     Actual/360      0.057%
11           9424            Brookwood Mobile Home Park                  4,211,360.45     6.3400%     Actual/360      0.057%
12           12252           Narberth Hall Apartments                    3,237,860.97     6.4000%     Actual/360      0.057%
13           11687           Windom Gables Townhomes                     2,343,498.13     6.4000%     Actual/360      0.057%
14           11647           3344 Castle Heights Apartments              1,995,211.18     6.4500%     Actual/360      0.057%
15           16771           Central Park Mews                           6,978,073.89     6.4600%     Actual/360      0.057%
16           11279           The Springs of Scottsdale                   3,491,722.06     6.5000%     Actual/360      0.057%
17           11116           Madison Plaza                               2,633,702.98     6.5500%     Actual/360      0.057%
18           12253           Merion Court Apartments                     2,176,629.82     6.5900%     Actual/360      0.057%
19           12073           Stoneridge Corporate Park                   5,986,156.80     6.6000%     Actual/360      0.057%
20           11997           Kittridge Apartments                        4,087,766.98     6.6500%     Actual/360      0.057%
21           6129            Santa Fe Center                             1,295,673.80     6.6900%     Actual/360      0.057%
22           12074           325 East Main Street                        3,891,331.65     6.7000%     Actual/360      0.057%
23           8673            Meadow Valley & Valley Stream MHP           1,295,014.83     6.7000%     Actual/360      0.057%
24           16464           Stonecrest                                 17,947,054.90     6.7050%     Actual/360      0.057%
25           6131            Southwest Industrial Center                 1,055,045.28     6.7050%     Actual/360      0.057%
26           6019            525 Broadway                                3,446,735.31     6.7400%     Actual/360      0.057%
27           12022           North Village Apartments                    3,991,112.42     6.7500%     Actual/360      0.057%
28           9125            Wyndmoor Garden Apartments                  3,138,435.59     6.7606%     Actual/360      0.057%
29           12257           Yellowstone Shopping Center                 1,798,796.56     6.7750%     Actual/360      0.057%
30           12178           The Drexel Building                         2,891,635.54     6.7800%     Actual/360      0.057%
31           12075           123 East Main Street                        3,492,381.60     6.8000%     Actual/360      0.057%
32           9280            The Arbor Plaza                             2,192,375.45     6.8000%     Actual/360      0.057%
33           9327            Green Countrie Apartments                   2,430,143.29     6.8060%     Actual/360      0.057%
34           9328            Abbey House                                 1,388,653.31     6.8060%     Actual/360      0.057%
35           16363           Clarendon Apartments                       10,467,141.83     6.8125%     Actual/360      0.057%
36           11506           Woodstream Apartments                       4,116,455.03     6.8200%     Actual/360      0.057%
37           11098           Lowden Gardens                              1,767,185.64     6.8200%     Actual/360      0.057%
38           16561           Landmark West Apartments                    4,596,973.85     6.8300%     Actual/360      0.057%
39           9565            Washington Tower                            4,284,147.62     6.8600%     Actual/360      0.057%
40           11868           144 East 44th Street                        3,986,333.66     6.8750%     Actual/360      0.057%
41           8939            Sutter Square Galleria                      4,240,876.43     6.8850%     Actual/360      0.057%
42           9144            Regent Place Apartments                     7,516,100.56     6.9100%     Actual/360      0.057%
43           8548            Hyde Park Office Condominiums               6,083,091.08     6.9300%     Actual/360      0.057%
44           16393           Lomas Santa Fe Center                       2,483,822.90     6.9340%     Actual/360      0.055%
45           16462           South Bay Marketplace                      11,567,888.28     6.9350%     Actual/360      0.057%
46           11639           MAI Chaimson Headquarters                   1,465,783.38     6.9400%     Actual/360      0.057%
47           9056            Highlander Shopping Center                  4,679,984.89     6.9500%     Actual/360      0.057%
48           9291            Airport Thruway Plaza                       5,784,051.28     6.9600%     Actual/360      0.057%
49           11516           Kingsbury Square                            4,977,854.14     6.9600%     Actual/360      0.057%
50           9513            Cohas Brook Shopping Center                 4,275,391.78     6.9600%     Actual/360      0.057%
51           6561            Aborn Shopping Center                       3,986,631.56     6.9900%     Actual/360      0.057%
52           8484            Eden Center                                10,838,384.65     7.0000%     Actual/360      0.057%
53           11102           1509 Glen Avenue Associates                 3,734,276.13     7.0100%     Actual/360      0.057%
54           11162           Pine Beil Portfolio                         2,731,669.14     7.0500%     Actual/360      0.057%
